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INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on July 19, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ARCHSTONE-SMITH OPERATING TRUST
(Exact name of registrant as specified in its charter)

Maryland	6798	90-0042860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Caroline Brower
Executive Vice President and General Counsel
Archstone-Smith Operating Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

J. Warren Gorrell, Jr. Bruce W. Gilchrist David P. Slotkin Hogan & Hartson LLP 555 13th Street, N.W. Washington, D.C. 20004 (202) 637-5600	Adam O. Emmerich David E. Shapiro Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 (212) 403-1000	W. Michael Bond Raymond O. Gietz Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, NY 10153 (212) 310-8000	James J. Hanks, Jr. Venable LLP Two Hopkins Plaza Suite 1800 Baltimore, MD 21201 (410) 244-7500

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

        If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act of 1933 registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee

Series O Preferred Units	27,219,023(1)	$60.75(2)	$1,653,555,647.25(2)	$50,764.16(2)

(1)
Represents the maximum number of Series O preferred units of Archstone-Smith Operating Trust that may be issued to holders of 27,219,023 outstanding Class A-1 common units of Archstone-Smith Operating Trust pursuant to the transactions described herein. Each Series O preferred unit has a stated value of $60.75 per unit. Currently, each Class A-1 common unit is redeemable for, at the option of Archstone-Smith Trust, the sole trustee of Archstone-Smith Operating Trust, either one common share of Archstone-Smith Trust or cash value thereof. Archstone-Smith Trust has filed a definitive proxy statement related to a special meeting of its shareholders pursuant to which it will seek approval of a proposed merger transaction whereby all outstanding common shares will be converted into the right to receive $60.75 per share. In lieu of receiving the Series O preferred units, holders of Class A-1 common units have the right to elect to receive the same cash consideration of $60.75 per Class A-1 common unit.

(2)
Pursuant to Rule 457(f)(2), the registration fee has been calculated based on $60.75 per Series O preferred unit and assuming the issuance of the maximum number of Series O preferred units.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated July 19, 2007

The information in this prospectus/information statement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus/information statement and is not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

ARCHSTONE-SMITH OPERATING TRUST
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112

    •    , 2007

Dear Class A-1 Common Unitholder,

        On May 28, 2007, Archstone-Smith Trust and Archstone-Smith Operating Trust entered into an Agreement and Plan of Merger with affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc. pursuant to which Archstone-Smith Operating Trust and Archstone-Smith Trust, the sole trustee of Archstone-Smith Operating Trust, would each merge with subsidiaries of a joint venture jointly controlled by affiliates of Tishman Speyer Real Estate Venture VII, L.P. and Lehman Brothers Holdings Inc.

        As more fully described in this prospectus/information statement, in connection with the merger of Archstone-Smith Operating Trust, you, as a holder of Class A-1 Common Units, will be entitled to receive, in exchange for your Class A-1 Common Units, one newly issued Series O preferred unit per existing Class A-1 common unit of Archstone-Smith Operating Trust. Alternatively, at your election, you may receive in exchange for your Class A-1 common units (a) $60.75 per unit in cash, without interest and less applicable withholding taxes or (b) a combination of the cash consideration and Series O preferred units. The cash consideration of $60.75 per unit that you are being offered the opportunity to elect to receive is the same per common share consideration that the shareholders of Archstone-Smith Trust will receive in connection with its merger. However, Archstone-Smith Trust's shareholders are not being offered the opportunity to elect to receive the Series O preferred units.

        As a holder of approximately 89.3% of all of our outstanding common units, Archstone-Smith Trust's approval is the only approval of the holders of our common units that is necessary under the merger agreement to approve the mergers and the other transactions contemplated by the merger agreement. Archstone-Smith Trust intends to approve the mergers, which approval is expected to be effective 20 days after the date of this prospectus/information statement. As a result, you are not being asked to vote on either of the mergers, we are not asking you for a proxy and you are requested not to send a proxy pursuant to this prospectus/information statement. You only have the right to make an election with respect to the form of consideration that you will receive in connection with our merger. If you own common shares of Archstone-Smith Trust in addition to being a Class A-1 common unitholder, Archstone-Smith Trust has separately sent to you a proxy statement relating to its merger and its special meeting. In addition, as required by our declaration of trust, we have sent you a copy of the proxy statement relating to Archstone-Smith Trust's merger and its special meeting. However, there will not be any meeting of our unitholders to consider the mergers and the other transactions contemplated by the merger agreement.

        This prospectus/information statement explains the proposed transactions and the election that you have the right to make. It also includes copies of the merger agreement and our annual report on Form 10-K for the year ended December 31, 2006 and our quarterly report on Form 10-Q for the quarter ended March 31, 2007. We encourage you to carefully read them, including all the attachments and annexes, and the other documents that we have filed with the Securities and Exchange Commission that are incorporated by reference into this prospectus/information statement. In particular, you should carefully consider the risk factors that appear in this prospectus/information statement beginning on page 35. We maintain a website at www.archstonesmith.com. The information contained on the website is not part of, or incorporated in, this prospectus/information statement.

        If you do not make, or fail to properly make, an election, you will automatically receive one Series O preferred unit for each Class A-1 common unit that you own and you will not receive any cash consideration. As a result, in order for you to receive any cash consideration for your Class A-1 common units, you must properly complete and return the election form and all necessary attachments, all of which are contained and described in the election form package, which is attached to this prospectus/information statement as Attachment    •    , to    •    by no later than     •    .

        There currently is no public trading market for the Class A-1 common units, and the terms of the Archstone-Smith Operating Trust declaration of trust will prohibit the trading of the Series O preferred units on any securities exchange. If all of the outstanding Class A-1 common unitholders elect to receive the Series O preferred units, it is expected that we will issue an aggregate of up to 27,219,023 Series O preferred units in connection with the Archstone-Smith Operating Trust merger.

        Thank you for your cooperation and continued support.

Sincerely,

R. Scot Sellers Chief Executive Officer Archstone-Smith Operating Trust

        This prospectus/information statement is dated    •    , 2007 and is being mailed to the Class A-1 common unitholders on or about     •    , 2007.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus/information statement or determined if this prospectus/information statement is accurate or complete. Any representation to the contrary is a criminal offense.

        This prospectus/information statement incorporates important business and financial information about the parties that is not included or delivered with this document. This information is available without charge to unitholders upon written or oral request. You can obtain the documents incorporated by reference in this prospectus/information statement by requesting them in writing or by telephone at the following address and telephone number:    •    .

To obtain timely delivery of requested documents prior to the election date, you must request them no later than    •    , 2007, which is five business days prior to the election deadline.

SUMMARY
The Parties to the Mergers
The Mergers
Description of the Series O Preferred Units
The Election
Questions and Answers About the Election, the Series O Preferred Units and Certain Tax Considerations
Questions and Answers About the Mergers
Questions and Answers About General Matters
Ownership of the Operating Trust Following the Mergers
No Fairness Opinion for the Operating Trust Merger
Risks Associated with the Mergers and Investing in the Series O Preferred Units
Interests of Our Trustee and Executive Officers in the Mergers
Material United States Federal Income Tax Considerations
No Solicitation of Transactions
Conditions to the Mergers
Termination of the Merger Agreement
Termination Fee and Expenses
Financing
Guarantee and Remedies
Selected Unaudited Pro Forma Financial Data of Archstone-Smith Operating Trust
Ratio of Earnings to Combined Fixed Charges and Preferred Distributions
Regulatory Approvals
Litigation Relating to the Mergers
Deregistration of Class A-1 Common Units
RISK FACTORS
Risks Related to the Series O Preferred Units and Our Structure After the Mergers
The Series O preferred units will have materially different rights than your Class A-1 common units.
There is no guarantee of distributions on the Series O preferred units and any distributions that Series O preferred unitholders may receive will be limited.
We may not be able to satisfy our obligation to redeem the Series O preferred units and our tax protection payment obligations in connection with certain redemption events.
We have the right to redeem all of the Series O preferred units outstanding without your consent from and after the fifth anniversary of the operating trust merger.
Series O preferred units do not and will not have a trading market and have restrictions on transferability.
Series O preferred units constitute passive investments in the operating trust and you will have no management rights or control over our business or right to replace our sole trustee and will have limited governance rights, with MergerCo and its affiliates controlling substantially all matters.
The termination of registration of our Class A-1 common units under the Exchange Act would substantially reduce the information required to be publicly furnished by us and would make certain provisions of the Exchange Act no longer applicable to us.
No assurances can be made regarding the properties that we will own upon completion of the mergers or thereafter.

i

TS Fund VII and Lehman Brothers and their affiliates have outside activities that will conflict with our interests and those of the Series O preferred unitholders.
Limitation of liability and indemnification of MergerCo and affiliates.
Risks Related to Financings and Our Indebtedness
We will have significant debt and may not be able to make the required payments on such debt.
We may not be able to repay or refinance our debt when it comes due.
Despite our significant leverage, we may be able to incur more indebtedness, which could further exacerbate the risks described above.
Risks Related to the Mergers
There may be unexpected delays in the consummation of the mergers, which would delay the receipt by the Class A-1 common unitholders of either the cash consideration or the Series O preferred units.
Pending and future lawsuits may adversely affect our and the buyer parties' ability to consummate the mergers.
If the mergers do not occur, we may incur payment obligations to Parent and the company's share price, and accordingly the value of the Class A-1 common units, may decline.
The termination fee may discourage other interested parties from trying to acquire us.
Certain of our executive officers and the company's trustees may have interests in the mergers that are different from, or in addition to, the interests of the Class A-1 common unitholders generally.
Risks Related to Our Business and Real Estate Investments
We have restrictions on the sale of certain properties even if the sale of one or more such properties may be prudent or in our best interest.
We depend on our key personnel.
Because Archstone will not be publicly traded, we may not have access to public equity and debt capital.
Our properties could be subject to acts of terrorism.
We are subject to risks inherent in ownership of real estate.
Real estate investments are relatively illiquid and we may not be able to recover our investments.
Compliance with and changes of laws and regulatory requirements may be costly.
Costs associated with moisture infiltration and resulting mold remediation may be costly.
We are subject to losses that may not be covered by insurance, which could harm our operating results.
We have a concentration of investments in certain markets, subjecting us to increased exposure from changes in economic conditions in those markets.
Our business is subject to extensive competition.
Tax Risks
The receipt of cash merger consideration will be taxable for federal income tax consequences and you could recognize tax gain or have tax liability in excess of the cash merger consideration received.
The conversion of existing units into Series O preferred units could cause you to recognize gain for federal income tax purposes.
You will be allocated taxable income and gain of the operating trust through the date of the operating trust merger and you will not receive any additional distributions attributable to that income.
You will be allocated taxable gain of the operating trust with respect to sales of assets by the operating trust following the date of the operating trust merger but will not receive any additional distributions attributable to that income.
The operating trust may not be able to satisfy its tax indemnification obligations to holders of Series O preferred units.

Specific transactions or tax elections may cause you to recognize gain or otherwise affect your investment.
You may not be able to perpetuate existing guarantee arrangements, creating the potential for recapture of negative capital account or at-risk recapture.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THE PARTIES TO THE MERGERS
THE MERGERS
General Description of the Mergers
Background of the Mergers
Reasons for the Mergers
Reasons Against the Mergers
Conclusion of Archstone-Smith Trust's Board of Trustees Concerning the Mergers
No Fairness Opinion for the Operating Trust Merger
No Recommendation Regarding the Election
Financing
Guarantee and Remedies
Interests of Our Trustees and Executive Officers in the Mergers
Trustee and Executive Officer Indemnification Insurance
Regulatory Approvals
Litigation Relating to the Mergers
Deregistration of Class A-1 Common Units
THE ELECTION
General
Receipt of Series O Preferred Units
Election to Receive Cash Consideration
Partial Elections
Revocation or Failure to Make Election
Tax Protection Release
THE MERGER AGREEMENT
Structure
Effective Times and Closing
Organizational Documents
Trustees and Officers
Treatment of Common Shares and Series I Preferred Shares
Treatment of Share Options, Restricted Share Units, Dividend Equivalent Units, Phantom Common Shares, Performance Units and Share Appreciation Rights
Treatment of Archstone-Smith Operating Trust Units
Treatment of Operating Trust MergerSub Units or Shares of Beneficial Interest
No Further Ownership Rights
Exchange and Payment Procedures
Representations and Warranties
Conduct of Our Business Pending the Mergers
No Solicitation of Transactions
Employee Benefits
Pre-Closing Transactions
Agreement to Take Further Action
Conditions to the Mergers
Termination
Termination Fee and Expenses
Amendment and Waiver

DESCRIPTION OF NEW DECLARATION OF TRUST OF ARCHSTONE-SMITH OPERATING TRUST AFTER THE MERGERS
Capitalization
The Series O Preferred Units
Archstone-Smith Operating Trust
DESCRIPTION OF THE SERIES O PREFERRED UNITS
Distributions
Liquidation Preference
Ranking
Allocations
Redemption Rights
Debt to Assets Ratio Provisions
Voting Rights
COMPARISON OF RIGHTS OF CLASS A-1 COMMON UNITHOLDERS AND SERIES O PREFERRED UNITHOLDERS
Capitalization
Issuance of Additional Units
Distributions
Liquidation Preference
Ranking
Conversion; Redemption
Debt to Asset Ratio Provisions
Sale of Substantially All of Our Assets
Amendment of Declaration of Trust
Other Voting Rights
Meetings
Tax Protection Indemnification
Management
Outside Activities of Sole Trustee
Transactions with Affiliates
Transfers
Indemnification of Trustee and Certain Related Persons
Financial Statements and Reports
COMPARISON OF PREFERRED UNITHOLDERS RIGHTS
Series M Preferred Unit
Series N-1 and N-2 Preferred Units
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The Election
Treatment of Class A-1 Unitholders Receiving Cash
Treatment of Unitholders that Receive Series O Preferred Units
ARCHSTONE-SMITH OPERATING TRUST AFTER THE MERGERS
Business and Management
Employees
Competition
Properties
Policies
Trustees and Officers After the Mergers
Other Compensation Features
Related Party Transactions
Corporate Governance

ACCOUNTING TREATMENT
DISSENTERS' RIGHTS OF APPRAISAL
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Ownership of Our Common Units
Ownership of the Company's Common Shares
LEGAL MATTERS
EXPERTS
INCORPORATION BY REFERENCE
WHERE YOU CAN FIND MORE INFORMATION
INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Archstone-Smith Operating Trust Pro Forma Condensed Consolidated Financial Statements, (Unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007 (Unaudited)
Notes to Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the three months ended March 31, 2007 (Unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2006 (Unaudited)
Notes to Pro Forma Condensed Consolidated Statements of Operations (Unaudited)
ANNEXES

Agreement and Plan of Merger dated as of May 28, 2007, among Archstone-Smith Trust, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP, and River Trust Acquisition (MD), LLC
Form of Declaration of Trust of Archstone-Smith Operating Trust After the Archstone-Smith Operating Trust Merger
Form of Designation of the Rights and Preferences, Redemption and Other Rights, Voting Powers, Restrictions, and Limitations as to Series O Preferred Units
Maryland General Corporation Law—Title 3. Corporations in General—Extraordinary Actions. Subtitle 2. Rights of Objecting Stockholders

v

SUMMARY

        This summary highlights only selected information from this prospectus/information statement and some questions that you may have regarding (1) the merger of River Trust Acquisition (MD), LLC with and into Archstone-Smith Operating Trust, which we refer to as the "operating trust merger," (2) the merger of Archstone-Smith Trust with and into a Maryland corporation that will be formed and wholly owned by River Holding, LP and its affiliates prior to the mergers, which we refer to as the "company merger," (3) your right, as a holder of Class A-1 common units of Archstone-Smith Operating Trust, or the "Class A-1 common units," to receive for your Class A-1 common units, one newly issued Series O preferred unit, which we refer to as the "Series O preferred units," per existing Class A-1 common unit, and (4) the election, which we refer to as the "election," that holders of Class A-1 common units have the right to make in connection with the operating trust merger in order to receive, for their Class A-1 common units, (a) $60.75 per unit in cash, without interest and less applicable withholding taxes, which we refer to as the "cash consideration," or (b) a combination of the cash consideration and newly issued Series O preferred units, all pursuant to the Agreement and Plan of Merger dated as of May 28, 2007, among Archstone-Smith Trust, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP and River Trust Acquisition (MD), LLC, which we refer to as "the merger agreement." In this prospectus/information statement, we refer to holders of Class A-1 common units as "Class A-1 common unitholders" or "Class A-1 unitholders" and use the term the "mergers" to refer to both the company merger and the operating trust merger. River Holding, LP has indicated that it intends to cause the newly formed Maryland corporation into and with which Archstone-Smith Trust will merge to qualify as a real estate investment trust for United States federal tax purposes.

        This summary section does not contain all of the information about the election, the terms of the Series O preferred units, the mergers and the related transactions contemplated by the merger agreement that is important to you. As a result, to understand the election, the terms of the Series O preferred units, the mergers and the related transactions more fully, and for a more complete description of the procedures for making the election and the legal terms of the mergers and the related transactions, you should read carefully this prospectus/information statement in its entirety, including the annexes, attachments and the other documents to which we have referred you or that we have incorporated by reference herein, including the merger agreement, attached as Annex A, the form of new declaration of trust of the operating trust that will be adopted at the time of the operating trust merger, which we refer to as the "new declaration of trust," attached as Annex B, the form of Designation of the Rights and Preferences, Redemption and Other Rights, Voting Powers, Restrictions, and Limitations as to Series O preferred units, which we refer to as the "terms of the Series O preferred units," attached as Annex C, and the "election form package" related to the election, attached as Attachment A. Our use of the term "new declaration of trust" is deemed to include the terms of the Series I, O, P, Q-1 and Q-2 preferred units to be issued in the operating trust merger. Each applicable item in this summary includes a page reference directing you to a more complete description of that item in this prospectus/information statement.

The Parties to the Mergers (page 50)

Archstone-Smith Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        Archstone-Smith Trust, which we refer to as "our company," "the company," "Archstone-Smith Trust" or "Archstone," is a Maryland real estate investment trust that focuses on apartment investment and operations and is one of the largest fully integrated, self-managed, publicly-traded real estate investment trusts, or "REITs," in the United States. The company's portfolio is concentrated in key markets in the United States: the Washington, D.C. metropolitan area; southern California; the San Francisco Bay Area; the New York metropolitan area; the Seattle metropolitan area; and the Boston metropolitan area. As of March 31, 2007, the company owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction. The company's common shares are listed on the New York Stock Exchange under the symbol "ASN."

Archstone-Smith Operating Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        Archstone-Smith Operating Trust, which we refer to as the "we," "us," "our," "the operating trust" or "our operating trust," is a Maryland real estate investment trust that is classified as a partnership for federal income tax purposes through which the company owns substantially all of its assets and conducts substantially all of its businesses. The company is the sole trustee of the operating trust and owned approximately 89.3% of our outstanding common units as of June 30, 2007. Where appropriate, the terms "we," "us" or "our" refer to both Archstone-Smith Trust and Archstone-Smith Operating Trust. For additional information about us and our business, see "Where You Can Find More Information" on page 163.

River Holding, LP
c/o Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        River Holding, LP, which we refer to as "Parent," is a Delaware limited partnership newly formed by Tishman Speyer Real Estate Venture VII, L.P., which we refer to as "TS Fund VII" or "Tishman Speyer," in connection with the mergers. We have been advised by Tishman Speyer that Parent will be jointly controlled by affiliates of TS Fund VII and Lehman Brothers Holdings Inc., which we refer to as "Lehman Brothers."

        Tishman Speyer Properties, an affiliate of Tishman Speyer, is one of the leading owners, developers, operators, and fund managers of first-class real estate in the world. Since 1978, Tishman Speyer Properties has acquired, developed and operated more than 230 properties totaling over 100 million square feet and over 14,000 residential units, and manages a property portfolio in excess of $40.0 billion in total value across the United States, Europe, Latin America and Asia, including signature properties such as New York's Rockefeller Center and the Chrysler Center, Berlin's Sony Center and Torre Norte in São Paolo, Brazil. Tishman Speyer's principal executive offices are located at 45 Rockefeller Plaza, New York, New York 10111 and its telephone number is (212) 715-0300.

        Lehman Brothers is a global financial services firm maintaining leadership positions in equity and fixed income sales, trading and research, investment banking services, private investment management, asset management and private equity. The firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world. The New York headquarters are located at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 526-7000.

River Acquisition (MD), LP
c/o Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        River Acquisition (MD), LP, which we refer to as "MergerCo," is a newly formed Maryland limited partnership and wholly owned subsidiary of Parent. MergerCo was formed by Parent in connection with the mergers.

        MergerCo has informed us that it intends to assign its rights under the merger agreement to a newly formed Maryland corporation that intends to qualify as a REIT prior to the closing of the mergers. References to MergerCo after this assignment refer to the newly formed REIT.

River Trust Acquisition (MD), LLC
c/o Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        River Trust Acquisition (MD), LLC, which we refer to as "Operating Trust MergerSub," is a newly formed Maryland limited liability company and a wholly owned subsidiary of MergerCo. Operating Trust MergerSub was formed by Parent in connection with the mergers. We refer to Parent, MergerCo, and Operating Trust MergerSub in this registration statement, collectively as the "buyer parties."

The Mergers (page 52)

        On the closing date of the mergers, the following transactions will occur:

  •
  Operating Trust MergerSub will merge with and into the operating trust, with the operating trust surviving the operating trust merger and continuing to exist as the "surviving operating trust";

  •
  immediately after the operating trust merger effective time, the buyer parties intend to cause the operating trust to distribute to the company a portfolio of assets valued at approximately $9.1 billion (based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007); and

  •
  following the distribution of such properties, the company will merge with and into MergerCo, with MergerCo continuing as the "surviving entity."

        Immediately after the consummation of the mergers, Parent, together with other affiliates of Tishman Speyer and Lehman Brothers, will own, directly or indirectly, assets previously owned by Archstone-Smith Trust, substantially all of which are the common units in the operating trust. The operating trust merger will become effective under all applicable laws at such time as the articles of merger relating to the operating trust merger are accepted for record by the State Department of Assessments and Taxation of the State of Maryland, which we refer to as "SDAT," or such later time that the parties to the merger agreement agree upon and designate in such documents as being the effective time of the operating trust merger (but such date will not be more than 30 days after the date of acceptance for record of such articles of merger by SDAT). We refer to this time as the "operating trust merger effective time."

        The company merger will become effective under all applicable laws at such time as the articles of merger relating to the company merger are accepted for record by SDAT or such later time that the parties to the merger agreement agree upon and designate in such documents as being the effective time of the company merger (but such date will not be more than 30 days after the date of acceptance for record of such articles of merger by SDAT or prior to the operating trust merger effective time). We refer to this time as the "company merger effective time."

Description of the Series O Preferred Units (page 108)

        The following is a summary of certain material terms of the Series O preferred units. This summary is not intended to be a complete summary of the material terms. For a more detailed summary, you should read carefully the sections entitled "Description of the Series O Preferred Units" on page 108," Description of the New Declaration of Trust After the Mergers" on page 105 and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" on page 114 of this prospectus/information statement for additional important information and discussion regarding the terms of the Series O preferred units and the rights of any holder thereof under our governing documents after the mergers.

  •
  Stated Value.  Each Series O preferred unit will have a stated value of $60.75 per unit.

  •
  Distributions.  Holders of Series O preferred units will be entitled to receive, out of available cash, cumulative preferential distributions payable in cash quarterly at a stated annual rate of 6% times the stated value or, if less, the cumulative income allocable to holders of Series O preferred units from the time of the operating trust merger to the time of determination. The preferential distribution rate will increase to a stated annual rate of 8% during any period when the ratio of "total debt" (as defined in the terms of the Series O preferred units) to "total asset value" (as defined in the terms of the Series O preferred units) exceeds 0.85 to 1.0 following the incurrence of certain additional indebtedness. No interest will be payable in respect of any distribution payment or payments on Series O preferred units which may be in arrears but any distributions that are due but unpaid will accumulate and compound quarterly at the applicable stated distribution rate.

  •
  No distributions on common units during distribution arrearage.  We will not be permitted to pay any distributions on, or redeem or otherwise acquire, our common units unless all accumulated and unpaid distributions on all outstanding Series O preferred units through the then current distribution period (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units) have been paid in full, or have been declared and sufficient funds set aside for payment thereof and all amounts payable with respect to notices of redemption of Series O preferred units previously delivered to us have been paid in full or sufficient funds have been set aside for payment thereof. Under certain circumstances, even if the cumulative amount of distributions paid on the Series O preferred units is less than the full amount that has accrued at the stated distribution rate, we will be permitted to make distributions on the Class A-2 common units or other junior units.

  •
  Liquidation preference.  Upon the liquidation of the operating trust, prior to any distributions to holders of any of our units that rank junior to the Series O preferred units, the holders of Series O preferred units will be entitled to receive a liquidation preference of $60.75 per Series O preferred unit plus any accumulated and unpaid distributions as accumulated to the date of final distribution to such holders (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units); but such holders will not be entitled to any further payment. If the proceeds of liquidation remaining after payment of the debts of the operating trust and satisfaction of the preferences of any class or series of our units ranking senior to the Series O preferred units are insufficient to pay the liquidation preference on all outstanding Series O preferred units and the liquidation preferences of the Series I, P, Q-1, and Q-2 preferred units and any other class or series ranking on par with the Series O preferred units, such remaining proceeds will be distributed among the holders of the

    Series O preferred units and any other class or series of our units ranking on par with Series O preferred units ratably, based upon the amounts of their respective liquidation preferences.

  •
  Redemption at holder's option.  Beginning on the fifth anniversary of the operating trust merger (or upon the earlier death of a unitholder), Series O preferred unitholders will have the right to request that we redeem any or all of their Series O preferred units at a redemption price equal to $60.75 per unit plus any accumulated and unpaid distributions through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units), subject to a limitation that we are not required to redeem more than one-third of the Series O preferred units outstanding immediately following the mergers in any twelve month period. The notice and other requirements for and limitations on redemption at a holders' option are described in the section entitled "Description of the Series O Preferred Units—Redemption Rights." In addition, in the event that, prior to January 1, 2022, we make or propose to make any distributions on the common units (or other junior units) at a time when the ratio of total debt to total asset value is or would be greater than 0.85 to 1.0 or within 60 days before incurring certain new debt that causes the ratio to exceed that level, Series O preferred unitholders will have the right to request that we redeem any or all of their Series O preferred units at a redemption price equal to $60.75 per unit plus any accumulated and unpaid distributions through the redemption date (subject to the cumulative amount of income allocated to the holders of the Series O preferred units, as described elsewhere) plus, any amounts that would be payable under a holder's tax protection agreements.

  •
  Redemption at our option.  We will be entitled to redeem all of the Series O preferred units beginning on the fifth anniversary of the operating trust merger, at a redemption price equal to their stated value plus all accumulated and unpaid distributions through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units), plus any amounts that would be payable under the holders' tax protection agreements.

  •
  Ranking.  The Series O preferred units will rank on par with the Series I, P, Q-1, and Q-2 preferred units and senior to all units in existence on the date of the merger agreement, other than Series I units, and all units and interests issued after the date of the merger agreement in the payment of distributions and upon dissolution, liquidation, or winding up. So long as there are Series O preferred units with at least $10 million in aggregate liquidation preference outstanding, we will not be entitled to issue any units ranking senior to or on par with the Series O preferred units, without the approval of holders of at least 66 2/3% of the outstanding Series O preferred units. This requirement is subject to certain exceptions described under "Description of the Series O Preferred Units—Voting Rights."

  •
  Voting rights.  The Series O preferred units will not have any voting rights except for certain approval rights, for so long as there are Series O preferred units with at least $10 million in aggregate liquidation preference outstanding, in connection with our issuance of additional Series O preferred units (other than pursuant to the terms of the Series Q-1 and Q-2 preferred units), issuance of new units ranking on par with or senior to the Series O preferred units, amendments to the terms of the Series O preferred units, through merger or otherwise, that are materially adverse to the rights or preferences of the Series O preferred units, and amendments of certain other specified provisions of our declaration of trust.

The Election (page 79)

        This prospectus/information statement is being provided to you as a holder of our Class A-1 common units in connection with the election. Pursuant to the merger agreement, in connection with the operating trust merger, each Class A-1 common unit issued and outstanding immediately prior to the operating trust merger effective time (other than units held by holders who have properly exercised and perfected appraisal rights, if any, under Maryland law) will automatically be converted into the right to receive one Series O preferred unit. Alternatively, in lieu of receiving the Series O preferred units, a holder of such Class A-1 common unit may elect to receive:

  •
  for each Class A-1 common unit, the same cash consideration of $60.75 that the company's common shareholders are entitled to receive in connection with the company merger for each common share, without interest and less applicable withholding taxes; or

  •
  a combination of the cash consideration and Series O preferred units.

        Enclosed with this prospectus/information statement as Attachment A is an election form package that contains the form, transmittal materials and other documents necessary in connection with making the election, which we refer to collectively as the "election form package." You will need to sign, date and complete the materials contained in the election form package and submit them to    •    at the address given in the election form package by 5:00 P.M. New York City Time, on    •    ,    •    , 2007, which we refer to as "the election deadline." You may revoke any properly completed and timely delivered election form at any time prior to the election deadline by submitting to    •    a completed and executed revocation of election form, which is included in the election form package. Any effective election properly revoked will be deemed not to have been validly made, and you must properly complete and execute a new election form and return it prior to the election deadline in order to make a new valid election.

        You may only elect to receive cash consideration, in whole or in part, if pursuant to your election you agree to release the company, us and its and our subsidiaries, the buyer parties, the guarantors (as defined in this prospectus/information statement) and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, agents or representatives of the buyer parties or the guarantors from any claims under any tax protection agreement with respect to which you are a beneficiary or a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) with respect to any gain that is recognized as a result of your election to receive the cash consideration for your Class A-1 common units. This release form is included in the election form package.

        If you make no election or fail to properly make the election pursuant to the procedures set forth in this prospectus/information statement and the election form package, or if you revoke your election form and do not submit a new election form prior to the election deadline, you will automatically receive one Series O preferred unit for each Class A-1 common unit that you own immediately prior to the operating trust merger effective time and you will not receive any cash consideration for your Class A-1 common units.

Questions and Answers About the Election, the Series O Preferred Units and Certain Tax Considerations

Q:    What is the proposed transaction?

A:
The proposed transaction is the acquisition of the company by Parent and its affiliates pursuant to the terms and conditions set forth in the merger agreement. If the company's shareholders vote to approve the company merger and the other transactions contemplated by the merger agreement, and the other closing conditions under the merger agreement are satisfied or waived, Operating Trust MergerSub will merge with and into the operating trust, with the operating trust surviving. Immediately after the operating trust merger effective time, the company will merge with and into MergerCo, with MergerCo surviving the company merger and Parent and its affiliates owning all of the outstanding common shares of MergerCo. These transactions are expected to occur on the same date. For additional information about the mergers, please review the merger agreement attached to this prospectus/information statement as Annex A and incorporated by reference into this prospectus/information statement. We encourage you to read the merger agreement carefully and in its entirety, as it is the principal document governing the mergers.

Q:    Why am I receiving this prospectus/information statement?

A:
This prospectus/information statement is being provided to you to inform you of an important choice you need to make in connection with the election and to provide you with important information regarding the election, the terms of the Series O preferred units and the proposed mergers pursuant to the merger agreement.

Q:    What will I receive in the operating trust merger?

A:
In connection with the operating trust merger, you, as a Class A-1 common unitholder, will automatically be entitled to receive, for each Class A-1 common unit that you own, one newly issued Series O preferred unit. Alternatively, you have the right to elect to receive (a) $60.75 per unit in cash, without interest and less applicable withholding taxes or (b) a combination of the cash consideration and Series O preferred units. The cash consideration of $60.75 per Class A-1 common unit that you are being offered the opportunity to elect to receive is the same per common share consideration that the shareholders of the company will receive in connection with the company merger. However, the company's common shareholders are not being offered the opportunity to elect to receive the Series O preferred units. In order for you to receive any cash consideration for your Class A-1 common units, you must timely deliver a properly completed and executed election form, that is not revoked, accompanied by all necessary attachments, including the tax protection release, all as described below.

Q:    How do I specify whether I want to receive cash or Series O preferred units as consideration in connection with the operating trust merger?

A:
The terms and conditions of the election, as well as instructions related to the procedures and conditions for making the election, are described in detail in the election form package, attached as Attachment A to this prospectus/information statement. You should carefully read and follow the instructions contained in the election form package.

Q.    What is the deadline for making the election?

A.
The deadline for submitting your properly completed and executed election form, accompanied by all necessary attachments, to    •    at the address given in the election form package, is 5:00 P.M. New York City Time, on    •    ,    •    , 2007. If    •    has not received your properly completed and executed election form, accompanied by all necessary attachments, or if you have revoked a previously submitted election that was properly completed and executed but    •    has not

  received from you a new properly completed and executed election form, accompanied by all necessary attachments, on or before the election deadline, you will be entitled to receive only the Series O preferred units for all of the Class A-1 common units that you hold. The reasonable determination of Parent, after consultation with the company, shall be binding as to whether elections to receive the cash consideration have been properly made or revoked.

Q.    How do I elect to receive the cash consideration for my Class A-1 common units?

A.
In order to elect to receive any cash consideration for your Class A-1 common units, you must properly complete, execute and return the documents described below, in accordance with the instructions in the election form package included as Attachment A, by the election deadline:

•
complete the election form according to the instructions provided in the election form package (if you are a married individual, your spouse may be required to sign the spousal consent to the election), including specifying the number of Class A-1 common units, if less than all, for which you are electing to receive the cash consideration;

•
if you are a U.S. person, complete and sign the Substitute Form W-9 (Attachment     •     to the election form), or if you are not a U.S. person for U.S. federal income tax purposes, request from us, and complete, sign and return an appropriate Form W-8;

•
if you are a U.S. person, complete and sign the FIRPTA certificate (Attachment     •     to the election form for individuals and Attachment     •     to the election form for entities); and

•
complete and sign a release, which we refer to as the "tax protection release," to release the company, us and its and our subsidiaries, the buyer parties, the guarantors and its, our and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, or agents or representatives of the buyer parties or the guarantors from any claims under any tax protection agreement with respect to which you are a beneficiary or a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) with respect to any gain that is recognized with respect to your Class A-1 common units for which you are electing to receive the cash consideration as a result of your receipt of the cash consideration, subject to certain exceptions (Attachment     •    to the election form).

  To avoid possible FIRPTA withholding tax and to ensure proper back-up withholding, if applicable, from the payment of the cash consideration, you will need to complete, sign and return to     •    , the Substitute Form W-9 and FIRPTA certificate (Attachments     •    and    •    or    •     to the election form, respectively) that are attached to the election form included in the election form package. Otherwise, the cash consideration minus any required tax withholding will be paid to you by the paying agent as soon as practicable after the operating trust merger effective time. Registered mail with return receipt requested or overnight delivery by a nationally recognized overnight courier service is recommended. In all cases, sufficient time should be allowed to ensure delivery.

  Instructions for returning the election form and any necessary attachments are in the section entitled "Instructions for Return of Completed Election Forms and Necessary Attachments" in the election form package.

  Each of the forms described above, including the tax protection release, must actually be received by    •    on or before the election deadline, as more fully described in the election form package, in order for you to receive any cash consideration. If you do not make a timely, valid election as provided in the election form package by the election deadline, you will only be entitled to receive, for each Class A-1 common unit, one Series O preferred unit only and you will not be entitled to receive any cash consideration.

Q:    What do I need to do to receive Series O preferred units in the operating trust merger?

A.
If you wish to receive only Series O preferred units for your Class A-1 common units, you may, but are not required to, complete, execute and return the documents included in the election form package by the election deadline. If you do not submit a properly completed election form prior to the election deadline, you will automatically receive Series O preferred units in the operating trust merger in exchange for your Class A-1 common units.

Q:    What happens if I fail to make a timely, valid election?

A.
Class A-1 common unitholders who do not make a timely, valid election as provided in the election form package will receive one Series O preferred unit for each Class A-1 common unit that they own and will not be entitled to receive any cash consideration.

Q:    Can I elect to receive a combination of cash and Series O preferred units?

A.
Yes. Partial or combination elections are permitted. In order to receive cash consideration with respect to some but not all of your Class A-1 common units, you must specify the number of whole Class A-1 common units for which you are electing to receive the cash consideration. You cannot elect to receive fractional Series O preferred units or cash consideration for less than a whole number of Class A-1 common units. If you do not clearly specify the allocation, even if you otherwise properly complete, execute and return the election form and all necessary attachments (including the tax protection release) by the election deadline, you will only be entitled to receive the Series O preferred units for all of your Class A-1 common units. As a result, if you wish to receive any cash consideration, it is very important that you specify your allocation when you timely return a properly completed and executed election form package by the deadline.

Q:    How does the cash consideration compare to the current value of my Class A-1 common units?

A.
There currently is no public trading market for the Class A-1 common units. However, since Class A-1 common units are redeemable by the holder for the company's common shares on a one-for-one basis or a cash equivalent thereof, we generally consider the value of one Class A-1 common unit the same as the trading common share price. The cash consideration of $60.75 per unit that our Class A-1 common unitholders may elect to receive in the operating trust merger represents an approximate 22.7% premium over the last trading price of the company's common shares on May 24, 2007 immediately prior to published reports on such day regarding a potential acquisition involving us, an approximate 15.4% premium to the weighted average closing price of the company's common shares for the 30-day period ended May 25, 2007, the last trading day before the public announcement of the merger agreement, and an approximate 10.3% premium to the weighted average closing price of the company's common shares for the one-year period ended May 25, 2007. You are encouraged to obtain current market quotations for the company's common shares prior to making the election.

Q:    Can I revoke or change my election?

A.
Yes. You may revoke any properly completed and timely delivered election form at any time prior to    •    , 2007, the election deadline, by submitting to    •    a completed and executed revocation of election form (Attachment     •    to the election form). Any effective election properly revoked will be deemed not to have been validly made, and you must properly complete and execute a new election form and the related forms (Attachments     •    and    •    to the election form), and return them prior to the election deadline in order to make a new valid election. If you properly revoke an effective election but do not make a new valid election by the election deadline, you will only be entitled to receive Series O preferred units for all of your Class A-1 common units. The reasonable determination of the company, after consultation with the buyer parties, shall be binding as to whether elections to receive the cash consideration have been properly made or revoked.

Q:    When will I receive the cash consideration or Series O preferred units, as applicable?

A:
If you properly elect to receive full or partial cash consideration for all or part of your Class A-1 common units by timely and properly completing, executing and returning the election form and all necessary attachments, including the tax protection release, the Substitute Form W-9 and FIRPTA certificate (Attachments     •     and    •    or    •     to the election form, respectively), to    •    , on or prior to the election deadline, you will receive such cash consideration from the paying agent promptly after the closing of the operating trust merger. No interest will be paid on any cash consideration payable to you. In addition, we or the paying agent will deduct any applicable withholding taxes from such cash consideration.

  If you elect to receive Series O preferred units for some or all of your Class A-1 common units by timely and properly completing, executing and returning the election form on or prior to the election deadline, or if you do not make a timely, valid election as provided in the election form package, your Class A-1 common units for which you have not elected to receive cash consideration will be automatically converted into the Series O preferred units at the operating trust merger effective time.

Q:    Do I need to return my certificates for the Class A-1 common units?

A:
If you received a certificate representing your Class A-1 common units, you must deliver such certificate, regardless of whether you elect to receive the cash consideration. If you did not receive such a certificate, you are not required to deliver any certificate. If you received a certificate representing your Class A-1 common units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed in order to receive the Series O preferred units or the cash consideration for your Class A-1 common units. In order to receive the cash consideration for all or part of your Class A-1 common units, you must also timely and properly complete, execute and return the election form and all necessary attachments, including the tax protection release, the Substitute Form W-9 or appropriate Form W-8 (as applicable) and FIRPTA certificate (Attachments     •    and     •    or    •    to the election form, respectively), to    •    , on or prior to     •    , 2007, the election deadline. If you elect to revoke your election and would like to receive a new election form, you may contact     •    .

Q:    Will the Series O preferred units be certificated?

A:
No, we do not plan to issue certificates representing your Series O preferred units. Instead, your ownership of the Series O preferred units will be recorded in our books and records.

Q:    Will my Series O Preferred Units be transferable?

A:
Series O preferred units are transferable subject to restrictions relating to the maintenance of the tax status of the operating trust, restrictions on transfers to holders of non-recourse liabilities, and restrictions imposed by securities laws in accordance with the new declaration of trust. See "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders—Transfers—After the Operating Trust Merger."

Q:    Can I elect to redeem my Class A-1 common units prior to the completion of the mergers?

A:
Yes. Subject to certain conditions, you currently have the right to require us to redeem your Class A-1 common units for, at the election of the company (as directed by Parent in its sole discretion in accordance with the merger agreement), either cash or company common shares. See "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders—Conversion; Redemption—Before Operating Trust Merger."

Q:    What if I pledged my Class A-1 common units to my lender?

A:
You should consult with your lender and review the terms of your pledge agreement before you make your election.

Q:    Can I pledge my Series O preferred units as collateral for a loan?

A:
Yes. However, there are a number of very important differences between the Class A-1 common units and the Series O preferred units, and an investment in Series O preferred units involves different risks than an investment in Class A-1 common units. Therefore, a lender that previously accepted Class A-1 common units as collateral for a loan may be unwilling to accept the Series O preferred units as collateral for a loan. If you wish to pledge your Series O preferred units as collateral for a loan, you should consult your lender as to the acceptability of such form of collateral.

Q:    With regard to the election, what rights will my estate have if I die prior to the operating trust merger effective time?

A.
Under our declaration of trust and bylaws, if you die, the executor (or such person performing similar duties) of your estate will assume all of your rights as a unitholder and may exercise all of your rights, including your right to elect to receive Series O preferred units or the cash consideration in exchange for any Class A-1 common units that you may hold. To the extent you have further questions, we recommend that you consult your advisors.

Q:    Will the operating trust own all of its current properties after the completion of the mergers?

A.
After the operating trust merger effective time, Parent will have the right to remove properties from the operating trust. Parent has informed us that it presently intends to cause the operating trust to distribute to the company a portfolio of assets valued at approximately $9.1 billion (based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007) following the operating trust merger effective time. Such properties comprised 39% of total assets and 58% of the units that we owned or had an ownership interest in at March 31, 2007, including units under construction. In addition, these properties accounted for approximately 46% of our pro forma revenues and approximately 26% of our pro forma loss from operations for the year ended December 31, 2006, and approximately 39% of our pro forma revenues and approximately 37% of our pro forma loss from operations for the three months ended March 31, 2007. In addition, Parent may change its intentions with respect to such properties and cause other properties to be sold or distributed from time to time. See "Unaudited Pro Forma Condensed Consolidated Financial Statements" on pages F-1 to F-11 for further information.

Q:    Are there any risks I should consider in deciding whether to elect to receive cash or Series O preferred units?

A.
Yes. In the section captioned "Risk Factors," we have described a number of important risks that you should consider in deciding whether to elect to receive the cash consideration or Series O preferred units in connection with the operating trust merger.

Q:    Will the Series O preferred units be publicly traded or listed?

A:
No. The buyer parties will not list the Series O preferred units on any exchange or include them in any quotation system. See "Risk Factors—Risks Related to the Series O Preferred Units and Our Structure After the Mergers—Series O preferred units do not and will not have a trading market and have restrictions on transferability."

Q:    Has the operating trust, the company or the board of trustees of the company taken a position with respect to whether or not I should elect to receive cash or the Series O preferred units?

A.
No. None of the operating trust, the company, in its capacity as our sole trustee, or the board of trustees of the company has made, or is making, any recommendation to our unitholders with regard to the election in connection with the operating trust merger, and none of them has authorized any other person to make such a recommendation. You must make your own investment decision whether to elect to receive the cash consideration or the Series O preferred units in connection with the operating trust merger.

Q:    Are there any differences between the terms of the Class A-1 common units and the Series O preferred units?

A.
Yes. There are a number of very important differences between the Class A-1 common units and the Series O preferred units, as well as our existing declaration of trust and the new declaration of trust that will be adopted pursuant to the operating trust merger, including, among other things, differences related to distributions and allocations of income and loss, redemption, rights on liquidation, capitalization, issuance of additional units, and unitholder voting rights. See "Description of the New Declaration of Trust of Archstone-Smith Operating Trust After the Mergers" on page 105 and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" on page     •    .

Q:    What will my voting rights be as a Series O preferred unitholder?

A.
The Series O preferred units will not have any voting rights other than certain approval rights regarding such matters as the issuance of additional Series O preferred units (other than pursuant to the terms of the Series Q-1 and Q-2 preferred units), the issuance of new senior or parity units in the operating trust or amendments to the terms of the Series O preferred units, through merger or otherwise, that are, subject to certain limitations, materially adverse to the rights or preferences of the Series O preferred units.

  In addition to the section entitled "Description of the Series O Preferred Units," see "Description of the New Declaration of Trust of Archstone-Smith Operating Trust After the Mergers" on page 105 and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" on page 114 of this prospectus/information statement for additional important information and discussion regarding the terms of the Series O preferred units and the rights of any holder thereof under our governing documents after the mergers.

Q:    Who will be managing the operating trust after the mergers?

A.
MergerCo, as the surviving entity of the company merger, will be our sole trustee. We currently anticipate that our current executive officers will remain executive officers following the completion of the mergers. However, because MergerCo and we will be controlled by TS Fund VII and Lehman Brothers, they will indirectly have the power to make decisions on our behalf. See "Archstone-Smith Operating Trust After the Mergers—Business and Management" on page 149. Parent has finalized Mr. Sellers' employment term sheet and is working with Mr. Sellers to put in place a new incentive plan with the focus of retaining our current executive officers. No terms of any such plan have yet been determined. We have agreed in principle to the terms of a separation and general release agreement with J. Lindsay Freeman pursuant to which Mr. Freeman has agreed to resign as the company's and our Chief Operating Officer effective December 31, 2007, but will continue to be employed through December 31, 2008. During the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000. See "The Mergers—Interests of Our Trustees and Executive Officers in the Mergers", beginning on page 69.

Q:    Will I have the right to cause the operating trust to redeem my Series O preferred units if I receive them in the operating trust merger?

A.
Yes. Under the terms of the Series O preferred units, beginning on the fifth anniversary of the operating trust merger, Series O preferred unitholders will have the right to send the operating trust a redemption notice requesting that we redeem some or all of their Series O preferred units at a redemption price of $60.75 per unit, plus any accumulated but unpaid distributions through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units), which will be 120 days after a redemption notice is delivered, subject to the limitation that we are not required to redeem more than one-third of the Series O preferred units outstanding immediately following the mergers in any twelve month period. If we receive redemption notices for a number of Series O preferred units in excess of that limit, we will redeem Series O preferred units in the order that we receive the redemption notices, that is, on a "first received, first redeemed basis." In addition, under certain limited circumstances, Series O preferred unitholders will have the right to cause us to redeem all of their Series O preferred units before the fifth anniversary of the operating trust merger. See "Description of the Series O Preferred Units" on page 108 and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" on page 114 for additional discussions about such rights and other terms of the Series O preferred units.

  As a condition to exercising the redemption right, a holder of Series O preferred units must agree, without additional consideration, to release, with respect to all Series O preferred units owned directly by such holder, the operating trust and its respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, agents or representatives from any claims under any tax protection agreement with respect to any income or gain that is recognized as a result of such holders' sale of series O preferred units to the operating trust pursuant to the redemption right and receipt of the redemption price. A holder is not required to waive any claim under any tax protection agreement with respect to or as a result of any transaction or event occurring prior to the redemption date or with respect to any Series O preferred units not redeemed on such redemption date.

Q:    Will the operating trust have the right to redeem any Series O preferred units that I receive in the operating trust merger?

A.
Yes. We will be entitled to redeem all, but not less than all, of the Series O preferred units beginning on the fifth anniversary of the operating trust merger, at a redemption price equal to the stated value of $60.75 per Series O preferred unit, plus accumulated but unpaid distributions though the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units). In the event that we redeem the Series O preferred units, we will be obligated to pay any and all amounts that would be payable under the then existing tax protection agreements, treating the redemption for this purpose as a sale by us of all of our assets (subject to certain limitations). See "Description of the Series O Preferred Units" on page 108 and "Material United States Federal Income Tax Considerations" on page 136.

Q:    Will I receive distributions prior to the operating trust merger?

A.
No. On May 29, 2007, we made a quarterly distribution of $0.4525 per Class A-1 common unit. Under the merger agreement, prior to the company merger effective time, we are not permitted to declare or pay any further regular distributions on the Class A-1 common units, but we may pay distributions necessary for the company to maintain its status as a REIT under the Internal Revenue Code of 1986, as amended, or the "Code," or for the company to otherwise avoid certain corporate-level and excise taxes under the Code (provided that any such distribution will reduce the cash consideration to be paid to our Class A-1 common unitholders in the operating trust merger on a dollar for dollar basis).

Q:    Will I continue to receive distributions after the mergers if I receive the cash consideration for all of my Class A-1 common units?

A.
No. If you receive the cash consideration for all of your Class A-1 common units, you will cease to have any interest in us and hence will not receive any distribution from us after the completion of the mergers.

Q:    What are the preferential distribution rights of the Series O preferred units?

A.
With respect to any Series O preferred units that you may own after the mergers, MergerCo, as our sole trustee after the mergers, will determine when and if we will make any distributions to our unitholders. Each Series O preferred unit will bear cumulative preferential distributions payable in cash quarterly at a stated annual rate of 6% times the stated value, or, if less, the cumulative income allocable to holders of Series O preferred units during the period following the operating trust merger. The preferential distribution rate will increase to a stated annual rate of 8% during any period following the incurrence of certain additional indebtedness as a result of which the ratio of "total debt" (as defined in the terms of the Series O preferred units) to "total asset value" (as defined in the terms of the Series O preferred units) exceeds 0.85 to 1.0. Any distributions that are due but unpaid will accumulate and compound quarterly at the applicable stated distribution rate. See "Description of the Series O Preferred Units" on page 108.

  If all accumulated and unpaid distributions (which, as described above, will be limited to the cumulative amount of income allocable to holders of Series O preferred shares) have not been paid or set aside for payment, or if there are any requests for redemption of Series O preferred shares that have not been fully paid, we will not be able to make any distributions on any junior units for any period (other than distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, junior units), or redeem or otherwise acquire any junior units (other than pursuant to an employee incentive or benefit plan), including the Class A-2 common units held by MergerCo. If the foregoing conditions are satisfied, we will be permitted to make distributions on the Class A-2 common units or other junior units even if the cumulative amount of distributions paid on the Series O preferred units is less than the full amount that has accrued at the stated distribution rate. If we make or propose to make any distribution on the Class A-2 common units or other junior units when our ratio of total debt (which includes for this purpose the total liquidation preference of our preferred units) to total assets is, or following such distribution would be, greater than 0.85 to 1.0, we must provide a 30-day notice of such distribution and holders of Series O preferred units will have the right to request redemption of their units and receive any tax protection payments due under applicable tax protection agreements. These provisions are described in greater detail under the heading "Description of the Series O Preferred Units—Distributions" and "Description of the Series O Preferred Units—Debt to Assets Ratio Provisions" on pages 108 and 112, respectively.

  As more fully described in "Description of the Series O Preferred Units—Allocations" beginning on page 109, all "book income" and "book gain" of the operating trust (including the "book income" and "book gain" resulting from any revaluation of the assets of the operating trust that would occur in connection with a redemption of Series O preferred units, a liquidation of the operating trust, or certain other events) will first be allocated to the Series O preferred units. All losses will be allocated first to the holders of units ranking junior to the Series O preferred, which initially will include the approximately $2.3 billion (based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007) of Class A-2 common units that will be held by MergerCo following the operating trust merger. This priority allocation of "book income" and "book gain" makes it more likely, but not certain, that the cumulative amount of net income allocated to holders of Series O preferred units over the period that the units are outstanding will be sufficient to permit the payment of the full accrued distributions at the stated distribution rate upon a liquidation of the operating trust or a redemption of the Series O preferred units, if not before.

Q:    Will I start receiving regular quarterly distributions on the Series O preferred units immediately after the mergers? If not, how and when would I be able to receive the accumulated distributions?

A.
Our ability to pay and the right of holders of Series O preferred distributions to receive current distribution payments will depend upon a number of factors, including the amount of our distributable cash flow after payment of debt service, the amount of book income generated by our operations, and the expected impact of the financial covenants in our debt agreements.

  Initially, we do not expect that our operations will generate distributable cash flow or book income due to interest expense and depreciation deductions, among other things, and, accordingly, we do not expect to be able to pay regular quarterly distributions on the Series O preferred units. We could start generating income as a result of increasing net operating income, lower interest rates, gains from asset sales, or allocation of gain under the "book up" provisions described above at the time of any redemption of Series O preferred units or upon liquidation of the operating trust, at which time any previously unrealized appreciation in our assets will be allocated first as income or gain to the holders of our Series O preferred units. In addition, we may be able to refinance our debt which may also provide us with additional distributable cash flow, which would increase our ability to pay distributions to holders of the Series O preferred units.

  As discussed above in the answer to the question "What are the preferential distribution rights of the Series O preferred units?," any losses from our operations will be allocated first to the holders of units ranking junior to the Series O preferred units, including the approximately $2.3 billion of Class A-2 common units that will be held by MergerCo. These Class A-2 common units will rank junior to the Series O preferred units, and as discussed above, we will not pay dividends on or redeem any Class A-2 common units or any other junior units that MergerCo may own from time to time unless and until distributions on the Series O preferred units have been paid except in the circumstances discussed above in the answer to the question "What are the preferential distribution rights of the Series O preferred units?"

  While we do not know when, if ever, we will be able to pay regular quarterly distributions, we believe it is reasonable for holders to expect that a combination of increasing cash flow from operations, gain from future appreciation in our assets, and gain resulting from book depreciation in excess of any decline in property values from the time of the operating trust merger may result in income allocable to the Series O holders in an amount in excess of the accumulated distributions on the Series O preferred units at the stated 6% rate. For example, assuming that 100% of the Class A-1 common units are converted into Series O preferred units and assuming that no distributions are paid on the Series O preferred units during the first five years after the operating trust merger is completed, the total amount of accumulated and unpaid distributions at the stated rate would be approximately $578.5 million. That amount represents a compound annual growth of less than 1% per annum on the approximately $14.1 billion (based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007) of assets we expect to have following the operating trust merger, assuming we do not subsequently dispose of any such assets. That amount also would be substantially less than the anticipated accumulated amount of depreciation on our properties during that five-year period. Accordingly, we believe that it is reasonable to anticipate that, even if our properties do not appreciate during the 5-year period following the operating trust merger, sufficient cash would be available, and sufficient income would be allocated to holders of Series O preferred units, after 5 years to permit them to receive payment of the full amount of accumulated and unpaid distributions at the stated rate upon a redemption of their Series O preferred units or upon liquidation of the operating trust.

  There can be no assurance, however, that we will be able to obtain the cash necessary to make payments upon redemption of Series O preferred units, from operations, additional borrowings, or asset sales, or that there will be gain, if any, upon redemption or liquidation or from other sources of income sufficient to entitle holders of Series O preferred units to receive payment of the full amount of accumulated and unpaid distributions at the stated rate upon redemption of their Series O preferred units or upon liquidation of the operating trust. If we do not have the funds available to redeem all Series O preferred units for which redemption has been requested or to pay the full liquidation preference of the Series O preferred units upon liquidation, we will not be entitled to make any distributions to or redeem or otherwise acquire the Class A-2 common units held by MergerCo or any other junior units. See "Risk Factors—Risks Related to the Series O Preferred Units and Our Structure After the Mergers" beginning on page 35.

Q:    How are existing preferred unitholders of the operating trust being treated in the operating trust merger?

A.
At the operating trust merger effective time, other than our Series I preferred units, all of which are held by the company (and which are expected to be held by MergerCo and its affiliates after the company merger), our outstanding Series M preferred unit, each of our Series N-1 convertible redeemable preferred units, which we refer to as "Series N-1 preferred units," and each of our Series N-2 convertible redeemable preferred units, which we refer to as "Series N-2 preferred units," will be converted into the right to receive one Series P preferred unit, one Series Q-1 preferred unit and one Series Q-2 preferred unit, respectively, all of which will be newly issued at the operating trust merger effective time. The terms of the Series P preferred unit, Series Q-1 preferred units and Series Q-2 preferred units will be substantially similar to the terms of the Series M preferred unit, Series N-1 preferred units and Series N-2 preferred units, respectively, with certain changes to the redemption and conversion rights necessary to reflect the fact that they will no longer be redeemable for or convertible into the Class A-1 common units, and certain other changes. See "Comparison of Preferred Unitholders Rights" on page 131.

Q:    How will the Series O preferred units rank compared to other equity interests in the operating trust?

A.
The Series O preferred units will rank, on liquidation and in payment of distributions, on par with our existing Series I preferred units, as well as the Series P preferred unit, the Series Q-1 preferred units and Series Q-2 preferred units to be issued in connection with the operating trust merger as described above under "How are existing preferred unitholders of the operating trust being treated in the operating trust merger?" and senior to Class A-2 common units to be held by MergerCo. See also "Comparison of Preferred Unitholders Rights" on page 131.

Q:    What rights do I have if I oppose the mergers and the consideration that I am being offered in the election?

A:
The merger agreement provides holders of our Class A-1 common units who do not wish to make the election or receive the Series O preferred units with appraisal rights in accordance with the applicable procedures under Maryland law (which term we use to refer to both the Maryland Real Estate Investment Trust statute, or the "Maryland REIT Law," and the Maryland General Corporation Law, or the "MGCL") to seek appraisal of the fair value of their units. The availability and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the MGCL. Such appraisal amount could be more than, the same as, or less than the amount a holder of Class A-1 common units would be entitled to receive under the terms of the merger agreement. Any holder of the Class A-1 common units intending to exercise its appraisal rights must, among other things, submit to us a written objection to the operating trust merger within 10 days after we give you notice (as required by Maryland law) that the company has approved the operating trust merger. As a holder of approximately 89.3% of all of our outstanding common units, the company's approval is the only approval of the holders of our common units that is necessary under the merger agreement to approve the mergers and the other transactions contemplated by the merger agreement. Such approval is expected to be effective 20 days after the date of this prospectus/information statement, by written consent. Your failure to follow exactly the procedures specified under Maryland law will result in the loss of your appraisal rights. Because of the complexity of the Maryland law relating to appraisal rights, if you are considering exercising your appraisal rights, we encourage you to seek the advice of your own legal counsel. See "Dissenters' Rights of Appraisal" on page 155.

Q:    Will I recognize taxable gain or loss for federal income tax purposes as a result of the operating trust merger and the election?

A:
The tax consequences of the operating trust merger to you will depend on whether you receive cash, Series O preferred units, or a combination of cash and Series O preferred units in exchange for your Class A-1 common units.

  If you receive cash in exchange for all of your Class A-1 common units, or if you receive cash in exchange for a portion of your Class A-1 common units, you generally will recognize gain in an amount equal to the excess of (1) your "amount realized" for federal income tax purposes, which equals the amount of cash consideration received (including any amounts of cash withheld), plus your share of our pre-merger liabilities attributable to the units exchanged, over (2) your aggregate adjusted tax basis in those Class A-1 common units exchanged for cash (including basis attributable to your share of our pre-merger liabilities attributable to the units exchanged). If you receive cash in exchange for all or a portion of your Class A-1 common units, you would recognize a loss to the extent that the amount of your basis described in clause (2) above exceeds your amount realized described in clause (1) above. Because your "amount realized" includes the amount of our liabilities allocated to you immediately prior to the operating trust merger, it is possible that the amount of gain you recognize upon the receipt of cash, or even your resulting tax liability, could exceed the amount of cash you actually receive, perhaps by a significant amount.

  We intend that you should not recognize any gain or loss by reason of the operating trust merger if you receive only Series O preferred units in the operating trust in exchange for your Class A-1 common units. The proper tax characterization, however, of preferred equity interests in a partnership, such as the Series O preferred units, for federal income tax purposes is complicated and in a number of respects uncertain, and thus there is a risk that the Internal Revenue Service, which we refer to as the "IRS," could assert that holders of Series O preferred units should be treated as creditors of the operating trust for federal income tax purposes. If you were treated as a creditor of the operating trust, the operating trust, MergerCo, and Parent would take the position that you recognize no immediate gain or loss as a result of the receipt of the Series O preferred units, but that gain or loss would be recognized over time under rules applicable to payments made in liquidation of the interest of a retiring partner (generally, as and when distributions are made or deemed made to the extent that they exceed the adjusted basis of the retiring partner in his or her Series O preferred units). There can be no assurance, however, that the IRS would respect such characterization or would not seek to treat you as recognizing gain at the time of the operating trust merger. Neither we nor MergerCo will treat you as a creditor of the operating trust for federal income tax purposes. Even assuming that the Series O preferred units are respected as equity interests in the operating trust for federal income tax purposes, you could recognize gain if, as a result of our post-merger financing and/or dispositions of assets, you experience a reduction in your share of our liabilities and the amount of that reduction exceeds your adjusted tax basis in your Class A-1 common units immediately prior to the operating trust merger.

  Whether you receive Series O preferred units in consideration for your Class A-1 common units or receive cash, you will be allocated your proportionate share of the operating trust's taxable income and gain for the period ending with the date of the operating trust merger, which would include any income or gain recognized as a result of any transactions undertaken by the operating trust at the request of the buyer parties in contemplation of the mergers. You will have to report any such income even though you will not receive any additional cash distributions from the operating trust attributable to such income.

  None of us, the company, Parent or MergerCo, or anyone else, is making any commitment to you that your receipt of Series O preferred units and/or other arrangements, including allocations of our liabilities to you, will be effective to permit you to defer all or any part of the taxable gain that you otherwise would have recognized had you elected to receive cash in consideration for your Class A-1 common units.

  Because the tax consequences to you of the operating trust merger will depend on your particular factual circumstances and are uncertain in some material respects, you should consult your tax advisor regarding the potential tax consequences to you of the election to receive either cash and/or Series O preferred units.

Q:    If I am a holder of Series O preferred units, will I be subject to tax on the income and gain of the operating trust?

A:
Yes. As a general matter, if you are a holder of Series O preferred units, following the operating trust merger, you will report on your federal income tax return your allocable share of the operating trust's income, gains, losses, deductions and credits from and after the operating trust merger. As is currently the case with regard to your interest in the operating trust, such items must be included on your federal income tax return without regard to whether the operating trust makes a distribution of cash to you. In this regard, you will be allocated your proportionate share of the operating trust's gain attributable to any assets sold by the operating trust after the date of the operating trust merger, to the extent that gain would have been recognized if the assets of the operating trust were sold for fair market value at the time of the operating trust merger (including income and gain attributable to asset sales undertaken by the operating trust at the direction of the buyer parties in connection with the mergers, if any). Therefore, in those circumstances you would be required to report taxable income for federal income tax purposes in a given year with respect to which you do not receive cash distributions for that year. Distributions of money by the operating trust to you generally will not be taxable unless the amount of the distribution exceeds your adjusted basis in your Series O preferred units. If the IRS were successfully to assert that you are a creditor of the operating trust, you would be required to treat the accrual of distributions with respect to the Series O preferred units as interest, whether or not paid. Neither the operating trust nor the trustee intend to treat you as a lender to the operating trust. For a more detailed description of these tax considerations, see "Material United States Income Tax Consideration—Treatment of Unitholders that Receive Series O Preferred Units" on page 142.

Q:    If I am a party to or the beneficiary of a tax protection or other similar agreement, will my tax protection agreement remain in effect following the operating trust merger?

A:
Yes, if you receive Series O preferred units for all of your Class A-1 common units, you will continue to have all rights and benefits accorded to you under any applicable tax protection agreement. However, if you elect to receive the cash consideration or if you cause the trust to redeem your units, you will be required to waive any rights you have under an applicable tax protection agreement with respect to the Class A-1 common units exchanged for cash.

Questions and Answers About the Mergers

Q:    When do you expect the mergers to be completed?

A:
We are working toward completing the mergers as quickly as possible and we currently anticipate that they will be completed during the third quarter of 2007, taking into account that closing is not required to occur during the period from August 15, 2007 to August 31, 2007. Completion of the mergers is subject to, and may be delayed by, certain conditions to closing described elsewhere in this prospectus/information statement, including the expiration of the election period as described more fully herein.

Q:    What is the required approval of the mergers by the common unitholders?

A:
Under the merger agreement, both mergers require the approval of the holders of at least a majority of Class A-1 common units and Class A-2 common units, which we refer to as the "Class A-2 common units," all of which are held by the company, voting together as a single class. Class A-1 common units and Class A-2 common units are referred to collectively as the "common units."

Q:    Is my consent required or being sought to complete the mergers?

A:
No. As a holder of approximately 89.3% of all of our outstanding common units, the company's approval is the only approval of the holders of our common units that is necessary under the merger agreement to approve the mergers and the other transactions contemplated by the merger agreement. This approval is expected to be effective 20 days after the date of this prospectus/information statement. As a result, unless you own common shares of the company in addition to being our Class A-1 common unitholder, your approval is not required in connection with the mergers or the other transactions contemplated by the merger agreement. You are not being asked to vote on either of the mergers, we are not asking you for a proxy and you are requested not to send a proxy. You do have the right, however, to make an election with respect to the form of consideration that you will receive in connection with the operating trust merger.

Q:    What happens if I also own the company's common shares?

A:
If you own the company's common shares in addition to owning the Class A-1 common units, the company has mailed to you a proxy statement regarding the company merger, the special meeting of the company's shareholders and other important information, including your right to vote on the company merger as a common shareholder. You should read such proxy statement and all attachments thereto carefully to understand your rights as a company shareholder. The company, as our sole trustee, has also sent a copy of its proxy statement to you, as a Class A-1 common unitholder, as required by our declaration of trust, clearly marked to indicate that it is being sent to you for informational purposes and not in connection with the company merger or the special meeting.

  This prospectus/information statement is being sent to you in your capacity as a Class A-1 common unitholder only. This prospectus/information statement does not constitute any solicitation of consents or proxies in respect of the operating trust merger and/or the company merger with respect to any Class A-1 common units or the company's common shares that you may own.

  Information about the company merger, the special meeting and the consideration that the common shareholders of the company will receive in the company merger is being provided in this prospectus/information statement only for informational purposes and to the extent that it is relevant to, and to assist your understanding of, the mergers, the merger agreement and the transactions contemplated by the merger agreement, and to assist you in making the election.

Q:    Why did I receive a proxy statement when I do not hold any common shares of Archstone?

A:
Under our current declaration of trust, we are required to send to you any written communication, including the proxy statement, that the company sends to its shareholders. Such proxy statement was sent to you for informational purposes only.

Q:
What vote of common shareholders is required to approve the company merger and the other transactions contemplated by the merger agreement?

A:
The approval of the company merger and the other transactions contemplated by the merger agreement requires the affirmative vote of the holders of at least a majority of the outstanding common shares of the company entitled to vote on such proposal. In connection with such required approval, the company has called, and provided notice of, a special meeting of shareholders to be held at 12:00 noon, local time, on Tuesday, August 21, 2007 at The Hyatt Regency Denver Tech Center, The Business Lounge, 11th Floor, 7800 East Tufts Avenue, Denver, Colorado 80237, at which the common shareholders will be asked to approve the company merger and the other transactions contemplated by the merger agreement.

Q:
Can I attend the special meeting?

A:
No. Only the company's common shareholders and holders of Series I preferred shares of the company of record as of the close of business on July 12, 2007, the record date for the special meeting, are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting. As a result, unless you separately own the company's common shares, you will not be entitled to attend, nor will you be invited to attend, the special meeting or any adjournments or postponements of the special meeting in your capacity as a Class A-1 common unitholder.

Q:
What will common shareholders of the company receive as a result of the company merger?

A:
Holders of the company's common shares at the company merger effective time will receive, for each common share that they own, $60.75 in cash, without interest and less applicable withholdings and taxes, the same cash consideration that our Class A-1 common unitholders are being given the opportunity to elect to receive pursuant to the election. However, the company's common shareholders do not have the right, and will not be given the opportunity, to elect to receive the Series O preferred units. The company's board of trustees has recommended that the common shareholders vote for the approval of the company merger and the other transactions contemplated by the merger agreement.

Q:
Will I receive anything in the company merger as a Class A-1 common unitholder?

A:
No. While you will have the opportunity to elect to receive, as a result of the operating trust merger, the same cash consideration per Class A-1 common unit that the company's common shareholders will receive per share, you will not receive any consideration as a result of the company merger.

Q:
Do any of the company's and the operating trust's executive officers and trustees of the company or any other persons have any interest in the mergers or other transactions that is different than mine?

A:
Yes. Our and the company's executive officers and the company's trustees may have interests in the mergers that are different from, or in addition to, yours, including the consideration that they would receive in connection with the company merger with respect to their restricted share units, share options, dividend equivalent units, phantom common shares and, with respect to certain of the executive officers only, performance units. The executive officers also are entitled to certain change of control payments and benefits following the closing of the company merger in certain circumstances. Further, Mr. Sellers has entered into a term sheet with Parent regarding his employment and compensation with MergerCo following the mergers pursuant to which Mr. Sellers will be entitled to receive future compensation after the completion of the mergers. In consideration for Parent entering into the term sheet with Mr. Sellers, Mr. Sellers agreed that the term sheet supersedes, upon and subject to consummation of the mergers, most provisions of his current change in control agreement with us, including his right to receive severance payments upon a voluntary resignation upon or following the consummation of the mergers. See "The Mergers—Interests of Our Trustees and Executive Officers in the Mergers" on page 69 for additional information about possible interests that the company's trustees and our and the company's executive officers may have in the mergers and other transactions that are different from, or in addition to, yours.

Q:
Have any of the company's shareholders already agreed to the approval of the company merger?

A:
No. However, our and the company's executive officers and the company's trustees have informed us that they intend to vote the common shares of the company that they own for the approval of the company merger and the other transactions contemplated by the merger agreement. As of the record date of the special meeting, the company's trustees and its and our executive officers owned an aggregate of approximately 1,462,167 common shares, entitling them to exercise, in the aggregate, approximately 0.7% of the voting power of the company's common shares entitled to vote at the special meeting.

Questions and Answers About General Matters

Q:
What do I need to do now?

A.
Follow the instructions included in the election form package attached as Attachment A to elect the consideration you want to receive in the operating trust merger for your Class A-1 common units. Prior to doing so, we urge you to carefully read this prospectus/information statement and the annexes, attachments and other documents attached hereto or incorporated by reference herein and forming a part hereof. In addition, we strongly urge you to consult your own legal, financial, tax and other advisors for a full understanding of the tax and other consequences of the operating trust merger and the respective risks and benefits of electing to receive the cash consideration or the Series O preferred units.

Q:
Where can I find more information about the operating trust and the company?

A:
We file certain information with the Securities and Exchange Commission, or the "SEC." You may read and copy this information at the SEC's public reference facilities. You may call the SEC at 1-800-SEC-0330 for information about these facilities. This information is also available at the Internet site the SEC maintains at www.sec.gov and on our website at www.archstonesmith.com. Information contained on our website is not part of, or incorporated in, this prospectus/information statement. You can also request copies of these documents from us. See "Where You Can Find More Information" on page 163.

  In addition, we are incorporating by reference in this prospectus/information statement various filings that we have made with the SEC and we have included as Attachment B and Attachment C to this prospectus/information statement copies of our annual report on Form 10-K for the year ended December 31, 2006 and our quarterly report on Form 10-Q for the quarter ended March 31, 2007 since they provide important information about us and our business. You are encouraged to review them carefully, together with other documents that we have incorporated by reference or attached to this prospectus/information statement as annexes or attachments. However, past performance is not necessarily indicative of our future results, particularly in light of the significant changes that will occur in connection with the mergers, including changes in management, capital structure, degree of leverage, the portfolio of properties and other changes relating to the business. As a result, you should not place undue reliance upon the information contained in our 2006 annual report on Form 10-K, our quarterly report on Form 10-Q, or our current reports on Form 8-K. See "Incorporation by Reference" on page 162.

Q:
Who can help answer my other questions?

A:
If you have more questions concerning the terms and conditions of the election or to obtain additional information that we possess or can acquire without unreasonable effort or expense, please contact us at the following address or telephone number:

David E. Pendery
Director—Corporation Communications/Investor Relations
Archstone-Smith Trust
9200 E. Panorama Circle
Suite 400
Englewood, CO 80112
1-800-982-9293 (Toll-Free) or
303-792-1009

Ownership of the Operating Trust Following the Mergers (page 84)

        Immediately after the consummation of the mergers, Parent and its affiliates will own, directly or indirectly, all of our common units and Series I preferred units to the extent not redeemed. Class A-1 common unitholders who do not elect to receive cash consideration will automatically receive Series O preferred units in the operating trust merger. Holders of the Series M preferred unit, the Series N-1 preferred units and the Series N-2 preferred units will acquire the Series P preferred unit, the Series Q-1 preferred units and the Series Q-2 preferred units, respectively, in connection with the operating trust merger. MergerCo will become the sole trustee of the operating trust following the mergers.

No Fairness Opinion for the Operating Trust Merger (page 66)

        No fairness opinion, appraisal or other determination of a financial advisor or any other third party was requested or obtained by us, the company, as our sole trustee, or the company's board of trustees with respect to the fairness or value of either the cash consideration or the Series O preferred units that the holders of Class A-1 common units may receive in connection with the election and the operating trust merger.

Risks Associated with the Mergers and Investing in the Series O Preferred Units (page 35)

        The consummation of the mergers and investing in the Series O preferred units involve a number of risks and uncertainties, including those that relate to:

  •
  the terms of, and distributions with respect to, the Series O preferred units;

  •
  your ability to redeem the Series O preferred units;

  •
  liquidity and lack of trading market;

  •
  lack of control and voting and other governance rights;

  •
  our significant leverage after the operating trust merger;

  •
  failure to satisfy the closing conditions to the mergers;

  •
  pending lawsuits arising from the announcement of the merger agreement and their effects on our ability to timely consummate the mergers, if at all; and

  •
  other interests of our executive officers and the company's trustees in the mergers that the Class A-1 common unitholders do not have.

        For a detailed discussion on these and other risks, see "Risk Factors" beginning on page 35. You should carefully consider such risk factors, together with the other information provided with or contained or incorporated by reference in this prospectus/information statement, in determining whether to elect to receive the cash consideration in lieu of the Series O preferred units in the operating trust merger.

Interests of Our Trustee and Executive Officers in the Mergers (page 69)

        The company is our sole trustee and is responsible for the oversight and management of the operating trust, with the company being governed by its board of trustees. In addition, each of the company's executive officers also serves as our executive officer in the same capacity. As a result, as appropriate in this prospectus/information statement, we sometimes use the terms "our executive officers" and "our officers" to refer to both the company's and the operating trust's executive officers and the terms "our board of trustees" and "our trustees" to refer to the company's board of trustees.

        Our executive officers and board of trustees may be deemed to have interests in the mergers that are in addition to or different from those of our Class A-1 common unitholders and the company's shareholders, including the following:

  •
  immediately prior to the company merger effective time, each outstanding share option to purchase the company's common shares, which we refer to as share options, owned by our trustees and executive officers will, except as otherwise agreed to by Parent and an optionee, become fully vested and exercisable and at the company merger effective time, any unexercised share options will be cancelled in exchange for the right to receive a cash payment equal to the product of the number of common shares subject to the option and the excess, if any, of $60.75 cash consideration per share, which we refer to as "the common share merger consideration," over the exercise price of the option, less applicable withholding taxes;

  •
  immediately prior to the company merger effective time, all of the company's outstanding restricted share units (including any deferred restricted share units), dividend equivalent units (including any deferred dividend equivalent units), and phantom common shares owned by our trustees and executive officers will automatically become fully vested and free of any forfeiture restrictions and each such restricted share unit, dividend equivalent unit, and phantom common share will be considered outstanding common shares for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes;

  •
  in lieu of the company's restricted share units earned for 2007, at the time of the company merger, we will grant cash awards to certain officers, including certain of our executive officers, in amounts generally equal to 75% of the value of the restricted share units that each such employee received for fiscal year 2006;

  •
  immediately prior to the company merger effective time, the conditions for maximum issuance of performance units granted to certain of our executive officers under the Special Long Term Incentive Program adopted pursuant to the Long Term Incentive Plan will be deemed to be satisfied and each such performance unit will fully vest and be free of any forfeiture restrictions and will be considered an outstanding common share for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes;

  •
  under the change in control agreements that the company and we have entered into with each of our executive officers, including R. Scot Sellers, Charles E. Mueller, Caroline Brower, Alfred G. Neely and Mark A. Schumacher, upon a qualifying termination of their employment (as provided for in the agreements), each of these executive officers will be entitled to receive the following severance payments and benefits upon a constructive termination:

  •
  a lump sum amount equal to the applicable multiplier (three in the case of Mr. Sellers, two in the case of Mr. Mueller and Ms. Brower and one in the case of Messrs. Neely and Schumacher) times the sum of the executive officer's then-current annual salary rate plus the greater of the executive officer's target bonus for the year in which termination occurs, on the basis that the highest applicable performance targets have been met, or the cash bonus earned by the executive officer for the year prior to termination;

  •
  a lump sum prorated share of the target bonus that would be paid to the executive officer for the year of termination if the highest applicable performance targets were met;

  •
  immediate vesting of all of the executive officer's share options and other equity awards;

  •
  at the company's expense, medical insurance, disability income protection, life insurance coverage and death benefits and other perquisites during the ensuing three-years, in the case of Mr. Sellers, two-years, in the case of Mr. Mueller and Ms. Brower, and one-year, in the case of Messrs. Neely and Schumacher;

  •
  up to $20,000 in outplacement services for Mr. Sellers, $15,000 in the case of Mr. Mueller and Ms. Brower, and $10,000 in the case of Messrs. Neely and Schumacher; and

  •
  a gross-up payment for any "excess parachute payment" excise taxes that an executive officer might incur as a result of the receipt of certain payments and benefits (including the severance payments and benefits described above) in connection with the closing of the mergers.

  •
  provided, that, in the case of Mr. Sellers, he has agreed that his new employment arrangement described below will supersede his current change in control agreement with us and, consequently, Mr. Sellers will not be entitled to receive any severance payments described above under such change in control agreement in connection with the mergers;

  •
  pursuant to the terms of a separation and general release agreement to which the company and we have agreed in principle with J. Lindsay Freeman, Mr. Freeman has agreed to resign as our Chief Operating Officer effective December 31, 2007 but will continue to be employed through December 31, 2008, and during the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000 and will be paid $1.0 million if he remains an employee of the company following the company merger and through December 31, 2007 (or if he is terminated without cause following the consummation of the company merger and before December 31, 2007);

  •
  our trustees and officers are entitled to continued indemnification arrangements and directors' and officers' insurance coverage for a period of six years following the company merger effective time; and

  •
  Mr. Sellers has entered into a term sheet with Parent regarding his employment and compensation following the company merger, pursuant to which Mr. Sellers will be entitled to receive a base salary in an amount equal to his current base salary, with future bonuses and performance unit awards and, at his election, either certain equity or equity equivalents or profits interests. Mr. Sellers has also agreed to invest approximately $8.2 million, in the form of cash and/or rolled over stock options, in equity upon the closing of the company merger. The term sheet also permits Mr. Sellers to negotiate the terms of his continued employment with any third party that submits a competing acquisition proposal that the company's board of trustees has determined is a superior proposal, subject to certain conditions. The term sheet terminates upon the termination of the merger agreement in accordance with its terms.

        The company and its board of trustees were aware of these interests and considered them among other matters in approving the merger agreement, the mergers and the other transactions contemplated by the merger agreement.

        We currently anticipate that our current executive officers will remain executive officers following the completion of the mergers. Parent has finalized Mr. Sellers' employment term sheet and is working with Mr. Sellers to put in place a new incentive plan with the focus of retaining our current executive officers. No terms of any such plan have yet been determined. We have agreed in principle to the terms of a separation and general release agreement with Mr. Freeman pursuant to which Mr. Freeman has agreed to resign as the company's and our Chief Operating Officer effective December 31, 2007, but will continue to be employed through December 31, 2008. During the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000. See "The Mergers—Interests of Our Trustees and Executive Officers in the Mergers on page 69.

Material United States Federal Income Tax Considerations (page 136)

        In general, for federal income tax purposes: (1) you will recognize gain or loss if you receive cash in exchange for some or all of your Class A-1 common units; and (2) it is intended that you should not recognize gain or loss as a result of the operating trust merger itself if you receive only Series O preferred units for your Class A-1 common units in the operating trust (except for any gain resulting from any decrease in your share of the operating trust's liabilities if that decrease exceeds your adjusted tax basis in the Series O preferred units you receive in the operating trust merger), although there cannot be any assurance that the IRS might not successfully assert otherwise. Even if you do not recognize gain or loss as the result of the operating trust merger itself, if you elect to receive Series O preferred units in exchange for your Class A-1 common units, you will be allocated your proportionate share of the operating trust's gain attributable to any assets sold by the operating trust after the date of the operating trust merger, to the extent that gain would have been recognized if the assets of the operating trust were sold for fair market value at the time of the operating trust merger (including income and gain attributable to asset sales undertaken by the operating trust at the direction of the buyer parties in connection with the mergers, if any), but you will not receive any cash distributions with respect to such gain. In addition, regardless of whether you receive Series O preferred units in consideration for your Class A-1 common units or receive cash, you will be allocated your proportionate share of the operating trust's taxable income and gain for the period ending with the date of the operating trust merger, which would include any income or gain recognized as a result of any transactions undertaken by the operating trust at the request of the buyer parties in contemplation of the mergers. You will have to report any such income even though you will not receive any additional cash distributions from the operating trust attributable to such income. Because the tax consequences to you of the operating trust merger will depend on your particular factual circumstances and are uncertain in some material respects, you should consult your own tax advisor in order to obtain a full understanding of the tax consequences to you of the operating trust merger.

No Solicitation of Transactions (page 95)

        The merger agreement contains restrictions on our ability to solicit or engage in discussions or negotiations with a third party regarding specified transactions involving us or our subsidiaries. Notwithstanding these restrictions, under certain circumstances and subject to certain conditions, the company's board of trustees may respond to an unsolicited written acquisition proposal or terminate the merger agreement and enter into an acquisition agreement with respect to a superior proposal. Upon entering into an agreement for a transaction that constitutes a superior proposal, the company will be obligated to pay a termination fee to Parent as described below under "—Termination Fee and Expenses."

Conditions to the Mergers (page 99)

        Completion of the mergers is subject to the satisfaction or waiver of a number of conditions, including, among others:

  •
  approval of the company merger and the other transactions contemplated by the merger agreement by the requisite shareholder vote;

  •
  approval of the mergers and the other transactions contemplated by the merger agreement by the requisite unitholder vote;

  •
  the registration statement on Form S-4, which we refer to as "Form S-4," of which this prospectus/information statement forms a part will have become effective under the Securities Act (and we shall have received any necessary approvals under applicable state securities, or "blue sky," laws or the confirmation of the applicable exemptions from registration thereunder), and will not be the subject of any stop order suspending its effectiveness issued by the SEC;

  •
  termination or expiration of any applicable waiting periods for the mergers under European Union Council Regulation (EC) No. 139/2004, which we refer to as "EC No. 139/2004;"

  •
  no action by any governmental authority that would prohibit the consummation of the mergers;

  •
  the company's and the operating trust's representations and warranties being true and correct, except where the failure of such representations and warranties to be true and correct in all respects, without giving effect to any materiality or material adverse effect qualifications contained in such representations and warranties, does not and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect; the representations and warranties related to capitalization and authority must be true and correct in all material respects and the representation and warranty related to the absence of any material adverse effect to the company must be true and correct in all respects;

  •
  the performance, in all material respects, by the company and the operating trust of the obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

  •
  since May 28, 2007, there shall not have been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in, a material adverse effect on the company and its subsidiaries, taken as a whole; and

  •
  the receipt by Parent of a tax opinion of Mayer, Brown, Rowe & Maw LLP, opining that the company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, commencing with our taxable year ended December 31, 1997 through and including the taxable year of the company ending on the closing date (determined without taking into account the mergers or the other transactions contemplated by the merger agreement and assuming that we shall satisfy the applicable distribution requirements under the Code for the company's taxable year ending on the closing date).

        As a holder of approximately 89.3% of all of our outstanding common units, the company's approval is the only approval of the holders of our common units that is necessary under the merger agreement to approve the mergers and the other transactions contemplated by the merger agreement. This approval is expected to be effective 20 days after the date of this prospectus/information statement.

Termination of the Merger Agreement (page 101)

        The merger agreement may be terminated and the mergers may be abandoned at any time prior to the operating trust merger effective time, as follows:

  •
  by mutual written consent of the parties;

  •
  by either Parent or the company if:

  •
  the operating trust merger has not occurred on or before December 31, 2007, provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the company merger to occur on or before such date;

  •
  any governmental authority has taken any action which has the effect of making consummation of the mergers illegal or otherwise preventing or prohibiting the consummation of any of the mergers, provided that this right to terminate will not be available to any party unless that party has used its reasonable best efforts to oppose any governmental order or have the governmental order vacated; or

  •
  the requisite vote of the company's shareholders to approve the company merger and the other transactions contemplated by the merger agreement is not obtained;

  •
  by Parent if:

  •
  the company or the operating trust is in breach of its representations and warranties or covenants or agreements under the merger agreement and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2007, provided none of the buyer parties is in material breach of their obligations under the merger agreement;

  •
  the company's board of trustees or a special committee of the company's board of trustees withdraws, modifies or amends its recommendation that shareholders vote to approve the company merger in any manner adverse to any of the buyer parties; or

  •
  the company's board of trustees or a special committee of the company's board of trustees recommends or approves an acquisition proposal or fails to recommend against certain alternative takeover proposals;

  •
  by the company if:

  •
  any of the buyer parties is in breach of the representations and warranties or covenants or agreements under the merger agreement and such breach results in the applicable closing condition regarding representations and warranties or covenants and agreements being incapable of being satisfied by December 31, 2007, provided neither the company nor the operating trust is in material breach of their respective obligations under the merger agreement; or

    •
    the company's board of trustees or a special committee of the company's board of trustees approves and authorizes the company to enter into a definitive agreement to implement a superior proposal in accordance with the terms of the merger agreement so long as:

    •
    the requisite shareholder vote has not been obtained;

    •
    the company is not in or has not been in breach of the company's obligations under the merger agreement with regard to the company shareholders' meeting or prohibitions on soliciting acquisition proposals in any material respect;

    •
    the company's board of trustees or a special committee of the company's board of trustees has determined in good faith, after consulting with its financial advisor, that such definitive agreement constitutes a superior proposal;

    •
    the company has notified Parent in writing that the company intends to enter into such agreement;

    •
    during the three business days following the receipt by Parent of the company's notice, the company has offered to negotiate with, and if accepted, has negotiated in good faith with, Parent to make adjustments to the terms and conditions of the merger agreement to enable the company to proceed with the mergers;

    •
    the company's board of trustees or a special committee of the company's board of trustees has determined in good faith, after the end of such three business day period, after considering the results of such negotiations and any revised proposals made by Parent, that the superior proposal giving rise to such notice continues to be a superior proposal (provided, however, that because any change to an acquisition proposal or a superior proposal constitutes a new acquisition proposal under the merger agreement, a new determination as to whether it is a superior proposal as well as a new notice and an additional three business day period are required with respect to each such change); and

    •
    the company pays to Parent the termination fee in accordance with the merger agreement simultaneously with the termination of the merger agreement.

Termination Fee and Expenses (page 103)

        The company has agreed to pay Parent the termination fee of $235.0 million or reimburse Parent up to $10.0 million for Parent's reasonable transaction expenses under certain circumstances. Parent has also agreed to reimburse the company for its reasonable transaction expenses up to $10.0 million in certain situations.

  Payment of Termination Fee

        The company has agreed to pay Parent the termination fee of $235.0 million if the merger agreement is terminated under the following circumstances:

  •
  Parent has terminated the merger agreement prior to the shareholders' meeting because the company's board of trustees has withdrawn, modified or amended its recommendation that shareholders vote to approve the company merger in any manner adverse to any of the buyer parties;

  •
  Parent has terminated the merger agreement because the company's board of trustees or a special committee of the board of trustees has approved, endorsed or recommended, or the company has entered into a contract or agreement relating to, an acquisition proposal, or a tender offer or exchange offer for any of the company's outstanding common shares has been commenced prior to the requisite shareholder vote being obtained and the company's board has failed to recommend against such offer within ten business days of its commencement, or the company, the company's board of trustees or a special committee of the company's board of trustees has publicly announced its intention to do any of the foregoing; or

  •
  the company's board of trustees or a special committee of the company's board of trustees has approved and authorized the company to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement.

        The company also has agreed to pay Parent the termination fee of $235.0 million, less any reimbursable transaction expenses previously paid to Parent, under the following circumstances:

  •
  the company or Parent has terminated the merger agreement because the requisite shareholder vote to approve the company merger upon a vote being taken has not been obtained at a duly convened meeting or the operating trust merger has not occurred by December 31, 2007 and (a) at or prior to the later of the meeting of the company's shareholders and the termination date, an acquisition proposal has been made to the company or the operating trust, or otherwise publicly announced, and (b) concurrently with the termination or within 12 months following the termination, the company enters into a contract with respect to or consummates any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 95 of this prospectus/information statement under the section entitled "The Merger Agreement—No Solicitation of Transactions," being deemed to be references to 50%); or

  •
  Parent has terminated the merger agreement because (a) any of the company's or the operating trust's representations and warranties are or become untrue or incorrect such that the closing condition pertaining to the company's and the operating trust's representations and warranties would be incapable of being satisfied by December 31, 2007, or (b) there has been a breach on the part of the company or the operating trust of any of their respective covenants and agreements under the merger agreement such that the closing conditions pertaining to the company and the operating trust's performance and compliance with covenants or agreements would be incapable of being satisfied by December 31, 2007, provided that neither Parent nor MergerCo is in material breach of its obligations under the merger agreement, and (i) at or prior to the event or circumstance giving rise to Parent's termination right, an acquisition proposal has been made to the company, or otherwise publicly announced, and (ii) concurrently with the termination or within 12 months following the termination, the company enters into a contract with respect to or consummates any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 95 of this prospectus/information statement under the section entitled "The Merger Agreement—No Solicitation of Transactions," being deemed to be references to 50%).

  Payment of Reimbursable Expenses

        The merger agreement also provides that if either party terminates the merger agreement because of the other party's material breach of the merger agreement which would result in the failure of a condition being satisfied by December 31, 2007, the breaching party must reimburse the non-breaching party for its reasonable transaction expenses up to a limit of $10.0 million within three business days of the termination date.

        The company has agreed that if the company fails to pay the termination fee or any termination expenses when due, or Parent fails to pay any termination expenses when due, the company or Parent, as the case may be, will reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such party in connection with the collection under and enforcement of relevant provisions of the merger agreement.

Financing (page 67)

        In connection with the mergers, Parent will cause approximately $15.4 billion in the aggregate to be paid to the company's shareholders (assuming that Parent elects to cause the company to redeem all outstanding Series I preferred shares for the cash consideration in accordance with the terms of the Series I preferred shares), the holders of units of the operating trust (assuming that all of the Class A-1 common unitholders elect to receive the cash consideration in full for all of their Class A-1 common units) and the holders of the company's outstanding share options, restricted share units, dividend equivalent units, phantom common shares, performance units, and share appreciation rights. The merger agreement does not contain a financing condition.

        Parent has obtained the equity and debt financing commitments described below and is obligated under the merger agreement to use its reasonable best efforts to negotiate definitive agreements with respect to the debt financing commitment and to otherwise arrange its debt financing on the terms and conditions described in the debt commitment letter and to satisfy all conditions of the buyer parties in such definitive agreements. If the debt financing under the debt commitment becomes unavailable, Parent is obligated to use its reasonable best efforts to otherwise obtain debt financing in connection with the transactions contemplated by the merger agreement.

        In connection with the execution and delivery of the merger agreement, Parent obtained an equity commitment letter from TS Fund VII to provide Parent with equity financing in an aggregate amount of up to $250.0 million and from Lehman Brothers, Real Estate Private Equity Inc. and Banc of America Strategic Ventures, Inc. to provide Parent with equity financing in an aggregate amount of up to $4.85 billion. Parent also obtained a debt commitment letter from Lehman Commercial Paper Inc. and Banc of America Strategic Ventures, Inc. and its affiliates, which we refer to as "lenders," pursuant to which the lenders have committed to provide Parent with financing in an aggregate amount of up to $17.1 billion. The debt commitment letter terminates on December 31, 2007, unless extended in accordance with its terms and is conditioned on the completion of the mergers and other customary conditions. The lenders have the right to terminate the debt commitment letter under certain circumstances, including if the buyer parties are entitled to terminate the merger agreement due to a breach of certain representations and warranties by the company or a material adverse effect with respect to the company.

Guarantee and Remedies (page 68)

        In connection with the merger agreement, Lehman Brothers and TS Fund VII, which we refer to collectively as the "guarantors," have agreed to unconditionally and irrevocably guarantee the payment obligations of the buyer parties and any obligations to pay losses or damages under the merger agreement in an amount up to an aggregate of $1.5 billion, consisting of a $1.25 billion guarantee from Lehman Brothers and a $250.0 million guarantee from TS Fund VII. Each guarantee will terminate on the earliest of (a) the closing of the mergers and payment of all obligations due by the buyer parties under the merger agreement at such time, (b) termination of the merger agreement by mutual written consent or under circumstances in which the buyer parties would not be obligated to make any payments and (c) one year following a termination under circumstances in which the buyer parties are obligated to make payments (except as to payments for which a claim has been made under the applicable guarantee).

        The company cannot seek specific performance to require the buyer parties to complete the mergers, and the company's exclusive remedy for the failure of the buyer parties to complete the mergers is to seek to recover damages or losses incurred by the company up to an aggregate amount of $1.5 billion, as supported by the guarantees of TS Fund VII and Lehman Brothers described above.

Selected Unaudited Pro Forma Financial Data of Archstone-Smith Operating Trust

        The accompanying unaudited selected pro forma financial data sets forth the historical financial information of the operating trust and Operating Trust MergerSub as a consolidated entity, giving effect to the operating trust merger as if it had occurred (a) on March 31, 2007 with respect to the unaudited pro forma condensed consolidated balance sheet data and (b) on January 1, 2006 with respect to the unaudited pro forma condensed consolidated statements of operations data for the three months ended March 31, 2007 and year ended December 31, 2006. For the purposes of the following data, we have assumed that all of our outstanding A-1 common units will be exchanged for the Series O preferred units in connection with the operating trust merger. In addition to the operating trust merger, the accompanying unaudited pro forma selected financial data also presents the pro forma impact of the distribution of certain assets that Parent has informed us it intends to cause the operating trust to make immediately after the operating trust merger effective time. The unaudited selected pro forma financial data should be read in conjunction with the historical financial statements of the operating trust and the notes thereto, as set forth in the quarterly report on Form 10-Q for the three months ended March 31, 2007 and the 2006 annual report on Form 10-K for the year ended December 31, 2006, both of which are incorporated by reference into this prospectus/information statement, and the unaudited pro forma condensed consolidated financial statements and the notes thereto. See "Where You Can Find More Information" on page 163 and "Unaudited Pro Forma Condensed Consolidated Financial Statements" beginning on page F-1. The unaudited pro forma condensed consolidated financial data are presented for informational purposes only and are not necessarily indicative of what the actual consolidated financial position or results of operations of the operating trust would have been for the periods presented, nor do they purport to represent the forecasted results of future periods. All amounts are in thousands, except per unit and ratio data.

	For the Three Months Ended March 31, 2007 (Pro Forma)	For the Year Ended December 31, 2006 (Pro Forma)
Operations Data:
Total revenues	$173,289	$617,718
Interest expense	148,557	567,620
Depreciation on real estate investments	61,764	232,762
Total expenses	279,292	1,050,303
(Loss)/earnings from operations	(106,003)	(432,585)
Preferred unit distributions(1)	(25,976)	(103,902)
Net (loss)/earnings before discontinued operations attributable to common units:
—Basic	(129,953)	(534,149)
—Diluted	(129,953)	(534,149)
Weighted average common units outstanding:
—Basic	221,256	216,159
—Diluted	221,256	216,159
Net (loss)/earnings before discontinued operations attributable to common units (per common unit):
—Basic	(0.59)	(2.47)
—Diluted	(0.59)	(2.47)
Distributions per common unit	—	—

(1)
Reflects the amount of distributions accrued at the stated distribution rate. Payment of distributions on our preferred units is subject to the availability of cash and the amount of income allocated to holders of our Series O preferred units. See footnote (g) in "Notes to Pro Forma Condensed Consolidated Statements of Operations (Unaudited)" at page F-9.

As of March 31, 2007 (Pro Forma)
Balance Sheet Data:
Real estate, net	$12,836,784
Investments in and advances to unconsolidated entities	282,474
Total assets	14,116,829
Total debt	9,791,645
Total liabilities	10,066,871
Series O preferred units	1,667,891
Perpetual preferred units	50,000
New common units	2,326,748
Total unitholders' equity	2,381,040
As of March 31, 2007
Other Data:
Unitholder's equity (book value) per common unit
Historical	$22.40
Pro forma	$10.46
Total debt and preferred units to total assets
Historical	0.5
Pro forma	0.8

Ratio of Earnings to Combined Fixed Charges and Preferred Distributions

Historical Ratio of Earnings to Combined Fixed Charges and Preferred Distributions

        The following table sets forth our ratios of earnings to combined fixed charges and preferred distributions for the periods indicated. For this purpose, "earnings" consist of earnings from operations plus fixed charges other than capitalized interest and "fixed charges" consist of interest on borrowed funds (including capitalized interest and amortization of debt discount and issuance costs) and preferred distributions.

	Three Months Ended March 31, 2007	Three Months Ended March 31, 2006	2006	2005	2004	2003	2002
Ratio of Earnings to Combined Fixed Charges and Preferred Distributions(1)	1.3	1.4	1.4	1.3	1.4	1.2	1.1

(1)
Net earnings from discontinued operations have been reclassified for all periods presented.

Pro Forma Ratio of Earnings to Combined Fixed Charges and Preferred Distributions

        The following table sets forth our ratios of earnings to fixed charges on a pro forma basis to give effect to the consummation of the mergers and other transactions contemplated by the merger agreement, including the distribution of certain properties, for the quarter and year ended March 31, 2007 and December 31, 2006, respectively.

	Three Months Ended March 31, 2007		Year Ended December 31, 2006
Pro Forma Ratio of Earnings to Combined Fixed Charges and Preferred Distributions	0.2	(1)	0.2	(1)

(1)
For the three months ended March 31, 2007 and year ended December 31, 2006, on a pro forma basis, the aggregate amount of combined fixed charges and preferred distributions would have exceeded our earnings by approximately $134.1 million and $550.6 million, respectively. The deficiencies of the pro forma ratios of earnings to combined fixed charges and preferred distributions for these periods are primarily due to the significantly increased interest expense, depreciation expense and to the pro forma accrual of distributions on the Series O preferred units, on a pro forma basis, after giving effect to the operating trust merger as if it had occurred on January 1, 2006. For the purpose of this table, we have assumed that all of our outstanding A-1 common units will be exchanged for the Series O preferred units in connection with the operating trust merger.

Regulatory Approvals (page 77)

        EC No. 139/2004 requires notification to and prior approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. We and the buyer parties have determined that the mergers are subject to filing requirements under EC Regulation No. 139/2004. Once a complete notification is filed, the European Commission has an initial (Phase I) period of 25 working days from the day following the date of notification, which period may be extended under certain circumstances, in which to consider whether the mergers would significantly impede effective competition in the common market or a substantial part of it, in particular as a result of the creating or strengthening of a dominant position. By the end of this Phase I period, the European Commission must issue a decision either clearing the mergers or opening an in-depth Phase II investigation. A Phase II investigation can extend the investigation period up to an additional 125 working days.

        In addition, we are required to make filings under the securities, or "blue sky," laws of certain states with regard to the election being afforded to holders of Class A-1 common units to receive cash consideration or Series O preferred units, or a combination thereof, in exchange for their Class A-1 common units. In certain states we will not be able to proceed with the mergers unless the operating trust has obtained the confirmation of the availability of an applicable exemption and/or qualification of the issuance of the Series O preferred units. In other states, approval of the filing and the contents of this prospectus/information statement may be required before we can offer the election or issue Series O preferred units to holders of Class A-1 common units who are residents of those states. Accordingly, we will not be able to consummate the mergers until any necessary approvals under applicable state securities laws are obtained.

        Other than EC No. 139/2004, the Form S-4 of which this prospectus/information statement forms a part becoming effective, our obtaining any necessary approvals under state securities or "blue sky" laws and the filing of articles of merger by each of the company and the operating trust with the SDAT, we are unaware of any other material federal, state or foreign regulatory requirements or approvals that may be required to consummate the mergers.

Litigation Relating to the Mergers (page 78)

        On May 30, 2007, two separate purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed naming the company and each of the company's trustees as defendants. One of these lawsuits, Seymour Schiff v. James A. Cardwell, et al. (Case No. 2007cv1135), was filed in the United States District Court for the District of Colorado. The other, Mortimer J. Cohen v. Archstone-Smith Trust, et al. (Case No. 2007cv1060), was filed in the District Court, County of Arapahoe, Colorado. On May 31, 2007, two additional purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed in the District Court, County of Arapahoe Colorado. The first, Howard Lasker v. R. Scot Sellers, et al. (Case No. 2007cv1073), names the company, each of the company's trustees and one of the company's senior officers as defendants. The second, Steamship Trade Association/International Longshoremen's Association Pension Fund v. Archstone-Smith Trust, et al. (Case No. 2007cv1070) names the company, each of the company's trustees, Tishman Speyer and Lehman Brothers as defendants. On June 11,

2007, an additional purported shareholder class action lawsuit related to the merger agreement, Doris Staehr v. Archstone-Smith Trust, et al (Case No. 2007cv1081), was filed in the District Court, County of Arapahoe Colorado, naming the company and each of the company's trustees as defendants. All five lawsuits allege, among other things, that the company's trustees violated their fiduciary duties to the company's shareholders in approving the mergers.

        All five lawsuits purport to be brought as class actions and seek to enjoin the completion of the mergers and the related transactions. In addition, among other things, the complaints in each of Seymour Schiff v. James A. Cardwell, et al. and Howard Lasker v. R. Scot Sellers, et al. seek compensation for all losses and damages allegedly suffered by class members as a result of the transactions (the Lasker complaint requests compensatory damages and/or rescission of the company merger) and the complaints in Mortimer J. Cohen v. Archstone-Smith Trust, et al. and Doris Staehr v. Archstone-Smith Trustseek an order directing the company to obtain a transaction which is in the best interests of the company's shareholders.

        On June 21, 2007, the District Court, County of Arapahoe Colorado entered an order consolidating the Lasker, Steamship Trade Association/ International Longshoremen's Association Pension Fund and Staehr actions into the Cohen action, under the caption In re Archstone-Smith Trust Shareholder Litigation. We intend to vigorously defend these actions.

Deregistration of Class A-1 Common Units (page 78)

        If the operating trust merger is completed, our Class A-1 common units will be deregistered under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act."

RISK FACTORS

        An investment in the Series O preferred units involves a number of risks and uncertainties. You should carefully consider the following material risk factors, together with the other information contained or incorporated by reference in this prospectus/information statement, in determining whether to elect to receive the cash consideration in lieu of the Series O preferred units in the operating trust merger.

Risks Related to the Series O Preferred Units and Our Structure After the Mergers

  The Series O preferred units will have materially different rights than your Class A-1 common units.

        After the closing of the operating trust merger, our Class A-1 common unitholders who receive Series O preferred units will remain unitholders of the operating trust, subject to the terms of a new declaration of trust that will become effective at the operating trust merger effective time, which are materially different from, and may be less favorable than, the rights they have as holders of the Class A-1 common units under our existing declaration of trust. You should carefully review the form of the new declaration of trust (which includes the terms of, and will govern, the Series O preferred units), which is attached to this prospectus/information statement as Annex B. In addition, you should also review the description of the new declaration of trust and the bylaws and your rights as a Series O preferred unitholder thereunder in the sections captioned "Description of the New Declaration of Archstone-Smith Operating Trust After the Mergers" on page 105, "Description of the Series O Preferred Units" on page 108 and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" on page 114.

  There is no guarantee of distributions on the Series O preferred units and any distributions that Series O preferred unitholders may receive will be limited.

        Current distributions on the Series O preferred units will be limited by the amount of available cash, the amount of net income allocated to holders of Series O preferred units and the terms of any debt or loan agreements to which the buyer parties or we are parties or their or our assets are subject. In addition, while MergerCo presently intends to be organized as a REIT, it may not continue to be organized as a REIT and, therefore, will not need regular distributions from us to meet the REIT distribution requirements. No assurance can be given as to the timing or amount of cash distributions, if any, to be made in respect of the Series O preferred units. Initially, we do not expect that our operations will generate distributable cash flow or book income due to interest expense and depreciation deductions, among other things, and, accordingly, we do not expect to be able to pay regular quarterly distributions on the Series O preferred units, and it is possible that no cash distributions will be made in respect of the Series O preferred units at all. Cumulative distributions in respect of each Series O preferred unit, if any, will not in any event exceed an amount equal to 6% per annum (subject to increase to 8% under certain circumstances) of the $60.75 stated value of each Series O preferred unit, such distributions to be compounded quarterly to the extent unpaid.

        If all accumulated and unpaid distributions (which, as described elsewhere, will be limited to the cumulative amount of income allocable to holders of Series O preferred units) have been paid or set aside for payment, and if all requests for redemption of Series O preferred units have been fully paid, we will be able to make distributions on our junior units, including the Class A-2 common units held by MergerCo, even if the cumulative amount of distributions paid on the Series O preferred units is less than the full amount that has accrued at the stated distribution rate of 6%, subject to certain restrictions.

        In connection with the Merger Agreement, Parent obtained commitments for debt financing for the purpose of the mergers, funding reserves, refinancing a portion of the company's existing debt, and for other costs and expenses related to the mergers. It is anticipated that such debt financing will impose limitations on distributions. In addition, Series O preferred unitholders will not participate in any profits of the operating trust or gains recognized by the operating trust in excess of such amounts. See "Description of the New Declaration of Trust of Archstone-Smith Operating Trust After the Mergers" on page 105, "Description of the Series O Preferred Units" on page 108 and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" on page 114. Neither Parent nor MergerCo has guaranteed or has any liability to the holders of Series O preferred units for the payments provided with respect thereto.

  We may not be able to satisfy our obligation to redeem the Series O preferred units and our tax protection payment obligations in connection with certain redemption events.

        Under the terms of the Series O preferred units, commencing on the fifth anniversary of the operating trust merger, each holder of Series O preferred units has the right to require us to redeem some or all of such holder's Series O preferred units at a cash price equal to the liquidation preference of $60.75 per Series O preferred unit plus any accrued and unpaid distributions, through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units) subject to a limitation that we are not required to redeem more than one-third of the Series O preferred units outstanding immediately following the mergers in any twelve month period. Separately, at any time prior to the fifth anniversary of the operating trust merger, each holder of Series O preferred units has the right to require us to make such a redemption and pay the redemption price described above plus any amounts payable to such holder under its existing tax protection agreements, treating the redemption for this purpose as a sale by us of all of our assets (subject to certain limitations), if we make any distributions on the common units (or other junior units) at a time when the ratio of total debt (which includes for this purpose the total liquidation preference of the Series O preferred units and any other parity preferred units) to total asset value is greater than 0.85 to 1.0 or, with some exceptions, within 60 days before and in contemplation of incurring new debt that causes the ratio to exceed that level. However, no assurance can be given that we will have sufficient cash or availability of borrowings to pay such redemption price and the related tax protection payments, if any, at such times as the Series O preferred unitholders may exercise their redemption rights, or that the terms of any loan, credit or other similar agreements to which we may then be a party will allow such redemptions or payments to be made. Neither Parent nor MergerCo has guaranteed or has any liability to the holders of Series O preferred units for the payments of the redemption amounts provided for with respect thereto or any tax protection payment required to be made by the operating trust. In addition, if there has not been sufficient net income and appreciation in the value of our properties after the closing of the operating trust merger, the amount of current and unpaid distributions owed on the Series O preferred units at the time of the redemption may not be sufficient to provide a cumulative 6% per annum (or 8% per annum, if applicable) return on the Series O preferred units. See "Description of the New Declaration of Trust of Archstone-Smith Operating Trust After the Mergers" on page 105 and "Description of the Series O Preferred Units—Redemption Rights" on page 110.

  We have the right to redeem all of the Series O preferred units outstanding without your consent from and after the fifth anniversary of the operating trust merger.

        At any time after the fifth anniversary of the operating trust merger, we will have the right to redeem all (but not less than all) of the Series O preferred units for cash equal to the liquidation preference of $60.75 per Series O preferred unit plus all accrued and unpaid distributions through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units) and any amounts that would be payable under all holders' existing tax protection agreements, without the consent of any Series O preferred unitholder. See "Description of the Series O Preferred Units—Redemption at the Operating Trust's Option" beginning on page 111.

   Series O preferred units do not and will not have a trading market and have restrictions on transferability.

        The Series O preferred units are new securities for which there is currently no public or other trading market. The buyer parties will not list the Series O preferred units on a securities exchange, and it is unlikely that any person will make a market in the Series O preferred units, or that an active market for the Series O preferred units will develop, particularly since the terms of the Series O preferred units contain restrictions that are designed to prevent that from occurring.

        The Series O preferred units also will be subject to significant restrictions on transferability. We may also prohibit any transfer of the Series O preferred units by a unitholder that would result in us being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the partnership for federal income tax purposes. As a result of these restrictions on transferability, you may not be able to sell your Series O preferred units should a need for immediate liquidity arise (except for your right to have your Series O preferred units redeemed following the fifth anniversary of the operating trust merger or for a limited period of time following the death of a unitholder) and, even if Series O preferred units are sold, the price at which they are sold may be significantly less than their fair market value. See "Description of the New Declaration of Trust of Archstone-Smith Operating Trust After the Mergers on page 105.

  Series O preferred units constitute passive investments in the operating trust and you will have no management rights or control over our business or right to replace our sole trustee and will have limited governance rights, with MergerCo and its affiliates controlling substantially all matters.

        Similar to the existing declaration of trust, the new declaration of trust will not permit unitholders (other than MergerCo and its affiliates), including Series O preferred unitholders, from engaging in the active management and control of our business. Our Series O preferred unitholders generally will not have any voting rights in respect of any matters except in connection with our issuance of additional Series O preferred units (other than pursuant to the terms of the Series Q-1 and Q-2 preferred units), issuance of new units ranking on par with or senior to the Series O preferred units, amendments to the terms of the Series O preferred units, through merger or otherwise, that are materially adverse to the rights or preferences of the Series O preferred units, and amendments of certain other specified provisions of our declaration of trust. These approval requirements are subject to certain exceptions described under "Description of the Series O Preferred Units—Voting Rights" on page 113. Instead, MergerCo will control our management and operations and will determine, without the consent of Series O preferred unitholders, the outcome of transactions, our management policies and business objectives, including potential acquisitions and divestitures of a significant number of our properties and assets or interests in us and the distribution of cash and other property held by us. As a result, you must rely entirely on the ability of MergerCo and its affiliates to conduct and manage our affairs. In addition, Series O preferred unitholders will not have the right to appoint, elect or remove MergerCo or a successor as our sole trustee even if MergerCo may transfer all of its interest, including its rights as our sole trustee, to another person.

  The termination of registration of our Class A-1 common units under the Exchange Act would substantially reduce the information required to be publicly furnished by us and would make certain provisions of the Exchange Act no longer applicable to us.

        Our Class A-1 common units are currently registered under the Exchange Act. If the operating trust merger is completed, our registration could be terminated upon application of the operating trust to the SEC if our units are not listed on a securities exchange (which they will not be) and there are fewer than 300 holders of record of all operating trust units. The termination of registration of our units under the Exchange Act would substantially reduce the information required to be furnished by the operating trust to holders of its units and to the SEC and would also make certain of the provisions of the Exchange Act, such as the short-swing profit recovery provisions of Section 16(b), the requirement of furnishing a proxy statement in connection with security holders meetings, the related requirement of an annual report to security holders, and the requirements of Rule 13e-3 promulgated under the Exchange Act with respect to going private transactions, no longer applicable.

  No assurances can be made regarding the properties that we will own upon completion of the mergers or thereafter.

        As of March 31, 2007, we owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction, concentrated in six key markets in the United States. The buyer parties have informed us that they intend to cause the operating trust to distribute to the company a portfolio of assets valued at approximately $9.1 billion (based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007) following the consummation of the operating trust merger. Such properties comprised 39% of total assets and 58% of the units that we owned or had an ownership interest in at March 31, 2007, including units under construction. In addition, these properties accounted for approximately 46% of our pro forma revenues and approximately 26% of our pro forma loss from operations for the year ended December 31, 2006, and approximately 39% of our pro forma revenues and approximately 37% of our pro forma loss from operations for the three months ended March 31, 2007. The Series O preferred unitholders will generally not receive any economic benefits related to such properties. In addition, after the operating trust merger, Parent may change its intentions with respect to such properties and cause other properties to be sold or distributed from time to time.

  TS Fund VII and Lehman Brothers and their affiliates have outside activities that will conflict with our interests and those of the Series O preferred unitholders.

        TS Fund VII and Lehman Brothers are in the business of owning, developing, operating and managing commercial real estate properties, including residential properties, and making investments in various real estate companies, and are likely to continue to acquire, own, develop, operate and manage real estate properties and generally hold interests in real estate companies and properties that may compete directly and/or indirectly with us and our properties and business. Neither we nor any of the Series O preferred unitholders will have any right in or to such other investments, ventures or activities or to the income or proceeds derived from such investments, ventures and activities, and the pursuit of such investments, ventures and activities, even if in direct and/or indirect competition with our business and properties, will not be deemed wrongful or improper or a breach of any duty existing under the new declaration of trust, at law, in equity or otherwise. TS Fund VII and Lehman Brothers will have no obligation to present any investment opportunities to us, even if such opportunities are of a character which could be taken by us, and they and their affiliates will have the right to take for their own account, or recommend to others, any such opportunities. In addition, TS Fund VII, Lehman Brothers and their affiliates are not under any obligation to conduct their other businesses and investment affairs in our best interests or in the best interests of the Series O preferred unitholders.

  Limitation of liability and indemnification of MergerCo and affiliates.

        The new declaration of trust will provide that, to the maximum extent permitted by Maryland law, MergerCo, as our sole trustee, and our officers and trustees, and employees or agents, will not be liable to us or any of our unitholders, including the Series O unitholders, for money damages except to the extent that (i) MergerCo actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to MergerCo is entered in a proceeding based on a finding in the proceeding that MergerCo's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. We shall indemnify each officer, employee and agent, to the fullest extent permitted by Maryland law.

        MergerCo is under no obligation to consider the separate interests of our unitholders, including the Series O preferred unitholders (including, without limitation, the tax consequences to such unitholders) in deciding whether to cause us to take (or decline to take) any actions, and MergerCo shall not be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by our unitholders in connection with such decisions, subject to the terms of any existing tax protection agreements and the specific tax protection provisions of the Series O preferred units unless MergerCo acted in bad faith and the act or omission was material to the matter giving rise to the loss, liability or benefit not derived.

Risks Related to Financings and Our Indebtedness

  We will have significant debt and may not be able to make the required payments on such debt.

        Based on the information provided to us by Parent, it is expected that the level of indebtedness of the operating trust after consummation of the operating trust merger will be significantly greater than the level of our indebtedness prior to the consummation of the operating trust merger. Based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007, our "total debt," which is indebtedness plus the aggregate liquidation preference of any then outstanding Series O preferred units and any other preferred units, is expected to be approximately $11.5 billion, including at least approximately $9.8 billion of borrowings as compared to approximately $6.5 billion of debt and preferred units at March 31, 2007. See "Archstone-Smith Operating Trust Pro Forma Condensed Consolidated Financial Statements (Unaudited)" on pages F-1 to F-11.

        Our significant level of leverage following the operating trust merger subjects us to risks normally associated with debt financing, including the following, each of which could have important consequences to holders of Series O preferred units:

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  we may not have sufficient cash available to pay current distributions on or to redeem the Series O preferred units;

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  our debt agreements are expected to restrict our ability to pay current distributions on or to redeem the Series O preferred units;

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  a decrease in net operating cash flow or an increase in our expenses could make it difficult for us to satisfy our debt service requirements or force us to modify our operations;

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  most of our indebtedness will be secured by mortgage liens on our properties and pledges of our interests in certain subsidiaries, reducing our ability to obtain additional financing;

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  our ability to obtain additional financing for working capital, capital expenditures or other purposes, or to refinance current or future indebtedness, may be impaired or any such financing may not be available on terms favorable to us;

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  interest expense will reduce the funds that would otherwise be available to us for our operations and future business opportunities or for distributions to the holders of Series O preferred units or other unitholders;

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  our debt level will increase our vulnerability to general economic downturns and adverse industry conditions, or we may be unable to carry out capital spending that is important to our growth and the maintenance of our properties;

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  our debt level could limit our flexibility in planning for, or reacting to, changes in our business and in our industry in general; and

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  our debt level may restrict our ability to make strategic acquisitions, upgrades to our existing properties, necessary investments in new business initiatives or cause us to make non-strategic divestitures.

        All or a portion of our financing arrangements may bear interest at a variable rate, and we may incur additional variable rate indebtedness in the future. Accordingly, increases in interest rates could increase our interest expense, which could adversely affect our results of operations, financial condition and ability to pay distributions or redemption payments to holders of Series O preferred units or other unitholders. An increase in interest expense could also cause us to be in default under our financing arrangements. In the absence of interest rate hedging or swap transactions, increases in the average effective interest rate on our variable rate debt could materially increase future interest expense.

        In addition, it is expected that substantially all of the properties and in some cases our ownership interests in our subsidiaries that we will own immediately after the operating trust merger will be subject to mortgages, pledges or other security interests granted to lenders. If a property or group of properties is mortgaged or our interest in a subsidiary is pledged to secure payment of debt and we were unable to pay the required payments as they become due, the lender or other holder of the mortgage or pledge could proceed against its collateral and foreclose on the property or interest, resulting in a loss of our investment. Even if a loan is nonrecourse, the lender might have the right to recover deficiencies arising from fraud, environmental liabilities or other circumstances. Foreclosure also could create taxable income to a unitholder without producing any cash, thereby reducing the economic benefits to holders of Series O preferred units, to the extent not protected by any tax protection agreement.

  We may not be able to repay or refinance our debt when it comes due.

        When any of our debt secured by mortgage liens on our properties or pledges of our interests in certain subsidiaries comes due, we are very unlikely to have enough cash to pay the debt. Therefore, we will have to refinance the debt; however, we may not be able to refinance existing debt, which in virtually all cases requires substantial principal payments at maturity and, even if we can refinance, the terms of a refinancing might not be as favorable as the terms of existing debt. If the interest rate on any new debt is higher than the rate on the old debt, our costs will increase or proceeds might be less than the amounts to be refinanced. Our ability to refinance any of this debt and the terms on which we might refinance will depend upon numerous factors, including economic conditions in general and specifically on conditions in the capital markets or on our performance. If principal payments due at maturity cannot be refinanced, extended or paid with proceeds of other capital transactions, cash flow may not be sufficient in all years to repay all maturing debt at the relevant time(s) and the property securing mortgage loans or pledges of our interests in certain subsidiaries securing other existing debt may be foreclosed upon or we may be forced to dispose of properties or interests on disadvantageous terms, which may materially adversely affect the value of your Series O preferred units and your ability to collect payment from us under any existing tax protection agreement in effect at the time.

  Despite our significant leverage, we may be able to incur more indebtedness, which could further exacerbate the risks described above.

        Despite our significant leverage following the consummation of the operating trust merger, we may be able to incur substantial additional indebtedness in the future. To the extent new debt is added to our currently anticipated debt levels, the substantial leverage risks described above, and therefore the risks of investing in the Series O preferred units, would increase.

Risks Related to the Mergers

  There may be unexpected delays in the consummation of the mergers, which would delay the receipt by the Class A-1 common unitholders of either the cash consideration or the Series O preferred units.

        The mergers are expected to be consummated during the third quarter of 2007. However, certain events may delay or prevent the consummation of the mergers, including, without limitation, the failure of the company to obtain the requisite approval of its common shareholders and our failure to satisfy other closing conditions to which the mergers are subject. If these events were to occur, the receipt of the cash consideration and/or the Series O preferred units by the Class A-1 common unitholders would be delayed. Further, if these events were to delay the closing past December 31, 2007, either we or the buyer parties may terminate the merger agreement in accordance with its terms.

  Pending and future lawsuits may adversely affect our and the buyer parties' ability to consummate the mergers.

        Since the announcement of the proposed mergers on May 29, 2007 through the date of this prospectus/information statement, five purported class action lawsuits have been filed by shareholders of the company in Colorado state and federal courts, seeking, among other things, to enjoin the proposed company merger. The plaintiffs assert claims of breach of fiduciary duty against the company's trustees. It is possible that additional lawsuits may be filed against us, the company and/or the buyer parties, asserting similar or different claims. There can be no assurance that we will be successful in the outcome of any of these pending or future lawsuits and any judgments in respect of these lawsuits adverse to us and the buyer parties may adversely affect our ability to consummate, or delay or prevent the consummation of, the mergers.

  If the mergers do not occur, we may incur payment obligations to Parent, and the company's share price, and accordingly the value of the Class A-1 common units, may decline.

        If the merger agreement is terminated under certain circumstances, we may be required to pay Parent a $235.0 million termination fee or reimburse Parent up to $10.0 million of transaction expenses, as more fully described under the section entitled "The Merger Agreement—Termination Fee and Expenses." The mergers are subject to customary conditions to closing, including the receipt of the required approval of the company's common shareholders. If any condition to the mergers is not satisfied or, if permissible, waived, the mergers will not be completed. In addition, we and Parent may terminate the merger agreement in certain circumstances. If the mergers are not completed for those or any other reasons, the market price of the company's common shares, and accordingly, the value of the Class A-1 common units, are likely to decrease to the extent that the current market price and value reflect an assumption that the mergers will be completed. We have diverted significant management resources from our normal operations and implementation of our business strategy in an effort to complete the mergers and are subject to restrictions contained in the merger agreement on the conduct of our business that prevent us from engaging in activities that we otherwise would under normal circumstances. If the mergers are not completed, we will have incurred significant costs, for which we will have received little or no benefit, and such costs could have a material adverse effect on our results of operation.

  The termination fee may discourage other interested parties from trying to acquire us.

        In the merger agreement, we agreed to pay a termination fee of $235.0 million in specified circumstances, including some circumstances where a third party acquires or seeks to acquire us, as more fully described under the section entitled "The Merger Agreement—Termination Fee and Expenses." These provisions could discourage other parties from trying to acquire us, even if those parties might be willing to offer a higher amount or different form of consideration to the Class A-1 common unitholders than the buyer parties are offering in connection with the merger agreement.

  Certain of our executive officers and the company's trustees may have interests in the mergers that are different from, or in addition to, the interests of the Class A-1 common unitholders generally.

        In considering the election and reviewing and understanding the merger agreement, you should be aware that certain of our executive officers and the company's trustees may have material financial interests in the mergers that are different from, or in addition to, the interests of Class A-1 common unitholders generally. Such interests, which are more fully described under the section entitled "The Mergers—Interests of Our Executive Officers and Trustees in the Mergers," include the receipt of severance payments and acceleration of their equity awards in connection with the mergers, as well as, in the case of Mr. R. Scot Sellers, our Chief Executive Officer and the company's chairman of the board of trustees, entering into a binding employment term sheet with Parent regarding his future employment with MergerCo after the consummation of the mergers.

Risks Related to Our Business and Real Estate Investments

  We have restrictions on the sale of certain properties even if the sale of one or more such properties may be prudent or in our best interests.

        A taxable sale of any of the properties acquired in our acquisition of Charles E. Smith Residential, or the "Smith company," prior to January 1, 2022, could result in increased costs to us in light of the tax-related obligations made to the former holders of partnership units in the operating partnership of the Smith company. We have similar restrictions on the disposition of other properties, including the properties acquired from Oakwood Worldwide in 2005. The restrictions related to the Oakwood properties last until the earlier of (a) such time as the contributing partners have sold, redeemed or otherwise disposed of 99% of their Class A-1 common units (or Series O preferred units they receive in exchange therefor in connection with the operating trust merger) in a taxable event and (b) the later to occur of (x) 10 years from the closing of the contribution of such properties and (y) the last to die of Howard Ruby and Ed Broida. Mr. Broida died in 2006. We also have similar restrictions with respect to other properties that we have acquired.

  We depend on our key personnel.

        Our success will depend on our ability to attract and retain the services of executive officers, senior officers and company managers. There is substantial competition for qualified personnel in the real estate industry and the loss of several of our key personnel could have an adverse effect on us. Even though Parent and Mr. Sellers have entered into a binding term sheet regarding Mr. Sellers' employment with MergerCo following the closing of the mergers, there can be no assurance that he will remain employed with MergerCo or its affiliates after the consummation of the mergers. Additionally, there can be no assurance that the entities surviving the mergers will be able to enter into agreements with, or retain, our other executive officers or other senior managers and other employees. The failure to retain employees could result in higher operating expenses and disrupt the management of our business or the operation of our properties and could have a material adverse effect on our financial condition, results of operations, cash flow and ability to make distributions.

  Because the company will not be publicly traded, we may not have access to public equity and debt capital.

        In addition to secured and unsecured mortgages and other financings, in the past, we have relied significantly on public equity and unsecured debt capital to fund our operations, acquisitions, development and other business activities and cash needs. Because MergerCo, as Archstone's successor, will not be publicly traded, we may not be able to access the public equity or debt markets to raise capital and may have to rely on alternative financing sources to fund our financing and cash needs even if the terms of public equity and debt capital markets were more attractive than the terms of such alternative financing sources. These alternative sources of financing may be more costly to us and adversely affect our results of operations, cash flow and ability to make distributions.

  Our properties could be subject to acts of terrorism.

        Periodically, we receive alerts from government agencies that apartment communities could be the target of both domestic and foreign terrorism. Although we currently have insurance coverage for losses incurred in connection with terrorist-related activities, losses could exceed our coverage limits and have a material adverse affect on our operating results.

  We are subject to risks inherent in ownership of real estate.

        Real estate, cash flows and values are affected by a number of factors, including changes in the general economic climate, local, regional or national conditions (such as an oversupply of communities or a reduction in rental demand in a specific area), the quality and philosophy of management, competition from other available properties and the ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations, including zoning, usage and tax laws, caps on rent and rent increases, interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Although we will seek to minimize these risks through our market research and property management capabilities, they cannot be totally eliminated.

  Real estate investments are relatively illiquid and we may not be able to recover our investments.

        Equity real estate investments are relatively illiquid, which may tend to limit our ability to react promptly to changes in economic or other market conditions. Our ability to dispose of assets in the future will depend on prevailing economic and market conditions. Furthermore, our mezzanine loans to real estate investors may not be recoverable if those investors are unable to monetize the underlying asset at underwritten amounts.

  Compliance with and changes of laws and regulatory requirements may be costly.

        Our business is heavily regulated and subject to, and we must comply with, increasing local, state and federal statutes, ordinances, rules and regulations concerning zoning, resource protection, environmental impacts, building design, construction, accessibility, certain tenant's rights, rent control, building, health and safety laws, regulations related to the ownership, operation and acquisition of apartments and similar matters. These regulations often provide broad discretion to governmental authorities that regulate these matters, which can result in increases in our operating costs and require us to incur additional capital expenditures. We generally are required to obtain and maintain permits from local authorities that are necessary to operate and renovate our properties. Violations under such permits may, from time-to-time, cause us to incur penalties and costs associated with curing such violations. Our obligation to comply with the laws and regulations under which we operate, and our obligation to ensure that our employees, subcontractors and other agents comply with these laws and regulations, could cause us to incur substantial costs. We may also not be able to pass on increased costs resulting from applicable laws, including tax laws, increases in real estate taxes, income taxes or other governmental requirements, such as the enactment of regulations relating to internal air quality, directly to our residents. Substantial increases in rents, as a result of those increased costs, may affect the ability of a resident to pay rent, causing increased vacancy. In addition to conducting business in the Washington, D.C. metropolitan area, the New York City metropolitan area, the Seattle metropolitan area and the Boston metropolitan area, part of our business is conducted in California, which is one of the most highly regulated and litigious states in the country. Therefore, our potential exposure to losses and expenses due to new laws, regulations or litigation may be greater than other real estate companies with no California presence. Local regulations, including municipal or local ordinances and zoning restrictions, may restrict the use of our properties and may require us to obtain approval from local officials or community standards organizations at any time with respect to renovations we might want to make to any of our properties. These regulations may impose additional operating or renovation costs, which could adversely affect us. In addition, we do not know whether existing requirements will change or whether future requirements will require us to make significant unanticipated expenditures. Under certain laws and regulations, our ability to transfer properties and raise rents may be affected, and we may also be liable for, among other things, the costs of bringing our properties into compliance with the statutory and regulatory requirements. If we fail to comply with various requirements, we might also incur governmental fines or private damage awards. Non-compliance with certain of these laws and regulations may impose liability without regard to fault, and could give rise to actions brought against us by governmental entities and/or third parties who claim to be or have been damaged as a consequence of an apartment not being in compliance with the subject laws and regulations. As part of our due diligence procedures in connection with the acquisition of a property, we conduct an investigation of the property's compliance with known laws and regulatory requirements with which we must comply once we acquire a property, which investigation includes performing a Phase I environmental assessment of the property and a Phase II assessment if recommended in the Phase I report. In addition, the operating trust may continue to own properties that we developed. In developing any such properties, we hired architects and general contractors to design and build these properties, and we relied on them to design and build in accordance with all legal requirements. We cannot, however, give any assurance that our investigations and these assessments have revealed all potential non-compliance issues or related liabilities, or that the properties we developed have been designed and built in accordance with all applicable legal requirements.

  Costs associated with moisture infiltration and resulting mold remediation may be costly.

        As a general matter, concern about indoor exposure to mold continues as such exposure has been alleged to have a variety of adverse effects on health. As a result, there have been a number of lawsuits in our industry against owners and managers of apartment communities relating to moisture infiltration and resulting mold. We have implemented guidelines and procedures to address moisture infiltration and resulting mold issues if and when they arise. We believe that these measures will minimize the potential for any adverse effect on our residents. The terms of our property and general liability policies after June 30, 2002, may exclude certain mold-related claims. Should an uninsured loss arise against the company, we would be required to use our own funds to resolve the issue, including litigation costs. We can make no assurance that liabilities resulting from moisture infiltration and the presence of or exposure to mold will not have a future material impact on our financial results.

  We are subject to losses that may not be covered by insurance, which could harm our operating results.

        There are certain types of losses (such as from war) that may be uninsurable or not economically insurable. It is also possible that we could experience losses in excess of the insurance coverage we have in place. Additionally, many of our communities in California are located in the general vicinity of active earthquake fault lines, and our Southeast Florida assets are in coastal locations and subject to hurricanes. Although we maintain insurance to cover most reasonably likely risks, including earthquakes and hurricanes, if an uninsured loss or a loss in excess of insured limits occurs, we could lose both our invested capital in, and anticipated profits from, one or more communities. We may also be required to continue to repay mortgage indebtedness or other obligations related to such communities. The terms of our property and general liability policies after June 30, 2002, may exclude certain mold-related claims. We can make no assurance that liabilities resulting from moisture infiltration and the presence of or exposure to mold will not have a future material impact on our financial results. Should an uninsured loss claim arise against the company, we would be required to use our own funds to resolve the issue, including litigation costs. Any such loss could materially adversely affect our business, financial condition and results of operations.

  We have a concentration of investments in certain markets, subjecting us to increased exposure from changes in economic conditions in those markets.

        Our most significant investment concentrations are in the Washington, D.C. metropolitan area, Southern California, the New York City metropolitan area and the San Francisco Bay Area. We are, therefore, subject to increased exposure from unfavorable economic, real estate, competitive and other conditions and factors specific to markets within these geographic areas, subject to potentially exiting one or more of these markets in conjunction with the distribution of assets after the operating trust merger, as more fully described under "The Mergers—General Description of the Mergers" on page 52.

  Our business is subject to extensive competition.

        There are numerous commercial developers, real estate companies and other owners of real estate that we compete with in seeking land for development, apartment communities for acquisition and disposition and residents for apartment communities. All of our apartment communities are located in developed areas that include other apartment communities. The number of competitive apartment communities in a particular area could have a material adverse effect on our ability to lease units and on the rents charged. In addition, single-family homes and other residential properties provide housing alternatives to residents and potential residents of our apartment communities.

Tax Risks

  The receipt of cash merger consideration will be taxable for federal income tax purposes and you could recognize tax gain or have tax liability in excess of the cash merger consideration received.

        If you receive cash in exchange for all of your Class A-1 common units, or if you receive cash in exchange for a portion of your Class A-1 common units, you generally will recognize gain in an amount equal to the excess of (1) your "amount realized" for federal income tax purposes, which equals the amount of cash consideration received (including any amounts of cash withheld), plus your share of our pre-merger liabilities attributable to the units exchanged, over (2) your aggregate adjusted tax basis in those Class A-1 common units exchanged for cash (including basis attributable to your share of our pre-merger liabilities attributable to the units exchanged). If you receive cash in exchange for all or a portion of your Class A-1 common units, you would recognize a loss to the extent that the amount of your basis described in clause (2) above exceeds your amount realized described in clause (1) above. Because your "amount realized" includes the amount of our liabilities allocated to you immediately prior to the operating trust merger, it is possible that the amount of gain you recognize upon the receipt of cash, or even your resulting tax liability, could exceed the amount of cash you actually receive, perhaps by a significant amount.

  The conversion of existing units into Series O preferred units could cause you to recognize gain for federal income tax purposes.

        The operating trust intends that you should not recognize any gain or loss if you receive only Series O preferred units in the operating trust in exchange for your Class A-1 common units. The proper tax characterization, however, of preferred equity interests in a partnership, such as the Series O preferred units, for federal income tax purposes is complicated and in a number of respects uncertain, and there is a risk that the IRS could assert that holders of Series O preferred units should be treated as creditors of the operating trust. If you were treated as a creditor of the operating trust, the operating trust, MergerCo, and Parent would take the position that you recognize no immediate gain or loss as a result of the receipt of the Series O preferred units, but that gain or loss would be recognized over time under rules applicable to payments made in liquidation of the interest of a retiring partner (generally, as and when distributions are made or deemed made to the extent that they exceed the adjusted basis of the retiring partner in his or her Series O preferred units). There can be no assurance, however, that the IRS would respect such characterization or would not seek to treat you as recognizing gain at the time of the operating trust merger. Neither the operating trust nor MergerCo intends to treat you as a creditor of the operating trust for federal income tax purposes. Even assuming that the Series O preferred units are respected as equity interests in the operating trust for federal income tax purposes, you could recognize gain if, as a result of our post-merger financing and/or dispositions of assets, you experience a reduction in your share of our liabilities and the amount of that reduction exceeds your adjusted tax basis in your Series O preferred units immediately prior to the operating trust merger. For a more detailed discussion of the tax treatment of the operating trust merger and the tax treatment of holders of Series O preferred units following the operating trust merger, see "Material United States Federal Income Tax Considerations" beginning on page 136.

        None of the operating trust, the company, Parent or MergerCo, or anyone else, is making any commitment to you that your receipt of Series O preferred units will be effective to permit you to defer all or any part of the taxable gain that you otherwise would have recognized had you elected to receive cash for your Class A-1 common units.

        Because the tax consequences to you of the operating trust merger will depend on your particular factual circumstances and are uncertain in some material respects, you should consult your tax advisor regarding the potential tax consequences to you of the election to receive either cash and/or Series O preferred units in connection with the election.

  You will be allocated taxable income and gain of the operating trust through the date of the operating trust merger and you will not receive any additional distributions attributable to that income.

        Whether you receive Series O preferred units in consideration for your Class A-1 common units or receive cash, you will be allocated your proportionate share of the operating trust's taxable income for the period ending with the date of the operating trust merger (including income and gain attributable to asset sales undertaken by the operating trust at the request of the buyer parties in contemplation of the mergers, if any). You will have to report such income even though you will not receive any additional cash distributions from the operating trust attributable to such income.

  You will be allocated taxable gain of the operating trust with respect to sales of assets by the operating trust following the date of the operating trust merger but will not receive any additional distributions attributable to that income.

        If you receive Series O preferred units in consideration for your Class A-1 common units, you will be allocated your proportionate share of the operating trust's gain attributable to any assets sold by the operating trust after the date of the operating trust merger, to the extent that gain would have been recognized if the assets of the operating trust were sold for fair market value at the time of the operating trust merger (including income and gain attributable to asset sales undertaken by the operating trust at the direction of the buyer parties in connection with the mergers, if any). You will have to report such income even though you will not receive any additional cash distributions from the operating trust attributable to such income. To the extent, however, that gain is recognized with respect to properties that are covered by existing tax protection agreements with certain Class A-1 common unit holders, you will be entitled to indemnification as and to the extent provided in such agreements.

   The operating trust may not be able to satisfy its tax indemnification obligations to holders of Series O preferred units.

        As described above, existing tax protection agreements with certain Class A-1 common unit holders will remain in effect to the extent not waived in connection with the unitholder's election to receive some cash consideration in the operating trust merger. No assurance can be given, however, that the operating trust will have sufficient cash or availability of borrowings to satisfy payment obligations that arise under such agreements in the future, and neither the company, MergerCo or Parent has any obligation with respect to such payments.

  Specific transactions or tax elections may cause you to recognize gain or otherwise affect your investment.

        The trustee of the operating trust will not be required to take into account the tax consequences to you in deciding whether to cause the operating trust to undertake specific transactions or make tax elections that could cause you to recognize gain. Consequently, subject to the terms of any applicable tax protection agreements and the terms of the Series O preferred units, some or all of the deferred gain allocable to the Series O preferred units that you receive in connection with the operating trust merger could be triggered at any time, and we cannot make any assurance to you that you will continue to enjoy the benefit of deferring any such gain. For additional information, see "Material United States Federal Income Tax Considerations" beginning on page 136.

  You may not be able to perpetuate existing guarantee arrangements, creating the potential for recapture of negative capital account or at-risk recapture.

        As a general matter, if you have an existing guarantee of indebtedness of the operating trust, such obligation will continue in effect after the operating trust merger unless the debt to which your guarantee applies is repaid or refinanced, in which case you will be entitled only to the rights you have under any applicable tax protection agreement. As a general matter, if you elect to receive Series O preferred units in connection with the operating trust merger, the continuation of your existing guarantee is intended to allow you to avoid the potentially adverse tax consequences that might result from a reduction of your share of liabilities of the operating trust (such as the recognition of currently deferred gain attributable to your negative capital account and at-risk recapture). We cannot offer you any assurances, however, as to whether these arrangements have in the past or will have in the future the intended tax effect. Moreover, unless you are the beneficiary of a tax protection agreement that specifically requires us to maintain such guarantees in place, except as otherwise provided in the new declaration of the trust, we have no obligations to you in connection with our decisions as to the structuring of our financing arrangements following the operating trust merger, including whether to maintain the debt subject to the guarantees in place, to offer you opportunities to enter into new guarantees, or to avoid taking steps that might make it more likely that a lender would require you to pay on your guarantee.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        Information both included and incorporated by reference in this prospectus/information statement may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on various assumptions and describe our future plans, strategies and expectations, are generally identified by our use of words such as "intend," "plan," "may," "should," "will," "project," "estimate," "anticipate," "believe," "expect," "continue," "potential," "opportunity" and similar expressions, whether in the negative or affirmative. We cannot guarantee that we actually will achieve these plans, intentions or expectations, including completing the mergers on the terms summarized in this prospectus/information statement. All statements regarding the completion of the mergers and our expected financial position, business and financing plans are forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects or the completion of the mergers include, but are not limited to:

  •
  the satisfaction of the conditions to consummate the mergers, including the receipt of the required company shareholder approval;

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  the actual terms of certain financings that will be obtained for the mergers;

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  the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement;

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  the outcome of the legal proceedings that have been or may be instituted against the company or the operating trust in connection with the mergers;

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  the failure of the mergers to close for any other reason;

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  the amount of the costs, fees, expenses and charges related to the mergers;

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  restrictions on the sale of certain properties due to tax-related obligations;

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  dependence on key personnel;

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  risks associated with debt financing, including:

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  our inability to have sufficient cash flow from operations and income allocable to holders of our preferred units to meet required debt payments and pay distributions on our securities at their stated distribution rates;

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  our inability to refinance current or future indebtedness on terms as favorable as the terms of existing indebtedness;

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  our inability to make necessary investments in new business initiatives due to lack of available funds;

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  increased interest expense due to increased interest rates; and

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  foreclosure on the company's properties secured by mortgage debt due to the our inability to make required payments;

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  our ability to effectively raise capital in the public equity markets;

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  risks associated with terrorist-related activities;

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  risks associated with investment in real estate;

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  the company's ability to maintain REIT qualification;

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  changes to U.S. tax laws that affect REITs;

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  costs related to regulatory compliance;

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  losses related to uninsured claims such as certain moisture-filtration and mold related claims;

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  our geographic concentration in key markets;

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  the competitive environment in which we operate; and

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  risks related to investment in foreign real estate.

        These risks and uncertainties, along with the risk factors discussed under "Item 1A.—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2006 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 should be considered in evaluating any forward-looking statements contained in this prospectus/information statement. All forward-looking statements speak only as of the date of this prospectus/information statement. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section.

THE PARTIES TO THE MERGERS

Archstone-Smith Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        The company is a Maryland real estate investment trust that focuses on apartment investment and operations and is one of the largest fully integrated, self-managed, publicly traded REITs in the United States. The company's portfolio is concentrated in key markets in the United States: the Washington, D.C. metropolitan area; southern California; the San Francisco Bay Area; the New York metropolitan area; the Seattle metropolitan area; and the Boston metropolitan area. As of March 31, 2007, the company owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction. The company's common shares are listed on the New York Stock Exchange under the symbol "ASN." For additional information about the company and the company's business, see "Where You Can Find More Information" beginning on page 163.

Archstone-Smith Operating Trust
9200 East Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959

        The operating trust is a Maryland real estate investment trust that is classified as a partnership for federal income tax purposes through which the company owns substantially all of the company's assets and conducts substantially all of the company's businesses. The company is the sole trustee of the operating trust and owned approximately 89.3% of the operating trust's outstanding common units as of June 30, 2007.

River Holding, LP
c/o Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        Parent is a Delaware limited partnership newly formed by Tishman Speyer in connection with the mergers. We have been advised by Tishman Speyer that Parent will be jointly controlled by affiliates of TS Fund VII and Lehman Brothers.

        Tishman Speyer Properties, an affiliate of Tishman Speyer, is one of the leading owners, developers, operators, and fund managers of first-class real estate in the world. Since 1978, Tishman Speyer Properties has acquired, developed and operated more than 230 properties totaling over 100 million square feet and over 14,000 residential units, and manages a property portfolio in excess of $40.0 billion in total value across the United States, Europe, Latin America and Asia, including signature properties such as New York's Rockefeller Center and the Chrysler Center, Berlin's Sony Center and Torre Norte in São Paolo, Brazil. Tishman Speyer's principal executive offices are located at 45 Rockefeller Plaza, New York, New York 10111 and its telephone number is (212) 715-0300.

        Lehman Brothers is a global financial services firm maintaining leadership positions in equity and fixed income sales, trading and research, investment banking services, private investment management, asset management and private equity. The firm is headquartered in New York, with regional headquarters in London and Tokyo, and operates in a network of offices around the world. The New York headquarters are located at 745 Seventh Avenue, New York, New York 10019 and its telephone number is (212) 526-7000.

River Acquisition (MD), LP
c/o Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        MergerCo is a newly formed Maryland limited partnership and wholly owned subsidiary of Parent. MergerCo was formed by Parent in connection with the mergers.

        MergerCo has informed us that it intends to assign its rights under the merger agreement to a newly formed Maryland corporation that intends to qualify as a REIT prior to the closing of the mergers. References to MergerCo after this assignment refer to the newly formed REIT.

River Trust Acquisition (MD), LLC
c/o Tishman Speyer
45 Rockefeller Plaza
New York, New York 10111
(212) 715-0300

        Operating Trust MergerSub is a newly formed Maryland limited liability company and a wholly owned subsidiary of MergerCo. Operating Trust MergerSub was formed by Parent in connection with the mergers.

THE MERGERS

General Description of the Mergers

        Under the terms of the merger agreement, affiliates of Parent will acquire the company and the operating trust. To accomplish this, on the closing date of the mergers, the following transactions will occur:

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  Operating Trust MergerSub will merge with and into the operating trust, with the operating trust surviving the operating trust merger and continuing to exist as the surviving operating trust;

  •
  immediately after the operating trust merger effective time, the buyer parties intend to cause the operating trust to distribute to the company a portfolio of assets valued at approximately $9.1 billion (based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007); and

  •
  following the distribution of such properties, the company will merge with and into MergerCo, with MergerCo continuing as the "surviving entity."

        As a holder of approximately 89.3% of all of our outstanding common units, the company's approval is the only approval of the holders of our common units that is necessary under the merger agreement to approve the mergers and the other transactions contemplated by the merger agreement. This approval is expected to be effective 20 days after the date of this prospectus/information statement.

Background of the Mergers

        From time to time over the course of the last several years, the company's senior management team and board of trustees have periodically evaluated the company's strategic plan. As a result of this evaluation process, the company's board of trustees approved, upon the recommendation of members of the company's senior management team, a strategic plan focused on maximizing shareholder value through capital recycling (generally disposing of non-core assets and applying the proceeds to acquisitions of high-end properties in our core markets), continuing and increasing the company's development activity, expanding the company's ownership of apartment properties in international markets, particularly Germany, and maintaining a disciplined balance sheet to enhance the company's financial flexibility in order to maintain adequate access to capital.

        At the same time, from 2005 through the early part of 2007, the real estate industry experienced all time low capitalization rates, creating unprecedented valuation levels for acquisitions of publicly traded real estate companies, fueled in part by a relatively low interest rate environment and the significant increase in capital flow to the real estate sector by institutional and private equity investors.

        In March of 2006, representatives of Lehman Brothers contacted Mr. Sellers and Mr. Mueller to discuss a possible acquisition of the company at an informal initial indication of interest of $60 per share. However, at that time, Lehman Brothers indicated that it was not yet prepared to submit a formal proposal. No further discussions with Lehman Brothers were held at that time. Mr. Sellers advised the company's board of trustees about this discussion, and the company's board determined not to pursue the matter further unless presented with a formal offer.

        During the course of a review of the company's strategic plan, at a regularly scheduled meeting of the company's board of trustees on March 7, 2007, the company's board and senior management team discussed the possibility of pursuing ways to create incremental value for the company's shareholders through potential asset or entity level acquisitions for cash. As a result of these discussions, the company's board of trustees instructed the company's senior management to contact representatives of a large real estate private equity fund, which we refer to as "Company A," to discuss the possibility of jointly pursuing a cash acquisition of another publicly-traded multi-family REIT. It was determined that the other publicly-traded multi-family REIT was not interested in pursuing a sale transaction, however, Company A requested a meeting with Mr. Sellers and indicated that Company A had conducted a review of publicly available information on publicly traded multifamily companies and that, after such review, Company A was interested in discussing a potential acquisition of the company.

        Also in early April of 2007, the Chief Executive Officer of a publicly-traded REIT, which we refer to as "Company B," contacted Mr. Sellers to indicate that Company B would like to discuss a potential combination with the company.

        On April 12, 2007, Mr. Sellers met with the senior officer of Company A. After a discussion regarding the company's publicly available information, the officer of Company A indicated that Company A would further review publicly available information regarding the company with a view toward considering making a proposal to acquire the company. Mr. Sellers indicated that the company's board of trustees would evaluate any definitive offer.

        On April 13, 2007, Mr. Sellers responded to an invitation to meet with the Chief Executive Officer and the President of Company B. At this meeting, the representatives of Company B indicated that, while they were attracted to the company's portfolio and the company's operating platform, at that time, it would be difficult for Company B to engage in a transaction with us because the trading multiple for our shares was higher than the trading multiple for the shares of Company B. Nevertheless, they said that they would continue to evaluate the possibility of a potential transaction, and would contact Mr. Sellers later to discuss the matter further.

        During the week of April 16, 2007, Mark Walsh, Managing Director and Head of Global Real Estate at Lehman Brothers, contacted Mr. Sellers to inform him that Lehman Brothers and Tishman Speyer were interested in pursuing a potential acquisition of the company. Mr. Walsh requested a meeting with Mr. Sellers in late April 2007 and indicated that Lehman Brothers and Tishman Speyer would conduct a due diligence review of the company based upon publicly available information prior to that time. Mr. Sellers indicated that the company's board of trustees would evaluate any definitive offer.

        Between April 16 and April 23, 2007, Mr. Mueller had several discussions with representatives of Company A to answer due diligence questions based solely on publicly available information. On April 26, 2007, the senior officer of Company A informed Mr. Sellers that Company A would be in a position to submit a non-binding, written indication of interest to acquire the company by Monday, April 30.

        On April 27, 2007, Mr. Sellers and Mr. Mueller met with Mr. Walsh and David Lazarus, a Managing Director, of Lehman Brothers and Messrs. Robert Speyer, Paul Galiano and Steven Wechsler, Senior Managing Directors of Tishman Speyer. At the meeting, the representatives of Tishman Speyer and Lehman Brothers expressed an interest in acquiring the company based upon its premier assets and strong operating and development platform. They indicated to Mr. Sellers that they would be in a position to submit a non-binding, written indication of interest to acquire the company early the following week.

        On April 27, 2007, members of the company's senior management team contacted representatives of Morgan Stanley, an investment bank that had previously worked with the company and was familiar with the company and the multi-family industry, and requested that Morgan Stanley act as financial advisor to the company in connection with the expected indications of interest, subject to discussion with and approval by the company's board of trustees. Senior management also contacted representatives of Hogan & Hartson LLP and requested that, subject to confirmation with the board of trustees, Hogan & Hartson act as legal counsel to the company and its board of trustees in connection with their consideration of any possible sale transaction of the company. Over the course of April 27, 28 and 29, 2007, Mr. Sellers contacted all members of the company's board of trustees and informed them of the expected indications of interest from Tishman Speyer/Lehman Brothers and Company A, as well as the proposed retention of Morgan Stanley as financial advisor and Hogan & Hartson as legal counsel in connection with the consideration of such potential offers.

        On April 30, 2007, Company A submitted its non-binding indication of interest to the company's board of trustees. The offer indicated that, based upon an extensive review of publicly available information, Company A was prepared to acquire the company for a cash purchase price of $62.50 per common share and common unit of the operating trust. The letter further indicated that the offer was subject to execution of a confidentiality agreement, access to certain non-public information and completion of confirmatory due diligence, which Company A indicated could be completed in one week. Company A indicated that it contemplated obtaining the necessary financing and negotiating and being prepared to execute a definitive merger agreement within that one week period, and that any definitive merger agreement would not be subject to any financing contingency.

        On May 2, 2007, the company's board of trustees held a special meeting to discuss the indication of interest received from Company A. Members of the company's senior management team and representatives of Morgan Stanley and Hogan & Hartson were also in attendance at the meeting. Mr. Sellers outlined the background of the contacts and discussions with Tishman Speyer/Lehman Brothers, Company A and Company B. Mr. Sellers also indicated that it was expected that Tishman Speyer/Lehman Brothers would be submitting their indication of interest later that day. Representatives of Hogan & Hartson then reviewed with the board their duties as trustees generally and in connection with the consideration of a potential sale of the company. In addition, the interests of individual trustees in such a potential transaction (described in the section entitled "—Interests of Our Trust's Trustees and Executive Officers in the Mergers" on page 69 of this prospectus/information statement) were discussed and disclosed to the company's board of trustees. Representatives of Morgan Stanley then made a presentation to the company's board of trustees with respect to its preliminary financial analysis of the company, its views on the current real estate market generally and the multi-family sector in particular and a preliminary evaluation of the terms of Company A's proposal. After discussion among the company's board of trustees, senior management and the company's advisors regarding the presentation and the company's strategic plan, the company's board of trustees determined to convene a special meeting the next day to further consider Company A's proposal and to consider the expected proposal from Tishman Speyer/Lehman Brothers. The company's board of trustees then met without advisors and members of management present.

        On the afternoon of May 2, 2007, Tishman Speyer/Lehman Brothers submitted its non-binding, written indication of interest. The proposal was to acquire the company for a cash purchase price of $64.00 per common share and common unit of the operating trust. The proposal indicated that Tishman Speyer/Lehman had conducted an extensive due diligence review of the company based upon publicly available information, including a detailed market and asset-by-asset analysis as well as informal site visits to a majority of the company's properties. The offer indicated that any potential transaction would not be subject to any financing contingency, but that the proposal was subject to completing due diligence and negotiation and execution of a definitive merger agreement, which the proposal indicated could be completed within three weeks. The proposal also requested the ability to negotiate on an exclusive basis, subject to an understanding that any definitive agreement would contain customary fiduciary out provisions and a termination fee consistent with other transactions negotiated on an exclusive basis. The proposal did not request or require the continued employment of Mr. Sellers or other members of management following the closing of a potential transaction.

        On May 3, 2007, the company's board of trustees held a special meeting to continue discussions regarding Company A's proposal and to discuss the proposal of Tishman Speyer/Lehman Brothers and other potential strategic alternatives. Representatives from Morgan Stanley discussed with the company's board its preliminary evaluation of the financial terms of the Tishman Speyer/Lehman Brothers proposal. The company's board of trustees, after consulting with members of the company's senior management and representatives of Morgan Stanley and Hogan & Hartson, then discussed the two offers, other alternatives available to the company (including seeking other potential purchasers of the company or other alternatives to a potential sale transaction, including pursuing the company's existing strategy as an independent company), the valuation of the company and the merits and risks associated with the continued implementation of the company's strategic plan. The company's board of trustees, after discussions and consultation with senior management and the company's financial and legal advisors, determined that Tishman Speyer/Lehman Brothers and Company A would each have the financial resources necessary to acquire the company and were in a position to move quickly, which was important to the company's board in order to avoid the risks associated with contacting other potential purchasers, including the fact that if the process became publicly known there could be a material disruption to the operations of the company and damage to the company's value, including an adverse impact on the company's relations with employees, and others with whom the company has business relations. The company's board also focused on the limited number of other potential credible bidders given the company's size and the importance of reasonable fiduciary out provisions and a reasonable termination fee under the circumstances. The company's board of trustees then continued to meet briefly without members of management and advisors present. Following the discussion, the company's board of trustees instructed senior management and Morgan Stanley to contact Tishman Speyer/Lehman Brothers and Company A to inform them that, subject to entering into acceptable confidentiality and standstill agreement, they would be provided approximately two weeks in which to conduct their confirmatory due diligence and submit offers regarding a potential acquisition of the company.

        On May 4, representatives of Morgan Stanley contacted representatives of Tishman Speyer/Lehman Brothers and Company A to outline the process proposed by the company's board of trustees, stating that offers, together with a mark-up of a draft merger agreement and financing commitment letters, should be submitted by 5:00 p.m., Eastern Time, on Monday, May 21. Company A indicated that it was willing to participate in such a process, while Tishman Speyer/Lehman Brothers did not confirm its willingness to participate in such process until May 8. On May 9, the company entered into confidentiality and standstill agreements with Tishman Speyer, Lehman Brothers and Company A and began to provide the prospective bidders with due diligence information about the company through an on-line data site.

        On May 8, the company's board of trustees held a special meeting to discuss the status of the discussions with Tishman Speyer/Lehman Brothers and Company A. After an update on the status from representatives of Morgan Stanley, the company's board of trustees discussed, with consultation from representatives of Hogan & Hartson, their duties to the company and operating trust in connection with the proposed transactions and again discussed the interests of individual trustees in any such transaction, including Mr. Sellers' existing change in control agreement and the ownership of operating trust units by Messrs. Kogod, Smith and Gerardi. The company's board also instructed that the company's advisors and senior management team provide regular updates regarding the process to Mr. John C. Schweitzer, the company's lead independent trustee. The company's board of trustees then continued to meet without members of management and advisors present.

        Between May 9 and May 19, members of the company's senior management team and representatives of Morgan Stanley, Hogan & Hartson and Mayer, Brown, Rowe & Maw LLP, our REIT tax counsel that will be providing the REIT tax opinion as a condition to the closing of the mergers, held various meetings and telephone calls with representatives of the potential bidders and their respective advisors to discuss a potential transaction, structure issues and various due diligence matters, including the significant tax protection obligations owed by the company to unitholders of our operating trust and the related economic consequences of potential asset dispositions.

        On May 14, the President of Company B contacted Mr. Sellers by voice mail to indicate that although Company B was continuing to look at a potential combination with the company, the trading multiple for the company's shares continued to be higher than the trading multiple for the shares of Company B and, as such, Company B could only consider a stock-for-stock merger at no or only a modest premium to the company's current trading price. Mr. Sellers attempted on two occasions to discuss the matter further with the President of Company B, but did not receive a return call. There was no further contact with Company B following May 14, and Company B did not express any further interest in pursuing an acquisition of the company following that date.

        Also on May 14, members of the company's senior management team and representatives of Morgan Stanley met with representatives of Tishman Speyer/Lehman Brothers to discuss certain operational and other due diligence matters. At that meeting, Tishman Speyer/Lehman Brothers expressed their interest in acquiring the company and maintaining and building upon its platform and indicated that certain key members of the company's senior management team could be critical to that strategy. Nothing further regarding the continued role of management was discussed at that time.

        On May 15, members of the company's senior management team and representatives of Morgan Stanley met with representatives of Company A to discuss certain operational and other due diligence matters.

        On May 15 and May 16, the company's board of trustees held regular meetings in conjunction with the company's annual meeting of shareholders. At various points during these regular board meetings the company's board was provided updates on the ongoing process from members of the company's senior management team and representatives of Morgan Stanley. Representatives of Morgan Stanley discussed that the debt capital markets had begun to become unsettled, which in their view could cause prospective bidders to have more difficulty making an offer to acquire the company. They also explained that both of the prospective bidders had expressed concern regarding the significant magnitude of the built-in gain associated with certain of the company's properties that are subject to tax protection agreements with operating trust unitholders and the magnitude of the increase in property taxes as a result of the transaction. The company's board also discussed the importance of ensuring that any termination fee payable by the company in the event it receives a superior acquisition proposal that the company's board wishes to pursue be reasonable, and determined to propose a fee equal to 2% of the total equity value of a potential transaction as part of the draft merger agreement to be provided to the bidders. At these meetings, the company's board also ratified and confirmed the retention of Morgan Stanley as its financial advisor and Hogan & Hartson as its legal advisor in connection with the proposed transactions. Mr. Sellers also advised the company's board of the latest contact from Company B. The company's board of trustees determined not to pursue matters further with Company B due to the speculative and preliminary nature of Company B's interest and the amount and form of consideration discussed, including the lack of premium proposed by Company B for the company's shareholders.

        On May 16, a draft merger agreement prepared by Hogan & Hartson after consultation with the company's lead independent director, the company's senior management team and Morgan Stanley, was provided to the prospective bidders. This draft proposed a termination fee of 2% to be paid by the company in the event it were to accept a competing acquisition proposal, and proposed that a prospective buyer would pay a reverse termination fee of $1.0 billion in the event the buyer did not close the acquisition of the company when all closing conditions had been satisfied or waived. The draft also proposed that common unitholders of our operating trust be offered the opportunity to elect to receive the cash consideration to be paid to common shareholders, to continue to hold common units in the operating trust following the operating trust merger, or to receive a preferred unit in the operating trust.

        Also on May 16, representatives of Morgan Stanley had a discussion with representatives of Tishman Speyer/Lehman Brothers regarding their progress in their confirmatory due diligence. During such discussions, Tishman Speyer/Lehman Brothers noted that the deterioration in the debt capital markets and the significant tax protection obligations would likely impact their pricing of a potential acquisition of the company, but noted that they expected to be able to submit their offer on May 21 as requested.

        On May 17, the Executive Compensation Committee of the company's board of trustees, consisting solely of independent members of the company's board of trustees, met to discuss various compensation related matters and the importance of maintaining the company's operations on an ongoing basis and the need to be able to retain employees during any potential transition period during the pendency of a potential transaction and thereafter given the importance of the company's operating platform to the prospective bidders. Mr. Sellers and other members of senior management were invited by the committee to the meeting to answer questions and representatives of Hogan & Hartson were also present at the meeting. At the meeting the committee discussed the effect of a potential sale of the company on the outstanding equity and other incentive awards of the company. The committee also discussed amendments to the change in control agreements of Messrs. Sellers, Mueller and Mark A. Schumacher, the company's Chief Accounting Officer, and Ms. Brower to clarify the intent of the agreements that the company's ceasing to be a publicly traded company would constitute "good reason" as defined in those agreements because a significant portion of their current responsibilities involve matters relating the company's status as a publicly traded company. The committee also discussed the adoption of an amendment to the company's severance policy for employees of the company (other than employees with change in control agreements) to provide such employees with certain payments under certain circumstances if their employment were terminated within 18 months following the consummation of a merger. The committee also discussed the importance of retaining Mr. J. Lindsay Freeman, the company's Chief Operating Officer, at least through December 31, 2007 in order to maintain an orderly transition in the event of a potential transaction. The committee then discussed awarding employees entitled to grants of restricted share units a pro rata portion of the units earned in the prior year through the date of the closing of a potential transaction in order to appropriately compensate employees for the work performed in 2007. The committee did not take any formal action at the meeting.

        Also on May 17, representatives of Company A contacted representatives of Morgan Stanley and indicated their due diligence had made them aware of significant increases in transaction costs, including as a result of the significant impact of the company's existing tax protection agreements with holders of common units in the operating trust on Company A's contemplated plan for selling a substantial number of the company's assets following consummation of an acquisition and the significant impact of real estate taxes and related reassessments. In addition, Company A stated that it had reached a relatively lower valuation of the company's development pipeline and that, due to changes in the debt financial markets, its costs to finance a potential acquisition of the company would be negatively impacted. As a result, Company A indicated that, in the best case, it would be able only to maintain its original indicative price of $62.50 per common share and unit. Company A also stated that it was not willing for operating trust unitholders to retain common equity following an acquisition, because that would negatively affect the anticipated returns that Company A would be able to achieve from an acquisition. On May 18, Company A's financial advisor contacted representatives of Morgan Stanley and indicated that, should Company A submit a subsequent offer, it would be below the original $62.50 proposal.

        On May 18, the company's board of trustees held a special meeting to discuss the ongoing process as well as to receive a report from the Executive Compensation Committee regarding the matters discussed at its meeting on May 17. Members of the company's senior management and representatives of Morgan Stanley and Hogan & Hartson were also in attendance at the meeting. The company's board reviewed the compensation related matters discussed previously by the Executive Compensation Committee and the importance of those matters in maintaining the operating platform on which the prospective bidders had placed significant importance and value. The company's board also instructed senior management and its advisors that no terms of continued employment of members of senior management following the closing of a potential transaction were to be discussed with any potential bidder unless and until a general agreement had been reached on all material terms of a potential merger transaction, including the price per common share and unit. The board of trustees then discussed the proposed terms of the preferred units that operating trust unitholders could elect to receive in lieu of cash consideration or maintaining a common equity interest in the operating trust. Representatives of Morgan Stanley and Hogan & Hartson described potential proposed terms and compared those terms to other recent REIT going private transactions. Messrs. Kogod, Smith and Gerardi then recused themselves from further discussion at the meeting regarding the unit terms. The board continued to discuss those terms and focused on ensuring that the terms of any preferred units to be offered to unitholders in connection with a proposed transaction would include a dividend rate that is comparable to what the capital markets would expect for such a security taking into account the capital structure of the post-acquisition company and the other terms of the preferred units and that the other terms would be similar to precedent transactions.

        On May 19 and 20, representatives of Tishman Speyer/Lehman Brothers indicated to representatives of Morgan Stanley that, due to increased expected transaction costs resulting from their better understanding of the magnitude of the company's tax protection obligations and due to adverse changes in the debt markets, they were uncertain whether any offer that they were to submit would be at a price equal to their initial indication of $64.00 per common share and unit. Tishman Speyer/Lehman Brothers also indicated the need to ensure the continued role of current senior management following the closing of a transaction because of the importance to Tishman Speyer/Lehman Brothers of maintaining the company's operating platform, and the value they were ascribing to that platform. However, no terms or details of any possible employment agreement were discussed at this time, and the requirement of any such agreement prior to executing a definitive merger agreement was not raised by Tishman Speyer/Lehman Brothers.

        Also on May 19, a senior officer of Company A contacted Mr. Sellers to inform him that, due primarily to the costs associated with tax protection and increases in real estate taxes due to reassessments that would result from a potential transaction, and Company A's lower than expected valuation of the company's development pipeline, as well as deterioration of the debt capital markets, Company A would not be submitting an offer to acquire the company.

        On May 21, the company's board of trustees held a special meeting to discuss the ongoing process. Members of the company's senior management and representatives of Morgan Stanley and Hogan & Hartson were also in attendance. Representatives of Morgan Stanley updated the board on Company A's withdrawal from the process. Morgan Stanley also explained that, while Tishman Speyer/Lehman Brothers had indicated that they had obtained the financing necessary to complete the acquisition, they also indicated that the potential tax protection costs, their reduced expectation of possible profits from development projects and the volatility in the debt capital markets would cause them to reduce their price and that they needed an additional day to submit their offer. The board then discussed, with input from senior management and the company's advisors, the possibility of obtaining an increase in the purchase price to the extent common unitholders elect to receive cash in the operating trust merger and thereby reduce the amount of tax protected gain remaining. Representatives of Hogan & Hartson then presented to the board a summary of the material terms of the merger agreement draft provided to the prospective bidders. Following that discussion, representatives of Morgan Stanley reviewed with the board its updated financial analysis of the company and the potential financial impact of the existing tax protection arrangements and other transaction costs, and reiterated the relative uncertainty existing in the debt capital markets and the effect on prices that might be realized in the future for real estate assets and for sales of publicly traded real estate companies.

        Later on May 21, representatives of Tishman Speyer/Lehman Brothers reiterated that they were continuing to address issues related to increased expected transaction costs and adverse changes in the debt capital markets, and indicated that they would be unable to offer a price equal to their initial indication of $64.00 per common share and unit. In addition, Tishman Speyer/Lehman Brothers requested an additional 24 hours to submit their offer, financing commitment letters and a mark-up of the draft merger agreement.

        On May 22, a representative of Morgan Stanley contacted senior representatives of Company A to review the reasons for its withdrawal from the process. During the course of the conversation, the representative of Morgan Stanley asked if there was a price at which Company A would be interested in pursuing the acquisition of the company. The representatives of Company A indicated that, if discussions regarding a potential transaction dropped below $60.00 per share, Morgan Stanley should contact Company A to inform it of such development.

        On May 22, Tishman Speyer/Lehman Brothers submitted a mark-up of the proposed draft of the merger agreement but again requested an additional 24 hours to submit their pricing terms. The mark-up provided, among other things, that future dividends would not be permitted to be paid by the company after the merger agreement was signed, that operating trust unitholders would have the right to elect to receive the cash consideration or a preferred unit in the operating trust, but not to retain their common units in our operating trust, that, instead of a $1.0 billion reverse termination fee in the event of buyer's failure to close, the company would be entitled to seek to recover damages up to a cap of $1.0 billion, and that the termination fee to be payable by the company in connection with certain matters relating to competing acquisition proposals would be 3% of the total equity value of the proposed transaction. At this time, Tishman Speyer/Lehman Brothers also indicated for the first time that they would be unwilling to execute a definitive merger agreement unless they had also negotiated a binding term sheet with Mr. Sellers regarding his continued employment with the company following the closing of a potential transaction.

        On May 23, Tishman Speyer/Lehman Brothers contacted representatives of Morgan Stanley and indicated that they were offering to acquire the company under the terms of their merger agreement mark-up at a price per common share and unit of $60.00. Tishman Speyer/Lehman Brothers indicated that the decrease in the offer price from their preliminary offer was primarily a result of information obtained in their confirmatory due diligence regarding, among other things, the magnitude and scope of the company's tax protection arrangements, the compression in returns that they could expect to realize from the company's development pipeline, and the deterioration of the debt capital markets. In addition Tishman Speyer/Lehman Brothers indicated that they had determined that there were significant transaction costs exclusive of the impact on value associated with the company's tax protection obligations.

        Later on May 23, the company's board of trustees held a special meeting to discuss the proposal from Tishman Speyer/Lehman Brothers. At the outset of the meeting, the company's board was informed about the requirement that Mr. Sellers agree to a binding employment term sheet prior to execution of a definitive merger agreement and the emphasis Tishman Speyer/Lehman Brothers was placing on keeping the company's operating and development platform in place and their view that retaining Mr. Sellers was essential to the price they were willing to pay to acquire the company. The company's board then discussed, and consulted senior management and its advisors regarding, the terms of the Tishman Speyer/Lehman Brothers offer and the current market environment for the company, including the fact that capitalization rates were near all time lows and there were significant risks that they could increase in the near future, which would reduce the company's net asset value. The company's board also discussed the expected moderation of the growth of net operating income expected when compared to the past several years and the continuing pressure on the company's funds from operations due primarily to lower Ameriton gains, more dilution from capital redeployment and higher financing costs, as well as the fact that the transaction costs identified by the potential bidders would continue to be an issue for the foreseeable future. The company's board also considered the fact that those transaction costs would not necessarily be incurred by the company if it continues to pursue its business plan as an independent public company, although over time the company generally would expect to be impacted by increases in assessed values and real estate taxes, and could incur tax protection costs, depending upon its ability to effectively execute tax deferred exchanges in connection with the sale of tax protected assets. After further discussion, the company's board of trustees instructed Morgan Stanley to present a counterproposal, with the price of $62.00 per share and unit and an opportunity for the price to increase based on the number of operating trust units that are tendered for cash, with market terms for the preferred units to be offered to operating trust common unitholders, with a $1.5 billion cap on potential damages payable by Tishman Speyer/Lehman Brothers and a termination fee to be payable by the company in certain circumstances not to exceed 1.5% of the total equity value of the transaction. The board also instructed that Mr. Sellers no longer be involved in any negotiations with Tishman Speyer/Lehman Brothers regarding the merger agreement and that the company's advisors coordinate the merger negotiations with the company's board and Mr. Schweitzer as the lead independent trustee, Mr. Mueller and Ms. Brower. The company's board then met in executive session without the presence of its advisors or members of management present. Representatives of Morgan Stanley later informed Tishman Speyer/Lehman Brothers of the board's position.

        In response to the company's counterproposal, on May 24, Tishman Speyer/Lehman Brothers informed representatives of Morgan Stanley that they had increased their offer to $61.00 per common share and common unit on the terms of the merger agreement mark-up submitted, that they were agreeable to a damages cap of $1.5 billion and would accept a termination fee of 2% of the total equity value of the transaction. Tishman Speyer/Lehman Brothers also indicated that they would not consider the proposed mechanism to increase the purchase price based upon the number of unitholders of the operating trust who elect to receive cash. They proposed that the preferred units to be offered to operating trust unitholders would have a coupon of 6% per annum, which Morgan Stanley advised the board was a coupon that it considered to be within a range of market rates in light of the circumstances, including, among other things, the post-acquisition capital structure of the operating trust that Morgan Stanley considered to be likely, the other proposed terms of the preferred units and terms of preferred securities in comparable transactions that included a similar preferred security. The company's board then discussed the transaction costs inherent in a deal of this nature or a similar strategic transaction or liquidation scenario, the uncertainties facing the company in the continued implementation of its strategic plan, including the expectation of increasing capitalization rates and possibly increasing interest rates, the risks that these uncertainties placed on the future valuation of the company, the fact that the proposed price represented a significant premium to the current trading price of the company's shares and the risk that the company's shares would not continue to trade at their recent multiples of funds from operations for the foreseeable future as these multiples represented relatively high multiples compared to the historic trading prices of the company's common shares.

        The company's board also discussed issues associated with Mr. Sellers' employment, including the fact that he would not engage in any negotiations on behalf of the company and would retain independent counsel to negotiate the terms of his continued employment with Tishman Speyer/Lehman Brothers following a potential transaction. The company's board instructed that Mr. Sellers was not to negotiate his employment terms until the other principal terms of the proposed transaction had been reached and only under the condition that, after the execution of a definitive agreement between the company and Tishman Speyer/Lehman Brothers, any such employment agreement allow him to negotiate with potential competing bidders whom the company's board had concluded had submitted a superior proposal. Members of management, including Mr. Sellers, were then asked to leave the meeting and the board continued to meet in executive session with its advisors present. After extensive further discussion, the company's board of trustees agreed to proceed with the Tishman Speyer/Lehman Brothers offer and authorized Mr. Schweitzer, members of senior management other than Mr. Sellers and the company's advisors to negotiate with Tishman Speyer/Lehman Brothers on substantially the terms described to the board.

        Shortly before the close of trading on the New York Stock Exchange on May 24, an industry publication speculated about a potential acquisition of the company by Tishman Speyer/Lehman Brothers. The company's common share price rose approximately 3.6% that day after such publication and approximately 8.0% on May 25 on higher than normal trading volume.

        Later on May 24, Tishman Speyer/Lehman Brothers discussed with representatives of Morgan Stanley that its offer of $61.00 per common share and common unit assumed that the company would not pay its second quarter common share dividend of $0.4525 per share. Tishman Speyer/Lehman Brothers indicated that they were unwilling to pay $61.00 per common share and common unit unless the second quarter dividend was not paid. During the evening of May 24, the company's board of trustees held a special meeting to discuss this issue. After extensive discussion among the company's board of trustees, senior management and financial and legal advisors, the company's board of trustees instructed representatives of Morgan Stanley to inform Tishman Speyer/Lehman Brothers that the board was prepared to accept a price of $60.75 per common share and common unit assuming the payment of the second quarter dividend of $0.4525 per common share as planned and assuming a company termination fee of 1.5% of the total equity value of the transaction. Later that evening, representatives of Morgan Stanley informed Tishman Speyer/Lehman Brothers of this proposal, and Tishman Speyer/Lehman Brothers agreed to such terms.

        During the period from May 24 through May 28, Mr. Schweitzer, representatives of the company's management (other than Mr. Sellers), Tishman Speyer/Lehman Brothers, Morgan Stanley, Hogan & Hartson, Wachtell, Lipton, Rosen & Katz, legal counsel to Tishman Speyer and Weil, Gotshal & Manges LLP, legal counsel to Lehman Brothers, negotiated the terms of the merger agreement, the terms of the preferred units to be offered to common unitholders in the operating trust, the terms of the equity and debt financing commitments of Tishman Speyer/Lehman Brothers and the terms of the payment guarantees of Tishman Speyer and Lehman Brothers. Also during this period, Mr. Sellers and his legal counsel negotiated the terms of his employment term sheet with Tishman Speyer/Lehman Brothers.

        On May 28, the company's board was provided with a copy of the near final draft merger agreement that had been negotiated with Tishman Speyer/Lehman Brothers, a detailed summary of the merger agreement and the terms of the preferred units to be offered to operating trust common unitholders and various other materials.

        On the evening of May 28, the Executive Compensation Committee of the company's board of trustees met to address the matters presented to the committee at its May 17 meeting—namely, clarifying amendments to certain change in control agreements, the adoption of an amendment to the company's severance plan, the payment of an additional $1,000,000 to Mr. Freeman if he continued his employment with the company through December 31, 2007 and the payment of the cash value of a pro rata percentage of restricted share unit grants to employees otherwise entitled to such grants based upon grants related to 2006 and the payment of certain other cash incentives to certain non-executive officer employees of the company in Germany in order to ensure an orderly transition and the continued operation of the company's business after the announcement of the proposed transaction. Representatives of Hogan & Hartson were present at the meeting and reviewed with the committee its duties. After further discussion, the committee adopted and approved these actions and recommended that the actions related to the change in control agreements and the severance plan be adopted and approved by the company's board of trustees.

        The company's board of trustees then convened a special meeting to consider the proposed merger agreement with Tishman Speyer/Lehman Brothers. Members of the company's senior management team and representatives of Morgan Stanley and Hogan & Hartson also participated in the meeting. At the outset of the meeting, the independent members of the company's board of trustees discussed the matters considered by the Executive Compensation Committee without Mr. Sellers present, and the company's board then approved the amendments to the change in control agreements and the company's severance plan. During the meeting, Mr. Schweitzer and representatives of Morgan Stanley and Hogan & Hartson updated the board on the negotiations with Tishman Speyer/Lehman Brothers that had taken place since the last meeting of the board. Representatives of Hogan & Hartson then reviewed the board's duties in considering the proposed transaction and summarized in detail the principal terms of the merger agreement and ancillary documents, including the terms of the preferred units to be offered to operating trust common unitholders.

        Representatives of Morgan Stanley then reviewed, among other things, the history of the negotiations with Tishman Speyer/Lehman Brothers and Company A and the financial terms of the proposed transaction and presented certain financial analyses regarding the proposed transaction, including the dividend rate and other terms of the preferred units. Mr. Sellers and representatives of Hogan & Hartson then reviewed with the board the primary terms of the employment term sheet that Mr. Sellers had agreed to with Tishman Speyer/Lehman Brothers. The company's board members then engaged in substantial discussion concerning the transaction. Following that discussion, Morgan Stanley rendered its oral opinion, which was subsequently confirmed in writing, to the company's board of trustees that, as of May 28, 2007 and based upon and subject to the factors and assumptions set forth therein, the $60.75 per common share, in cash, to be received by the company's common shareholders pursuant to the merger agreement was fair from a financial point of view to such shareholders. Morgan Stanley's fairness opinion did not, however, address the fairness or value of either the cash consideration or the Series O preferred units that the holders of Class A-1 common units may receive, and was not directed to the company, in its capacity as our sole trustee, or any party other than the company's board of trustees. Further discussion of the proposed transaction followed, including discussion during which Mr. Sellers recused himself and left the meeting. After its deliberations, the company's board of trustees, among other things, unanimously approved the merger agreement, the mergers and the other transactions contemplated by the merger agreement and resolved to recommend that the company's common shareholders vote for approval of the company merger and the other transactions contemplated by the merger agreement. Certain of the factors considered by the company's board of trustees are described in greater detail under the heading "Reasons for the Mergers."

        On the morning of May 29, the company and Tishman Speyer/Lehman Brothers executed the merger agreement and issued a joint press release announcing the execution of the merger agreement.

Reasons for the Mergers

        In reaching its decision to approve the mergers, the merger agreement and the other transactions contemplated by the merger agreement, the company's board of trustees consulted with the company's senior management team, as well as the company's outside legal and financial advisors, and considered a number of factors, including the following material factors which it viewed as supporting its decision to approve the mergers, the merger agreement and the other transactions contemplated by the merger agreement and to recommend approval of the company merger, the merger agreement and the other transactions contemplated by the merger agreement to the company's common shareholders:

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  the current and historical market prices of the company's common shares, to which the value of the Class A-1 common units is tied and determined due to the existing redemption feature, and the fact that the cash consideration of $60.75 per unit being offered to our Class A-1 common unitholders in the election represented an attractive premium to recent trading prices of the company's common shares, which included an approximate 22.7% premium over the last trading price of the company's common shares on May 24, 2007 immediately prior to published reports on such day regarding a potential acquisition involving us, an approximate 15.4% premium to the weighted average closing price of the company's common shares for the 30 day period ended May 25, 2007, the last trading day before the public announcement that we entered into the merger agreement, and an approximate 10.3% premium to the weighted average closing price of the company's common shares for the one-year period ended May 25, 2007, and that over the one-year period ended May 25, 2007, the low price of the company's common shares was $45.63 and the cash consideration of $60.75 per share represented an approximate 33.1% premium over such price;

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  our belief and the belief of the company's board of trustees that that the proposed merger transactions provide a better alternative to the company's common shareholders and our common unitholders who elect to receive the cash consideration as a result of the risks and uncertainties associated with continuing to pursue our strategic plans as an independent public enterprise, including:

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  the risk of a significant increase in our cost of borrowings and other cost of capital due to rising interest rates;

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  increased competition with other real estate operating and investment companies, private real estate investors and other institutional investors for acquisition, development and expansion opportunities; and

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  general risks and uncertainties in continuing to implement our strategic plans;

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  the unprecedented high valuations of real estate assets and real estate operating companies, such as the company, due to low capitalization rates, the relatively low interest rate environment, and the availability of debt and equity capital in the real estate sector, and the risk that such attractive market conditions and high valuations may not be sustainable in the future;

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  the relatively high multiple of funds from operations at which the company's common shares have been trading as compared to our peers and the risk that such high multiple may not be sustainable as market conditions, including capitalization and interest rates, change adversely, and the likelihood that the company's common share price and, therefore, the value of our Class A-1 common units, would decrease as a result, regardless of our operating results;

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  the uncertainty with regard to the future performance of our assets and earnings growth (including expected moderation in the growth of our net operating income and the continuing pressure on our funds from operations due primarily to lower Ameriton gains, dilution from capital redeployment and higher financing costs) and appreciation of the company's common share value and the value of our Class A-1 common units, in each case particularly when compared to recent periods;

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  the fact that the proposed mergers represent a transaction that provides the highest price offered to our Class A-1 common unitholders and the company's common shareholders after pursuing a potential transaction with Company A, another highly qualified bidder which did not submit a definitive proposal after conducting due diligence and requested that it be informed if discussions regarding a potential transaction dropped below $60.00 per unit/share;

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  the significant potential cost under our existing tax protection arrangements that would make it difficult for us to engage in strategic taxable dispositions of many of our properties, thereby reducing the net proceeds we could expect to realize upon sales of portfolios of our properties or the entire enterprise to third parties in the future;

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  our ability under certain circumstances, pursuant to the merger agreement, to consider and respond to a different unsolicited written acquisition proposal, and if, after consultation with our financial advisors, the company's board of trustees determines in good faith that such acquisition proposal is a superior proposal, and the buyer parties choose not to negotiate improvements to the merger agreement to make it superior, our ability to terminate the merger agreement upon the payment of the termination fee;

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  the relatively low termination fee of $235.0 million, which represents approximately 1.1% and 1.5% of the total transaction and equity values, respectively, of the proposed mergers, which would be borne by a third party acquiror that agrees to acquire us pursuant to a superior proposal for a consideration that is higher than the merger consideration offered by the buyer parties;

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  the high probability that the mergers and the other transactions contemplated by the merger agreement would be completed based on, among other things, Tishman Speyer's and Lehman Brothers' proven ability to complete large acquisition transactions on agreed terms, including Tishman Speyer's November 2006 acquisition of Peter Cooper Village/Stuyvesant Town, a large residential development located in New York City, for $5.4 billion, and Lehman Brothers' October 2005 acquisition of Gables Residential Trust, a multi-family REIT, with a joint venture partner for $2.7 billion, and Tishman Speyer's extensive ownership, development and operating experience in the real estate industry;

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  the lack of a financing condition for the mergers, the amount committed by reputable financial institutions pursuant to the commitment letters that would cover the aggregate consideration to be paid pursuant to the mergers, and the unconditional guarantee of Tishman Speyer and Lehman Brothers of the payment obligations of the buyer parties under the merger agreement in an aggregate amount of up to $1.5 billion;

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  the terms and conditions of the merger agreement, which were reviewed by the company's board of trustees in consultation with our financial and legal advisors, and the fact that such terms were derived from arm's-length negotiations among the parties;

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  the belief of the company's board of trustees, upon advice of its financial advisor, that the 6% annual distribution rate on the Series O preferred units was within a range of market rates, after taking into account our likely capital structure, degree of leverage after the mergers, the proposed material terms of the Series O preferred units and the terms of similar preferred securities;

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  the fact that other terms of the Series O preferred units, such as redemption rights and step-up in the distribution rate under certain circumstances, were comparable to preferred securities issued in certain recent similar transactions; and

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  the fact that our Class A-1 common unitholders are being given the opportunity to receive the cash consideration, the Series O preferred units or a combination thereof for their Class A-1 common units, thereby providing our Class A-1 common unitholders the ability to tailor the mix of the consideration that they will receive in the operating trust merger, depending on their tax and financial objectives.

Reasons Against the Mergers

        The company's board of trustees also considered the following potentially negative factors in its deliberations concerning the mergers, the merger agreement and the other transactions contemplated by the merger agreement:

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  the fact that, despite our belief and the belief of the company's board of trustees that the amount of cash that the company's common shareholders will receive per share, which is the same cash consideration of $60.75 per unit that our Class A-1 common unitholders have the opportunity to receive in the operating trust merger, represents an attractive and significant premium to historical prices for the company's common shares, such cash consideration is $4.02 per share lower, representing a 6.2% discount, when compared to $64.77, the all-time high price of the company's common shares and the high price of the company's common shares for the one-year period ended May 25, 2007;

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  the fact that the price payable in the mergers and the cash consideration offered in the election was decreased to take into account potential transaction costs, such as tax protection obligations and property tax reassessments, that would only impact us incrementally over time if we were to remain as an independent public enterprise;

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  the fact that we are not offering to the Class A-1 common unitholders an opportunity to remain as common unitholders after the operating trust merger, thereby precluding the Class A-1 common unitholders from having the opportunity to fully participate in the future performance of our assets, any future earnings growth, or any future appreciation in the value of our properties;

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  the significant costs involved in connection with entering into and completing the mergers or, alternatively, failing to consummate the mergers, and related disruptions to the operation of our business, including the possibility that we would be required to pay up to $10.0 million of reimbursable expenses to the buyer parties upon the termination of the merger agreement under certain circumstances as described in the merger agreement;

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  the restrictions on the conduct of our business prior to the completion of the mergers, which could delay or prevent us from undertaking acquisition, development, redevelopment, disposition and other business opportunities that may arise pending completion of the proposed transactions and generally change the manner in which we have conducted our business and operations in the past;

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  the fact that the pending transactions or failure to complete the mergers may negatively impact our relationships with our employees, lenders, security holders, joint venture partners and customers, and may divert the attention of our management and employees away from the day-to-day operation of our business;

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  our inability to solicit competing acquisition proposals and the possibility that the $235.0 million termination fee payable by us upon the termination of the merger agreement under the circumstances described in the merger agreement (see "The Merger Agreement—No Solicitation of Transactions" on page 95 of this prospectus/information statement) could discourage other potential bidders from making a competing bid to acquire us;

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  the fact that the buyer parties were willing to pursue the mergers and the other transactions contemplated by the merger agreement only if they and Mr. Sellers negotiated and entered into a binding arrangement regarding his future employment, as more fully described in the section entitled "—Interests of Our Trustees and Executive Officers in the Mergers" on page 69 of this prospectus/information statement;

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  the fact that some of the company's trustees and our executive officers may have interests in the mergers that are different from, or in addition to, those of our Class A-1 common unitholders, as more fully described in the section entitled "—Interests of Our Trustees and Executive Officers in the Mergers" on page 69 of this prospectus/information statement;

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  the fact that the Series O preferred unitholders will not receive any distribution in excess of 6% per annum of the $60.75 stated value per unit (or 8% per annum in certain circumstances) and will not experience any appreciation in the value of their Series O preferred units even if our profitability, operating performance and gains on asset sales may result in significant distributions and value appreciation for our common unitholders;

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  the fact that, should our Class A-1 common unitholders elect to receive the cash consideration, all such cash consideration would be taxable to them for U.S. federal income tax purposes; and

  •
  the Series O preferred units contain terms and are subject to various other risks that are customary for passive investments in a private real estate enterprise, such as lack of liquidity, limited redemption, governance and voting rights (even with respect to the sale of a material number of our properties), as more fully described under the section entitled "Risk Factors—Risks Related to the Series O Preferred Units and Our Structure After the Mergers" on page 35.

Conclusion of Archstone-Smith Trust's Board of Trustees Concerning the Mergers

        The company's board of trustees, after careful consideration, unanimously approved the mergers, the merger agreement and the other transactions contemplated by the merger agreement, and has declared the merger agreement, the mergers and the other transactions contemplated by the merger agreement advisable, fair to and in the company's best interests and the best interests of our Class A-1 common unitholders and the company's shareholders.

No Fairness Opinion for the Operating Trust Merger

        No fairness opinion, appraisal or other determination of a financial advisor or any other third party was requested or obtained by us, the company, as our sole trustee, or the company's board of trustees with respect to the fairness or value of either the cash consideration or the Series O preferred units that the holders of Class A-1 common units may receive in connection with the election and the operating trust merger. The fairness opinion rendered by Morgan Stanley dated May 28, 2007 did not address any consideration to be received by the holders of Class A-1 common units (whether in the form of cash or securities) and was not directed to the company, in its capacity as our sole trustee, or any party other than the company's board of trustees. Morgan Stanley's opinion does not constitute a recommendation to our unitholders with regard to the election in connection with the operating trust merger and should not be relied upon by you.

No Recommendation Regarding the Election

        None of the operating trust, the company, in its capacity as our sole trustee, or the board of trustees of the company has made, or is making, any recommendation to our unitholders with regard to the election in connection with the operating trust merger, and none of them has authorized any other person to make such a recommendation. You must make your own investment decision whether to elect to receive the cash consideration or the Series O preferred units in connection with the operating trust merger.

Financing

        In connection with the mergers, Parent will cause approximately $15.4 billion in the aggregate to be paid to the company's shareholders (assuming that Parent elects to cause the company to redeem all outstanding Series I preferred shares for cash consideration in accordance with the terms of the company's Series I preferred shares), our unitholders (assuming that all of the Class A-1 common unitholders elect to receive the cash consideration in full for all of their Class A-1 common units) and the holders of the company's outstanding share options, restricted share units, dividend equivalent units, phantom common shares, performance units, and share appreciation rights.

  Equity Financing

        In connection with the execution and delivery of the merger agreement, Parent has obtained an equity commitment letter from TS Fund VII to provide Parent with equity financing in an aggregate amount of up to $250.0 million and from Lehman Brothers, Real Estate Private Equity Inc. and Banc of America Strategic Ventures, Inc. to provide Parent with equity financing in an aggregate amount of up to $4.85 billion.

        Each of the equity commitments is generally subject to the satisfaction or waiver of all conditions to Parent's obligation to effect the closing of the mergers under the merger agreement in accordance with its terms. Each of the equity commitment letters will terminate on the earliest of (i) the termination of the merger agreement, (ii) the assertion by the company or any of the company's affiliates of any claim under the guarantee described below or otherwise against the buyer parties or (iii) December 31, 2007.

  Debt Financing

        Parent also obtained a debt commitment letter, dated May 28, 2007, from the lenders and certain of their affiliates, pursuant to which the lenders have committed to provide, subject to the conditions set forth therein, debt financing in an aggregate amount of up to $17.1 billion for the purpose of financing the mergers, funding reserves, refinancing a portion of the company's existing debt, and for other costs and expenses related to the mergers. The debt commitment letter terminates on December 31, 2007, unless extended in accordance with its terms and is conditioned on the completion of the mergers and other customary conditions. The lenders have the right to terminate the debt commitment letter under certain circumstances, including if the buyer parties are entitled to terminate the merger agreement due to a breach of certain representations and warranties by the company or a material adverse effect with respect to the company.

        Lehman Brothers Inc. and Banc of America Securities LLC have been appointed to act as co-lead arrangers and joint bookrunners for the debt financing.

  Conditions Precedent to Debt Financing

        The availability of the debt financing is subject to customary closing conditions, including:

  •
  the absence, since May 28, 2007, of any material adverse effect;

  •
  the absence of certain competing issues of debt by us or the buyer parties prior to and during the syndication of the debt financing;

  •
  negotiation, execution and delivery of definitive documentation and other customary closing documents in a form that does not impair availability of the debt financing if the other conditions described herein are satisfied;

  •
  payment of required fees and expenses;

  •
  receipt of the equity financing described above;

  •
  the completion of the mergers in accordance with the merger agreement (without giving effect to any amendments or waivers under the merger agreement that would reasonably be expected to be materially adverse to the lenders under the debt financing that have not been consented to by the administrative agent for the debt financing); and

  •
  the execution of certain guarantees and the creation of certain security interests (with security interests that are not able to be provided at closing after the use of commercially reasonable efforts permitted to be provided on a post-closing basis).

        The merger agreement does not contain a financing condition. Parent has obtained the equity and debt financing commitments described above and is obligated to use its reasonable best efforts to negotiate definitive agreements with respect to the debt financing commitment and to satisfy all conditions of the buyer parties in such definitive agreements. In the event that any portion of Parent's debt financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter, Parent is obligated to use its reasonable best efforts to obtain such portion from alternative sources. Parent is also obligated to keep the company informed of the status of its efforts to arrange debt financing and to give the company prompt notice of any material breach by any party of the debt commitment letter or of any termination of the debt commitment letter. Before Parent permits any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the debt commitment letter which would or would be reasonably expected to materially and adversely affect or delay in any material respect Parent's ability to consummate the mergers, Parent must first obtain the company's written consent. With certain exceptions, the company has agreed to provide, and to cause the company's subsidiaries (including us) and the company's and the company's subsidiaries' representatives to provide, all reasonable cooperation in connection with the arrangement of the debt financing as may be reasonably requested by Parent.

        If all other closing conditions have been satisfied or waived but Parent fails to obtain adequate financing to complete the mergers, such failure will constitute a breach of its covenants under the merger agreement. In that event, so long as the company, we and the company's and our subsidiaries are not in material breach of each of our respective obligations under the merger agreement, the company would be entitled to terminate the merger agreement and receive from Parent an amount equal to all reasonable expenses incurred by the company in connection with the proposed transactions, up to $10.0 million. In addition, the company may seek to recover damages to the extent the company has incurred losses or damages in connection with the merger agreement from the buyer parties up to an aggregate amount of $1.5 billion.

Guarantee and Remedies

        In connection with the merger agreement, Lehman Brothers and TS Fund VII have agreed to unconditionally and irrevocably guarantee the payment obligations of the buyer parties and any obligations to pay losses or damages under the merger agreement in an amount up to an aggregate of $1.5 billion, consisting of a $1.25 billion guarantee from Lehman Brothers and a $250.0 million guarantee from TS Fund VII. Each of the guarantees will terminate on the earliest of (a) the closing of the mergers and payment of all obligations due by the buyer parties under the merger agreement at such time, (b) termination of the merger agreement by mutual written consent or under circumstances in which the buyer parties would not be obligated to make any payments or (c) one year following a termination under circumstances in which the buyer parties are obligated to make payments (except as to payments for which a claim has been made under the applicable guarantee).

        The company cannot seek specific performance to require the buyer parties to complete the mergers, and the company's exclusive remedy for the failure of the buyer parties to complete the mergers is to seek to recover damages or losses incurred by the company up to an aggregate amount of $1.5 billion, as supported by the guarantees of TS Fund VII and Lehman Brothers described above.

Interests of Our Trustees and Executive Officers in the Mergers

        Our executive officers and the company and its board of trustees may be deemed to have interests in the mergers that are in addition to or different from the interests of our unitholders generally, which interests are described more fully below. the company and the company's board of trustees were aware of these interests and considered them among other matters in approving the merger agreement.

  Share Options, Restricted Share Units, Dividend Equivalent Units, Performance Units and Phantom Units

        As of July 10, 2007, our executive officers and the company's trustees held an aggregate of 536,493 options to purchase 536,493 common shares of the company (all of which were vested with the exception of 217,166 share options held by Mr. Smith), 595,197 restricted share units and deferred restricted share units, 55,183 dividend equivalent units and deferred dividend equivalent units, 276,419 performance units, and 2,194 phantom shares.

        Under the terms of the merger agreement:

  •
  immediately prior to the company merger effective time, each outstanding share option will, except as otherwise agreed to by Parent and an optionee, become fully vested and exercisable and at the company merger effective time, any unexercised share options will be cancelled in exchange for the right to receive a cash payment equal to the product of the number of common shares subject to the option and the excess, if any, of the common share merger consideration over the exercise price of the option, less applicable withholding taxes;

  •
  immediately prior to the company merger effective time, all of the company's outstanding restricted share units (including any deferred restricted share units), dividend equivalent units (including any deferred dividend equivalent units), and phantom common shares will automatically become fully vested and free of any forfeiture restrictions and each such restricted share unit, dividend equivalent unit, and phantom common share will, in each case except as otherwise agreed to by Parent and the holder of such award, be considered an outstanding common share and will be considered outstanding common shares for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes; and

  •
  immediately prior to the company merger effective time, the conditions for maximum issuance of performance units to be granted under the Special Long Term Incentive Program of the company adopted pursuant to its Long Term Incentive Plan will be deemed to be satisfied and each such performance unit will fully vest and be free of any forfeiture restrictions and will be considered an outstanding common share for purposes of the merger agreement, including the right to receive the common share merger consideration, less applicable withholding taxes, except in each case as otherwise agreed to by Parent and the holder of such award.

        The following table sets forth, for each of our executive officers and members of our board of trustees, as of July 10, 2007 and based on the common share merger consideration of $60.75 per share, (a) the number and value of vested and unvested share options with exercise prices less than the common share merger consideration, (b) the value of unvested restricted share units held, (c) the value of unvested and vested dividend equivalent units held that have not been deferred, (d) the value of performance units held and (e) the aggregate resulting consideration received as a result of the company merger. The following table does not include, however, the value of any deferred compensation, including deferred restricted share units and dividend equivalent units held by our executive officers and trustees. Such information is included in a separate table below under the caption "—Deferred Compensation Plan."

Name	Number of Shares Underlying Vested and Unvested Shares Options	Net Value of Vested and Unvested Share Options	Value of Unvested Restricted Share Units	Value of Vested and Unvested Dividend Equivalent Units	Value of Performance Units	Aggregate Resulting Consideration
Executive Officers:
R. Scot Sellers Chairman & Chief Executive Officer	218,354	$8,223,212	$7,920,403	—	$10,382,661	$26,526,276
J. Lindsay Freeman Chief Operating Officer	—	—	2,593,600	66,521	3,075,955	5,736,076
Charles E. Mueller Chief Financial Officer	56,962	2,145,189	2,062,949	31,529	2,422,589	6,662,256
Caroline Brower General Counsel	32,761	1,273,453	823,588	391,473	911,250	3,399,764
Alfred G. Neely Charles E. Smith Residential Division & Chief Development Officer	—	—	1,597,118	23,814	—	1,620,932
Mark A. Schumacher Controller and Chief Accounting Officer	—	—	437,704	6,926	—	444,630
Trustees:
Stephen R. Demeritt	—	—	201,386	—	—	201,386
Ernest A. Gerardi, Jr.	—	—	242,939	10,874	—	253,813
Ruth Ann M. Gillis	—	—	242,939	2,795	—	245,734
Ned S. Holmes	—	—	242,939	2,795	—	245,734
Robert P. Kogod	—	—	—	—	—	—
James H. Polk, III	11,250	422,594	242,939	205,092	—	870,625
John C. Schweitzer	—	—	242,939	329,630	—	572,569
Robert H. Smith	217,166	2,382,658	—	—	—	2,382,658

  Deferred Compensation Plan

        Pursuant to the merger agreement, all of the company's restricted share units, dividend equivalent units and phantom shares deferred under the Archstone Deferred Compensation Plan automatically will become fully vested and free of any forfeiture restrictions immediately prior to the company merger effective time, and each such restricted share unit, dividend equivalent unit and phantom share will be considered an outstanding common share for purposes of the merger agreement, including the right to receive the $60.75 common share merger consideration.

        Pursuant to the merger agreement, the company will take such actions as are necessary to terminate the Archstone Deferred Compensation Plan in a manner that is compliant with Section 409A of the Code. Payment of amounts deferred under the Deferred Compensation Plan will be made in cash to the participants in the plan in a single lump-sum payment on the first business day following January 1, 2008; provided, however, that payments under the plan will be made immediately following the company merger effective time if the parties mutually agree that the making of such payments will not cause participants in the Deferred Compensation Plan to incur any adverse tax consequences under Section 409A of the Code.

        The following table sets forth the amounts of deferred cash and equity compensation held by our executive officers and trustees as of July 10, 2007 to which they would be entitled in connection with the mergers under the Deferred Compensation Plan.

Name	Value of Aggregate Deferred Restricted Share Units, Dividend Equivalent Units and Phantom Shares	Amount of Deferred Cash Payments	Aggregate Balance of All Deferrals
Executive Officers:
R. Scot Sellers	$5,356,814	$12,406,950	$17,763,764
J. Lindsay Freeman	9,971,566	2,533,331	12,504,897
Charles E. Mueller	3,748,032	1,175,879	4,923,911
Caroline Brower	—	1,762,746	1,762,746
Alfred G. Neely	1,133,656	523,055	1,656,711
Mark A. Schumacher	—	889,000	889,000
Trustees:
Stephen R. Demeritt	—	62,811	62,811
Ernest A. Gerardi, Jr.	—	2,212,589	2,212,589
Ruth Ann M. Gillis	435,335	50,996	486,331
Ned S. Holmes	540,979	46,714	587,693
Robert P. Kogod	—	—	—
James H. Polk, III	—	—	—
John C. Schweitzer	534,539	39,099	573,638
Robert H. Smith	—	—	—

  Change in Control Agreements

        Under the change in control agreements that the company has entered into with each of R. Scot Sellers, Charles E. Mueller, Caroline Brower, Alfred G. Neely and Mark A. Schumacher, the amended terms of which the company's board of trustees approved on May 28, 2007, if a change in control (which would include the company merger) occurs and during the applicable protection period (three years from the date of the change in control in the case of Mr. Sellers, two years in the case of Mr. Mueller and Ms. Brower, and one year in the case of Messrs. Neely and Schumacher), the executive officer experiences a constructive termination (as described below), the executive officer will receive the following severance payments and benefits:

  •
  a lump sum amount equal to the applicable multiplier (three in the case of Mr. Sellers, two in the case of Mr. Mueller and Ms. Brower, one in the case of Messrs. Neely and Schumacher) times the sum of the executive's then-current annual salary rate plus the greater of the executive's target bonus for the year in which termination occurs, on the basis that the highest applicable performance targets have been met, or the cash bonus earned by the executive for the year prior to termination;

  •
  a lump sum prorated share of the target bonus that would be paid to the executive for the year of termination if the highest applicable performance targets were met;

  •
  immediate vesting of all of the executive officer's share options and other equity awards;

  •
  at the company's expense, medical insurance, disability income protection, life insurance coverage and death benefits and other perquisites during the ensuing three-years, in the case of Mr. Sellers, two-years, in the case of Mr. Mueller and Ms. Brower, and one-year, in the case of Messrs. Neely and Schumacher; and

  •
  up to $20,000 in outplacement services in the case of Mr. Sellers, $15,000 in the case of Mr. Mueller and Ms. Brower and $10,000 in the case of Messrs. Neely and Schumacher.

        The change-in-control employment agreements also require the company to make the executive officers whole for any "excess parachute payment" excise taxes that they might incur as a result of the receipt of certain payments and benefits (including the severance payments and benefits described above) in connection with the closing of the mergers.

        A constructive termination includes (i) a termination by the company for any reason other than death, disability or cause, and (ii) a resignation of the executive upon the occurrence of (a) a material adverse change in his title, position, authorities or duties (including, in the case of Ms. Brower and Messrs. Sellers, Mueller and Schumacher, the executive no longer having responsibilities related to the company being publicly traded), (b) a breach of the company's obligations under the agreement, (c) the relocation of the executive's office to a location more than 30 miles from the location of the executive's office immediately prior to the change in control, and (d) the company's failure to obtain a satisfactory agreement from any successor to assume and agree to the performance of the agreement.

        As discussed more fully under the section entitled "—Arrangement with R. Scot Sellers" below, Mr. Sellers has entered into a term sheet with Parent regarding his future employment and compensation which will supersede his change in control agreement with the company following the closing of the mergers.

        The following table sets forth an estimate of the potential cash severance payments that could be payable as described above in the event the executive officer becomes entitled to such severance amount pursuant to their change in control agreements following the company merger (assuming for illustrative purposes that the executive officer's employment is terminated on September 30, 2007 and utilizing current base salaries and the bonus compensation amounts provided for in the agreements). The table does not include an amount for the value of the accelerated vesting and cash out of equity-based awards, which is described above. The table also does not include the amounts payable to Mr. Freeman under his change in control agreement. Instead, in connection with his previously announced retirement, he will receive payments and benefits pursuant to the terms of a separation and release agreement that the company and Mr. Freeman have agreed in principle, as more fully described below under "—Agreement with J. Lindsay Freeman."

Executive Officers	Amount of Potential Cash Severance Payment(1)
R. Scot Sellers	$8,974,635
Charles E. Mueller	2,711,047
Caroline Brower	1,599,315
Alfred G. Neely	1,165,589
Mark A. Schumacher	507,875

(1)
As discussed more fully under the section entitled "—Arrangement with R. Scot Sellers" below, Mr. Sellers has entered into a term sheet with Parent regarding his future employment and compensation whereby he will forgo payments to which he may be entitled under his current change in control agreement with the company in connection with the mergers.

  Arrangement with R. Scot Sellers

        On May 28, 2007, Mr. Sellers entered into a term sheet with Parent regarding Mr. Sellers' employment with MergerCo following the closing of the mergers. The term sheet (or the definitive documents executed to reflect the agreement set forth in the term sheet) will become effective at the closing and will supersede most provisions of the change in control agreement that the company previously entered into with Mr. Sellers (which is described above). Among other things Mr. Sellers has agreed to waive, upon and subject to consummation of and only in connection with the mergers, his right to receive severance payments under the change in control agreement in connection with the mergers. The term sheet sets forth the material terms of Mr. Sellers' employment with MergerCo and the parties have agreed to negotiate definitive agreements with MergerCo (including, but not limited to, an employment agreement, and equity compensation agreements) that are consistent with the applicable provisions of the term sheet. The term sheet will be void if the merger agreement is terminated in accordance with its terms, but will otherwise generally be binding except in certain limited circumstances.

        Following the closing, Mr. Sellers will serve as the Chief Executive Officer of MergerCo. The initial term of Mr. Sellers' employment with MergerCo will end on December 31, 2010, but will automatically be extended for consecutive one year periods upon the expiration of the initial term (or any extension thereof) unless either party provides no less than 90 days notice of its intention not to renew. Mr. Sellers will be entitled to an annual base salary of $750,000. Mr. Sellers is guaranteed a bonus of $4.0 million for the fiscal year ending December 31, 2008 and $2.0 million for each subsequent fiscal year, and will be entitled to an additional incremental bonus of up to $3.125 million per year based on achieving certain equity raising milestones. Mr. Sellers will have the right to reinvest up to 50% of his annual bonus into equivalent phantom interests in MergerCo.

        As of July 10, 2007, Mr. Sellers owned 93,796 of the company's common shares for which he will receive the common share merger consideration in the company merger on the same basis as the company's other common shareholders. Additionally, in lieu of receiving cash for his share options, Mr. Sellers has agreed to roll over his options to purchase 218,354 of the company's common shares into fully vested options to purchase units in MergerCo and GP interests. If Mr. Sellers cannot roll over the company's share options into options to purchase interests in GP on a tax efficient basis, 50% of his share options will be cashed out at the closing on the same terms as all other employee share options in the company merger and Mr. Sellers will purchase $4.1 million of GP interests. At the closing, Mr. Sellers will also receive new units in MergerCo or phantom equity grants with a value of

$11.25 million. Generally, these grants will vest on the third anniversary of the closing date of the company merger.

        At the closing, Mr. Sellers will be granted 600 performance units that will have a performance based value and which will generally vest ratably on each of the first seven anniversaries of the closing, provided, that vesting will accelerate upon a future change in control. All performance units that are not vested upon termination of employment will be forfeited, subject to any prior vesting or acceleration.

        Termination payments to Mr. Sellers depend upon the timing and circumstances of termination of Mr. Sellers' employment, and will generally include the payment of (i) certain "accrued obligations," (ii) any vested grants, and (iii) amounts based upon Mr. Sellers' base salary and bonuses he earned, or otherwise would in the future be entitled to receive, depending on the timing of such termination.

        In the event that any payments made in connection with the mergers subject Mr. Sellers to a "golden parachute" excise tax, Mr. Sellers will be made whole for such excise tax. Additionally, in the event that MergerCo has any stock which is traded on an established securities market on the date of any subsequent transaction, Mr. Sellers will be entitled to the same make whole protection for any payment made to Mr. Sellers in connection with such subsequent transaction.

        Following the company merger, Mr. Sellers will be subject to substantially identical restrictive covenants that are currently provided in his employment arrangement, except that (i) his non-solicit and non-hire restriction will be extended from one to two years in the event his employment is terminated on or after December 31, 2010, (ii) the restrictive covenants will prohibit solicitation of investors and will apply to Tishman Speyer, Lehman Brothers and their respective affiliates, and (iii) Mr. Sellers will be subject to a one-year post-termination non-competition covenant.

        The term sheet permits Mr. Sellers to negotiate the terms of his continued employment with any third party that submits a competing acquisition proposal that the company's board of trustees has determined is a superior proposal (as defined by the merger agreement), subject to the condition that, subsequent to such determination of superiority, we are prepared and entitled to deliver a superior proposal notice to the buyer parties, and certain other conditions. The arrangement terminates upon the termination of the merger agreement in accordance with its term.

  Agreement with J. Lindsay Freeman

        We have agreed in principle to the terms of a separation and general release agreement with J. Lindsay Freeman, effective as of December 31, 2007 pursuant to which Mr. Freeman agrees to resign as the company's and our Chief Operating Officer effective December 31, 2007 but will continue to be employed through December 31, 2008. During the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000 and will continue to be eligible for all benefits generally available to employees of the company provided that he is not eligible for any bonus or stock-based award for services performed after 2007.

        On May 28, 2007, the company's board of trustees approved an adjustment to Mr. Freeman's separation arrangement pursuant to which Mr. Freeman will be paid $1.0 million if he remains an employee of the company following the mergers and through December 31, 2007 (or if he is terminated without cause following the consummation of the mergers and before December 31, 2007). Such payment is contingent upon Mr. Freeman agreeing to waive any payments he may have otherwise become entitled to receive under his change in control agreement, if any, other than the requirement that the company make him whole for any "excess parachute payment" excise taxes that he might incur.

   Potential Employment Arrangements with Other Executive Officers

        We currently anticipate that our existing executive officers will remain executive officers following the completion of the mergers. Parent has finalized Mr. Sellers' employment term sheet and is working with Mr. Sellers to put in place a new incentive plan with the focus of retaining our current executive officers. No terms of any such plan have yet been determined. We have agreed in principle to the terms of a separation and general release agreement with Mr. Freeman pursuant to which Mr. Freeman has agreed to resign as our Chief Operating Officer effective December 31, 2007, but will continue to be employed through December 31, 2008. During the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000.

  Grant of Cash Awards

        The company typically has made annual awards of restricted share units to certain officers, including the executive officers. These awards have been granted at the beginning of each fiscal year in consideration of an employee's performance for the prior fiscal year. As the company merger is anticipated to be consummated during the third quarter of 2007, the board of trustees determined to grant to certain officers a cash award generally equal to the value of 75% of such officers' award of restricted share units for the 2006 fiscal year. The cash awards the company's executive officers will receive, contingent upon and paid upon the consummation of the company merger, are as follows:

Executive Officers	Amount of Cash Award(1)
R. Scot Sellers	$2,454,962
Charles E. Mueller	637,273
Caroline Brower	256,931
Alfred G. Neely	487,484
Mark A. Schumacher	131,236

(1)
Mr. Freeman is already entitled to receive a restricted share unit grant pursuant to the agreed-upon terms of his separation and release agreement.

  Cash Payment to Holders of pre-2006 Restricted Share Units, Share Options and Dividend Equivalent Units

        The company's employees who were granted restricted share units, share options and dividend equivalent units prior to 2006 earn and are entitled to receive dividend equivalent units on such awards based on amounts equal to, and to correspond with, the dividends that the company pays to the company's common shareholders. The dividend equivalent units earned for each year have typically been credited in January of the year following the year in which dividends have been paid. As the company merger is anticipated to be consummated during the third quarter of 2007, the executive compensation committee of the company's board of trustees determined to pay to each of the company's employees holding restricted share units, share options and dividend equivalent units that were granted prior to 2006 a cash payment equal to the value of the dividend equivalent units that such individual already earned based on dividends that the company paid in the first and second quarters of 2007. However, because the company is not permitted to declare or pay any regular dividends on the company's common shares under the merger agreement, our executive officers generally will not earn any additional dividend equivalent units or cash value thereof prior to the completion of the mergers.

Such cash payments that our executive officers have earned and will receive in connection with such grant are as follows:

Executive Officers	Amount of Cash Payment
R. Scot Sellers	$85,205
J. Lindsay Freeman	139,906
Charles E. Mueller	57,733
Caroline Brower	15,379
Alfred G. Neely	22,397
Mark A. Schumacher	1,607

Trustee and Executive Officer Indemnification Insurance

        The merger agreement provides that for a period of at least six years after the company merger effective time, the organizational documents of the surviving entity will contain indemnification provisions that are no less favorable than the indemnification provisions in the company's existing declaration of trust and bylaws, and that those provisions will not be modified during that period in any manner that would affect adversely the rights of any person who at or prior to the company merger effective time were the company's or the company's subsidiaries' directors, officers, trustees, employees, agents, or fiduciaries or fiduciaries with respect to any of the company's or the company's subsidiaries' employee benefit plans, except as required by law and then only to the minimum extent required by law.

        The surviving entity has agreed to indemnify, to the fullest extent permitted by applicable law, persons who were at the date of the merger agreement or during the period between the signing of the merger agreement and the closing date serving as a director, officer or trustee, or as a fiduciary under or with respect to any of the company's or the company's subsidiaries' employee benefit plans, with respect to any legal action, suit or proceeding, or any inquiry or investigation arising out of or relating to such service occurring at or prior to the company merger effective time and, subject to certain conditions, will pay or advance related reasonable legal fees, costs, obligations and expenses incurred by them.

        The merger agreement requires that, with respect to claims arising from facts or events that occurred on or prior to the company merger effective time, the surviving entity maintain in effect, for a period of at least six years after the company merger effective time, directors' and officers' liability insurance coverage that provide for at least $50.0 million of coverage for directors' and officers' liability and $5.0 million for employed lawyer liability and that contain other terms and conditions that are, in the aggregate, not less advantageous to the insured person than the policies maintained by the company and the company's subsidiaries as of the date of the merger agreement. This requirement is subject to a specified maximum cost of coverage of $3.0 million in the aggregate. If the cost per year of insurance coverage exceeds such maximum amount, the surviving entity must obtain as much comparable insurance as possible for such amount. Parent and the surviving entity may meet these obligations by purchasing a "tail policy" providing coverage in the required amounts and on other terms and conditions which are, in the aggregate, not less advantageous to the insured persons than the policies maintained by the company, the operating trust, and our respective subsidiaries.

        Parent and the surviving entity have agreed that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the company merger effective time now existing in favor of the current or former directors, officers, trustees, employees, agents or fiduciaries of the company or the company's subsidiaries as provided in the company's existing declaration of trust and bylaws (or, as applicable, the charter, bylaws, partnership agreement, limited liability company agreement or other organizational documents of any of our subsidiaries) and certain indemnification agreements of the company or the company's subsidiaries will be assumed by the surviving entity and will continue in full force and effect.

        The merger agreement provides that Parent will have the right to participate in the defense or settlement of any shareholder or member litigation against the company, the company's trustees or officers, or the operating trust relating to the mergers or the other transactions contemplated by the merger agreement; provided, however, that no such settlement will be agreed to without Parent's consent, which consent will not be unreasonably withheld.

        The obligations described above regarding trustees' and officers' indemnification, and directors' and officers' liability insurance must be assumed by any successor entity to the surviving entity as a result of any consolidation, merger or transfer of all or substantially all of its properties and assets.

Regulatory Approvals

        EC No. 139/2004 requires notification to and prior approval by the European Commission of mergers or acquisitions involving parties with aggregate worldwide sales and individual European Union sales exceeding specified thresholds. We and the buyer parties have determined that the mergers are subject to filing requirements under EC No. 139/2004. Once a complete notification is filed, the European Commission has an initial (Phase I) period of 25 working days from the day following the date of notification, which period may be extended under certain circumstances, in which to consider whether the mergers would significantly impede effective competition in the common market or a substantial part of it, in particular as a result of the creating or strengthening of a dominant position. By the end of this Phase I period, the European Commission must issue a decision either clearing the mergers or opening an in-depth Phase II investigation. A Phase II investigation can extend the investigation period up to an additional 125 working days.

        In addition, we are required to make filings under the securities, or "blue sky," laws of certain states with regard to the election being afforded to holders of Class A-1 common units to receive cash consideration or Series O preferred units, or a combination thereof, in exchange for their Class A-1 common units. In certain states we will not be able to proceed with the mergers unless the operating trust has obtained the confirmation of the availability of an applicable exemption and/or qualification of the issuance of the Series O preferred units. In other states, approval of the filing and the contents of this prospectus/information statement, pursuant to which the Series O preferred units would be offered, may be required before the operating trust can offer the election or issue Series O preferred units to holders of Class A-1 common units who are residents of those states. Accordingly, we will not be able to consummate the mergers until any necessary approvals under applicable state securities laws are obtained.

        Other than EC No. 139/2004, the Form S-4 of which this prospectus/information statement forms a part becoming effective, our obtaining any necessary approvals under state securities or "blue sky" laws and the filing of articles of merger by each of the company and the operating trust with the SDAT, we are unaware of any other material federal, state or foreign regulatory requirements or approvals that may be required to consummate the mergers.

        Under the terms of the merger agreement, the company, the operating trust, and the buyer parties have agreed to make promptly their respective filings and any other required submissions under any applicable antitrust or competition laws and any other laws with respect to the mergers. In addition, the company, the operating trust and the buyer parties have agreed to use commercially reasonable efforts to take all appropriate actions and do all things necessary, proper or advisable under applicable laws to consummate and make effective the mergers and the other transactions contemplated by the merger agreement, including using commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated by the merger agreement and to fulfill conditions to the company merger and the transactions contemplated by the merger agreement.

Litigation Relating to the Mergers

        On May 30, 2007, two separate purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed naming the company and each of the company's trustees as defendants. One of these lawsuits, Seymour Schiff v. James A. Cardwell, et al. (Case No. 2007cv1135), was filed in the United States District Court for the District of Colorado. The other, Mortimer J. Cohen v. Archstone-Smith Trust, et al. (Case No. 2007cv1060), was filed in the District Court, County of Arapahoe, Colorado. On May 31, 2007, two additional purported shareholder class action lawsuits related to the merger agreement and the transactions contemplated thereby were filed in the District Court, County of Arapahoe Colorado. The first, Howard Lasker v. R. Scot Sellers, et al. (Case No. 2007cv1073), names the company, each of the company's trustees and one of the company's senior officers as defendants. The second, Steamship Trade Association/International Longshoremen's Association Pension Fund v. Archstone-Smith Trust, et al. (Case No. 2007cv1070) names the company, each of the company's trustees, Tishman Speyer and Lehman Brothers as defendants. On June 11, 2007, an additional purported shareholder class action lawsuit related to the merger agreement, Doris Staehr v. Archstone-Smith Trust, et al (Case No. 2007cv1081), was filed in the District Court, County of Arapahoe Colorado, naming the company and each of the company's trustees as defendants. All five lawsuits allege, among other things, that the company's trustees violated their fiduciary duties to the company's shareholders in approving the mergers.

        All five lawsuits purport to be brought as class actions and seek to enjoin the completion of the mergers and the related transactions. In addition, among other things, the complaints in each of Seymour Schiff v. James A. Cardwell, et al. and Howard Lasker v. R. Scot Sellers, et al. seek compensation for all losses and damages allegedly suffered by class members as a result of the transactions (the Lasker complaint requests compensatory damages and/or rescission of the company merger) and the complaints in Mortimer J. Cohen v. Archstone-Smith Trust, et al. and Doris Staehr v. Archstone-Smith Trust seek an order directing the company to obtain a transaction which is in the best interests of the company's shareholders.

        On June 21, 2007, the District Court, County of Arapahoe Colorado entered an order consolidating the Lasker, Steamship Trade Association/ International Longshoremen's Association Pension Fund and Staehr actions into the Cohen action, under the caption In re Archstone-Smith Trust Shareholder Litigation. We intend to vigorously defend these actions.

Deregistration of Class A-1 Common Units

        If the operating trust merger is completed, the Class A-1 common units will be deregistered under the Exchange Act.

THE ELECTION

General

        Pursuant to the merger agreement, at the operating trust merger effective time, each Class A-1 common unit of the operating trust issued and outstanding immediately prior to the operating trust merger effective time (other than units held by unitholders who have properly exercised and perfected their appraisal rights, if any, under Maryland law) will automatically be converted into one Series O preferred unit. Alternatively, as a Class A-1 common unitholder, you have the right to elect to receive for your Class A-1 common units:

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  the same cash consideration of $60.75 per unit that the company's common shareholders are entitled to receive in connection with the company merger for each common share, without interest and less applicable withholding taxes; or

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  a combination of the cash consideration and Series O preferred units.

        Enclosed with this prospectus/information statement as Attachment A is an election form package that contains the form, transmittal materials and other documents necessary in connection with making the election.

Receipt of Series O Preferred Units

        If you wish to receive only Series O preferred units for your Class A-1 common units, you may, but are not required to, complete, execute and return the documents included in the election form package (as described above) by the election deadline or, if you do not submit an election form prior to the election deadline, you will automatically receive Series O preferred units in the operating trust merger in exchange for your Class A-1 common units. However, if you received a certificate representing your Class A-1 common units, you must deliver such certificate in order to receive the Series O preferred units for your Class A-1 common units. If you received a certificate representing your Class A-1 common units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit that such certificate has been lost, stolen or destroyed in order to receive the Series O preferred units for your Class A-1 common units.

Election to Receive Cash Consideration

        In order to elect to receive cash consideration for your Class A-1 common units, you must properly complete, execute and return the documents described below, in accordance with the instructions in the election form package by the election deadline of 5:00 P.M. New York City Time on     •    ,    •    , 2007:

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  complete the election form according to the instructions provided in the election form package (if you are a married individual, your spouse may be required to sign the spousal consent to the election), including specifying the number of Class A-1 common units, if less than all, for which you are electing to receive the cash consideration;

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  if you are a U.S. person, complete and sign the Substitute Form W-9 (Attachment     •    to the election form), or if you are not a U.S. person for U.S. federal income tax purposes, request from us, and complete, sign and return an appropriate Form W-8;

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  if you are a U.S. person, complete and sign the FIRPTA certificate (Attachment    •    to the election form for individuals and Attachment    •    to the election form for entities); and

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  complete and sign the tax protection release, to release the company, us and its and our subsidiaries, the buyer parties, the guarantors and its, our and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, or agents or representatives of the buyer parties or the guarantors from any claims under any tax protection agreement of which you are a beneficiary or to which you are a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) with respect to any gain that is recognized with respect to your Class A-1 common units for which you are electing to receive the cash

    consideration as a result of your receipt of the cash consideration (Attachment    •    to the election form). See "—Tax Protection Release" on page 81.

        In addition to the documents described above, if you received a certificate representing your Class A-1 common units, you must deliver such certificate if you elect to receive the cash consideration. If you received a certificate representing your Class A-1 common units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed in order to receive the cash consideration for your Class A-1 common units. If you did not receive a certificate for your Class A-1 common units, you are not required to deliver any certificates.

        Further, to avoid possible FIRPTA withholding tax and to ensure proper back-up withholding, if applicable, from the payment of the cash consideration, you will need to complete, sign and return to MergerCo, as our sole trustee after the mergers, the Substitute Form W-9 and FIRPTA certificate (Attachments    •    and    •    or    •    to the election form, respectively) that are attached to the election form included in the election form package. Otherwise, the cash consideration minus any required tax withholding will be paid to you by the paying agent as soon as practicable after the completion of the operating trust merger. Registered mail with return receipt requested or overnight delivery by a nationally recognized overnight courier service is recommended. In all cases, sufficient time should be allowed to ensure delivery.

        Instructions for returning the election form and any necessary attachments are in the section entitled "Instructions for Return of Completed Election Forms and Necessary Attachments" in the election form package.

        Each of the forms described above must actually be received by MergerCo, as our sole trustee after the mergers, on or before the election deadline, as more fully described in the election form package, in order for you to receive any cash consideration. If you do not make a timely, valid election as provided in the election form package by the election deadline, you will only be entitled to receive, for each Class A-1 common unit, one Series O preferred unit and you will not be entitled to receive any cash consideration.

Partial Elections

        If you wish to receive cash consideration with respect to some but not all of your Class A-1 common units, you must specify the number of whole Class A-1 common units for which you are electing to receive the cash consideration. You cannot elect to receive fractional Series O preferred units or cash consideration for less than a whole number of Class A-1 common units. If you do not clearly specify the allocation, even if you otherwise properly complete, execute and return the election form and all necessary attachments (including the tax protection release) by the election deadline, you will only be entitled to receive the Series O preferred units for all your Class A-1 common units. As a result, if you wish to receive any cash consideration, it is very important that you specify your allocation when you timely return a properly completed and executed election form package by the deadline.

Revocation or Failure to Make Election

        You may revoke any properly completed and timely delivered election form at any time prior to the election deadline by submitting to MergerCo, as our sole trustee after the mergers, a completed and executed revocation of election form, which is included in the election form package. Any effective election properly revoked will be deemed not to have been validly made, and you must properly complete and execute a new election form and return it prior to the election deadline in order to make a new valid election.

        If you make no election or fail to properly make the election pursuant to the procedures set forth in this prospectus/information statement and the election form package, or if you revoke your election form and do not submit a new election form prior to the election deadline, you will automatically receive one Series O preferred unit for each Class A-1 common unit that you own immediately prior to the operating trust merger effective time and you will not receive any cash consideration for your Class A-1 common units.

Tax Protection Release

        You may only elect to receive the cash consideration if you agree, without additional consideration, to release the company, us and its and our subsidiaries, the buyer parties, the guarantors and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, agents or representatives of the buyer parties or the guarantors from any claims under any tax protection agreement with respect to which you are a beneficiary or a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) with respect to any gain that is recognized as a result of your sale of such Class A-1 common units pursuant to the election and receipt of the operating trust cash consideration. You will not, however, be required to waive any claim that you have or had under any tax protection agreement with respect to which you are a beneficiary or a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) with respect to or as a result of (a) any transaction or event occurring prior to the closing of the operating trust merger, whether or not asserted at the operating trust merger effective time, (b) the receipt of the Series O preferred units in the operating trust merger, to the extent that you do not exercise the election with respect to all Class A-1 common units owned by you at the operating trust merger effective time, or (c) in the event that you receive the Series O preferred units in the operating trust merger, events occurring in connection with or following the consummation of the operating trust merger that cause you to recognize income or gain for federal, state or local income tax purposes with respect to your Series O preferred units following the operating trust merger effective time (other than in connection with certain redemptions of your Series O preferred units at your election). For a more complete discussion of the potential tax treatment of your receipt of the operating trust cash consideration and the Series O preferred units, see "Material United States Federal Income Tax Considerations".

        As a holder of approximately 89.3% of all of our outstanding common units, the company's approval is the only approval of the holders of our common units that is necessary under the merger agreement to approve the mergers and the other transactions contemplated by the merger agreement. This approval is expected to be effective 20 days after the date of this prospectus/information statement. You are being sent this prospectus/information statement solely in connection with your right to elect, for each Class A-1 common unit you hold, either the operating trust cash consideration or one Series O preferred unit.

        If you wish to receive the cash consideration for some or all of your Class A-1 common units,     •    must receive a properly completed election form that has not been revoked by no later than 5:00 p.m., New York City time, on    •    , 2007, the election deadline. If you make no election pursuant to the procedures set forth in this prospectus/information statement and the election form package, or if you revoke your election form and do not submit a new election form prior to the election deadline, you will automatically receive one Series O preferred unit for each Class A-1 common unit you currently hold and you will not be entitled to receive any cash consideration.

        The reasonable determination of the company, after consultation with the buyer parties, shall be binding as to questions of validity, form, eligibility, time of receipt and whether elections to receive the operating trust cash consideration have been properly made or revoked.

THE MERGER AGREEMENT

        The following summarizes material provisions of the merger agreement, a copy of which is attached to this prospectus/information statement as Annex A and which we incorporate by reference. This summary may not contain all of the information about the merger agreement that is important to you. Therefore, we recommend that you read carefully the merger agreement attached to this prospectus/information statement as Annex A in its entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this prospectus/information statement.

        The merger agreement contains representations and warranties made by, and to, us, the Company, Parent, MergerCo and Operating Trust MergerSub. These representations and warranties, which are set forth in the merger agreement attached as Annex A, were made for the purposes of negotiating and entering into the merger agreement between the parties. In addition, these representations and warranties were made as of specified dates, may be subject to standards of materiality different from what may be viewed as material to unitholders, or may have been used for the purpose of allocating risk between the parties instead of establishing such matters as facts. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this prospectus/information statement, may have changed since the date of the merger agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this prospectus/information statement.

Structure

  The Operating Trust Merger

        On the closing date of the mergers, Operating Trust MergerSub will merge with and into the operating trust, Operating Trust MergerSub's separate existence will cease and the operating trust will survive the operating trust merger and continue to exist as the surviving operating trust.

  The Company Merger

        Immediately after the effective time of the operating trust merger, the company will merge with and into MergerCo, the company's separate existence will cease and MergerCo will survive the company merger and continue to exist as the surviving entity. MergerCo will become the sole trustee of the operating trust following the mergers.

Effective Times and Closing

        The operating trust merger effective time will occur under all applicable laws upon (a) the time the operating trust articles of merger are accepted for record by the SDAT or (b) such later time agreed to by the parties to the merger agreement and designated in such filing in accordance with the Maryland REIT Law and the Maryland Limited Liability Company Act, which we refer to as the "LLC Act," but not to exceed 30 days after the operating trust articles of merger are accepted for record by the SDAT and the LLC Act, which we refer to as the "operating trust merger effective time."

        The company merger effective time will occur under applicable law at (a) the time the articles of merger (relating to the company merger) are accepted for record by the SDAT or (b) such later time agreed to by the parties to the merger agreement and designated in such filing in accordance with the Maryland REIT Law and the Maryland Revised Uniform Partnership Act but not to exceed 30 days after the articles of merger are accepted for record by the SDAT or prior to the operating trust effective time. It is the intention of the parties that the company merger effective time will occur immediately after the operating trust merger effective time.

        Unless the merger agreement is terminated in accordance with its terms, the closing of the mergers must occur as promptly as practicable (but in no event later than the third business day) after all of the conditions to the closing of the mergers are satisfied or appropriately waived or at such other time and date mutually agreed by the parties. The buyer parties are not required to consummate the closing during the period beginning on August 15, 2007 and ending on August 31, 2007.

Organizational Documents

        The certificate of limited partnership of MergerCo, as in effect immediately prior to the company merger effective time, will be the certificate of limited partnership of the surviving entity in the company merger until amended as provided therein or with applicable law.

        The operating trust declaration of trust will be amended and restated to give effect to the provisions of the merger agreement and such other provisions which are not inconsistent with the merger agreement as determined by Parent in its sole discretion and, as so amended and restated, will be the declaration of trust of the surviving operating trust after the operating trust merger until amended as provided therein or with applicable law.

Trustees and Officers

        The directors of MergerCo immediately prior to the company merger effective time will be the initial directors of the surviving entity, and the officers of MergerCo immediately prior to the company merger effective time will be the initial officers of the surviving entity, each to hold office in accordance with the surviving entity charter. The surviving entity will be the sole trustee of the surviving operating trust immediately after the company merger effective time. For disclosure on the directors and officers of the operating trust after the operating trust merger, see "Archstone-Smith Operating Trust After the Mergers—Trustees and Officers After the Mergers" on page 152.

Treatment of Common Shares and Series I Preferred Shares

  Common Shares

        At the company merger effective time, each of the company's common shares issued and outstanding immediately prior to the company merger effective time (other than shares owned by the company, the company's subsidiaries or MergerCo) will automatically be converted into, and canceled in exchange for, the right to receive an amount in cash of $60.75 per common share, without interest and less applicable withholding taxes. The company's common shareholders who object to the company merger do not have any appraisal rights or dissenters' rights in connection with the company merger. However, the company's common shareholders can vote against the company merger and the other transactions contemplated by the merger agreement.

  Series I Preferred Shares

        At the company merger effective time, each Series I preferred share issued and outstanding immediately prior to the company merger effective time (other than Series I preferred shares held by the company or the company's subsidiaries) will, at the election of Parent, either automatically be converted into, and canceled in exchange for the right to receive, one surviving entity Series I preferred share, or be redeemed at the closing of the mergers by the company for the applicable liquidation preference of $100,000 per share, plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the redemption date, without interest and less applicable withholding taxes. The terms of the surviving entity Series I preferred shares will be substantially identical to the terms of the company's Series I preferred shares. While holders of the company's Series I preferred shares are entitled to receive notice of and attend the special meeting or any adjournments or postponements of the special meeting, they are not entitled to vote upon the company merger or any of the other transactions contemplated by the merger agreement, or any adjournments or postponements of the special meeting for the purpose of soliciting additional proxies, at the special meeting. Under the Maryland REIT Law, because the holders of the company's Series I preferred shares are not entitled to vote on the company merger and the other transactions contemplated by the merger agreement, they do not have any appraisal rights or dissenters' rights in connection with the company merger.

Treatment of Share Options, Restricted Share Units, Dividend Equivalent Units, Phantom Common Shares, Performance Units and Share Appreciation Rights

        Immediately prior to the company merger effective time, all of the company's outstanding share options and share appreciation rights, whether or not then vested or subject to any performance condition that has not been satisfied, will become fully vested and exercisable and all of the company's restricted share units (including any deferred restricted share units), dividend equivalent units (including any deferred dividend equivalent units), phantom common shares and performance units will become fully vested and free of forfeiture restrictions. Immediately prior to the company merger effective time, all of the company's outstanding restricted share units, dividend equivalent units, phantom common shares and performance units will be considered outstanding common shares for the purposes of the merger agreement, including the right to receive the common share merger consideration, except in each case as may otherwise be agreed to by and among the buyer parties and any individual holder of such award.

        In addition, at the company merger effective time, except in each case as may otherwise be agreed to by and among the buyer parties and any individual holder of share options or share appreciation rights, each share option and share appreciation right that remains outstanding immediately prior to the company merger effective time will be canceled in exchange for the right to receive a single lump sum cash payment equal to the product of:

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  the aggregate number of the company's common shares underlying such share option or share appreciation right, as the case may be, immediately prior to the company merger effective time, whether or not vested or exercisable, multiplied by

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  the excess, if any, of the common share merger consideration over the exercise price per share of the company's common shares subject to such share option or the share appreciation right, as the case may be.

        If the exercise price of any share option or share appreciation right is equal to or greater than the common share merger consideration, such option and share appreciation right will be canceled without any cash payment being made in respect of such option and share appreciation right. As of the date of this prospectus/information statement, none of the company's outstanding share options had an exercise price equal to, or greater than, the common share merger consideration.

        The amount of cash consideration payable with respect to share options, restricted share units, dividend equivalent units, phantom common shares, performance units, and share appreciation rights will be reduced by the amount of any applicable taxes required to be withheld and will be paid without any interest.

Treatment of Archstone-Smith Operating Trust Units

  Class A-1 Common Units

        In connection with the operating trust merger, at the operating trust merger effective time, Class A-1 common units issued and outstanding immediately prior to the operating trust merger effective time (other than units held by unitholders who have properly exercised and perfected their appraisal rights, if any, under Maryland law) will be automatically converted into Series O preferred units. Alternatively, the Class A-1 common unitholders may elect to receive for their Class A-1 common units, at the election of the holder, either (i) $60.75 in cash per Class A-1 common unit, without interest and less applicable withholding taxes or (ii) a combination of the cash consideration and Series O preferred units.

        The election, to be effective concurrently with the operating trust merger effective time, will be made pursuant to the procedures set forth in this prospectus/information statement and the Form S-4 of which this prospectus/information statement forms a part. Holders of Class A-1 common units may only elect to receive the operating trust cash consideration if concurrently with such election such holder agrees, without additional consideration, to release the company, us and its and our subsidiaries, the buyer parties, the guarantors and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, agents or representatives of the buyer parties or the guarantors from any claims under any tax protection agreement with respect to which such holder is a beneficiary or a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) with respect to any gain that is recognized as a result of such holders' sale of such Class A-1 common units pursuant to the election and receipt of the operating trust cash consideration. In no event will a holder be required to waive any claim that it has or had under any tax protection agreement with respect to or as a result of (i) any transaction or event occurring prior to the closing of the operating trust merger, whether or not asserted at the operating trust merger effective time, (ii) the receipt of Series O preferred units in the operating trust merger, and (iii) in the case of a holder who receives the Series O preferred units in the operating trust merger, events occurring in connection with or following the consummation of the operating trust merger that cause such holder to recognize income or gain for federal, state or local income tax purposes with respect to its Series O preferred units following the operating trust merger effective time. For a discussion of the terms of the Series O preferred units, see "Description of the Series O Preferred Units" on page 108 and "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders" on page 114.

  Class A-2 Common Units

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the company, as the sole holder of the operating trust Class A-2 common units, each operating trust Class A-2 common unit held by the company immediately prior to the operating trust merger effective time will remain outstanding.

  Series I Preferred Units

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the company, as the sole holder of the operating trust Series I preferred units, each operating trust Series I preferred unit issued and outstanding immediately prior to the operating trust merger effective time will at the election of Parent (which election will be made no later than the date of the company shareholders' meeting) either (a) remain outstanding and unchanged as one operating trust Series I preferred unit without any material adverse change to its terms and rights or (b) be redeemed at the closing by the operating trust for the liquidation preference plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the redemption date.

  Series M Preferred Unit

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the holder of the operating trust Series M preferred unit, the operating trust Series M preferred unit will be converted into the right to receive one operating trust Series P preferred unit. The terms of the surviving operating trust Series P preferred unit are substantially similar to the terms of the operating trust Series M preferred unit, with certain changes to the redemption rights necessary to reflect the fact that there will no longer be Class A-1 common units outstanding. See "Comparison of Preferred Unitholders Rights—Series M Preferred Units" on page 131.

  Series N Preferred Units

        In connection with the operating trust merger, at the operating trust merger effective time and without any action on the part of the holders of the operating trust Series N preferred units, (i) each operating trust Series N-1 preferred unit issued and outstanding immediately prior to the operating trust merger effective time will be converted into the right to receive one operating trust Series Q-1 preferred unit, and (ii) each operating trust Series N-2 preferred unit issued and outstanding immediately prior to the operating trust merger effective time will be converted into the right to receive one operating trust Series Q-2 preferred unit. The terms of the surviving operating trust Series Q preferred units are substantially similar to the terms of the operating trust Series N preferred units, with certain changes to the conversion rights necessary to reflect the fact that there will no longer be Class A-1 common units outstanding. See "Comparison of Preferred Unitholders Rights—Series N-1 and N-2 Preferred Units" beginning on page 133.

Treatment of Operating Trust MergerSub Units or Shares of Beneficial Interest

        In connection with the operating trust merger, at the operating trust merger effective time, all units or shares of beneficial interest of the Operating Trust MergerSub will automatically be converted into that number of Class A-1 common units equal to the number of Class A-1 common units electing to receive the operating trust cash consideration.

No Further Ownership Rights

        At the company merger effective time, holders of the company's common shares, Series I preferred shares and company equity awards will cease to be, and have no rights as, the company's shareholders or equityholders, other than the right to receive the applicable merger consideration. The applicable merger consideration will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the company's common shares, Series I preferred shares and equity awards, regardless of whether evidenced by share certificates or other similar certificates exchanged therefor.

        At and immediately following the operating trust merger effective time, each person who held, immediately prior to the operating trust merger effective time:

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  Class A-1 common units, with respect to which no election is made or with respect to which an election is made by such person to receive, in exchange for such units, the Series O preferred units, will (1) hold the Series O preferred units and will have such rights, duties and obligations set forth in the new operating trust declaration of trust in respect of such Series O preferred units and (2) cease to be, and will have no rights as, an operating trust common unitholder;

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  Class A-1 common units with respect to which an election is made by such person to receive, in exchange for such units, the operating trust cash consideration, will cease to be, and will have no rights as, a shareholder or equityholder of the operating trust other than the right to receive the operating trust cash consideration;

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  the operating trust Class A-2 common units will continue to hold such units, and will have such rights, duties and obligations set forth in the new operating trust declaration of trust in respect of such units;

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  operating trust Series M preferred unit will hold the operating trust Series P preferred unit and will have such rights, duties and obligations set forth in the new operating trust declaration of trust in respect of such unit;

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  operating trust Series N-1 preferred units will hold the operating trust Series Q-1 preferred units and will have such rights, duties and obligations set forth in the new operating trust declaration of trust in respect of such units; and

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  operating trust Series N-2 preferred units will hold the operating trust Series Q-2 preferred units and will have such rights, duties and obligations set forth in the new operating trust declaration of trust in respect of such units.

        The applicable merger consideration will be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the operating trust common units, the operating trust Series M preferred unit and operating trust Series N preferred units, regardless of whether evidenced by unit certificates or other similar certificates exchanged therefor.

Exchange and Payment Procedures

        On or immediately after the operating trust merger effective time, Parent will deposit, or cause MergerCo or Operating Trust MergerSub to deposit, cash and securities in respect of the consideration to be paid to the holders of the company's common shares or preferred shares, or the operating trust's common units or preferred units, respectively, with a paying agent selected by Parent that is reasonably satisfactory to the company. On or immediately after the operating trust merger effective time, Parent will cause to be deposited with the operating trust the consideration for the benefit of holders of the company's options, restricted share units, dividend equivalent units, phantom shares, performance units and share appreciation rights.

        Promptly after the company merger effective time, Parent will cause the paying agent to mail a letter of transmittal and, if applicable, instructions for surrendering applicable unit certificates to each holder thereof. The letter of transmittal and instructions will tell you how to surrender your certificates, if any, in exchange for the applicable merger consideration. You should not return your certificates with the enclosed election form, and you should not forward your certificates to the paying agent without a letter of transmittal.

        You will not be entitled to receive the applicable merger consideration until you surrender your certificate or certificates, if any, to the paying agent, together with a duly completed and executed letter of transmittal and any other documents as the paying agent may reasonably require. The applicable merger consideration may be paid to a person other than the person in whose name the corresponding certificate is registered if the certificate is properly endorsed or is otherwise in the proper form for transfer. In addition, the person requesting payment must either pay any applicable stock transfer taxes or establish to the satisfaction of Parent that such stock transfer taxes have been paid or are not applicable.

        No interest will be paid or will accrue on the cash payable upon surrender of the certificates. Each of the paying agent, the surviving entity, the operating trust or Parent will be entitled to deduct and withhold any applicable taxes from the merger consideration.

        At the company merger effective time, the company's share transfer books will be closed and there will be no further registration of transfers of the company's common shares or Series I preferred shares. Any share certificates presented to the paying agent, the surviving entity or the transfer agent after the closing of the share transfer books will be exchanged for the applicable merger consideration for the common shares or Series I preferred shares. The share/unit transfer books of the operating trust will continue in all respects, provided, however, that at the operating trust merger effective time there will be no further registrations or transfers of Class A-1 common units that were formerly held by the unitholders of the operating trust.

        None of the paying agent, Parent, MergerCo, Operating Trust MergerSub, the company or the operating trust or any respective employees, officers, trustees, directors, shareholders, partners, agents or affiliates will be liable to any person for any merger consideration, if the cash and securities deposited with the paying agent has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Holders of the company's common or preferred shares or the operating trust's common or preferred units prior to the mergers who have not complied with the exchange and payment procedures contained in the merger agreement within 12 months after the company merger effective time may only look to the surviving entity for the payment of the merger consideration.

        If you received a certificate representing your Class A-1 common units, you must deliver such certificate regardless of whether you elect to receive the cash consideration. If you did not receive such certificate, you are not required to deliver any certificates. If you received a certificate representing your Class A-1 common units and such certificate has been lost, stolen or destroyed, you are required to make an affidavit of the fact that such certificate has been lost, stolen or destroyed in order to receive the Series O preferred units or the cash consideration for your Class A-1 common units. In order to receive the cash consideration for all or part of your Class A-1 common units, you must also timely and properly complete, execute and return the election form and all necessary attachments, including the tax protection release, the Substitute Form W-9 or appropriate W-8 (as applicable) and FIRPTA certificate (Attachments    •    and     •    or    •    to the election form, respectively), to    •    , on or prior to     •    , 2007, the election deadline.

Representations and Warranties

        The company and the operating trust made customary representations and warranties in the merger agreement that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or in the disclosure schedules delivered in connection therewith. These representations and warranties relate to, among other things:

  •
  due organization, valid existence, good standing and power and authority to carry on the businesses of each of the company, the operating trust, the company's other subsidiaries and, in some cases, other entities in which the company owns equity interests, which we refer to as the "company's joint ventures" or "joint ventures";

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  the company's declaration of trust and bylaws and the similar organizational documents of the operating trust, the company's other subsidiaries and certain of the company's joint ventures;

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  the company's capitalization and the capitalization of the operating trust and, in some cases, the company's ownership in the company's other subsidiaries and joint ventures and the absence of any encumbrances on the company's ownership of the equity interests of the company's subsidiaries and the company's joint ventures;

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  the company's and the operating trust's power and authority to execute and deliver, and to perform the company's and the operating trust's obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  the enforceability of the merger agreement against the company and the operating trust;

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  the vote of the company's shareholders required in connection with the approval of the company merger and the other transactions contemplated by the merger agreement and the approval of the common unitholders of the operating trust of the mergers;

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  the absence of conflicts with, or breaches or violations of, the company's, the operating trust's, certain of the company's subsidiaries' or certain of the company's joint ventures' organizational documents, and laws, permits and certain contracts applicable to the company, the operating trust, the company's other subsidiaries or certain of the company's joint ventures as a result of entering into the merger agreement or performing the company's or their respective obligations under the merger agreement;

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  consents and approvals of governmental entities required as a result of executing and delivering the merger agreement and performing the company's and the operating trust's obligations under the merger agreement;

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  possession of all permits necessary to operate the company's, the company's subsidiaries' and certain of the company's joint ventures' properties and carry on the company's, the company's subsidiaries' and certain of the company's joint ventures' businesses and the absence of any conflict with, or default, breach or violation of, applicable laws or such permits other than as would not be reasonably expected to have a material adverse effect with respect to the company;

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  the company's SEC filings since January 1, 2004 and the financial statements contained therein;

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  the company's compliance with the Sarbanes-Oxley Act of 2002 and the listing and corporate governance rules and regulations of the New York Stock Exchange;

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  the absence of liabilities required to be recorded on a balance sheet under generally accepted accounting principles as applied in the United States, or GAAP, other than as would not be reasonably expected to have a material adverse effect with respect to the company;

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  the absence of any event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a material adverse effect and certain other changes and events since December 31, 2006;

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  the absence of litigation or orders against the company or the company's subsidiaries;

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  the nature, extent and scope of the company's and the company's subsidiaries' employee benefit plans;

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  labor matters affecting the company and the company's subsidiaries;

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  the accuracy and completeness of information the company and the operating trust have supplied for inclusion in this prospectus/information statement or any other document to be filed with the SEC in connection with the transactions contemplated by the merger agreement;

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  real property owned and leased by the company, the company's subsidiaries and certain of the company's joint ventures;

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  the company's and the company's subsidiaries' ground leases;

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  intellectual property used by, owned by or licensed by the company and the company's subsidiaries;

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  tax matters affecting the company and the company's subsidiaries;

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  environmental matters affecting the company and the company's subsidiaries;

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  the company's, the company's subsidiaries' and certain of the company's joint ventures' material contracts and the absence of any breach or violation of, or default under, any material contract;

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  the absence of any undisclosed broker's or finder's fees;

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  the receipt by the company of a fairness opinion from Morgan Stanley to the effect that, as of the date of the merger agreement, the common share merger consideration to be received by holders of the company's common shares was fair from a financial point of view to such holders;

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  the company's and the company's subsidiaries' insurance policies;

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  interested party transactions; and

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  the company's and the company's subsidiaries' status as an investment company under the Investment Company Act of 1940, as amended.

        For the purposes of the merger agreement, "material adverse effect" means, with respect to the company, an effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to the assets, business, results of operations or financial condition of the company, the company's subsidiaries and the company's joint ventures, taken as a whole.

        A "material adverse effect" will not have occurred, however, as a result of any effect, event, development or change arising out of or resulting from:

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  changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in real estate capitalization rates and interest or exchange rates;

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  changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the company, the company's subsidiaries and the company's joint ventures conduct the company's or their business (unless, and only to the extent, such effect, event, development or change affects the company, the company's subsidiaries and the company's joint ventures in a disproportionate manner as compared to other persons or participants in the industries in which the company, the company's subsidiaries and the company's joint ventures conduct the company's or their business and that operate in the geographic regions affected by such effect, event, development or change);

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  changes in GAAP;

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  the negotiation, execution, announcement or performance of the merger agreement or the transactions contemplated by the merger agreement or the consummation of the transactions contemplated by the merger agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees;

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  acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of May 28, 2007 (unless, and only to the extent, such effect, event, development or change affects the company, the company's subsidiaries and the company's joint ventures in a disproportionate manner as compared to other persons or participants in the industries in which the company, the company's subsidiaries and the company's joint ventures conduct the company's or their business and that operate in the geographic regions affected by such effect, event, development or change);

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  earthquakes, hurricanes or other natural disasters (unless, and only to the extent, such effect, event, development or change affects the company, the company's subsidiaries and the company's joint ventures, in a disproportionate manner as compared to other persons or participants in the industries in which the company, the company's subsidiaries and the company's joint ventures conduct the company's or their business and that operate in the geographic regions affected by such effect, event, development or change);

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  any suit, claim, action or proceedings brought, asserted or threatened by or on behalf of any holder or holders of shares of beneficial interest, capital stock, units or other equity interests in the company, the company's subsidiaries and the company's joint ventures, arising out of or relating to the mergers or any of the other transactions contemplated by the merger agreement; or

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  any action taken or result of a failure to take an action by the company, the company's subsidiaries and the company's joint ventures at the request or with the consent of any of the buyer parties.

        Under the merger agreement, the mere fact of a decrease in the market price of the company's common shares will not, in and of itself, constitute a material adverse effect. However, any effect, event, development or change underlying such decrease will be considered in determining whether there has been a material adverse effect.

        The merger agreement also contains customary representations and warranties made by the buyer parties that are subject, in some cases, to specified exceptions and qualifications. The representations and warranties relate to, among other things:

  •
  their due organization, valid existence, good standing and power and authority to carry on their businesses;

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  the ownership of MergerCo and Operating Trust Merger Sub and absence of prior conduct of activities or business of MergerCo and Operating Trust Merger Sub;

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  their power and authority to execute and deliver, and to perform their obligations under, the merger agreement and to consummate the transactions contemplated by the merger agreement;

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  the enforceability of the merger agreement against them;

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  the absence of conflicts with, or breaches or violations of, their organizational documents, laws or certain contracts as a result of entering into the merger agreement or consummating the mergers;

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  consents and approvals of governmental entities required as a result of executing and delivering the merger agreement and performing their obligations under the merger agreement;

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  the accuracy and completeness of information they have supplied for inclusion in this prospectus/information statement or any other document to be filed with the SEC in connection with the transactions contemplated by the merger agreement;

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  the absence of litigation or orders against them;

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  their capital resources, including in particular the equity and debt financings which will provide Parent with funds at the company merger effective time and operating trust merger effective time sufficient to consummate the mergers;

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  the guarantees executed by Lehman Brothers and TS Fund VII;

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  their ownership of the company's common shares or any other securities of the company's and the company's subsidiaries; and

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  clarification that no broker's or finder's fees are payable based upon arrangements made by or on behalf of any of the buyer parties.

        The representations and warranties of each of the parties to the merger agreement will expire upon the closing of the mergers.

Conduct of Our Business Pending the Mergers

        Under the merger agreement, the company has agreed that, subject to certain exceptions in the merger agreement and the disclosure schedules delivered in connection therewith, between May 28, 2007 and the company merger effective time, the company and the company's subsidiaries will:

  •
  conduct the company's business only in the ordinary course of business consistent with past practice; and

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  use commercially reasonable efforts to conduct the company's operations in compliance with applicable law and preserve substantially intact the company's and the company's subsidiaries'

    business organization, retain the services of the company's current officers and key employees, preserve the company's assets and properties in good repair and condition, and preserve the goodwill and current relationships with the company's and the company's subsidiaries' lessees and other persons with whom the company or any of the company's subsidiaries have significant business relations.

        The company also has agreed that during the same time period, subject to certain exceptions as fully described in the merger agreement or unless Parent either gives its prior written consent or does not object within certain limited time periods from the date the company requests such consent, the company and the company's subsidiaries will not, among other things:

  •
  amend the company's or the operating trust's organizational documents or any of the company's subsidiaries' organizational documents;

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  subject to certain exceptions (including the exception for issuance of common shares upon redemption of Class A-1 common units), authorize for issuance, issue or sell, pledge, dispose of or subject to any lien or agree or commit to any of the foregoing in respect of, any shares of beneficial interest or any class of capital stock or other equity interest of the company or any of the company's subsidiaries or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such beneficial interest, such capital stock, or any other equity interest, of the company or any of the company's subsidiaries; or reclassify, combine, split or subdivide any capital stock or other equity interest of the company or any of the company's subsidiaries;

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  repurchase, redeem or otherwise acquire any of the company's securities or equity equivalents other than in the ordinary course of business in connection with the cashless exercise of share options or the vesting of or lapse of restrictions on restricted share units or dividend equivalent units, the redemption, exchange or conversion of common or preferred units or preferred shares in accordance with the company's or the operating trust's organizational documents, the redemption or repurchase of convertible notes issued by the operating trust, or the redemption or repurchase by the company's wholly owned subsidiaries of their own securities or equity equivalents;

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  reclassify, combine, split, or subdivide any of the company's or the company's subsidiaries' capital stock or other equity interests;

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  authorize, declare, set aside, make or pay dividends or other distributions, other than dividends paid by the company's direct or indirect wholly owned subsidiaries, the quarterly dividend payment the company paid on May 31, 2007 on the company's common shares, restricted share units and dividend equivalent units, the distributions the company paid on May 31, 2007 on the operating trust's common units, unit distributions on the operating trust's Series M preferred unit and Series N preferred units, dividends on the company's Series I preferred shares, and dividends and distributions on the company's common shares and the operating trust's common units that are necessary for the company to maintain the company's status as a REIT or to otherwise avoid the imposition of corporate—level or excise tax under the Code (provided that such dividends or distributions will reduce the common share merger consideration and the operating trust merger consideration, as applicable, on a dollar-for-dollar basis);

  •
  acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization or any property (other than real property) or asset, or acquire, or enter into any option, commitment or agreement to acquire, any real property or commence any development of any of the company's real properties (other than certain exchanges of real property pursuant to Section 1031 of the Code);

  •
  incur any indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person (other than a subsidiary) for indebtedness other than under the company's revolving credit facilities or similar lines of credit in the ordinary course of business, refinancings of mortgage indebtedness as such loans become due and payable in amount reasonably acceptable to Parent and prepayable without penalty or premium, indebtedness under the company's $500 million bridge financing facility, indebtedness to pay permitted dividends or distributions and prepayable without penalty or premium, indebtedness in the principal amount outstanding on the date of the merger agreement encumbering certain properties planned to be acquired, and inter-company indebtedness among the company and the company's subsidiaries;

  •
  modify, amend or terminate any material contract or enter into any new material contract, enter into any contract that would materially limit or otherwise restrict the company or the company's subsidiaries or successors, or after the company merger effective time limit Parent or any of its subsidiaries or successors, from engaging or competing in any line of business or in any geographical area, or enter into or amend the terms of any hedging agreement, other than energy swaps, energy options, forward energy contracts and other energy hedging agreements in the ordinary course of business consistent with past practice or as may otherwise be required by the terms of any indebtedness of the company or the company's subsidiaries;

  •
  increase compensation or benefits payable to the company's trustees, directors, officers or employees, grant to any of the company's or the company's subsidiaries' trustees, directors, officers, employees or independent contractors any new employment, retention, bonus, severance, change of control or termination pay awards or equity-based cash awards, grant any increase in, or alter or amend, any right to receive any severance, change of control, retention or termination pay or benefits, take any action to accelerate the vesting or payment of any compensation under any Plan or awards made thereunder, or remove any restrictions in any Plan or awards thereunder;

  •
  establish, adopt, enter into or amend any collective bargaining (or similar), bonus, profit-sharing, thrift, compensation, share option, restricted share, share unit, dividend equivalent, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement with any director, officer, employee or independent contractor;

  •
  take any action with respect to salary, compensation, benefits or other terms or conditions that would reasonably be expected to result in the holder of a change in control or similar agreement to have "good reason" to terminate employment and collect severance payments and benefits pursuant to such agreement;

  •
  repurchase, repay or pre-pay any of the company's indebtedness, except repayments of revolving credit facilities or other similar lines of credit in the ordinary course of business or repayments of indebtedness in accordance with their terms, as such loans become due and payable;

  •
  change the company's financial accounting principles or policies except as required by the SEC or changes in GAAP;

  •
  make any loans, advances or capital contributions to, or investments in, any other persons, other than to or in the company's subsidiaries, certain joint ventures where required, and as required by certain existing contracts;

  •
  authorize or enter into any commitment for any new material capital expenditure other than certain permitted expenditures, capital expenditures not exceeding $1 million individually or $10.0 million in the aggregate, and capital expenditures in the ordinary course necessary to maintain the company's properties, comply with laws or prevent damage to the company's properties in the event of an emergency situation;

  •
  waive, release, assign, settle or compromise any material legal actions or material liabilities or certain securities-related legal actions;

  •
  make, rescind or revoke any material tax election or change a material method of tax accounting, amend any material tax return, settle or compromise any material federal, state, local or foreign income tax liability, audit, claim or assessment, or enter into any material closing agreement related to taxes, or knowingly surrender any right to claim a material tax refund, other than as required by applicable law or necessary to preserve the company's status, and the status of the company's subsidiaries, as a REIT under the Code, or to qualify or preserve the status of any subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the Code;

  •
  enter into, amend or modify any tax protection agreements, or take any action that would, or could reasonably be expected to, violate any tax protection agreement or otherwise give rise to any liability of the company or any of the company's subsidiaries under such agreements;

  •
  amend any term of any outstanding security or equity interest of the company or any of the company's subsidiaries;

  •
  sell or otherwise dispose of, or subject to any encumbrance, any of the company's or the company's subsidiaries' properties or other material assets other than pending sales pursuant to certain definitive agreements executed prior to May 28, 2007 and leases (other than ground leases) made in the ordinary course of business;

  •
  adopt a plan of complete or partial liquidation or dissolution or resolutions providing for or authorizing such liquidation or dissolution;

  •
  fail to use commercially reasonable efforts to maintain in full force and effect existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies covering the company, the company's subsidiaries, and the company's and the company's subsidiaries' properties, assets and businesses;

  •
  initiate or consent to any material zoning reclassification of any of the company's owned or materially leased properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any of the company's owned or materially leased properties other than in connection with certain development or redevelopment projects and capital expenditure projects;

  •
  take any action that would cause any of the company's representations or warranties contained in the merger agreement to become inaccurate in any material respect or any of the company's covenants to be breached in any material respect or result in the failure to be satisfied of any of the conditions to closing set forth in the merger agreement; or

  •
  announce an intention, enter into an agreement or otherwise make a commitment to do any of the foregoing.

        In addition, under the merger agreement, in the event that a holder of the operating trust's Class A-1 common units exercises its redemption rights, the company will, if directed by Parent, exercise the company's right to elect to assume directly and satisfy such redemption right by paying to such holder of Class A-1 common units the cash amount or share amount due under the operating trust's organizational documents. The company will not, however, be required to take any action in contravention of any securities law or any historic, preexisting contractual obligation to satisfy any such redemption.

No Solicitation of Transactions

        The company has agreed that, from May 28, 2007 to the company merger effective time and subject to specified exceptions described below, the company and the company's subsidiaries will not, nor will any of us knowingly permit our respective representatives to:

  •
  initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing nonpublic information or assistance) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any acquisition proposal;

  •
  enter into discussions or negotiate with any person in furtherance of those inquiries or to obtain an acquisition proposal or release any person from or fail to enforce any standstill agreement or similar obligation to the company or the company's subsidiaries, other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of May 28, 2007, by virtue of the execution and announcement of the merger agreement or otherwise;

  •
  withdraw, modify or amend the board of trustees' recommendations that the company's shareholders approve the company merger and the other transactions contemplated by the merger agreement in any manner adverse to any buyer party or fail to make such recommendations;

  •
  approve, endorse or recommend any acquisition proposal; or

  •
  enter into any agreement in principle, arrangement, understanding, contract or agreement relating to an acquisition proposal.

        For purposes of the merger agreement, "acquisition proposal" means any proposal or offer (other than the mergers or any of the other transactions contemplated by the merger agreement, or any merger or similar transaction solely among the company and the company's subsidiaries, or among the company's subsidiaries) for any:

  •
  merger, consolidation, share exchange or similar transaction involving us or any of the company's subsidiaries representing 20% or more of the company's and the company's subsidiaries' assets or income, taken as a whole;

  •
  sale or other disposition, directly or indirectly, by merger, consolidation, share exchange or any similar transaction, of 20% or more of the company's and the company's subsidiaries' assets, taken as a whole;

  •
  issue, sale or other disposition by the company or the company's subsidiaries of securities representing 20% or more of the voting power of the company's voting equity securities or 20% or more of the operating trust's common units;

  •
  tender offer or exchange offer in which any person or group offers to acquire beneficial ownership, or the right to acquire beneficial ownership, of 20% or more of the votes associated with the company's common shares or the operating trust common units;

  •
  recapitalization, restructuring, liquidation or other similar transaction with respect to the company or the operating trust; or

  •
  other transaction which is similar in form, substance or purpose to any of the foregoing transactions.

        Prior to the approval of the company merger by the company's shareholders, following the receipt of an unsolicited bona fide written acquisition proposal, if the company's board of trustees or a special committee of the company's board of trustees determines in good faith, after consultation with its legal and financial advisors, that such acquisition proposal is, or is reasonably likely to lead to, a superior proposal, the company, the company's subsidiaries and the company's and their representatives may:

  •
  furnish, make available or provide access to non-public information with respect to the company and the company's subsidiaries to the person who made such proposal and their representatives, provided that the company furnish such information pursuant to a confidentiality agreement containing terms that are at least as favorable to the company as those contained in the confidentiality agreement the company signed with affiliates of Parent and the company concurrently discloses the same non-public information to Parent if not previously disclosed;

  •
  participate in negotiations regarding such acquisition proposal;

  •
  disclose to the company's shareholders any information required to be disclosed under applicable law, provided that such disclosure will be deemed a change in recommendation if not accompanied by an express public reaffirmation of the company's board's recommendation to shareholders; and

  •
  following receipt of a proposal that constitutes a superior proposal, recommend that the company's shareholders approve such proposal and terminate the merger agreement and enter into an agreement relating to, or for the implementation of, such proposal pursuant to the relevant termination provisions described under "—Termination" below.

        For purposes of the merger agreement, "superior proposal" means a written acquisition proposal:

  •
  that relates to more than 50% of the company's common shares or all or substantially all of the company's and the company's subsidiaries' assets, taken as a whole;

  •
  which the company's board of trustees determines in its good faith judgment, after consultation with its outside financial advisor, to be more favorable from a financial point of view to the company's shareholders than the company merger;

  •
  the material conditions to the consummation of which are all reasonably capable of being satisfied in the judgment of the company's board of trustees; and

  •
  for which financing, to the extent required, is then committed or, in the judgment of the company's board of trustees, is reasonably likely to be available.

        The company and the operating trust have agreed to promptly notify Parent (but no more than 24 hours after initial receipt) of the company's receipt of any acquisition proposal, any request for information relating to the company or the company's subsidiaries, or any inquiry or request for discussions or negotiations regarding any acquisition proposal. In the company's notice to Parent, the company has agreed to provide a copy of such acquisition proposal and the identity of parties making the proposal. The company and the operating trust also have agreed to keep Parent informed on a prompt basis of the status of and any material developments regarding any such acquisition proposal (but no more than 24 hours after the occurrence of such development). Under the merger agreement, the company and the company's subsidiaries may not enter into any confidentiality agreement which prohibits the company from providing such information to Parent. The company also agreed to, and to cause each of the company's subsidiaries to, immediately cease any existing discussions, negotiations or communications with any parties regarding any acquisition proposal. The company also agreed to promptly request from each party who executed a confidentiality agreement that it return or destroy all confidential information previously furnished to such party. The company has made all such requests.

        The company also agreed not to take any action to exempt any person from the ownership restrictions in Article II of the company's declaration of trust or otherwise cause such restrictions not to apply unless such actions are taken in connection with a termination of the merger agreement.

        The company is obligated to call and hold a meeting of the company's shareholders for the purpose of voting upon the approval of the company merger and the other transactions contemplated by the merger agreement. In connection with such meeting, (a) the company's board of trustees will recommend to the company's shareholders to approve the company merger and the other transactions contemplated by the merger agreement, and (b) the company will use the company's reasonable best efforts to solicit or cause to be solicited from the company's shareholders proxies for such approvals and to take all other action necessary or advisable to secure the required vote of the company's shareholders. However, other than in connection with an acquisition proposal, the company's board of trustees or a special committee of the company's board may determine not to make, or may determine to change or withdraw its recommendation and not solicit such proxies from the company's shareholders or take such other necessary or advisable action in favor of the approval of the company merger and the other transactions contemplated by the merger agreement if, after consultation with its legal counsel, the company's board of trustees or a special committee of the company's board of trustees determines in good faith that the failure to take such actions would be inconsistent with its fiduciary duties under applicable law. However, unless the merger agreement is terminated in accordance with its terms, other than in connection with an acquisition proposal, the company is obligated to hold the shareholders' meeting notwithstanding that the company's board may have changed or withdrawn its recommendation. The operating trust has agreed to substantially similar provisions with respect to its unitholders' meeting, if deemed necessary by the parties.

Employee Benefits

        For a period of 12 months following the closing date, Parent has agreed that it will or will cause the surviving entity to provide all employees employed by the company or the company's U.S. subsidiaries (other than any such employees who are covered in collective bargaining or similar agreements) as of the company merger effective time and who continue to be employed by the surviving entity or its successors or assigns or any of their subsidiaries, which we refer to as "continuing employees" with (i) base salary in an amount at least equal to the base salary that was provided to such continuing employee immediately prior to the company merger effective time, and cash incentive compensation opportunities (excluding any payments related to equity or equity-based awards) in an attainable amount at least equal to the attainable amount that such continuing employee was eligible to receive immediately prior to the company merger effective time, and (ii) employee benefits (excluding the cash value of any equity-based award or benefits), that are no less favorable in the aggregate than those provided to such continuing employees immediately prior to the company merger effective time.

        However, neither Parent nor the surviving entity or their subsidiaries are obligated to issue or adopt any plans or arrangements providing for the issuance of shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares and none of the company's plans or arrangements providing for the issuance of these awards will be taken into account in determining whether employee benefits are no less favorable in the aggregate.

        Parent has also agreed to:

  •
  provide each of the company's continuing employees with credit for service with the company and the company's subsidiaries under any new parallel employee benefit plans of Parent or its subsidiaries in which the continuing employees may become entitled to participate after the company merger effective time, to the same extent that such continuing employee was entitled to credit for such service under the respective Archstone plan (except to the extent that such credit would result in the duplication of any benefits except with respect to benefit accrual under a defined benefit plan); and

  •
  provide each of the company's continuing employees with credit for amounts paid by the employee for the purposes of applying deductibles, co-payments and out-of-pocket maximums with respect to any such health benefit plan in which the continuing employee became entitled to participate during 2007, as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or the surviving entity.

Pre-Closing Transactions

        Parent may request in its sole discretion and without the company's further consent, that, immediately prior to the closing, the company use commercially reasonable efforts to (a) convert any subsidiary organized as a corporation into a limited liability company (or other entity) or any subsidiary organized as a limited partnership or limited liability company into other entities, (b) sell the stock, shares of beneficial interest, partnership interests or limited liability interests owned by the company in any subsidiary at a price and on terms designated by Parent, and (c) sell any of the company's or the company's subsidiaries' assets at a price and on terms designated by Parent; provided that (i) the foregoing transactions will not delay or prevent completion of the mergers, (ii) the transactions will be implemented as close to the operating trust merger effective time as possible and the buyer parties have either waived or confirmed all conditions to the mergers have been satisfied, (iii) neither the company nor any of the company's subsidiaries is required to take any action that contravenes applicable law or the organizational documents of the company or any of the company's subsidiaries, (iv) any such actions or transactions would be contingent upon written confirmation from Parent confirming that the conditions to the obligations of each party and the buyer parties have been satisfied and the buyer parties are prepared to proceed immediately with the closing, (v) these actions (or the inability to complete them) will not affect or modify the obligations of the buyer parties under the merger agreement, (vi) neither the company nor any of the company's subsidiaries will be required to take any action that could adversely affect the company's classification as a REIT within the meaning of the Code, (vii) neither the company nor any of the company's subsidiaries will be required to take any action that would reasonably be expected to result in additional taxes being imposed on, or any adverse tax consequences to, any of the company's shareholders or other equity interest holders of the company which are incrementally greater than the consequences to such party in connection with the consummation of the mergers in the absence of such action unless such holders are indemnified by the buyer parties for such greater taxes, and (viii) neither the company nor any of the company's subsidiaries will be required to take any action that would reasonably be expected to trigger any liability under any tax protection agreement without the buyer parties first agreeing to pay such liability.

        Parent, upon the company's or the operating trusts' request, will advance or reimburse the company or the operating trust for all reasonable out-of-pocket costs to be incurred or incurred by us in connection with any of the actions described above. The buyer parties, jointly and severally, agreed to indemnify and hold the company, the company's subsidiaries and the company's and their representatives harmless from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments, and penalties suffered or incurred in connection with or as a result of taking such actions. None of the company's representations, warranties or covenants apply to, or could be deemed breached or violated by, any of such actions.

Agreement to Take Further Action

        Subject to the terms and conditions of the merger agreement and in accordance with applicable law, each party to the merger agreement has agreed to promptly make its respective filings, and any other required submissions, under any applicable antitrust or competition laws, and any other law with respect to the merger agreement and mergers. Further, each party has agreed to use its commercially reasonable efforts to take, or to cause to be taken, all appropriate actions and to do, or to cause to be done, all things necessary, proper or advisable under applicable law to consummate the mergers, and the other transactions contemplated by the merger agreement, including using its commercially reasonable efforts to obtain all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities as are necessary for the consummation of the transactions contemplated by the merger agreement and to fulfill the conditions to the mergers and the other transactions contemplated by the merger agreement as promptly as practicable.

        Each party to the merger agreement has agreed to cooperate and use its reasonable best efforts to defend through litigation on the merits any legal action, including administrative or judicial action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order that in whole or in part restricts, delays, prevents or prohibits consummation of the company merger, including by vigorously pursuing all available avenues of administrative and judicial appeal.

        Each party to the merger agreement has agreed to use its commercially reasonable efforts to obtain any third party consents necessary, proper or advisable to consummate the transactions contemplated by the merger agreement, disclosed in the merger agreement and disclosure schedules delivered in connection therewith, or required to prevent a material adverse effect from occurring prior to the company merger effective time. In the event that the company or the operating trust fails to obtain any required third party consent, the company and the operating trust have agreed to use the company's commercially reasonable efforts, and take such actions reasonably requested by Parent, to minimize any adverse effect upon the company, the operating trust and the buyer parties and their respective businesses resulting, or which could reasonably be expected to result, after the company merger effective time from the failure to obtain such consent.

Conditions to the Mergers

        Completion of the mergers depends upon the satisfaction or waiver of a number of conditions, including, among others:

  •
  approval of the company merger and the other transactions contemplated by the merger agreement by the requisite shareholder vote;

  •
  approval of the mergers and the other transactions contemplated by the merger agreement by the requisite unitholder vote;

  •
  the Form S-4, of which this prospectus/information statement forms a part, will have become effective under the Securities Act and will not be the subject of any stop order suspending its effectiveness issued by the SEC (and the operating trust will have received any necessary approvals under applicable state securities, or "blue sky," laws or the confirmation of applicable exemptions from registration thereunder), and no proceedings seeking such stop order will have been initiated or, to the knowledge of the company, threatened by the SEC;

  •
  termination or expiration of any applicable waiting periods for the mergers under EC No. 139/2004; and

  •
  no action by any governmental authority that would prohibit the consummation of the mergers.

        As a holder of approximately 89.3% of all of our outstanding common units, the company's approval is the only approval of the holders of our common units that is necessary under the merger agreement to approve the mergers and the other transactions contemplated by the merger agreement. This approval is expected to be effective 20 days after the date of this prospectus/information statement.

        The obligations of the buyer parties to complete the mergers are subject to the following additional conditions:

  •
  the company's and the operating trust's representations and warranties that (a) are not made as of a specific date will be true and correct as of the date of the merger agreement and as of the closing, as though made on and as of the closing, and (b) are made as of a specific date will be true and correct as of such date, except where the failure of the company's or the operating trust's representations and warranties to be true and correct in all respects without regard to any materiality or material adverse effect qualifications does not have and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect (except that the representations and warranties related to capitalization and authority must be true and correct in all material respects and the representation and warranty related to the absence of any material adverse effect to the company must be true and correct in all respects);

  •
  the performance, in all material respects, by the company and the operating trust of our respective obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

  •
  the delivery by the company to Parent of a certificate, dated as of the company merger effective time, signed by one of the company's officers with respect to the truth and correctness of the company's and the operating trust's representations and warranties, the performance of the company's and the operating trust's obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement;

  •
  since May 28, 2007, there will not have been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in, a material adverse effect on the company and its subsidiaries, taken as a whole; and

  •
  the receipt by Parent and the company of a tax opinion of Mayer, Brown, Rowe & Maw LLP, dated as of the closing date, opining that the company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, commencing with the company's taxable year ended December 31, 1997 through and including the taxable year of the company ending on the closing date (determined without taking into account the mergers or the other transactions contemplated by the merger agreement and assuming that we shall satisfy the applicable distribution requirements under the Code for our taxable year ending on the closing date).

        The company's obligations and the obligations of the operating trust to complete the mergers are subject to the following additional conditions:

  •
  the representations and warranties of the buyer parties that (a) are not made as of a specific date will be true and correct as of the date of the merger agreement and as of the closing, as though made on and as of the closing, and (b) are made as of a specific date will be true and correct as of such date, except where the failure of their representations or warranties to be true and correct in all respects without regard to any materiality or Parent material adverse effect qualifications does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent material adverse effect;

  •
  the performance, in all material respects, by the buyer parties of their obligations under the merger agreement and compliance by the buyer parties, in all material respects, with the agreements and covenants to be performed or complied with by the buyer parties under the merger agreement on or prior to the company merger effective time; and

  •
  the delivery by each of the buyer parties to the company of an officer's certificate with respect to the truth and correctness of the representations and warranties of the buyer parties and the performance of the buyer parties' obligations under the merger agreement and compliance, in all material respects, with the agreements and covenants to be performed or complied with under the merger agreement.

        For the purposes of the merger agreement, "Parent material adverse effect" means an event, circumstance, change or effect that could reasonably be expected to prevent or materially hinder or delay any of the buyer parties from consummating the mergers or the other transactions contemplated by the merger agreement.

Termination

        The merger agreement may be terminated and the mergers may be abandoned at any time prior to the operating trust merger effective time, as follows:

  •
  by mutual written consent of Parent and the company;

  •
  by either Parent or the company if:

  •
  the operating trust merger has not occurred on or before December 31, 2007, provided that this right will not be available to a party whose failure to fulfill any obligation under the merger agreement materially contributed to the failure of the company merger to occur by such date;

  •
  any governmental authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action which has the effect of making consummation of the mergers illegal or otherwise prevents or prohibits the consummation of the mergers and is final and non-appealable, provided that the right to terminate will not be available to any party unless such party has used its reasonable best efforts to oppose any such governmental order or to have such governmental order vacated or made inapplicable to the mergers; or

  •
  the requisite vote of the company's shareholders to approve the company merger upon a vote being taken at a duly convened shareholders meeting is not obtained;

  •
  by Parent if:

  •
  neither Parent nor MergerCo is in material breach of its obligations under the merger agreement, and (a) any of the company's and the operating trust's representations and warranties are or become untrue or incorrect such that the closing condition pertaining to the company's and the operating trust's representations and warranties would be incapable of being satisfied by December 31, 2007, or (b) there has been a breach on the part of the company or the operating trust of any of the company's respective covenants and agreements under the merger agreement such that the closing conditions pertaining to the company's and the operating trust's performance and compliance with covenants or agreements would be incapable of being satisfied by December 31, 2007;

  •
  the company's board of trustees or a special committee of the company's board of trustees withdraws, modifies or amends its recommendation that shareholders vote to approve the company merger and the other transactions contemplated by the merger agreement in any manner adverse to any of the buyer parties; or

  •
  (a) the company's board of trustees or a special committee of the company's board of trustees approves, endorses or recommends any acquisition proposal, (b) the company enters into a contract or agreement relating to an acquisition proposal (other than a confidentiality agreement as permitted in the merger agreement), (c) within ten business days after it is commenced, the company's board of trustees or a special committee of the company's board of trustees fails to recommend the rejection of a tender offer or exchange offer relating to the company's outstanding common shares that constitutes an acquisition proposal, (d) the company, the company's board of trustees or a special committee of the company's board of trustees publicly announces the intention to do any of the foregoing, or (e) the company breaches the company's obligations under the merger agreement with regard to the company's shareholders' meeting or prohibitions on soliciting acquisition proposals in any material respect;

  •
  by the company if:

  •
  neither the company nor the operating trust is in material breach of its respective obligations under the merger agreement, and (a) any of the buyer parties' representations and warranties is or becomes untrue or incorrect such that the closing condition pertaining to their representations and warranties would be incapable of being satisfied by December 31, 2007, or (b) there has been a breach of any of the buyer parties' covenants and agreements under the merger agreement such that the closing condition pertaining to their performance and compliance with covenants and agreements would be incapable of being satisfied by December 31, 2007; or

  •
  the company's board of trustees or a special committee of the company's board of trustees approves and authorizes the company to enter into a definitive agreement with respect to a superior proposal but only so long as:

  •
  the requisite shareholder vote for the company (in connection with the company merger) has not been obtained;

  •
  the company is not in or has not been in breach of the company's obligations under the merger agreement with regard to the company's shareholders' meeting or prohibitions on soliciting acquisition proposals in any material respect;

  •
  the company's board of trustees or a special committee of the company's board of trustees has determined in good faith, after consultation with its financial advisor, that such agreement constitutes a superior proposal;

  •
  the company has notified Parent in writing that the company intends to enter into such agreement, attaching the most current version of such agreement to such notice;

  •
  during the three business days following the receipt by Parent of the superior proposal notice, (a) the company shall have offered to negotiate with and, if accepted, have negotiated in good faith with, and shall have caused the company's respective financial and legal advisors to offer to negotiate with, Parent to make adjustments to the terms and conditions of the merger agreement to enable the company to proceed with the mergers and (b) the company's board of trustees or a special committee of the company's board of trustees has determined in good faith, after the end of such three business day period, after considering the results of such negotiations and any amendment to the merger agreement entered into, that the superior proposal giving rise to such notice continues to be a superior proposal (provided, however, that because any change, supplement, modification, or amendment to an acquisition proposal or a superior proposal constitutes a new acquisition proposal under the merger agreement, a new determination as to whether it is a superior proposal as well as a new notice and an additional three business day period are required with respect to each such change or amendment); and

      •
      the company pays to Parent the termination fee in accordance with the merger agreement simultaneously with such termination of the merger agreement.

Termination Fee and Expenses

        The company has agreed to pay Parent a termination fee of $235.0 million or reimburse Parent up to $10.0 million for Parent's reasonable transaction expenses under certain circumstances. Parent has also agreed to reimburse the company for the company's reasonable transaction expenses in certain situations.

  Payment of Termination Fee

        The company has agreed to pay Parent the termination fee of $235.0 million if the merger agreement is terminated under the following circumstances:

  •
  Parent has terminated the merger agreement prior to the shareholders' meeting because the company's board of trustees has withdrawn, modified or amended its recommendation that shareholders vote to approve the company merger in any manner adverse to any of the buyer parties;

  •
  Parent has terminated the merger agreement because the company's board of trustees or a special committee of the company's board of trustees has approved, endorsed or recommended, or the company has entered into a contract or agreement relating to, an acquisition proposal, or a tender offer or exchange offer for any of the company's outstanding common shares has been commenced prior to the requisite shareholder vote being obtained and the company's board has failed to recommend against such offer within ten business days of its commencement, or the company, the company's board of trustees or a special committee of the company's board of trustees has publicly announced its intention to do any of the foregoing; or

  •
  the company's board of trustees or a special committee of the company's board of trustees has approved and authorized the company to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement.

        The company also has agreed to pay Parent the termination fee of $235.0 million, less any reimbursable transaction expenses previously paid to Parent, under the following circumstances:

  •
  the company or Parent has terminated the merger agreement because the requisite shareholder vote to approve the company merger upon a vote being taken has not been obtained at a duly convened meeting or the operating trust merger has not occurred by December 31, 2007 and (a) at or prior to the later of the meeting of the company's shareholders and the termination date, an acquisition proposal has been made to the company or the operating trust, or otherwise publicly announced, and (b) concurrently with the termination or within 12 months following the termination, the company enters into a contract with respect to or consummates any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 95 of this prospectus/information statement under the section entitled "—No Solicitation of Transactions," being deemed to be references to 50%); or

  •
  Parent has terminated the merger agreement because (i) any of the company's or the operating trust's representations and warranties are or become untrue or incorrect such that the closing condition pertaining to the company's and the operating trust's representations and warranties would be incapable of being satisfied by December 31, 2007, or (ii) there has been a breach on the part of the company and the operating trust of any of their respective covenants and agreements under the merger agreement such that the closing conditions pertaining to the company's and the operating trust's performance and compliance with covenants or agreements would be incapable of being satisfied by December 31, 2007, provided that neither Parent nor MergerCo is in material breach of its obligations under the merger agreement, and (a) at or prior to the event or circumstance giving rise to Parent's termination right, an acquisition proposal has been made to the company, or otherwise publicly announced, and (b) concurrently with the termination or within 12 months following the termination, the company enters into a contract with respect to or consummates any acquisition proposal, provided that the termination fee is payable only if and when such acquisition proposal is consummated (with references to 20% in the definition of "acquisition proposal," as defined on page 95 of this prospectus/information statement under the section entitled "—No Solicitation of Transactions," being deemed to be references to 50%).

  Payment of Reimbursable Expenses

        The merger agreement also provides that if either party terminates the merger agreement because of the other party's material breach of the merger agreement which would result in the failure of a condition being satisfied by December 31, 2007, the breaching party must reimburse the non-breaching party for its reasonable transaction expenses up to a limit of $10.0 million within three business days of the termination date.

        The company has agreed that in the event that the company fails to pay the termination fee or any termination expenses when due, or Parent fails to pay any termination expenses when due, the company or Parent, as the case may be, will reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such party in connection with the collection under and enforcement of relevant provisions of the merger agreement.

Amendment and Waiver

        The merger agreement may be amended by mutual agreement of the parties in writing, whether before or after the company's shareholders have approved the merger agreement, provided that after any such shareholder approval, no amendment will be made which, by law or the rules of the New York Stock Exchange, requires further shareholder approval without first obtaining such shareholder approval. The merger agreement also provides that, at any time prior to the company merger effective time, the company and the operating trust, on the one hand, and the buyer parties, on the other hand, may extend the time for the performance of any obligations of the other party, waive any inaccuracy in the representations and warranties of the other party or waive compliance with any agreement or condition to its obligations contained in the merger agreement.

DESCRIPTION OF THE NEW DECLARATION OF TRUST OF ARCHSTONE-SMITH OPERATING
TRUST AFTER THE MERGERS

        The following is a summary of certain provisions of our new declaration of trust, which will be amended in connection with the operating trust merger, and does not constitute a complete description of these matters. Class A-1 unitholders are urged to review the new declaration of trust carefully and consult with their own legal and tax counsel regarding the provisions of the new declaration of trust. The following discussion is qualified in its entirety by the terms of the new declaration of trust, the form of which is attached to and is a part of this prospectus/information statement as Annex     •    .

Capitalization

        For a description of the classes of capital stock of the operating trust authorized and outstanding after the operating trust merger, see "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders—Capitalization" on page 114.

The Series O Preferred Units

  Dividend Rights

        See "Description of the Series O Preferred Units—Distributions" on page 108.

  Terms of Conversion

        See "Comparison of Rights of Class A-1 Common Unitholder and Series O Preferred Unitholder—Conversion; Redemption" beginning on page 117.

  Sinking Fund Provisions

        The Series O Preferred Units shall not be entitled to the benefit of any retirement or sinking fund.

  Redemption Provisions

        See "Description of the Series O Preferred Units—Redemption Rights" beginning on page 110.

  Voting Rights

        See "Description of the Series O Preferred Units—Voting Rights" on page 113.

  Liquidation Rights

        See "Description of the Series O Preferred Units—Liquidation Preference" on page 109.

  Preemptive Rights

        No person shall have any preemptive, preferential or other similar right with respect to (i) additional capital contributions or loans to us or (ii) issuance or sale of any units.

  Restrictions on Alienability

        See "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders—Transfers" beginning on page 126.

  Modification of Rights of Holders

        See "Comparison of Rights of Class A-1 Common Unitholder and Series O Preferred Unitholder—Amendment of Declaration of Trust" beginning on page 121 and "Comparison of Rights of Class A-1 Common Unitholder and Series O Preferred Unitholder—Other Voting Rights" on page 123.

  Restrictions on Repurchase or Redemption of Shares

        We will not be permitted to pay any distributions on, or redeem or otherwise acquire, our common units unless all accumulated and unpaid distributions on all outstanding Series O preferred units through the then current distribution period (determined by taking into account the cumulative amount of income allocated to the holders of Series O preferred units) and any other units of the operating trust ranking on par with Series O preferred units through the then-current distribution period have been paid in full or sufficient funds have been set apart for payment thereof and all amounts payable with respect to notices of redemption of Series O preferred units previously delivered to us have been paid in full or sufficient funds have been set aside for payment thereof.

  Ranking

        See "Comparison of Rights of Class A-1 Common Unitholder and Series O Preferred Unitholder—Ranking" on page 117.

Archstone-Smith Operating Trust

  Trustees

        MergerCo will be the sole trustee of Archstone-Smith Operating Trust following the mergers. The number of trustees shall not be less than one nor more than fifteen. The term of office of each trustee shall be one year and until its successor is elected and qualifies, subject to prior death, resignation or removal.

  Management

        Our business and affairs shall be managed by MergerCo, which shall have the exclusive right and full authority and responsibility to manage and operate our business and to do all things it deems necessary or desirable to conduct our business. Similar to the existing declaration of trust, the new declaration of trust will not permit unitholders (other than MergerCo and its affiliates), including Series O preferred unitholders, to engage in the active management and control of our business. Our Series O preferred unitholders generally will not have any voting rights in respect of our business affairs other than with respect to the matters described under "Description of the Series O Preferred Units—Voting Rights." MergerCo will control our management and operations and will determine, without the consent of Series O preferred unitholders, the terms of any transactions, our management policies and business objectives, including potential acquisitions and divestitures of a significant number of our properties and assets or interests in us and the distribution of cash and other property held by us.

  Change in control of the Operating Trust

        Following the effective time of the operating trust merger, TS Fund VII and Lehman Brothers and their affiliates will control, and can cause or prevent, any change in control of, or any extraordinary corporate transaction involving, the operating trust or the acquisition of any units of the operating trust that would be likely to result in a change in control of the operating trust or any of its subsidiaries.

  Liabilities

        Unitholders are not personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the trust or the trustee and shall be under no obligation to the trust or its creditors with respect to their units other than the obligation to pay to the trust the full amount of the consideration for which the units were issued and certain tax withholding obligations.

  Mergers; Sales of Assets

        Our new declaration of trust will contain a provision authorizing our sole trustee, subject to any applicable terms of one or more classes or series of units, if any, and to the extent applicable, and subject to the terms of any existing applicable tax protection agreements, at its sole and absolute discretion, directly or indirectly, to cause us to acquire, sell, exchange, convey, contribute, mortgage, pledge, encumber, hypothecate, transfer or otherwise dispose of any or all of the operating trust's assets in a single transaction or a series of related transactions or cause us to merge or engage in any other combination transaction with or into any other person.

DESCRIPTION OF THE SERIES O PREFERRED UNITS

        Prior to the operating trust merger, we will establish the Series O preferred units to be issued in connection with the operating trust merger. The terms of the Series O preferred units will be set forth in a Designation of the Preferences, Redemption and Other Rights, Voting Powers, Restrictions, and Limitations as to Series O preferred units, which we refer to herein as the "designation." The following is a summary of the material terms of the Series O preferred units. This summary does not include all of the terms of the designation and should be read together with the form of designation, which is attached to and forms a part of this prospectus/information statement as Annex     •    ; and applicable Maryland law.

Distributions

        Our trustee will determine when, as and if any distributions are made by us to our preferred unitholders. Distributions of available cash, when, as and if made by us, are payable quarterly in arrears to the holders of Series O preferred units on a pro rata basis based on the number of Series O preferred units that each holder owns. Such distributions, when, as and if made by us, will be made in preference to all of our other unitholders, other than holders of any class or series of our preferred units ranking on par with or senior to the Series O preferred units, at a preferential rate of 6% per annum on the stated value of $60.75 per Series O preferred unit or, if less, the cumulative income allocable to holders of Series O preferred units from the time of the operating trust merger to the time of determination. The most recent quarterly distribution of $0.4525 per Class A-1 common unit would represent an approximately 3% annual distribution rate. This rate is subject to increase to 8% per annum at such time as we incur more than $10.0 million of new indebtedness (with certain exceptions) after which the ratio of our total debt (which includes for this purpose the total liquidation preference of the Series O preferred units and any other parity preferred units) to total asset value exceeds 0.85 to 1.0 and will remain at 8% per annum until such ratio is no longer greater than 0.85 to 1.0. As discussed more fully below under "—Debt to Assets Ratio Provisions," we will provide notice to the holders of the Series O preferred units of any incurrence of indebtedness in excess of this ratio. We refer to distributions accruing at this preferential rate (as it may be adjusted from time to time) as the "preferred return." No interest will be payable in respect of any distribution payment or payments on Series O preferred units which may be in arrears, but any amount of preferred return which is due but unpaid (determined at the stated distribution rate without regard to the allocated income limitation) will accumulate and compound quarterly.

        As set forth below under "—Allocations," all "book income" and "book gain" of the operating trust (including the "book income" and "book gain" resulting from any revaluation of the assets of the operating trust that would occur in connection with a redemption of Series O preferred units or a liquidation of the operating trust) will first be allocated to the Series O preferred units. This priority allocation of "book income" and "book gain" make it more likely, but not certain, that the cumulative amount of net income allocated to holders of Series O preferred units over the period that the units are outstanding will be sufficient to permit the payment of the full accrued distributions at the stated distribution rate upon a liquidation of the operating trust or a redemption of the Series O preferred units, if not before.

        While there are any Series O preferred units outstanding, we will not declare or pay or set apart for payment any distributions on any class or series ranking on par with the Series O preferred units for any period except as provided below, unless all accumulated and unpaid distributions on the Series O preferred units (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units) have been or contemporaneously are declared and paid or set aside for payment for all periods ending on or prior to the distribution payment date. When distributions on the Series O preferred units are not paid in full or a sum sufficient for such payment is not set apart, all distributions declared upon Series O preferred units and all distributions declared upon any other class or series of parity units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series O preferred units and accumulated and unpaid on such parity units.

        While there are any Series O preferred units outstanding, no distributions shall be declared or paid or set apart for payment on any junior units for any period (other than distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, junior units), nor shall any junior units be redeemed, purchased or otherwise acquired by us (other than pursuant to an employee incentive or benefit plan) unless all accumulated and unpaid distributions (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units) have been or contemporaneously are declared and paid or set apart for payment on the Series O preferred units and any class or series ranking on a parity with the Series O preferred units for all periods up to and including the then-current distribution period and all amounts payable with respect to any redemptions of the Series O preferred units for which notices of redemption have been delivered to us have been paid in full or set apart for payment on the redemption date.

        No distributions on the Series O preferred units will be authorized by the trustee or paid or set apart for payment if such a distribution would violate any of our agreements, including those related to indebtedness, or is prohibited by law. Holders of Series O preferred units are not entitled to any distribution in excess of the full, cumulative distributions described herein, and receipt of the liquidation preference (as defined below) upon redemption of their Series O preferred units for cash or upon our dissolution, liquidation and winding-up.

Liquidation Preference

        Upon voluntary or involuntary liquidation, dissolution and winding up of our affairs, prior to any distributions to holders of junior units, the holders of Series O preferred units will be entitled to receive a liquidation preference per Series O preferred unit of $60.75 plus all accumulated and unpaid distributions to the date of final distribution to such holders (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units), which we refer to in this prospectus/information statement as the "liquidation preference," but such holders shall not be entitled to any further payment. If there are insufficient funds to pay this amount, the distributable liquidation proceeds will be allocated in proportion to the full liquidating distributions to which the holders of Series O preferred units and any parity units would have been entitled. After payment of the full amount of liquidating distributions to which they are entitled, the holders of Series O preferred units will have their Series O preferred units deemed cancelled and will have no claim to any of our remaining assets.

Ranking

        The Series O preferred units will rank on par with the Series I, P, Q-1, and Q-2 preferred units and senior to all other units either in existence on the date of the merger agreement or issued after the date of the merger agreement with respect to distributions and upon dissolution, liquidation, or winding up. So long as there are Series O preferred units with at least $10.0 million in aggregate liquidation preference outstanding, we will not be entitled to issue any units ranking senior to or on par with the Series O preferred units without the approval of holders of at least 66 2/3% of the outstanding Series O preferred units. This requirement is subject to certain exceptions described below under "—Voting Rights."

Allocations

        Our "book income" and "book gain", if any, based upon the value of our assets at that time of the operating trust mergers, first will be allocated to the holders of the Series O preferred units for each year until the aggregate amount of "book income" and "book gain" allocated with respect to each

Series O preferred unit is equal to the cumulative accrued distributions payable with respect to that preferred unit from the time of the operating trust merger, whether or not such distributions in fact have been paid, plus any "book loss" previously allocated to the Series O preferred unit during that period.

        All of our remaining "book income" and "book gain", if any, will be allocated to the holders of the other units of beneficial interest in us. All our "book loss," if any, will be allocated to the holders of other units of beneficial interest in us until the capital accounts of such holders (as adjusted based upon the fair market value of our assets at the time of the operating trust merger) are reduced to zero. Our "book loss" next will be allocated to the holders of Series O preferred units until the capital accounts of such holders (which will be adjusted to $60.75 per Series O preferred unit at the time of the operating trust merger) are reduced to zero. Any of our remaining "book loss" shall be allocated to the trustee.

        In connection with any liquidation, dissolution or winding up of our affairs, or upon any redemption of any of our Series O preferred units, all of our unsold property will be revalued to its fair market value at such time and any positive adjustment shall be allocated as "book income" or "book gain" and any negative adjustment shall be allocated as a "book loss."

        For these purposes, our "book income," "book gain" and "book loss" will be computed based upon the fair market value of our assets at the time of the operating trust merger. To the extent that there is a difference between the fair market value of our assets at the time of the operating trust merger and our adjusted basis in those assets, that difference will be accounted for under principles similar to those set forth in Section 704(c) of the Code, which means that the taxable gain inherent in those assets at the time of the operating trust merger generally will be allocated among our unitholders (including the Series O preferred units) in the manner in which such taxable gain would have been allocated if it had been recognized by the operating trust immediately prior to the operating trust merger. Accordingly, even if there is no "book gain" that would be allocated to holders of Series O preferred units upon the sale by the operating trust of one or more of its assets, the holders of the Series O preferred units could be allocated significant amounts of gain for tax purposes as a results of such sales, without any distributions attributable to that taxable gain. See "Federal Income Tax Considerations—Treatment of Unitholders that Receive Series O Preferred Units—Tax Consequences of Continued Investment in Series O Preferred Units after the Operating Trust Merger, Including Recognition of Gain Attributable to Sales of Assets to be Undertaken in Connection with the Operating Trust Merger."

Redemption Rights

  Redemption at Holder's Option

        Beginning on the fifth anniversary of the closing date of the operating trust merger (or, prior to such date, upon the death of a holder of Series O preferred units, solely in respect of such holder's estate and for the 120 days following such death upon 30 days written notice to us), or as described below under "—Debt to Assets Ratio Provisions," each holder of Series O preferred units shall have the right to require us to redeem some or all of the Series O preferred units held by such holder at a cash redemption price per Series O preferred unit equal to $60.75 plus all accumulated and unpaid distributions through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units). Our trustee may elect, unless expressly prohibited by the terms of any applicable tax protection or other agreement, to assume and pay the redemption amount to a holder of Series O preferred units in satisfaction of any redemption by such holder. Following such payment by the trustee, we shall have no right or obligation to pay any amount to the holder with respect to such redemption, and we, the holder and the trustee shall treat the transaction for federal income tax purposes as a sale of the holder's Series O preferred units to the trustee. On the redemption date, upon redemption, redeeming holders of Series O preferred units will have no further rights in respect of the Series O preferred units redeemed (except to receive the amounts due upon redemption) and redeemed Series O preferred units will no longer be deemed to be outstanding. A holder that exercises its redemption right in respect of 100% of its units will no longer be our unitholder.

        A holder may exercise this redemption right from time to time but no more frequently than once in any twelve calendar month period, and may not exercise this redemption right for less than one thousand Series O preferred units unless such holder holds fewer than one thousand Series O preferred units, in which event the redeeming holder must redeem all Series O preferred units held by such holder (except that a redeeming holder that is an entity may, no more than once in any twelve calendar month period, exercise its redemption right for less than one thousand Series O preferred units without regard to whether it is exercising the redemption right for all Series O preferred units it holds as long as such holder is exercising on behalf of one or more of its equity owners in respect of 100% of such equity owners' interests in such holder).

        During any twelve calendar month period, we will not be required to redeem a total number of Series O preferred units in excess of one-third of the number of Series O preferred units issued in the operating trust merger. If we receive redemption notices for a number of Series O preferred units in excess of that limit, we will redeem Series O preferred units in the order that we receive the redemption notices, that is, on a "first received, first redeemed basis." Any Series O preferred units for which redemption is deferred will be redeemed on the first business day of the first calendar month in which the Series O preferred units could be redeemed without causing the annual limit to be exceeded.

        As a condition to exercising the redemption right, a holder of Series O preferred units must agree, without additional consideration, to release, with respect to all Series O preferred units owned directly by such holder, the operating trust and its respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, agents or representatives from any claims under any tax protection agreement with respect to any income or gain that is recognized as a result of such holders' sale of Series O preferred units to the operating trust pursuant to the redemption right and receipt of the redemption price. A holder is not required to waive any claim under any tax protection agreement with respect to or as a result of any transaction or event occurring prior to the redemption date or with respect to any Series O preferred units not redeemed on such redemption date.

        In the event the trustee (or its direct or indirect parent) is a REIT with publicly traded equity securities, the trustee shall have the right to amend the cash redemption right and other provisions of the designation as necessary to provide such public REIT the option, in lieu of paying the redemption price in cash, to issue an amount of publicly traded stock in such public REIT with a fair market value at the time of redemption, as determined by the trustee in good faith, equal to the redemption price to any redeeming holder if either (1) the common shares to be issued to such holder are registered with the SEC for resale by the redeeming holder or (2) the redeeming holder is granted customary resale registration rights with respect to such common shares.

  Redemption at Operating Trust's Option

        Commencing on the fifth anniversary of the operating trust merger, we will have the right to redeem all of the Series O preferred units then outstanding at a cash redemption price per Series O preferred unit equal to $60.75 plus all accumulated and unpaid distributions through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units) and the applicable tax protection amount for each holder as discussed below. On the redemption date, upon redemption, holders of Series O preferred units will have no further rights in respect of the Series O preferred units redeemed (except to receive the amounts due upon redemption) and will no longer be our unitholders, and such holder's redeemed Series O preferred units will no longer be deemed to be outstanding.

        The tax protection amount with respect to a holder shall mean the lesser of:

  •
  the total amount that would be payable to such holder under all tax protection agreements to which such holder is a party or with respect to which such holder is a beneficiary if we were to have sold all of our assets in fully taxable transactions for fair value on the redemption date; or

  •
  the sum of the "current tax cost" and the "gross up amount" where:

  •
  the "current tax cost" is equal to the aggregate of the federal, state and local income taxes, net of the benefit of the deduction from federal income taxes for state and local income taxes assumed paid, that would be incurred by such holder as a result of the event based upon certain assumed tax rates; and

  •
  the "gross up amount" is equal to the federal, state and local income taxes payable by a holder of Series O preferred units as the result of the receipt of the current tax cost amount and the gross up amount itself.

Debt to Assets Ratio Provisions

        In the event that we or any of our subsidiaries incur more than $10.0 million of debt and, following such incurrence, the ratio of our total debt (which includes for this purpose the liquidation preferences of the Series O preferred units and any other parity preferred units) to total assets (as such terms are defined in the new declaration of trust) exceeds 0.85 to 1.0, the stated distribution rate on the Series O preferred units will increase to 8% per annum until such time as the ratio of total debt to total assets is less than or equal to 0.85 to 1.0. This provision does not apply with respect to the incurrence of additional debt under revolving credit facilities and lines of credit or refinanced debt.

        If any of the following events occurs prior to January 1, 2022, each holder of Series O preferred units will be entitled to request that we redeem such holder's Series O preferred units, without regard to the restrictions on exercising redemption rights after the fifth anniversary of the operating trust merger or on the amount of Series O preferred units we can be required to redeem in any twelve calendar month period, for an amount of cash equal to the redemption price plus the applicable tax protection amount (if any) payable to such holder pursuant to the applicable tax protection agreement (if any), by providing a notice of redemption to us and our trustee:

  •
  we make or propose to make any distribution with respect to any units at a time when, or as a result of which distribution, the ratio of our total debt to total assets is or would be greater than 0.85 to 1.0; or

  •
  (A) we or any of our subsidiaries incur any debt in excess of $10 million in principal amount (with certain exceptions), and after giving effect to such incurrence the ratio of total debt to total asset value is greater than 0.85 to 1.0 and (B) within the previous 60 days we have made a distribution with respect to any units ranking junior to the Series O preferred units in contemplation of the incurrence of such debt.

        The operating trust will provide notice to the holders of Series O preferred units of any incurrence of debt by it or any of its subsidiaries following which the ratio of total debt to total assets would be greater than 0.85 to 1.0, which notice shall include notice of any prior distributions with respect to any units made in contemplation of such incurrence of debt. The operating trust will not make any distributions with respect to any units if prior to, or after giving effect to, such distribution ratio of total debt to total assets would be greater than 0.85 to 1.0 unless it shall have provided to the holders of Series O preferred units notice of such distribution, at least 30 days prior to the declaration of such distribution, setting forth the amount thereof and the then existing ratio of total debt to total assets.

The operating trust will not make any such distribution until it has first paid, or set apart for payment, the amounts payable with respect to all redemption notices received from holders of Series O preferred units electing to have their Series O preferred units redeemed.

Voting Rights

        Except as summarized below, the holders of Series O preferred units shall have no voting rights whatsoever on any matter relating to us, except as required by any non-waivable provision of the laws of the State of Maryland. So long as Series O preferred units with at least $10.0 million in aggregate liquidation preference remain outstanding, the affirmative vote or consent of the holders of 66 2/3% of the Series O preferred units then outstanding will be required for us to amend, alter or repeal the provisions of our declaration of trust that specify the rights of the Series O preferred units, whether by merger or consolidation or otherwise, which we refer to as an "event," so as to:

  (a)
  increase the number of Series O preferred units outstanding or issue additional Series O preferred units other than pursuant to the transactions contemplated by the merger agreement and other than pursuant to the terms of the Series Q-1 and Q-2 preferred units,

  (b)
  permit the operating trust to issue any class or series of units senior to or on par with the Series O preferred units, or

  (c)
  materially and adversely affect any other right, preference, privilege or voting power of the Series O preferred units or the holders thereof set forth in our new declaration of trust; provided, however, that so long as the Series O preferred units remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an event, we may not be the surviving entity, the occurrence of such event shall not be deemed for purposes of clause (c) to materially and adversely affect such rights, preferences, privileges or voting power of the Series O preferred units or the holders thereof, and in such case such holders shall not have any voting rights with respect to the occurrence of such event so long as no such vote would be required under either clause (a) or clause (b).

        In addition, the approval of each holder of Series O preferred units adversely affected thereby shall be required for any amendment of the provisions of our new declaration of trust, as described under "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders—Amendments of Declaration of Trust—After Operating Trust Merger."

        Any amendment of the provisions of our declaration of trust that constitute the tax protection agreement for holders of Class A-1 common units issued in our 2001 merger with the Smith partnership will continue to require the approval of holders of 76% of the Series O preferred units issued in exchange for Class A-1 common units entitled to the benefit of those provisions.

        Notwithstanding the foregoing, the Series O preferred units shall not be entitled to vote in connection with the transactions described above if, at or prior to the time when the act is taken with respect to which such vote or approval would otherwise be required, all outstanding Series O preferred units shall have been redeemed or called for redemption upon proper notice as described above, and subject to the conditions and requirements of such redemption provisions, and sufficient funds shall have been deposited in trust to effect such redemption in accordance with such redemption provisions.

COMPARISON OF RIGHTS OF CLASS A-1 COMMON UNITHOLDERS
AND SERIES O PREFERRED UNITHOLDERS

        The following comparison of Class A-1 unitholders rights summarizes the material differences between certain provisions of our existing declaration of trust and the new declaration of trust that will become effective as a result of the operating trust merger, insofar as they affect our Class A-1 unitholders, relating to, among other things, capitalization, issuance of additional units, distributions, redemption rights, outside activities of each of the company and MergerCo, as our sole trustee before and after the company merger, respectively, tax protection, transfers of units, voting rights and indemnification. This comparison is intended to assist our Class A-1 unitholders in understanding how their ownership in us will be changed if they elect to receive Series O preferred units instead of cash in exchange for their existing Class A-1 common units in the operating trust merger. This comparison is a summary in nature and does not constitute a complete description of these matters. Class A-1 unitholders are urged to review the new declaration of trust carefully and consult with their own legal and tax counsel regarding the provisions of the new declaration of trust. The following discussion is qualified in its entirety by the terms of the new declaration of trust, the form of which is attached to and is a part of this prospectus/information statement as Annex    •    and our existing declaration of trust, as amended, which is included in our public filings available on the SEC's website. See "Where You Can Find Additional Information." When reading this comparison you should refer to each declaration of trust for complete information.

Capitalization

        Before operating trust merger.    As of July 12, 2007, the record date for the company's special meeting of shareholders, we had the following outstanding units:

Class A-1 Common Units	26,663,505
Class A-2 Common Units	222,732,017
Series I Preferred Units	500
Series M Preferred Units	1
Series N-1 Preferred Units	300
Series N-2 Preferred Units	700

        The company owns all of the Class A-2 common units and the Series I preferred units. Outside common unitholders (including Messrs. Gerardi, Kogod and Smith, each of whom is a trustee of the company) own the other outstanding units.

        After operating trust merger.    Following the operating trust merger, we will have the following classes and series of units: Class A-1 common units, Class A-2 common units and Series I, O, P, Q-1 and Q-2 preferred units. As described under the heading, "The Merger Agreement—Treatment of Operating Trust Units," in the operating trust merger, holders of our Class A-1 common units will be entitled to elect to receive cash or a Series O preferred unit in exchange for each Class A-1 common unit they hold. MergerCo, which will be our sole trustee after the mergers, will retain all of the outstanding Class A-1 common units and Class A-2 common units and Series I preferred units. We will issue Series O preferred units, on a one-for-one basis, to holders of Class A-1 common units who do not elect to receive cash or who make no election. We will issue Series P, Q-1, and Q-2 preferred units, on a one-for-one basis, in exchange for outstanding Series M, N-1, and N-2 preferred units, respectively.

Issuance of Additional Units

        Before operating trust merger.    We are authorized to issue additional units, including to the company and its affiliates. These units may be issued in one or more classes or in one or more series of any class, with designations, preferences, rights, powers and duties, as determined by the company as trustee, in its sole and absolute discretion without the approval of any unitholder, unless otherwise limited by the terms of a specific class or series of units.

        No common or preferred unit may be issued to the company unless:

  •
  the company issues the units in connection with the grant, award or issuance of shares or other equity interests in the company having designations, preferences and other rights so that the economic interests attributable to the newly issued shares of the company are substantially similar to the designations, preferences and other rights, except voting rights, of the operating units issued to the company, and the company contributes to the operating trust the proceeds from the issuance of the shares received by the company; or

  •
  the operating trust issues the additional units to all unitholders holding operating trust units in the same class or series in proportion to their respective percentage interests in the class or series.

        No person shall have any preemptive, preferential or other similar right with respect to (i) additional capital contributions or loans to us or (ii) issuance or sale of any units.

        After operating trust merger.    Subject to the limitations described below, MergerCo, as our sole trustee, may from time to time cause us to issue additional units, other than Series O preferred units, to MergerCo or persons other than MergerCo for the consideration and on the terms and conditions that MergerCo deems appropriate. These additional units may be issued in one or more classes, or one or more series of any of such classes. Subject to the limitations described below, these additional units may have such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to other units, all as shall be determined by MergerCo in good faith, subject to Maryland law.

        Notwithstanding the foregoing, as long as Series O preferred units with at least $10.0 million in aggregate liquidation preference remain outstanding, the affirmative vote or consent of the holders of 66 2/3% of the Series O preferred units then outstanding will be required for us to (a) increase the number of Series O preferred units outstanding or issue additional Series O preferred units other than pursuant to the transactions contemplated by the merger agreement and other than pursuant to the terms of the Series Q-1 and Q-2 preferred units, or (b) issue any class or series of partnership interests senior to or on par with the Series O preferred units.

        No person shall have any preemptive, preferential or other similar right with respect to (i) additional capital contributions or loans to us or (ii) issuance or sale of any units.

Distributions

        Before operating trust merger.    Our declaration of trust provides for the distribution of an amount equal to 100% of available cash on at least a quarterly basis, when, as and if declared by the company board, out of funds legally available for the payment of distributions. "Available cash" means all of our cash revenues and funds plus any reduction in reserves and minus interest, principal and other debt payments, all cash expenditures, including capital expenditures, investments in any entity, including loans, and any additions to reserves and other adjustments, as determined by the company in its sole discretion. We make distributions to all unitholders who are unitholders on the record date for the distribution in the following priority:

  •
  first, to each unitholder, including the company who holds a unit of a class or series that is entitled to a preference according to the rights of that class or series of unit; and

  •
  second, to the extent that there is available cash after satisfying any preferences, to the unitholders who hold a unit that is not entitled to a preference in distributions, including Class A-1 common units and Class A-2 common units, and Series M, N-1, and N-2 preferred units pro rata to each class or series in accordance with the terms of each such class or series of units, and, within each class or series, in proportion to the unitholder's percentage share of that class or series.

        Unless otherwise specifically provided for in the declaration of trust or a supplement to the declaration of trust, at the time a new class or series is created, no unit will be entitled to preferential distribution. Distributions paid with respect to Class A-1 and Class A-2 common units and Series M, N-1, and N-2 preferred units will generally not be prorated. A Class A-1 unitholder will not in any event receive a distribution of available cash with respect to a unit if the unitholder is entitled to receive a distribution out of that same available cash with respect to a company share for which that unit has been exchanged or redeemed.

        We make reasonable efforts, as we determine in our sole and absolute discretion and consistent with the company's qualification as a REIT, to distribute available cash:

  •
  to the unitholders so as to preclude the distribution from being treated as part of a disguised sale for federal tax purposes; and

  •
  to all unitholders so that the amount distributed to the company is sufficient to enable the company to pay shareholder distributions that will:

          —satisfy the requirements for qualifying as a REIT; and

          —avoid any federal income or excise tax liability for the company.

        If the company is not publicly traded, we are required to make cash distributions with respect to Class A-1 and Class A-2 common units at least annually for each taxable year through 2021 in an aggregate amount that reflects at least 90% of our taxable income for that year allocable to the Class A-1 and Class A-2 common units. These distributions will be made not later than 60 days after the end of that year.

        After operating trust merger.    MergerCo will determine when and if we will make any distributions on our units following the operating trust merger. Distributions of our available cash, when, as and if made, will be payable quarterly in arrears to the holders of Series O preferred units on a pro rata basis based on the number of Series O preferred units that each holder owns, in preference to all other holders of our units (other than the Series I, P, Q-1 and Q-2 preferred units, which will rank equally in priority to the Series O preferred units with respect to distributions), at a preferential rate of 6% per annum or, if less, the cumulative income allocable to holders of Series O preferred units from the time of the operating trust merger to the time of determination (subject to increase to 8% per annum in certain circumstances described below under the heading "—Debt to Assets Ratio") on the stated value of $60.75 per Series O preferred unit. No interest will be payable in respect of any distribution payment or payments on Series O preferred units which may be in arrears but any amount of preferred return that is due but unpaid (determined at the stated distribution rate without regard to the allocated income limitation) will accumulate and compound quarterly.

        Holders of Series O preferred units will not be entitled to any distribution in excess of the full, cumulative distributions described herein, and receipt of the redemption price upon redemption of such units or the liquidation preference upon dissolution, liquidation and winding-up.

Liquidation Preference

        Before operating trust merger.    The Class A-1 unitholders are not entitled to any preference over any other class or series of our units upon our dissolution, liquidation, or winding up. Upon any such event, the Class A-1 unitholders will share, pro rata, together with the holders of Class A-2 common units and Series M, N-1, and N-2 preferred units, the proceeds of dissolution, liquidation, or winding up remaining after payment of our debts and satisfaction of the preferences of any class or series of our units entitled to a preference in dissolution, liquidation, or winding up over our common units.

        After operating trust merger.    Upon the voluntary or involuntary dissolution, liquidation and winding up of our affairs, prior to any distributions to holders of any class or series of our units that rank junior to the Series O preferred units (including the Class A-2 common units held by MergerCo), the holders of Series O preferred units will be entitled to receive the liquidation preference per Series O preferred unit of $60.75 plus all accumulated and unpaid distributions to the date of final distribution to such holders (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units), but such holders will not be entitled to any further payment. If the proceeds of any dissolution, liquidation, or winding up remaining after payment of our debts and satisfaction of the preferences of any class or series of our units ranking senior to the Series O preferred units are insufficient to pay the liquidation preference on all outstanding Series O preferred units and the liquidation preferences of the Series I, P, Q-1, and Q-2 preferred units and any other class or series ranking on par with the Series O preferred units, such remaining proceeds will be distributed among the holders of the Series O preferred units and any other class or series ranking on parity with the Series O preferred units ratably, based upon the amounts of their respective liquidation preferences.

Ranking

        Before operating trust merger.    The Class A-1 unitholders are not entitled to any preference over any other class or series of our units in payment of distributions or upon our dissolution, liquidation, or winding up. The Class A-1 common units rank on par with the Class A-2 common units and Series M, N-1, and N-2 preferred units rank on par with each other with respect to distributions and upon dissolution, liquidation, or winding up.

        After operating trust merger.    The Series O preferred units will rank on par with the Series I, P, Q-1, and Q-2 preferred units and senior to the Class A-2 common units with respect to distributions and upon dissolution, liquidation, or winding up. So long as there are Series O preferred units with at least $10.0 million in aggregate liquidation preference outstanding, we will not be entitled to issue any units ranking senior to or on par with the Series O preferred units without the approval of holders of at least 66 2/3% of the outstanding Series O preferred units. This requirement is subject to certain exceptions described below under "—Other Voting Rights."

Conversion; Redemption

        Before operating trust merger.    Except as provided below, each holder of Class A-1 common units has the right to require us to redeem the holder's Class A-1 common units for either cash or, at the election of the company, the company common shares. As a general rule, a Class A-1 unitholder may exercise the redemption right at any time beginning on the first anniversary of the issuance of the units held by the Class A-1 unitholder. The company may agree to a shorter waiting period, or no waiting period, on the exercise of the unit redemption right.

        If the company gives the Class A-1 unitholders notice of its intention to make an extraordinary distribution of cash or property to its shareholders or effect a merger, a sale of all or substantially all of its assets, or any other similar extraordinary transaction, each Class A-1 unitholder may exercise its unit redemption right, regardless of the length of time it has held its Class A-1 common units. This redemption right begins on the date when the notice is given, which must be at least 20 business days before the record date for determining shareholders eligible to receive the distribution or to vote upon the approval of the merger, sale or other extraordinary transaction, and ends on the record date. The company provided a notice regarding the company merger on June 8, 2007 and the record date for the shareholder meeting was set at July 12, 2007.

        A Class A-1 unitholder may exercise its unit redemption right by giving written notice to us and the company. The Class A-1 common units specified in the notice shall be redeemed on the 10th business day following the date the company received the redemption notice or, in the case of the exercise of a unit redemption right in connection with an extraordinary transaction, the date we and the company received the redemption notice.

        A notice of redemption delivered to us, with a copy to the company, will serve to exercise the redemption right. A Class A-1 unitholder may not exercise the redemption right for fewer than 1,000 Class A-1 common units, or if the Class A-1 unitholder holds fewer than 1,000 Class A-1 common units, all of the Class A-1 common units held by that Class A-1 unitholder. The redeeming Class A-1 unitholder will have no right to receive any distributions paid on or after the redemption date with respect to those units redeemed.

        Unless the company elects to assume and perform our obligation with respect to the unit redemption right, as described below, a Class A-1 unitholder exercising a unit redemption right will receive cash from us in an amount equal to the market value of the company common shares for which the Class A-1 common units to be redeemed are redeemable. The market value of a company common share for this purpose will be equal to the average of the closing trading price of a company common share on the NYSE for the ten trading days before the day on which the redemption notice was received by the company.

        Instead of us acquiring the units being redeemed for cash, the company has the right to elect to acquire on the redemption date the Class A-1 common units directly from a Class A-1 unitholder exercising the unit redemption right in exchange for either cash in the amount specified above or a number of company common shares equal to the number of Class A-1 common units offered for redemption, adjusted as specified in the declaration of trust of the company to take into account prior share dividends or any subdivisions or combinations of the company common shares. No redemption or exchange can occur if delivery of common shares by the company would be prohibited either under the provisions of the company's declaration of trust or under applicable federal or state securities laws, in each case regardless of whether the company would in fact elect to assume and satisfy the unit redemption right.

        Unless the company exercises its right to purchase the redeeming Class A-1 unitholder's units, as described above, the company has no obligation to the redeeming Class A-1 unitholder with respect to the redeeming Class A-1 unitholder's unit redemption right. Likewise, if the company exercises this purchase option, we have no obligation to pay any amount to the redeeming Class A-1 unitholder with respect to the unit redemption right. If the company elects to assume and perform our obligations under the unit redemption right, each of the redeeming Class A-1 unitholder, the company, and us will treat this transaction between the company and the redeeming Class A-1 unitholder, for federal tax purposes, as a sale of the redeeming Class A-1 unitholder's units to the company.

        All Class A-1 common units delivered for redemption must be delivered to the company free and clear of all liens.

        After operating trust merger.    The Series O preferred units will be redeemable as described below.

  Cash Redemption at the Option of the Holder.    Commencing on the fifth anniversary of the operating trust merger (or, prior to such date, upon the death of a holder of Series O preferred units, solely in respect of such holder's estate and for the 120 days following such death, upon 30 days' notice to us) or as described below under "—Debt to Assets Ratio Provisions," each holder of Series O preferred units shall have the right to require us to redeem any or all of the Series O preferred units held by such holder at a cash redemption price per Series O preferred unit equal to $60.75 per unit plus all accumulated and unpaid distributions through the redemption date (determined by taking into account the cumulative amount of income allocated to the holders of the Series O preferred units). Except as described below, the redemption date will be 120 days after the redemption notice is received by us. MergerCo, as our sole trustee, will be entitled to assume our cash redemption obligation.

  A holder of Series O preferred units will not be entitled to request redemption of fewer than 1,000 Series O preferred units at any time, unless the holder owns fewer than 1,000 Series O preferred units and requests redemption of all of its Series O preferred units. A holder which is an entity may, no more frequently than once in any twelve calendar month period, request redemption of fewer than 1,000 Series O preferred units at any time, without regard to whether or not such holder requests redemption of all of its Series O preferred units as long as such holder is exercising such redemption right on behalf of one or more of its equity owners in respect of 100% of such equity owners' interests in such holder. In addition, no holder of Series O preferred units will be entitled to exercise its redemption right (other than as described under the heading "—Debt to Assets Ratio Provisions") more frequently than once in any twelve calendar months.

  During any twelve calendar month period, we will not be required to redeem a total number of Series O preferred units in excess of one-third of the number of Series O preferred units issued in the operating trust merger. If we receive redemption notices for a number of Series O preferred units in excess of that limit, we will redeem Series O preferred units in the order that we receive the redemption notices, that is, on a "first received, first redeemed basis." Any Series O preferred units for which redemption is deferred will be redeemed on the first business day of the first calendar month in which the Series O preferred units could be redeemed without causing the twelve month rolling limit to be exceeded.

  A redeeming holder of Series O preferred units will be required to release us, our trustee, and certain affiliates and other related persons from any claims under the holder's tax protection agreements with respect to which such holder is a beneficiary or a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) relating to any income or gain realized as a result of the redemption of Series O preferred units owned directly by such holder.

  If we are acquired by or otherwise become a subsidiary of any public REIT, the public REIT shall have the right to amend the Series O preferred unit redemption provisions to provide the public REIT, in lieu of paying the redemption price in cash, the option to issue publicly traded stock in such public REIT, with a fair market value equal to the redemption price, to any redeeming holder of Series O preferred units.

  Cash Redemption at Our Option.    Commencing on the fifth anniversary of the operating trust merger, we will have the right to redeem all (but not less than all) of the Series O preferred units then outstanding for an amount of cash equal to the redemption price plus the applicable tax protection amount (if any) payable to each holder of Series O preferred units pursuant to the applicable tax protection agreement (if any), by providing a notice of redemption to all holders of Series O preferred units. The redemption date shall be the last business day of the calendar month in which we provide the redemption notice, unless such last business day is less than 10 business days after the date of such notice, in which case the redemption date will be the last business day of the next succeeding month.

Debt to Assets Ratio Provisions

        Before operating trust merger.    The operating trust declaration of trust does not contain any limitation on our ability to incur debt.

        After operating trust merger.    In the event that we or any of our subsidiaries incur more than $10.0 million of debt (with certain exceptions described under "Description of Series O Preferred Units—Debt to Assets Ratio Provisions") and, following such incurrence, the ratio of our total debt (which includes for this purpose the total liquidation preference of the Series O preferred units and any other parity preferred units) to total assets exceeds 0.85 to 1.0, the distribution rate on the Series O preferred units will increase to 8% per annum until such time as the ratio of total debt to total assets is less than or equal to 0.85 to 1.0.

        If any of the following events occurs prior to January 1, 2022, each Series O preferred unitholder will be entitled to request that we redeem such holder's Series O preferred units, without regard to the restrictions on exercising after the fifth anniversary of the operating trust merger and on the amount of Series O preferred units we can be required to redeem in any twelve calendar month period, for an amount of cash equal to the redemption price plus the applicable tax protection amount (if any) payable to such holder pursuant to the applicable tax protection agreement (if any), by providing a notice of redemption to us and our trustee:

  •
  we make or propose to make any distribution with respect to any units at a time when, or as a result of which distribution, the ratio of our total debt to total assets is or would be greater than 0.85 to 1.0; or

  •
  (A) we or any of our subsidiaries incur any debt in excess of $10.0 million in principal amount (with certain exceptions), and after giving effect to such incurrence the ratio of total debt to total asset value is greater than 0.85 to 1.0 and (B) within the previous 60 days we have made a distribution with respect to any units ranking junior to the Series O preferred units in contemplation of the incurrence of such debt.

Sale of Substantially All of Our Assets

        Before operating trust merger.    A sale, exchange, transfer or other disposition of all or substantially all of our assets in a single transaction or a series of related transactions, including by way of a merger, consolidation or other combination of us with another entity, will require the following:

  •
  if the transaction is in connection with a similar transaction involving the company in connection with which all Class A-1 unitholders have the right to receive, or the right to elect to receive, for each Class A-1 common unit, an amount of cash, securities, or other property equal to the greatest amount of cash, securities, or other property paid to holders of company common shares in the transaction, the approval by the holders of a majority of our common units outstanding and entitled to vote thereon, including any Class A-2 common units held by the company; or

  •
  in the case of any other transaction, the approval of the holders of majority of the outstanding Class A-1 common units outstanding and entitled to vote thereon.

        After the operating trust merger.    Subject to any applicable terms of one or more classes or series of units, if any, and to the extent applicable, and subject to the terms of any existing applicable tax protection agreements, MergerCo may, at its sole and absolute discretion, directly or indirectly, cause the operating trust to acquire, sell, exchange, convey, contribute, mortgage, pledge, encumber, hypothecate, transfer or otherwise dispose of any or all of the operating trust's assets in a single transaction or a series of related transactions (including by way of merger (including a triangular merger), or other combination with any other person).

Amendment of Declaration of Trust

        Before operating trust merger.    In general, our declaration of trust may be amended only with the approval of the company and unitholders holding a majority of the common units entitled to vote thereon. However, after the company has declared an amendment advisable, the holders of a majority of the Class A-2 common units have the power, without the consent of the other unitholders, to amend our declaration of trust as may be required:

  •
  to add to the obligations of the company or surrender any right or power granted to the company or any affiliate of the company for the benefit of the unitholders;

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  to reflect any changes in the status of unitholders under our declaration of trust;

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  to set forth the designations, rights, powers, duties and preferences of the holders of any additional units issued according to the authority granted to the company under our declaration of trust;

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  to reflect a change that does not adversely affect the unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in our declaration of trust not inconsistent with law or with other provisions of our declaration of trust, or make other changes with respect to matters arising under our declaration of trust that will not be inconsistent with law or with the provisions of our declaration of trust; and

  •
  to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal, state or local agency or contained in federal, state or local law.

        The approval of the holders of at least a majority of the Class A-1 common units is necessary to amend provisions regarding, among other things:

  •
  the restrictions imposed on the issuance of additional units to the company other than in connection with the issuance by the company of shares or in connection with a distribution by us to all unitholders;

  •
  the distribution requirements with respect to our Class A-1 and Class A-2 common units if the company is not publicly traded;

  •
  the restrictions on the company's authority described above under "—Sale of Substantially All of Our Assets";

  •
  the restrictions on the company's power to conduct businesses other than owning our units and managing our business and the relationship of company shares to the units;

  •
  the limitations on transactions with affiliates;

  •
  the liability of the company for monetary damages to us;

  •
  the rights of unitholders to obtain specified information; or

  •
  the transfer of units held by the company.

        Our declaration of trust may not be amended with respect to any unitholder adversely affected by the amendment without the consent of that unitholder if the amendment would, among other things:

  •
  convert a unit into a Class A-2 common unit;

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  modify the limited liability of a unitholder or require a unitholder to make additional capital contributions;

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  allow the company to take any action in contravention of any express prohibition or limitation of the declaration of trust;

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  alter the interest of a unitholder in profits or losses, or the right to receive any distributions, except as permitted under our declaration of trust with respect to the admission of new unitholders, or the issuance of additional units;

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  alter the redemption right with respect to their units;

  •
  alter the rights of unitholders to transfer their units;

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  alter the time periods before which the company may cause us to dissolve or before which it may permit a termination of our status as a partnership for federal income tax purposes;

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  alter the provision requiring the approval of each unitholder adversely affected by a proposed amendment of our declaration of trust; or

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  alter the provisions regarding the giving of notice under the declaration of trust.

        Any amendment of the provisions of our declaration of trust that constitute the tax protection agreement for holders of Class A-1 common units issued in our 2001 merger with Charles E. Smith Residential Realty, L.P., which we refer to as "the Smith partnership," require the approval of holders of 76% of the Class A-1 common units entitled to the benefit of those provisions.

        After the operating trust merger.    In general, our declaration of trust may be amended only with the approval of the trustee and unitholders holding a majority of the units then outstanding and entitled to vote thereon. However, the trustees may, by a two-thirds vote and without the approval of unitholders, amend the declaration of trust to enable the trust to qualify as a real estate investment trust under Maryland law, and may, by a majority vote of the entire board and without the approval of unitholders, amend the declaration of trust in any way in which the charter of a corporation may be amended in accordance with Section 2-605 of the MGCL.

        After the trustee has declared an amendment advisable, the holders of a majority of the Class A-2 common units have the power, without the consent of other unitholders, to amend the declaration of trust in the same way they were empowered to do so before the merger.

        As before the merger, our declaration of trust may not be amended with respect to any unitholder adversely affected by the amendment without the consent of that unitholder, if the amendment would, among other things:

  •
  convert a unitholder's interest in the operating trust into a trustee interest;

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  modify the limited liability of a unitholder or require a unitholder to make additional capital contributions;

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  allow the company to take any action in contravention of any express prohibition or limitation of the declaration of trust;

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  alter the interest of a unitholder in profits or losses, or the right to receive any distributions, except as permitted under our declaration of trust with respect to the admission of new unitholders, or the issuance of additional units

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  alter the redemption right defined in the terms of the units of the operating trust;

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  alter the rights of unitholders to transfer their units;

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  alter the time periods before which the company may cause us to dissolve or before which it may permit a termination of our status as a partnership for federal income tax purposes

  •
  alter the provision requiring the approval of each unitholder adversely affected by a proposed amendment of our declaration of trust; or

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  alter the provisions regarding the giving of notice under the declaration of trust.

        Any amendment of the provisions of our declaration of trust that constitute the tax protection agreement for holders of Class A-1 common units issued in our 2001 merger with Charles E. Smith Residential Realty, L.P., which we refer to as "the Smith partnership," would require the approval of holders of 76% of the Class A-1 common units entitled to the benefit of those provisions.

Other Voting Rights

        Before operating trust merger.    Class A-1 unitholders and Class A-2 unitholders have exclusive rights to vote together as a single class on all matters requiring the approval of our unitholders, except as otherwise provided by our declaration of trust or applicable Maryland law. Our declaration of trust provides that certain matters, including the election of trustees and certain amendments to our declaration of trust, may be approved by holders of our Class A-2 common units. Certain other matters, including certain amendments to our declaration of trust and certain mergers involving us or the company and certain sales of all or substantially all of our assets or the company's assets, require the approval of the holders of a majority of the Class A-1 common units voting as a separate class. These matters are summarized under the headings "—Amendments of Declaration of Trust" and "—Sale of Substantially All of Our Assets."

        After the operating trust merger.    Except as summarized below, the holders of Series O preferred units will have no voting rights whatsoever on any matter relating to us, except as required by any non-waivable provision of Maryland law.

        So long as Series O preferred units with at least $10.0 million in aggregate liquidation preference remain outstanding, the affirmative vote or consent of the holders of 66 2/3% of the Series O preferred units then outstanding will be required for us to amend, alter or repeal the provisions of our declaration of trust that specify the rights of the Series O preferred units, whether by merger or consolidation or otherwise, which we refer to as an "event," so as to:

          (a)   increase the number of Series O preferred units outstanding or issue additional Series O preferred units other than pursuant to the transactions contemplated by the merger agreement and other than pursuant to the terms of the Series Q-1 and Q-2 preferred units,

          (b)   permit the operating trust to issue any class or series of units senior to or on par with the Series O preferred units, or

          (c)   materially and adversely affect any other right, preference, privilege or voting power of the Series O preferred units or the holders thereof set forth in our new declaration of trust; provided, however, that so long as the Series O preferred units remain outstanding with the terms thereof materially unchanged, taking into account that, upon the occurrence of an event, we may not be the surviving entity, the occurrence of such event shall not be deemed for purposes of clause (c) to materially and adversely affect such rights, preferences, privileges or voting power of the Series O preferred units or the holders thereof, and in such case such holders shall not have any voting rights with respect to the occurrence of such event so long as no such vote would be required under either clause (a) or clause (b).

        In addition, the approval of each holder of Series O preferred units adversely affected thereby shall be required for any amendment of the provisions of our new declaration of trust, as described above under "—Amendments of Declaration of Trust—After Operating Trust merger."

        Any amendment of the provisions of our declaration of trust that constitute the tax protection agreement for holders of Class A-1 common units issued in our 2001 merger with the Smith partnership will continue to require the approval of holders of 76% of the Series O preferred units issued in exchange for Class A-1 common units entitled to the benefit of those provisions.

        Notwithstanding the foregoing, the Series O preferred units shall not be entitled to vote in connection with the transactions described above if, at or prior to the time when the act is taken with respect to which such vote or approval would otherwise be required, all outstanding Series O preferred units shall have been redeemed or called for redemption upon proper notice as described above, and subject to the conditions and requirements of such redemption provisions, and sufficient funds shall have been deposited in trust to effect such redemption in accordance with such redemption provisions.

Meetings

        Before operating trust merger.    There will be an annual meeting of unitholders at a time and place as the company shall prescribe, at which trustees may be elected and any other proper business may be conducted. The annual meeting of unitholders will be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Special meetings of unitholders may be called by us or by our chairman of the board, president or chief financial officer, and must be called upon the written request of unitholders holding in the aggregate 25% or more of our outstanding units entitled to vote. Written notice stating the place, date and time of the unitholders' meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, must be delivered not less than 10 nor more than 60 days before the day of the meeting either personally or by mail to each unitholder of record entitled to vote at the meeting. Unitholders not entitled to vote at a meeting will not have any rights to notice of a meeting, except as expressly provided for in our declaration of trust or under law. No other business than that which is stated in the call for a special meeting will be considered at the meeting.

        Only Class A-2 unitholders have the right to vote in the election of trustees. Exclusive voting power is vested in the common units, except to the extent that our declaration of trust or Maryland law provides voting rights to any other class of units.

        After the operating trust merger.    No material change, except that special meetings of unitholders may not be called upon the written request of unitholders holding in the aggregate 25% or more of outstanding units entitled to vote.

Tax Protection Indemnification

        Before operating trust merger.    In our 2001 merger with the Smith partnership we agreed, for the benefit of the holders of the Smith partnership units that were converted into our Class A-1 common units in that merger, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, any of the properties that were held by the Smith partnership or any interest therein. These restrictions, which are included in a tax protection agreement that is part of our declaration of trust, are effective until January 1, 2022. In addition, we agreed to maintain specified levels of borrowings outstanding with respect to the Smith partnership properties for the same period, and have made other specified undertakings. If we sell any of the Smith partnership properties or any interest therein without satisfaction of certain conditions, engage in any merger that requires that the former holders of Smith partnership units who now hold our Class A-1 common units recognize all or part of the gain that would be recognized by them for tax purposes upon a sale of any one or more of the Smith partnership properties, or repay borrowings relating to the Smith partnership properties, we may be liable for monetary damages for engaging in these actions. In addition, in the Smith partnership merger, we assumed the obligations of the Smith partnership under certain then existing tax protection agreements in favor of various holders of Smith partnership units.

        In connection with other acquisitions of properties in exchange for our units, we have entered into tax protection agreements with the contributing parties that acquired our units in such transactions. These agreements, which have differing terms, generally afford various protections to the holders of such units in connection with sales of the properties they contributed, or interests therein, transactions treated as sales of such properties for federal income tax purposes, debt refinancings, and certain other matters.

        After the operating trust merger.    Following the operating trust merger, we will continue to be obligated under all tax protection agreements that have not expired to those holders of our Series O preferred units who are the beneficiaries of such agreements and who do not elect to receive cash in the operating trust merger in exchange for their Class A-1 common units, but only with respect to those Class A-1 common units for which such holders have not elected to receive the cash consideration. Class A-1 unitholders who elect to receive cash in exchange for some or all of their Class A-1 common units will be required to agree, without additional consideration, to release the company and its subsidiaries, the buyer parties, the guarantors and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, affiliates, agents or representatives of the buyer parties or the guarantors from any claims under any tax protection agreement with respect to which such holder is a beneficiary or a party (including, in the case of applicable Class A-1 common unitholders, tax protection provisions set forth in an annex to our existing declaration of trust) with respect to any gain recognized with respect to the disposition of such Class A-1 common units in the operating trust merger as a result of their election and receipt of the cash consideration.

Management

        Before operating trust merger.    Except as otherwise expressly provided in our declaration of trust, our business and affairs are managed by the company, which has the exclusive right and full authority and responsibility to manage and operate our business. Class A-1 unitholders do not have any right to participate in or exercise control or management power over our business and affairs or the power to sign documents for or otherwise bind us. The company has full power and authority to do all things it deems necessary or desirable to conduct our business, as described below. In particular, the company may, but is under no obligation to, consider the tax consequences to other unitholders when making decisions on our behalf. The unitholders, other than the Class A-2 common unitholders (which are held by the company), have no power to remove the company or any other trustee. The company and any other trustee, however, may not take any action that is contrary to an express limitation or prohibition in our declaration of trust without an amendment to that provision adopted under our declaration of trust.

        In addition, the consent of the unitholders to some matters is necessary in limited circumstances, as described below.

        After operating trust merger.    Our business and affairs shall be managed by MergerCo, which shall have the exclusive right and full authority and responsibility to manage and operate our business and to do all things it deems necessary or desirable to conduct our business. Similar to the existing declaration of trust, the new declaration of trust will not permit unitholders (other than MergerCo and its affiliates), including Series O preferred unitholders, to engage in the active management and control of our business. Our Series O preferred unitholders generally will not have any voting rights in respect of our business affairs other than with respect to the matters described under "Description of the Series O Preferred Units—Voting Rights." MergerCo will control our management and operations and will determine, without the consent of Series O preferred unitholders, the terms of any transactions, our management policies and business objectives, including potential acquisitions and divestitures of a significant number of our properties and assets or interests in us and the distribution of cash and other property held by us.

Outside Activities of Sole Trustee

        Before operating trust merger.    Without the approval of the holders of at least a majority of the Class A-1 common units outstanding and entitled to vote thereon, the company is generally prohibited from, directly or indirectly, entering into or conducting any business other than in connection with the ownership, acquisition and disposition of our units and the management of our business and such activities as are incidental thereto. Without the approval of the holders of at least a majority of the Class A-1 common units outstanding and entitled to vote thereon, the assets of the company shall be limited to our units and permitted debt obligations issued by us, so that the company's shares and our corresponding units will be completely fungible except as otherwise specifically provided in our declaration of trust. In addition, the company is generally prohibited from issuing any new equity securities unless it contributes the proceeds of such issuance to us in exchange for securities with comparable rights and is prohibited from incurring debt unless it loans the proceeds thereof to us.

        After the operating trust merger.    Except as expressly prohibited by the new declaration of trust, the company and any officer, director, employee, agent, trustee, affiliate or shareholder of the company shall be entitled to and may have business interests and engage in business activities in addition to those relating to the operating trust, including business interests and activities that are in direct competition with the operating trust or that are enhanced by the activities of the operating trust. In addition, the company and any of its affiliates may acquire units and shall be entitled to exercise all rights of a unitholder relating to such units. If the trust or the company acquires shares as a result of the forfeiture of such shares, then the company shall cause the trust to cancel that number of units equal to the number of shares so acquired and the trust will transfer any such shares to the trustee for cancellation. The company may issue additional shares if certain conditions are met, and may incur a funding debt, including, without limitation, a funding debt that is convertible into shares or otherwise constitutes a class of new securities, subject to the condition that the trustee lend to the trust the net proceeds of such funding debt.

Transactions with Affiliates

        Before operating trust merger.    Except as expressly permitted by our declaration of trust, we are not permitted to, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any unitholder (other than the company) or any of our affiliates or the company's affiliates that is not also one of our subsidiaries, except pursuant to transactions that are determined by the company in good faith, which determination shall be conclusive, to be on terms that are fair and reasonable and no less favorable to us than would be obtained from an unaffiliated third party or that comply with the provisions of the Maryland General Corporation Law that apply to interested director transactions.

        After the operating trust merger.    The operating trust may, directly or indirectly, sell, transfer or convey any property to, or purchase any property from, or borrow funds from, or lend funds to, any unitholder or any affiliate of the operating trust or MergerCo, subject to Maryland Law.

Transfers

        Before operating trust merger.    The company generally may not transfer any of its units or withdraw as trustee, except in connection with a merger, consolidation or other combination with or into another entity, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding shares, other than a change in the par value of its shares. The company may engage in such a transaction only if:

  •
  the transaction has been approved by the consent of the unitholders holding at least a majority of our then outstanding units, including any units held by the company;

  •
  following the transaction, substantially all of the assets of the surviving entity consist of units; and

  •
  in the transaction, all Class A-1 unitholders have the right to receive, or the right to elect to receive, for each Class A-1 common unit, an amount of cash, securities, or other property equal to the greatest amount of cash, securities, or other property paid to holders of the company common shares in the transaction.

        A unitholder may transfer, with or without the consent of the company, all or any portion of its units or rights as a unitholder:

  •
  to the company in connection with a redemption of units;

  •
  in the event the unitholder is an individual, to an immediate family member, a trust for the benefit of the unitholder or an immediate family member, any partnership, limited liability company, joint venture corporation or other business entity comprised only of the unitholder and/or immediate family members and entities owned by or for the benefit of the unitholder or an immediate family member;

  •
  in the event the unitholder is a trust, to the beneficiaries of a trust;

  •
  in the event the unitholder acquired units in our 2001 merger with Charles E. Smith Residential Realty, L.P. and is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners, or stockholders who are immediate family members or the person who transferred units to the unitholder;

  •
  in the event the unitholder is a partnership, limited liability company, joint venture, corporation or other business entity not otherwise described in the previous paragraphs, to any person in accordance with the terms of any agreement between the unitholder and us under which the units were issued;

  •
  as a gift or other transfer without consideration;

  •
  under applicable laws of descent or distribution;

  •
  to another unitholder; or

  •
  as part of a grant of a security interest or other encumbrance effectuated in a valid transaction or as a result of the exercise of remedies related thereto.

        No other transfers may be made without the prior written consent of the company, which consent may be withheld in its sole and absolute discretion.

        The company may prohibit any transfer of units by a unitholder unless it receives a written opinion of legal counsel, with the opinion and counsel being reasonably satisfactory to the company, that the transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to us or the transfer of the units. Further, no transfer of units by a unitholder may be made if, in the opinion of our legal counsel:

  •
  the transfer would result in us being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the partnership for federal income tax purposes;

  •
  the transfer could reasonably be expected to cause the company to no longer qualify as a REIT or would subject the company to additional taxes; or

  •
  the transfer is effectuated through an "established securities market" or a "secondary market" or the substantial equivalent, within the meaning of the Internal Revenue Code.

        In the case of a proposed transfer of units to one of our lenders or any person related to the lender whose loan constitutes a nonrecourse liability, the transferring unitholder must obtain the consent of the company.

        After the operating trust merger.    MergerCo generally may transfer and assign any of its units or withdraw as the trustee, except that in connection with a merger, consolidation or other combination with or into another entity, a sale of all or substantially all of its assets or any reclassification, recapitalization or change of its outstanding shares, other than a change in the par value of its share. MergerCo may engage in such a transaction only if:

  •
  the transaction has been approved by the consent of the unitholders holding at least a majority of our then outstanding units, including any units held by MergerCo; and

  •
  following the transaction, substantially all of the assets of the surviving entity consist of units.

        A unitholder may transfer, with or without the consent of the trustee, all or any portion of its units or rights as a unitholder:

  •
  to the trustee in connection with a redemption of units;

  •
  in the event the unitholder is an individual, to an immediate family member, a trust for the benefit of the unitholder or an immediate family member, any partnership, limited liability company, joint venture corporation or other business entity comprised only of the unitholder and/or immediate family members and entities owned by or for the benefit of the unitholder or an immediate family member;

  •
  in the event the unitholder is a trust, to the beneficiaries of a trust;

  •
  in the event the unitholder is a partnership, limited liability company, joint venture, corporation or other business entity not otherwise described in the previous paragraphs, to any person in accordance with the terms of any agreement between the unitholder and us under which the units were issued;

  •
  as a gift or other transfer without consideration;

  •
  under applicable laws of descent or distribution;

  •
  to another unitholder; or

  •
  as part of a grant of a security interest or other encumbrance effectuated in a valid transaction or as a result of the exercise of remedies related thereto.

        Units in the operating trust shall be transferable only in accordance with the provisions of their respective terms. In general, Series O preferred units are transferable without the prior written consent of the trustee. With respect to Series P preferred units and Series Q preferred units, no transfers, other than the transfers described above, may be made without the prior written consent of the trustee, which consent may be withheld in its sole and absolute discretion.

        In addition, our trustee may prohibit any transfer of units by a unitholder unless it receives a written opinion of legal counsel, with the opinion and counsel being reasonably satisfactory to the trustee, that the transfer would not require filing of a registration statement under the Securities Act or would not otherwise violate any federal, or state securities laws or regulations applicable to us or the transfer of the units. Further, no transfer of units by a unitholder may be made if, in the opinion of our legal counsel:

  •
  the transfer would result in us being treated as an association taxable as a corporation for federal income tax purposes or would result in a termination of the partnership for federal income tax purposes;

  •
  the transfer could reasonably be expected to cause MergerCo to not qualify as a REIT or would subject MergerCo to additional taxes; or

  •
  the transfer is effectuated through an "established securities market" or a "secondary market" or the substantial equivalent, within the meaning of the Internal Revenue Code.

        In the case of a proposed transfer of units to one of our lenders or any person related to the lender whose loan constitutes a nonrecourse liability, the transferring unitholder must obtain the consent of MergerCo.

Indemnification of Trustee and Certain Related Persons

        Before operating trust merger.    We will indemnify, to the fullest extent provided by law, any person or entity made a party to a proceeding by reason of its status as a unitholder or a trustee, director or officer of the company or us and any other persons or entities as the company may designate, in its sole discretion, from and against any and all losses, claims, damages, liabilities, joint or several, and expenses. Expenses include, without limitation, attorneys' fees and other legal fees and expenses, judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the indemnitee and relating to the company or us or the operation of, or the ownership of property by, either the company or us, as described in our declaration of trust, in which the indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that:

  •
  the act or omission of the indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the indemnitee actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the indemnitee had reasonable cause to believe that the act or omission was unlawful.

        Any indemnification will be made only out of our assets and any insurance proceeds from the liability policy covering the company or us. Indemnitees, the company, and limited partners will have no obligation to contribute to our capital or otherwise provide funds to enable us to fund our indemnity obligations.

        We may advance amounts to an indemnitee for expenses upon receipt of:

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  a written affirmation of the indemnitee that it believes it has met the standard of conduct necessary to entitle it to indemnification, and

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  a written undertaking of the indemnitee that it will repay any advances if it shall be ultimately determined that the indemnitee did not meet the appropriate standard of conduct.

        These indemnification rights are in addition to any other rights afforded to an indemnitee under any other agreement, by vote of the unitholders, under applicable law or otherwise. These rights will continue as to an indemnitee who has ceased to serve unless otherwise provided in a written agreement under which indemnitees are indemnified. We are authorized to purchase and maintain insurance on behalf of the indemnitees with respect to the foregoing matters.

        An indemnitee will not be denied indemnification in whole or in part because the indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of our declaration of trust.

        After the operating trust merger.    No material change.

Financial Statements and Reports

        Before operating trust merger.    On or before the date on which the company mails its annual report to its shareholders, the company is required to use commercially reasonable efforts to cause to be mailed to each unitholder an annual report, as of the close of our most recently ended fiscal year, containing our financial statements, or financial statements of the company if the company statements are prepared solely on a consolidated basis with us, for that fiscal year.

        In addition, if the company mails quarterly reports to its shareholders, the company is required to mail to each unitholder a report containing our unaudited financial statements, as of the last day of the calendar quarter, or financial statements of the company if the company statements are prepared solely on a consolidated basis with us.

        We currently are required to file quarterly, annual, and other periodic reports with the SEC, which are publicly available.

        After the operating trust merger.    We are not required to provide the unitholders with any reports but currently are required as a registrant to file quarterly, annual, and other periodic reports with the SEC, which are publicly available. See also "Risk Factors—Risks Related to the Series O Preferred Units and Our Structure After the Mergers—The termination of registration of our Class A-1 common units under the Exchange Act would substantially reduce the information required to be publicly furnished by us and would make certain provisions of the Exchange Act no longer applicable to us" on page 37.

COMPARISON OF PREFERRED UNITHOLDERS RIGHTS

        The following comparisons of preferred unitholders rights summarize the material differences between certain provisions of our existing declaration of trust and the new declaration of trust that will become effective as a result of the operating trust merger, insofar as they affect our Series M, N-1, and N-2 preferred unitholders, relating to, among other things, distributions, liquidation preference, redemption rights, ranking, and voting rights. This comparison is summary in nature and does not constitute a complete description of these matters. Series M, N-1, and N-2 preferred unitholders are urged to review the new declaration of trust carefully and consult with their own legal and tax counsel regarding the provisions of the new declaration of trust, particularly the provisions relating to the Series P, Q-1, and Q-2 preferred units, respectively. The following discussion is qualified in its entirety by the terms of the new declaration of trust, the form of which is attached to and is a part of this prospectus/information statement as Annex     •    and our existing declaration of trust, as amended, which is included in our public filings available on the SEC's website. See "Where You Can Find Additional Information." When reading this comparison you should refer to each declaration of trust for complete information.

Series M preferred unit

  Distributions

        Before operating trust merger.    The holder of the Series M preferred unit currently is entitled to receive distributions when, as, and if paid on the Class A-1 common units, in an amount equivalent to the distributions paid on a number of Class B common units equal to $10,000 divided by the price of our common shares on December 10, 2004, which we refer to as the "underlying common unit amount." After the redemption price determination time (as defined in the Contribution Agreement dated as of December 13, 2004 between us and Ezra Mersey relating to a multifamily project to be developed in San Francisco), the amount of distributions will be equivalent to the distributions payable on a number of Class B common units equal to the sum of (x) the underlying common unit amount plus (y) a number of Class B common units with an aggregate value as of the date of determination of the redemption price equal to the redemption price of the Series M preferred unit (calculated as described below) (such total number of Class B common units described in (x) and (y) being referred to as the "Series M redemption unit amount").

        After operating trust merger.    The holder of the Series P preferred unit initially will be entitled to receive distributions when, as, and if paid on the Series O preferred units, in an amount equivalent to the distributions paid on a number of Series O preferred units equal to $10,000 divided by the stated value of the Series O preferred units (which is $60.75), which we refer to as the "underlying preferred unit amount." After the redemption price determination time, the amount of distributions will be equivalent to the distributions payable on a number of Series O preferred units equal to the sum of (x) the underlying the perferred unit amount plus (y) a number of Series O preferred units with an aggregate stated value as of the date of determination of the redemption price equal to the redemption price of the Series P preferred unit (calculated as described below) (such total number of Series O preferred units described in (x) and (y) being referred to as the "Series P redemption unit amount").

  Liquidation Preference

        Before operating trust merger.    The Series M preferred unitholder is not entitled to any preference over any other class or series of our units upon our dissolution, liquidation, or winding up. Upon any such event, the Series M preferred unitholder will share, pro rata, together with the holders of Class A-1 and A-2 common units and Series N-1 and N-2 preferred units, the proceeds of dissolution, liquidation, or winding up remaining after payment of our debts and satisfaction of the preferences of any class or series of our units entitled to a preference in dissolution, liquidation, or winding up over our common units. The Series M unitholder will be entitled to receive a liquidating distribution equal to the amount it would receive if it held a number of Class B common units equal to the underlying common unit amount or, after the date of determination of the redemption price, a number of Class B common units equal to the Series M redemption unit amount.

        After operating trust merger.    Upon the voluntary or involuntary dissolution, liquidation and winding up of our affairs, prior to any distributions to holders of any class or series of our units that rank junior to the Series P preferred unit (including the Class A-2 common units held by MergerCo), the holder of the Series P preferred unit will be entitled to receive a liquidating distribution equal to the amount it would receive if it held 165 Series O preferred units equal to the underlying preferred unit amount or, after the date of determination of the redemption price, a number of Series O preferred units equal to the Series P redemption unit amount.

  Ranking

        Before operating trust merger.    The Series M preferred unitholder is not entitled to any preference over any other class or series of our units in payment of distributions or upon our dissolution, liquidation, or winding up. The Series M preferred unit ranks on par with the Class A-1 and A-2 common units and the Series N-1 and N-2 preferred units with respect to distributions and upon dissolution, liquidation, or winding up.

        After operating trust merger.    The Series P preferred unit will rank on par with the Series I, O, Q-1, and Q-2 preferred units and senior to the Class A-2 common units with respect to distributions and upon dissolution, liquidation, or winding up.

  Redemption

        Before operating trust merger.    From and after the redemption price determination time, the holder of the Series M preferred unit will have the right to have the Series M preferred unit redeemed, in whole and not in part, in the same manner and for the same consideration as if the holder held a number of Class B common units equal to the Series M redemption unit amount and such Class B common units were automatically convertible into Class A-1 common units and there were no one-year waiting period for the redemption. The current provisions of our declaration of trust relating to the redemption of Class A-1 common units are described under "Comparison of Class A-1 Unitholders Rights—Conversion; Redemption—Before Operating Trust Merger."

        After operating trust merger.    From and after the redemption price determination time, the holder of the Series P preferred unit will have the right to have the Series P preferred unit redeemed, in whole and not in part, in the same manner and for the same consideration as if the holder held a number of Series O preferred units equal to the Series P redemption unit amount, as described under "Comparison of Class A-1 Unitholders Rights—Conversion; Redemption—After Operating Trust Merger," without regard to the five-year waiting period for redemption of Series O preferred units.

  Voting Rights

        Before operating trust merger.    The holder of the Series M preferred unit does not have any voting rights or right to consent to any matter requiring the consent or approval of our unitholders, except as required by law and other than, as provided in the declaration of trust, certain approval rights regarding amendments to the terms of the Series M preferred unit that are materially adverse to the rights or preferences of the Series M preferred unit. See "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders—Amendment of Declaration of Trust" beginning on page 121.

        After the operating trust merger.    The holder of the Series P preferred unit does not have any voting rights or right to consent to any matter requiring the consent or approval of our unitholders, except as required by law and except that the approval of the holder of the Series P preferred unit will be required for any amendment of the provisions of our new declaration of trust that require the approval of all adversely affected unitholders, as described above under "Comparison of Class A-1 Unitholder Rights—Amendments of Declaration of Trust—After Operating Trust Merger," and to the extent any such amendment is applicable to the holder of the Series P preferred unit and such holder is adversely affected.

Series N-1 and N-2 preferred units

  Distributions

        Before operating trust merger.    The holder of the Series N-1 preferred units is entitled to receive distributions when, as, and if paid on the Class A-1 common units, in an amount equivalent to the distributions paid on 11.58 Class A-1 common units for each Series N-1 preferred unit. The holder of the Series N-2 preferred units is entitled to receive distributions when, as, and if paid on the Class A-1 common units, in an amount equivalent to the distributions paid on 4.96 Class A-1 common units for each Series N-2 preferred unit.

        After operating trust merger.    The holder of the Series Q-1 preferred units is entitled to receive distributions when, as, and if paid on the Series O preferred units, in an amount equivalent to the distributions paid on 11.58 Series O preferred units. The holder of the Series Q-2 preferred units is entitled to receive distributions when, as, and if paid on the Class A-1 common units, in an amount equivalent to the distributions paid on 4.96 Series O preferred units.

  Liquidation Preference

        Before operating trust merger.    The Series N-1 and N-2 preferred unitholders are not entitled to any preference over any other class or series of our units upon our dissolution, liquidation, or winding up. Upon any such event, the Series N-1 and N-2 preferred unitholders will share, pro rata, together with the holders of Class A-1 and A-2 common units and Series M preferred unit, the proceeds of dissolution, liquidation, or winding up remaining after payment of our debts and satisfaction of the preferences of any class or series of our units entitled to a preference in dissolution, liquidation, or winding up over our common units. The Series N-1 preferred unitholder will be entitled to receive a liquidating distribution equal to the amount it would receive if it held 11.58 Class A-1 common units for each Series N-1 preferred unit and the Series N-2 preferred unitholder will be entitled to receive a liquidating distribution equal to the amount it would receive if it held 4.96 Class A-1 common units for each Series N-2 preferred unit.

        After operating trust merger.    Upon the voluntary or involuntary dissolution, liquidation and winding up of our affairs, prior to any distributions to holders of any class or series of our units that rank junior to the Series Q-1 and Q-2 preferred units (including the Class A-2 common units held by MergerCo), the Series Q-1 preferred unitholder will be entitled to receive a liquidating distribution equal to the amount it would receive if it held 11.58 Series O preferred units for each Series Q-1 unit and the Series Q-2 preferred unitholder will be entitled to receive a liquidating distribution equal to the amount it would receive if it held 4.96 Series O preferred units for each Series Q-2 unit.

  Ranking

        Before operating trust merger.    The Series N-1 and N-2 preferred unitholders are not entitled to any preference over any other class or series of our units in payment of distributions or upon our dissolution, liquidation, or winding. The Series N-1 and N-2 preferred units rank on par with the Class A-1 and A-2 common units and the Series M preferred unit with respect to distributions and upon dissolution, liquidation, or winding up.

        After operating trust merger.    The Series Q-1 and Q-2 preferred units will rank on par with the Series I, O, and P preferred units and senior to the Class A-2 common units with respect to distributions and upon dissolution, liquidation, or winding up.

  Redemption at Our Option

        Before operating trust merger.    From and after July 28, 2015, we have the right to redeem, in whole or in part, any Series N-1 or N-2 referred units that have not previously been converted as described below, upon not less than 10 nor more than 60 days' written notice, for cash at a redemption price of $416.67 per Series N-1 preferred unit and $178.57 per Series N-2 preferred unit.

        After operating trust merger.    From and after July 28, 2015, we have the right to redeem, in whole or in part, any Series Q-1 or Q-2 preferred units that have not previously been converted as described below, upon not less than 10 nor more than 60 days' written notice, for cash at a redemption price of $416.67 per Series Q-1 preferred unit and $178.57 per Series Q-2 preferred unit.

  Conversion

        Before operating trust merger.    When all or any portion of our Toluca Hills project becomes fully entitled (as defined in our declaration of trust) (each such event being referred to as an "entitlement event"), we will provide the holders of the Series N-1 and N-2 preferred units with written notice that an entitlement event has occurred and specifying the number of apartment units which have become fully entitled in connection with such entitlement event (each such apartment unit being referred to as an "approved apartment unit"). Upon each such entitlement event, a corresponding number of the Series N-1 and/or N-2 preferred units shall become convertible as described below.

        Upon each entitlement event that occurs when there are Series N-1 preferred units outstanding, the holder of the Series N-1 preferred units may convert a number of Series N-1 preferred units equal to the lesser of (i) the number of approved apartment units having become fully entitled in connection with such entitlement event and (ii) the number of Series N-1 preferred units outstanding. Upon conversion, each Series N-1 preferred unit shall be converted into a number of Class A-1 common units equal to quotient of (x) $70,000 divided by (y) an amount equal to the average of the high and low trading prices for common shares of the company for the 30 trading day period ending five trading days before such entitlement event (such amount being referred to as the "entitlement value" with respect to such entitlement event).

        Upon each entitlement event that occurs at such time as the number of Series N-1 preferred units outstanding is less than the number of approved apartment units that become fully entitled as part of such entitlement event, the holder of the Series N-2 preferred units may convert a number of Series N-2 preferred units equal to the lesser of (i) the number of approved apartment units having become fully entitled in connection with such entitlement event in excess of the number of Series N-1 preferred units outstanding and (ii) the number of Series N-2 preferred units outstanding. Upon conversion, each Series N-2 preferred unit shall be converted into a number of Class A-1 common units equal to quotient of (x) $30,000 divided by (y) the entitlement value with respect to such entitlement event.

        Upon each entitlement event that occurs at such time as there are no Series N-1 preferred units outstanding and there are Series N-2 preferred units outstanding, the holder of the Series N-2 preferred units may convert a number of Series N-2 preferred units equal to the lesser of (i) the number of approved apartment units having become fully entitled in connection with such entitlement event and (ii) the number of Series N-2 preferred units outstanding. Upon conversion, each Series N-2 preferred unit shall be converted into a number of Class A-1 common units equal to quotient of (x) $30,000 divided (y) the entitlement value with respect to such entitlement event.

        After the operating trust merger.    Upon the occurrence of an entitlement event, we will provide the holders of the Series Q-1 and Q-2 preferred units with written notice that an entitlement event has occurred and specifying the approved apartment units which have become fully entitled in connection with such entitlement event. Upon each such entitlement event, a corresponding number of the Series Q-1 and/or Q-2 preferred units shall become convertible as described below.

        Upon each entitlement event that occurs when there are Series Q-1 preferred units outstanding, the holder of the Series Q-1 preferred units may convert a number of Series Q-1 preferred units equal to the lesser of (i) the number of approved apartment units having become fully entitled in connection with such entitlement event and (ii) the number of Series Q-1 preferred units outstanding. Upon conversion, each Series Q-1 preferred unit shall be converted into a number of Series O preferred units equal to the quotient of (x) $70,000 divided by (y) $60.75.

        Upon each entitlement event that occurs at such time as the number of Series Q-1 preferred units outstanding is less than the number of approved apartment units that become fully entitled as part of such entitlement event, the holder of the Series Q-2 preferred units may convert a number of Series Q-2 preferred units equal to the lesser of (i) the number of approved apartment units having become fully entitled in connection with such entitlement event in excess of the number of Series Q-1 preferred units outstanding and (ii) the number of Series Q-2 preferred units outstanding. Upon conversion, each Series Q-2 preferred unit shall be converted into a number of Series O preferred units equal to quotient of (x) $30,000 divided by (y) $60.75.

        Upon each entitlement event that occurs at such time as there are no Series Q-1 preferred units outstanding and there are Series Q-2 preferred units outstanding, the holder of the Series Q-2 preferred units may convert a number of Series Q-2 preferred units equal to the lesser of (i) the number of approved apartment units having become fully entitled in connection with such entitlement event and (ii) the number of Series Q-2 preferred units outstanding. Upon conversion, each Series Q-2 preferred unit shall be converted into a number of Series O preferred units equal to quotient of (x) $30,000 divided by (y) $60.75.

        No fractional Series O preferred units will be issued upon conversion of any Series Q-1 or Series Q-2 preferred units. Instead, an amount in cash will be paid in lieu of such fractional unit based on the value applicable to such conversion.

  Voting Rights

        Before operating trust merger.    The holders of the Series N-1 and N-2 preferred units do not have any voting rights or right to consent to any matter requiring the consent or approval of our unitholders, except as required by law and other than, as provided in the declaration of trust, certain approval rights regarding amendments to the terms of the Series N-1 and N-2 preferred units that are materially adverse to the rights or preferences of the Series N-1 and N-2 preferred units. See "Comparison of Rights of Class A-1 Common Unitholders and Series O Preferred Unitholders—Amendment of Declaration of Trust" beginning on page 121.

        After the operating trust merger.    The holders of the Series Q-1 and Q-2 preferred units do not have any voting rights or right to consent to any matter requiring the consent or approval of our unitholders, except as required by law and except that the approval of each holder of a Series Q-1 or Q-2 preferred unit will be required for any amendment of the provisions of our new declaration of trust that require the approval of all adversely affected unitholders, as described above under "Comparison of Class A-1 Unitholder Rights—Amendments of Declaration of Trust—After operating trust merger," to the extent any such amendment is applicable to the holders of the Series Q-1 or Q-2 preferred units and such holder is adversely affected.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain material federal income tax consequences of the operating trust merger to holders of Class A-1 common units who are "U.S. persons" as defined below and who hold their units as a capital asset.

        As used in this prospectus/information statement, for federal income tax purposes a "U.S. person" is:

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  a U.S. citizen or resident alien as determined under the Internal Revenue Code of 1986, as amended, referred to as the "Code" in this prospectus/information statement;

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  a corporation (or other entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

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  an estate, the income of which is subject to federal income taxation regardless of its source; and

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  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

        This summary is based on the Code, Treasury Regulations and judicial and administrative determinations, as each is in effect as of the date of this prospectus/information statement. You should be aware that the applicable laws, regulations, judicial decisions, and administrative interpretations are subject to change at any time and any such changes could have retroactive effect. Furthermore, all are subject to differing interpretation. No advance ruling has been sought or obtained from the Internal Revenue Service regarding the federal income tax consequences of the operating trust merger and the election. The statements in this prospectus/information statement are not binding on the Internal Revenue Service or a court. As a result, there can be no assurance that the tax considerations described herein will not be challenged by the Internal Revenue Service or sustained by a court if so challenged.

        The rules governing the taxation of partners and partnerships are extraordinarily complex, and the following discussion represents only a general summary of certain of those rules (and only at the federal level and as such rules apply to U.S. persons). This summary does not address aspects of income taxation other than federal income taxation. It also does not address all aspects of federal income taxation that may apply to holders of Class A-1 common units who are subject to special rules under the Code, including, without limitation, unitholders other than U.S. persons, persons who hold their units through entities that are partnerships or trusts for federal income tax purposes or other pass-through entities, tax-exempt organizations, financial institutions, broker-dealers, insurance companies, persons having a "functional currency" other than the U.S. dollar, persons who received units as compensation or who hold their units as part of a straddle, wash sale, hedging, conversion or other integrated or risk reduction transaction, corporations subject to Code Section 7874, and certain U.S. expatriates. In addition, this summary does not address the state, local or foreign tax consequences of the operating trust merger and the election.

        This discussion is not intended to be, and should not be construed as, tax advice to any unitholder. The tax consequences to you of the transactions and your rights with respect thereto are based upon your particular circumstances, which will differ from those of other unitholders. Accordingly, some or all of the following discussion may not apply to your particular situation. In view of the foregoing, and given that the federal income tax consequences of the operating trust merger are uncertain in some material respects, you are strongly urged to consult and rely on your own tax adviser with respect to the federal, state, local and foreign tax consequences of the operating trust merger and the election based upon your particular circumstances, including the tax consequences to you of receiving cash and/or receiving Series O preferred units in the operating trust merger.

        For purposes of this summary, the operating trust is considered to be a partnership for federal income tax purposes, and it also is considered to be a continuation of Charles E. Smith Residential Realty L.P., which merged with and into the operating trust in October 2001. Therefore, for holders of Class A-1 common units issued at the time of the Charles E. Smith Residential Realty L.P. merger, references to contributions of property to the operating trust in exchange for Class A-1 common units and related considerations (including the basis of a unitholder in his or her Class A-1 common units and his or her allocable share of the liabilities of the operating trust) are to their contributions of property to Charles E. Smith Residential Realty L.P. in exchange for the operating partnership units that were converted into Class A-1 common units in that merger.

The Election

        In connection with the operating trust merger, you, as a holder of Class A-1 common units will be entitled to receive: (a) $60.75 per unit in cash, without interest and less applicable withholding taxes, which is the operating trust cash consideration; (b) one newly issued Series O preferred unit of the operating trust per unit to be issued at the time of the merger; or (c) a combination of the cash consideration and Series O preferred units, all at your election.

        Based upon the currently anticipated financing arrangements to be undertaken in connection with the election, we expect that, and intend to report that, the receipt by you of the cash consideration in exchange for your Class A-1 common units will be treated for federal income tax purposes as a sale of those Class A-1 common units to MergerCo, rather than as a redemption of those units by the operating trust. This characterization, as discussed below, could have a material impact on the tax liability that you incur as a result of the receipt of cash consideration in the operating trust merger.

Treatment of Class A-1 Unitholders Receiving Cash

  General

        If you receive cash in exchange for all of your Class A-1 common units, or if you receive cash in exchange for a portion of your Class A-1 common units, you generally will recognize gain in an amount equal to the excess of (1) your "amount realized" for federal income tax purposes, which equals the amount of cash consideration received (including any amounts of cash withheld), plus your share of our pre-merger liabilities attributable to the units exchanged, over (2) your aggregate adjusted tax basis in those Class A-1 common units exchanged for cash (including the basis attributable to your share of our pre-merger liabilities attributable to the units exchanged). If you receive cash in exchange for all or a portion of your Class A-1 common units, you would recognize a loss to the extent that the amount of your basis described in clause (2) above exceeds your amount realized described in clause (1) above. Because your "amount realized" includes the amount of our liabilities allocated to you immediately prior to the operating trust merger, it is possible that the amount of gain you recognize upon the receipt of cash, or even your resulting tax liability, could exceed the amount of cash you actually receive, perhaps by a significant amount.

        You will be allocated your proportionate share of the operating trust's taxable income and gain for the period ending with the date of the operating trust merger (including income and gain attributable to asset sales undertaken by the operating trust at the request of the buyer parties in contemplation of the mergers, if any), even if you elect to exchange all of your Class A-1 common units for cash. These allocations will be made in accordance with the terms of the existing declaration of trust and taking into account any required special allocations, including Code Section 704(c) allocations with respect to built-in gain on contributed property. You will have to include in your taxable income your share of such income even though you will not receive any additional cash distributions from the operating trust attributable to such income. The income of the operating trust for such period could include ordinary income, which would be subject to federal income tax at a maximum rate of 35%, rather than the maximum 15% rate generally applicable to long-term capital gains of non-corporate taxpayers, and could include other income that is taxable at a rate that exceeds the long-term capital gains rate. As discussed below in the section captioned "—Basis in Class A-1 common units" on page 139, any income allocated to Class A-1 common units with respect to the period prior to the operating trust merger or the date you exchange your Class A-1 common units for cash, as applicable, will increase your adjusted tax basis in your units for purposes of calculating the gain or loss that you will recognize on the exchange of such units for cash in the operating trust merger.

  Character of Gain Recognized

        Except as described in the following paragraphs, any gain or loss that you recognize upon the exchange of your Class A-1 common units for cash, computed as described above, generally will be capital gain or loss and will be treated as long-term capital gain or loss to the extent that you have a holding period in your Class A-1 common units of more than one year. Pursuant to Treasury Regulations under Code Section 1223, if you acquired any Class A-1 common units or contributed any cash or property to the operating trust within a year of the exchange, all or a portion of your Class A-1 common units may have a holding period of one year or less, and all or a portion of any gain or loss recognized upon the exchange of your Class A-1 common units may be short-term capital gain or loss. You should consult your tax adviser regarding the determination of your holding period in your Class A-1 common units.

        Notwithstanding the general rule that any gain or loss you recognize upon an exchange for cash will be capital gain or loss, it is possible that you could recognize ordinary income or loss under the special rules of Code Section 751. Under Code Section 751, you generally will recognize ordinary income (or loss) on an exchange of your Class A-1 common units to the extent that the exchange reduces your interest in the operating trust's inventory and "unrealized receivables" (referred to as "hot assets"). For this purpose, "unrealized receivables" are defined generally as rights to receive payment for goods and services to the extent not already included in income, as well as any amounts of ordinary income the partnership would recognize if it sold its properties for fair market value (including, for example, certain depreciation recapture on the sale of property that has a value in excess of its tax basis). "Inventory" for this purpose may include any of the operating trust's properties that have not been held for more than one year. As of the date of this prospectus/information statement, it is unclear whether Code Section 751 will have a material impact on the tax consequences of a holder of Class A-1 common units who elects to receive the cash consideration in exchange for his or her Class A-1 common units. To the extent that the trustee determines that the operating trust holds hot assets with material amounts of appreciation at the time you exchange your Class A-1 common units for cash, the trustee of the operating trust will provide you with the information needed for you to calculate the consequences under Code Section 751, to the extent reasonably practicable. It is possible, however, that the Internal Revenue Service could disagree with the trustee's assessment that certain assets are not hot assets. The rules under Code Section 751 are very complex and you should consult with your own tax adviser regarding the impact of these rules on your personal tax situation.

        In addition to the possibility of recognizing ordinary income under Code Section 751, if you are an individual or a taxable trust or estate, a portion of any long-term gain you recognize on the exchange of your Class A-1 common units for cash likely will be characterized as unrecaptured Section 1250 gain and subject to an increased capital gain tax rate of 25%. Specifically, the Treasury Department has promulgated regulations that provide that a partner selling a partnership interest with a long-term holding period generally recognizes "Section 1250 capital gain" (from which the partner calculates his or her unrecaptured Section 1250 gain) equal to the gain that would be allocated to such partner (to the extent attributable to the portion of the partnership interest transferred that was held for more than one year) if the partnership sold all of its Section 1250 property for fair market value immediately before the partner transferred its interest (the "Section 1250 look through rule"). The assets of the operating trust currently have significant unrecaptured Section 1250 gain associated with them, so that you should expect to recognize Section 1250 capital gain under the Section 1250 look-through rule if you elect to exchange your Class A-1 common units for cash. The amount of Section 1250 capital gain recognized by any particular Class A-1 common unitholder will depend upon a number of factors, including facts unique to that particular unitholder (such as when and the manner in which the unitholder acquired his or its Class A-1 common units). To the extent reasonably practicable, the trustee of the operating trust will provide you with the information needed for you to calculate your unrecaptured Section 1250 gain recognized in connection with your exchange of your Class A-1 common units for cash.

        The amount of your long-term capital gain (after the application of Code Section 751 as described above) that is not taxed at the increased rate for Section 1250 capital gain will be taxed at regular long-term capital gain rates.

  Basis in Class A-1 Common Units

        In general, your basis in your Class A-1 common units at the time of the operating trust merger will be determined under the rules described below. If you acquired your Class A-1 common units by contribution of property and/or money to the operating trust, you had an initial tax basis in your Class A-1 common units equal to the sum of:

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  the amount of money contributed and the increase in your share of the operating trust's liabilities in connection with the acquisition of your Class A-1 common units; and

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  your adjusted tax basis in any other property contributed, less the amount of any money distributed to you at that time and the amount of any of your liabilities assumed by the operating trust or taken subject to by the operating trust in connection with the acquisition of your Class A-1 common units.

        The initial basis of Class A-1 common units acquired by other means would have been determined under the general rules of the Code, including the partnership provisions. Other rules, including the "disguised sale rules", also may affect initial basis, and you are urged to consult your own tax adviser regarding the calculation of your initial basis in your Class A-1 common units.

        Your basis in your Class A-1 common units generally is increased by:

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  your share of the operating trust's taxable and tax-exempt income during the period you have held your Class A-1 common units; and

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  increases in your allocable share of the operating trust's liabilities.

        Your basis in your Class A-1 common units is decreased, but not below zero, by:

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  your share of distributions made by the operating trust during the period you have held your Class A-1 common units;

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  decreases in your allocable share of the operating trust's liabilities;

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  your share of the operating trust's losses during the period you have held your Class A-1 common units; and

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  your share of the operating trust's nondeductible expenditures during the period you have held your Class A-1 common units that are not chargeable to capital account.

        The operating trust generally does not have all of the information necessary to compute your adjusted tax basis in you Class A-1 common units, and thus you, together with your own tax adviser,

will be responsible for computing that amount (and thus your resulting gain from the exchange of your Class A-1 common units for the cash consideration in the operating trust merger).

  Share of Liabilities

        Your share of the operating trust's liabilities has a significant impact on the tax consequences to you of the operating trust merger. This is true whether you elect to exchange any of your Class A-1 common units for cash, as discussed above, or whether you receive Series O preferred units in conversion of your Class A-1 common units in the operating trust merger, as discussed below. The following is a general summary of the rules for determining your share of the operating trust's liabilities. Because of the complexity of the rules under which partnership liabilities are allocated, you are strongly urged to consult with your tax adviser regarding the application of these rules to your particular circumstances.

        A partner's share of the liabilities of a partnership is determined under Code Section 752 and the Treasury Regulations thereunder. In general, each liability of a partnership is first allocated to the partner or partners who bear the economic risk of loss with respect to that liability (either directly or indirectly through an affiliate of the partner). Such a liability is referred to as a "recourse liability." Among other things, a partner could be considered to bear the economic risk of loss of an operating trust liability pursuant to a contractual obligation to a lender to the operating trust (such as pursuant to a guarantee) or to the operating trust itself, or if the partner (or an affiliate of the partner) is the lender to the operating trust with respect to that liability. In general, liabilities for which no partner bears the economic risk of loss, so-called "nonrecourse liabilities", are allocated among the partners in three tiers: first, among the partners in proportion to certain deductions or distributions that were financed by the liabilities; second, in proportion to the taxable gain that would be allocated to each partner under Code Section 704(c) (or under the principles of Code Section 704(c)) if the assets of the partnership subject to the nonrecourse liabilities were sold for an amount equal to the nonrecourse liabilities; and third, in proportion to the partners' interests in the profits of the partnership, or, alternatively, in accordance with the manner in which it is reasonably expected that the deductions attributable to those nonrecourse liabilities will be allocated. Prior to other third-tier allocations, an excess nonrecourse liability encumbering a property may be allocated to a partner up to the amount of built-in gain that would be allocated to such partner under Code Section 704(c) principles on a sale or other taxable disposition of the property, excluding any gain taken into account under the second tier.

        The amount, if any, by which a partner's share of a partnership's liabilities exceeds the partner's adjusted basis in its partnership interest is commonly referred to a "negative tax capital account"—that amount corresponds to the gain that a partner would recognize upon a reduction or elimination of its share of the liabilities of the partnership, above and beyond the amount of any consideration that the partner actually may receive in connection therewith. If (1) you acquired your Class A-1 common units in exchange for a contribution of property, the operating trust assumed liabilities in connection with that contribution, and your share of those liabilities exceeded your adjusted basis in the property that you contributed to the operating trust, (2) you have received aggregate distributions from the operating trust in excess of the aggregate income and gain allocated to you by the operating trust while you have held your Class A-1 common units, or (3) you otherwise believe you may have an allocable share of liabilities of the operating trust that exceeds your tax basis in your Class A-1 common units, you may have a negative tax capital account with respect to your Class A-1 common units. If you have a negative tax capital account with respect to your Class A-1 common units that you exchange for cash consideration in the operating trust merger, you will recognize gain on the receipt of the cash consideration equal to the sum of the amount of the cash consideration that you actually receive plus the amount of your negative tax capital account with respect to those Class A-1 common units. If you have a negative tax capital account, you will have taxable gain, and even could have a tax liability, in excess of the amount of cash you receive.

        As described below, you could also experience a reduction in your share of the operating trust's liabilities if you receive only Series O preferred units in the operating trust merger. In that event, if you have a negative tax capital account with respect to your Class A-1 common units, you will recognize gain in connection with the operating trust merger equal to the lesser of the amount of that reduction or your negative tax capital account, notwithstanding that you do not receive any cash consideration in connection with the operating trust merger.

  Possible At-Risk Recapture

        Code Section 465(e) requires individuals and closely held corporations to recapture losses previously allowed with respect to their interests in a partnership in the event their amount "at risk" with respect to that partnership becomes less than zero. The consequence of recapture is that a taxpayer must recognize income equal to the negative at-risk amount. Your at-risk amount, or "at-risk basis", is generally equal to your basis in your Class A-1 common units, adjusted to exclude certain non-qualified partnership liabilities that otherwise would be included in basis. In addition, although guidance is sparse, your at-risk basis likely will be increased by the amount of any gain recognized with respect to your Class A-1 common units (e.g., as a result of exchanging Class A-1 common units for cash). Assuming such gain increases your at-risk basis, you should not recognize recapture income under Code Section 465(e) solely as a result of electing to exchange your Class A-1 common units for the cash consideration. If you may be subject to these "at risk" rules, you should consult your tax adviser concerning your share of the operating trust's qualifying indebtedness and the application of these rules to your particular circumstances.

  Use of Suspended Losses

        The basis rules under Code Section 704(d) or the "at-risk" rules under Code Section 465 may have prevented you from deducting all or a portion of your distributive share of any of losses from the operating trust. These limitations are applied separately and in sequence. Losses previously suspended under Code Section 704(d) will not be available to offset any gain that you recognize if you elect to receive the cash consideration in exchange for your Class A-1 common units. Losses previously allowed under Code Section 704(d) but suspended under Code Section 465, by contrast, may be used to offset gain that you recognize to the extent that the gain gives you a positive at-risk basis in your Class A-1 common units, as discussed above.

        Any gain that you recognize with respect to your Class A-1 common units will generally be treated as passive activity income (except to the extent attributable to any operating trust activity that is not a passive activity with respect to you), and thus may be offset, as applicable, by any passive activity losses that you incur in the taxable year of the exchange and by suspended passive activity losses from prior years (i.e., losses previously allowed under Code Sections 704(d) and 465, but disallowed under Code Section 469). If the operating trust were considered a "publicly traded partnership," you would not be able to utilize passive activity losses attributable to any investment or activity other than your ownership of an interest in the operating trust. The operating trust has never taken the position that it is a "publicly traded partnership," but there can be no assurance that the IRS could not successfully contend that the operating partnership is a publicly traded partnership. The operating trust does not qualify for any of the safe harbors available under the applicable Treasury Regulations that would permit it to avoid with certainty classification as a publicly traded partnership.

  Backup Withholding

        A non-corporate holder of Class A-1 common units may be subject to information reporting and backup withholding on any cash payments he or she receives in connection with the operating trust merger. Such a unitholder will not be subject to backup withholding, however, if he or she:

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  furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the election form; or

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  is otherwise exempt from backup withholding.

        Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against a unitholder's federal income tax liability, provided such unitholder furnishes the required information to the Internal Revenue Service.

Treatment of Unitholders that Receive Series O Preferred Units

  Treatment of the Conversion of Class A-1 Common Units to Series O Preferred Units

        The operating trust intends that you should not recognize any gain or loss if you receive only Series O preferred units in the operating trust in exchange for your Class A-1 common units. The proper tax characterization, however, of preferred equity interests in a partnership, such as the Series O preferred units, for federal income tax purposes is complicated and in a number of respects uncertain, and there is a risk that the IRS could assert that holders of Series O preferred units should be treated as creditors of the operating trust for federal income tax purposes. If you were treated as a creditor of the operating trust, the operating trust, MergerCo, and Parent would take the position that you recognize no immediate gain or loss as a result of the receipt of the Series O preferred units but that gain or loss would be recognized over time under rules applicable to payments made in liquidation of the interest of a retiring partner (generally, as and when distributions are made or deemed made to the extent that they exceed the adjusted basis of the retiring partner in his or her Series O preferred units). There can be no assurance, however, that the IRS would respect such characterization or would not seek to treat you as recognizing gain at the time of the operating trust merger.

        Neither the operating trust nor MergerCo intend to treat you as a creditor of the operating trust for federal income tax purposes. None of the operating trust, the company, Parent or MergerCo, or anyone else, however, is making any commitment to you that your receipt of Series O preferred units will be effective to permit you to defer all or any part of the taxable gain that you otherwise would have recognized had you elected to receive cash for your Class A-1 common units. If, and to the extent that, you receive Series O preferred units in the operating trust merger and nevertheless are required to recognize gain, the considerations set forth above under "Treatment of Class A-1 Unitholders Receiving Cash" on page 137 would apply, and thus you should read that section carefully even if you plan to receive Series O preferred units in the operating trust merger. If, and to the extent that you receive Series O preferred units in the operating trust merger but are required to recognize gain because you are treated as a creditor of the operating trust, rather than as a partner in the operating trust for federal income tax purposes, you may be able to defer the tax liability attributable to a portion of the gain that you are required to recognize as a result of the operating trust merger, but you may, depending upon your personal circumstances, owe the IRS a non-deductible interest payment on that deferred tax liability.

        The remainder of this discussion assumes that unitholders that receive Series O preferred units, rather than the cash consideration, in exchange their Class A-1 common units will continue to be treated as partners in the operating trust for federal income tax purposes and not as creditors of the operating partnership.

        Even assuming that the Series O preferred units are respected as equity interests in the operating trust for federal income tax purposes, you could recognize gain if, as a result of our post-merger financing and/or dispositions of assets, you experience a reduction in your share of our liabilities and the amount of that reduction exceeds your adjusted tax basis in your Class A-1 common units immediately prior to the operating trust merger. In this regard, if you have an existing guarantee of indebtedness of the operating trust, such obligation will continue in effect after the operating trust merger unless the debt to which your guarantee applies is repaid or refinanced, in which case you will be entitled only to the rights you have under any applicable tax protection agreement. As a general matter, if you elect to receive Series O preferred units in connection with the operating trust merger, the continuation of your existing guarantee is intended to allow you to avoid the potentially adverse tax consequences that might result from a reduction of your share of liabilities of the operating trust (such as the recognition of currently deferred gain attributable to your negative capital account and at-risk recapture). We cannot offer you any assurances, however, as to whether these arrangements have in the past or will in the future have the intended tax effect. Moreover, unless you are the beneficiary of a tax protection agreement that specifically requires us to maintain such guarantees in place, except as otherwise provided in the new declaration of trust, we have no obligations to you in connection with our decisions as to the structuring of our financing arrangements following the operating trust merger, including whether to maintain the debt subject to the guarantees in place, to offer you opportunities to enter into new guarantees, or to avoid taking steps that might make it more likely that a lender would require you to pay on your guarantee.

        If you receive Series O preferred units, you also may be required to recognize income under other circumstances. This would be the case if, in connection with the operating trust merger, your interest in "hot assets" (as discussed in the section captioned "—Character of Gain Recognized" on page 138) decreases, and at the same time, your share of partnership liabilities (as discussed above under the section captioned "—Share of Liabilities" on page 140) decreases. Your share of hot assets and partnership liabilities could both decrease, for example, as a result of an issuance of additional partnership interests in the operating trust to the trustee or another person. If this were the case, you would be required to recognize ordinary income under the "hot assets" rules of Code Section 751.

        Furthermore, even if you do not experience a reduction in your share of our liabilities for purposes of determining your basis in your Series O preferred units, you may, as a result of refinancing of certain of our mortgage debt, experience a reduction in your share of our qualified at-risk liabilities. If any such reduction in your share of qualified at-risk liabilities exceeded your at-risk basis, you would recognize at-risk recapture as described in the section captioned "—Possible At-Risk Recapture" on page 141.

  Allocations of Taxable Income and Gain with Respect to the Period Ending at the Time of the Operating Trust Merger

        Holders of Class A-1 common units that are converted into Series O preferred units in the operating trust merger will be allocated their distributive share of the operating trust's taxable income for the period ending with the date of the operating trust merger (including income and gain attributable to asset sales undertaken by the operating trust at the request of the buyer parties in contemplation of the mergers). Even though you will not receive any additional cash distributions from the operating trust attributable to such income, you will have to report such income notwithstanding the conversion of your Class A-1 common units into Series O preferred units pursuant to the operating trust merger. The amounts of such income and gain could be significant.

  Tax Consequences of Continued Investment in Series O Preferred Units after the Operating Trust Merger, Including Recognition of Gain Attributable to Sales of Assets to be Undertaken in Connection with the Operating Trust Merger

        The operating trust is, and after the operating trust merger, the operating trust will continue to be, organized as a Maryland real estate investment trust that is treated as a partnership for federal income tax purposes. An entity treated as a partnership generally is not subject to federal income tax at the entity level.

        As a holder of Series O preferred units, you will report on your federal income tax return your allocable share of the operating trust's income, gains, losses, deductions and credits. As is currently the case, such items must be included on your federal income tax return without regard to whether the operating trust makes a distribution of cash to you. Accordingly, you may be required to pay taxes on your income resulting from your investment in the operating trust for any taxable year without having any cash distributions from the operating trust with which to pay such taxes, and in such event, you will have to utilize other means with which to satisfy such tax liabilities. Distributions of money by the operating trust to you generally will not be taxable unless the amount of the distribution exceeds your adjusted basis in your Series O preferred units.

        As a result of the transactions contemplated herein, the amount, timing and character of your allocable share of the operating trust's income, gains, losses, deductions and credits may be different from, and potentially less favorable than, the manner in which the operating trust has allocated such items to you in the past. For example, as a result of the company merger (which will be treated as a taxable sale by the company of all of its assets, including its interest in the operating trust, to MergerCo), the operating trust will be deemed "terminated" for federal income tax purposes. As a result, the operating trust will be treated as a new partnership for federal income tax purposes. Our taxable year will end, and the operating trust will have to depreciate the remaining tax basis in its assets over a new depreciation period. Generally, this means that the operating trust's tax depreciation deductions will be lower and the operating trust's taxable income will be higher than would have been the case otherwise because we will have to depreciate the remaining basis of our depreciable assets over a longer period than would apply in the absence of such tax termination. Other circumstances, including tax elections made by the trustee, also could adversely impact the amount of taxable income and deductions allocable to you.

        As a holder of Series O preferred units, you generally will be allocated items of the operating trust's income and gain up to the amount of preferred return that has accrued with respect to your Series O preferred units, whether or not that preferred return is actually paid, plus any losses previously allocated to you. Moreover, you also may be allocated additional taxable income or gain as a result of Section 704(c) of the Code or other applicable tax rules. In this regard, you will be allocated, under Section 704(c) of the Code and related principles, your proportionate share of the operating trust's gain attributable to assets sold after the date of the operating trust merger, to the extent that gain would have been allocated to you if the assets of the operating trust were sold for fair market value at the time of the operating trust merger (your allocable share of the gain that would have been recognized if the assets of the operating trust were sold at the time of the mergers for their fair market value is treated as Section 704(c) gain and will be allocated to you if and when those assets are actually sold so long as you hold Series O preferred units at the time of such a sale). These income and gain allocations will include the income and gain attributable to asset sales undertaken by the operating trust at the direction of the buyer parties in connection with the mergers, if any. The amount of income and gain that you will be required to recognize as a result of any such asset sales will depend upon your particular circumstances, including when and how you obtained your Class A-1 common units and whether some of the properties that are to be sold are properties in which you contributed an interest (or were treated as contributing an interest) to the operating trust. The amount of income and gain that you could be required to recognize as a Series O preferred unitholder as a result of any such asset sales, however, could be significant. You will have to report such income and gain for tax purposes even though you will not receive any additional cash distributions from the operating trust attributable to such income. To the extent, however, that gain is recognized with respect to properties that are covered by existing tax protection agreements with certain Class A-1 common unitholders, you will be entitled to indemnification as and to the extent provided in such agreements.

  Initial Basis of Series O Preferred Units; Treatment of Distributions

        If your Class A-1 common units are converted into Series O preferred units in the operating trust merger, your initial basis in your Series O preferred units immediately after the operating trust merger generally will equal your basis in your Class A-1 common units immediately prior to the operating trust merger, as adjusted to take into account the effects of the operating trust merger.

        As a general matter, if you receive Series O preferred units in connection with the operating trust merger and you have an existing guarantee, such obligation will continue in effect after the operating trust merger unless the debt to which your guarantee applies is repaid or refinanced, in which case you will be entitled only to the rights, if any, that you have under an existing tax protection agreement with the operating trust. As a general matter, the continuation of your existing guarantee or entering into any substitute guarantee is intended to allow you to avoid the potentially adverse tax consequences that might result from a reduction of your share of liabilities of the operating trust (such as the recognition of currently deferred gain attributable to your negative capital account and at-risk recapture). There cannot be any assurances, however, as to whether these arrangements will have the intended tax effect. Holders receiving Series O preferred units should consult their legal and tax advisers regarding the terms of any applicable tax protection agreements with respect to which they are entitled to benefits.

        As a Series O preferred unitholder, a distribution of money by the operating trust to you (including for this purpose, deemed cash distributions attributable to decreases in your share of partnership liabilities) generally will not be taxable to you for federal income tax purposes to the extent the distribution does not exceed your adjusted basis in your Series O preferred units immediately before the distribution. Distributions of money in excess of such basis generally will be considered to be gain in the amount of such excess, a portion of which may be taxed as ordinary income. As noted previously, any reduction in your share of partnership liabilities—whether through payment, refinancing with recourse liabilities, refinancing with nonrecourse liabilities secured by other assets, expiration (or partial termination) of any debt guarantee you may have, or otherwise, including in connection with the transactions described in this prospectus/information statement, will be treated as a distribution of money to you.

        Furthermore, if you acquired your Class A-1 common units in exchange for a contribution of property other than cash within two years of a reduction in your share of partnership liabilities which, as described above, is treated as distribution of money to you, you should be aware that the regulations governing "disguised sales" of property to a partnership generally provide that if within a two-year period a partner transfers property to a partnership and the partnership transfers money to the partner (other than certain operating cash flow distributions and certain other excepted distributions, but including certain reductions in a partner's share of partnership liabilities), the transfers are treated as a taxable disguised sale of the property to the partnership unless the facts and circumstances clearly establish that the transfers do not constitute a sale. You should consult your tax adviser regarding the effect of a reduction in your share of partnership liabilities in your own particular circumstances, including applicable filing and disclosure requirements.

  Effect of Subsequent Events

        In addition to any gain that might be recognized by you as a result of the conversion of your Class A-1 common units into Series O preferred units of the operating trust and/or sales of properties undertaken by the operating trust in connection with the mergers, a variety of future events and transactions could cause you to recognize part or all of any taxable gain that has been deferred with respect to your Class A-1 common units (such as gain deferred upon your original contribution of assets to the operating trust in exchange for units).

        Such future events or transactions might include, but are not limited to, (1) the exercise by the operating trust of its right, commencing on the fifth anniversary of the operating trust merger, to redeem all of the Series O preferred units then outstanding at a cash redemption price per Series O preferred unit equal to $60.75 plus any accrued and unpaid preferred return and the applicable tax protection amount for each holder; (2) the sale or other taxable disposition by the operating trust of one or more of the individual properties contributed by you (or certain substitute properties) and the sale by the operating trust of assets held at the time of the operating trust merger under which you will receive an allocation of income for tax purposes under Section 704(c) of the Code or similar principles, (3) the reduction in the amount of nonrecourse liabilities secured by individual properties contributed by you or otherwise, (4) the issuance by the operating trust of additional partnership interests, (5) an increase in the tax basis of properties contributed by you resulting from capital expenditures, (6) the special allocations of tax and/or book items related to nonrecourse debt, (7) the expiration of your existing guarantee (if you are a party to one), and (8) the elimination over time, through required or elective special allocations of tax items in a manner different than the manner in which corresponding book items are allocated, of the disparity between the tax basis of the individual properties contributed by you and the book values of such properties. Each of these items (1) through (8) are examples of events that could result in the allocation of taxable gain to you or could have the effect of reducing the amount of the operating trust's liabilities allocable to you and therefore could result in deemed cash distributions or otherwise cause adverse tax consequences to you. Subsequent events also could trigger at-risk recapture, if applicable to you, under the rules discussed in the section captioned "—Possible At-Risk Recapture" on page 141.

        Except as specifically provided in the terms of the Series O preferred units or an existing tax protection agreement, the trustee and the operating trust will not be required to take into account the tax consequences to the holders of the Series O preferred units, including you, in deciding whether to cause the operating trust to undertake specific transactions or make tax elections that could cause you to recognize gain.

        Consequently, any deferred gain with respect to your retained partnership interest in the form of Series O preferred units could be triggered at any time, and neither the trustee nor the operating trust is making any commitment to you that you will continue to enjoy the benefit of deferring any such gain. In this regard, as noted previously, the operating trust intends to sell a significant portion of its assets in connection with the mergers and the Series O unitholders will be allocated their distributive share of income and gain attributable to these asset sales under the principles of Section 704(c) of the Code, but will not receive any additional cash distributions attributable to such gain.

  Redemption of Series O Preferred Units

        As discussed elsewhere in this prospectus/information statement, including under the section titled "Description of the Series O Preferred Units" on page 108, holders of Series O preferred units will have the right, commencing on the fifth anniversary of the operating trust merger (or, in certain limited circumstances discussed elsewhere in this prospectus/information statement, prior to such date), to request that the operating trust redeem some or all of their Series O preferred units at a redemption price of $60.75 per unit plus any accrued and unpaid preferred return thereon.

        In addition, commencing on the fifth anniversary of the operating trust merger, the operating trust may redeem all (but not less than all) of the outstanding Series O preferred units at a redemption price equal to the stated value plus accumulated but unpaid distributions. As described above under the section titled "Description of the Series O Preferred Units" on page 108, if the operating trust redeems, at its option, the Series O preferred units at any time during the period which the operating trust is prohibited from selling a property under an applicable tax protection agreement, such redemption shall be deemed to be a taxable disposition of all properties subject to such tax protection agreement. In such a case, the operating trust is required to make, in addition to the payment of those amounts otherwise due the redeemed holder in connection with such redemption, all payments required to be made under such tax protection agreements as a result of such deemed disposition of properties. Holders of Series O preferred units should consult their legal and tax advisers regarding the terms of any applicable tax protection agreement with the operating trust with respect to which they are entitled to benefits.

        The tax treatment to you of a redemption of your Series O preferred units will depend upon whether (1) the redemption is treated for tax purposes as a sale of your Series O preferred units to the operating trust, or as a distribution of cash by the operating trust to you with respect to your Series O preferred units, and (2) if the redemption is treated for tax purposes as a distribution of cash by the operating trust to you with respect to your Series O preferred units (rather than as a sale of your Series O preferred units to the trustee), whether all or only a portion of your Series O preferred units are redeemed. Under the terms of the certificate of designation, the trustee has the right (unless otherwise prohibited in any applicable tax protection agreement) to cause any redemption to be structured as a sale of Series O preferred units to the trustee. Because there are certain tax advantages for the trustee and its affiliates from sale treatment, as compared to distribution treatment, you should assume that, unless you are the beneficiary of a tax protection agreement that would preclude that approach, any redemption of your Series O preferred units is likely to be structured in a manner such that it will be treated as a sale of those units to the trustee, rather than as a distribution of cash by the operating trust to you with respect to your Series O preferred units.

        If you sell some or all of your Series O preferred units, whether to the trustee in connection with a redemption of those units or otherwise, you generally will recognize gain in an amount equal to the excess of (1) your "amount realized" for federal income tax purposes, which equals the amount of cash or other consideration actually received for those Series O preferred units that are sold, plus your share of our liabilities attributable to the Series O preferred units sold, over (2) your aggregate adjusted tax basis in those Series O preferred units sold (including basis attributable to your share of our liabilities attributable to the units sold). You would recognize a loss to the extent that the amount of your basis described in clause (2) above exceeds your amount realized described in clause (1) above. Because your "amount realized" includes the amount of our liabilities allocated to you with respect to the Series O preferred units that are sold, it is possible that the amount of gain you recognize upon a sale of your Series O preferred units, whether pursuant to the redemption provisions or otherwise, could exceed the amount of cash you actually receive, perhaps by a significant amount.

        If some or all of your Series O preferred units are redeemed pursuant to either of these redemption rights, and if such redemption is treated as a distribution of cash by the operating trust in redemption of those units for federal income tax purposes (rather than as a sale of the Series O preferred units to the trustee), you generally will recognize gain equal to the excess of (1) the amount of cash you receive in such redemption plus the amount of operating trust liabilities allocable at the time of the redemption to the Series O preferred units you redeem (which generally would be the reduction in your share of our liabilities resulting from the redemption), such sum being your "amount realized" on the redemption, over (2) your aggregate basis in all of your Series O preferred units at the time of the redemption (as discussed in the section captioned "—Basis in Class A-1 common units" on page 139) (including basis attributable to your pre-redemption share of the operating trust liabilities). If the operating trust redeems all of your Series O preferred units, you generally would recognize a loss to the extent that the amount of your basis described in clause (2) of the preceding sentence exceeds the amount realized described in clause (1) of the preceding sentence. If the operating trust redeems less than all of your Series O preferred units and the redemption is treated as a distribution, rather than a sale, you generally are not permitted to recognize any loss. Because the amount paid to redeem your Series O preferred units includes any reduction in your share of the operating trust liabilities, it is possible that the amount of gain recognized on such redemption, or even the tax liability resulting from such redemption, could exceed the amount of cash you actually receive, perhaps by a significant amount.

        Except as described in the next paragraph and in the section captioned "—Character of Gain Recognized" on page 138, any gain or loss that you recognize upon a redemption of your Series O preferred units, computed as described above, generally will be capital gain or loss and treated as long-term capital gain or loss, assuming you have a holding period in your Series O preferred units of more than one year, and subject to the rules set forth regarding Section 751 "hot assets" as discussed above under "—Character of Gain Recognized" on page 138.

        Under the Section 1250 look-through rule, you should expect to recognize unrecaptured Section 1250 gain to the extent of your share of the unrecaptured Section 1250 gain inherent in the assets of the operating trust at the time your Series O preferred units are redeemed pursuant to the redemption provisions (or at the time of a sale of your Series O preferred units to another party). The Section 1250 look-through rule would not apply, and you would not recognize unrecaptured Section 1250 gain, to the extent that a redemption of your Series O preferred units by the operating trust is treated for federal income tax purposes as a distribution by the operating trust to you in liquidation of part or all of your interest in the operating trust, rather than as a sale. As noted, however, the operating trust has the right (subject only to any limitations set forth in applicable tax protection agreements) to cause redemptions to be effected as a purchase of your Series O preferred units, and the trustee and its affiliates generally will realize certain benefits from that structure. Accordingly, unless you are the beneficiary of such a tax protection agreement, you should not assume that you will be able to avoid the increased rate of tax that would apply to your allocable share of the operating trust's unrecaptured Section 1250 gain.

        You should speak with your own tax adviser regarding the consequences to you in your particular circumstances of redemption of your Series O preferred units.

* * *

        Because the tax consequences to you of the operating trust merger will depend in significant part on your particular factual circumstances and are uncertain in some material respects, you should consult your own tax adviser as to the specific tax consequences to you resulting from the operating trust merger, the exchange of your Class A-1 common units for cash or the conversion of your Class A-1 common units into Series O preferred units and the tax consequences to you of holding Series O preferred units, including the application and effect of federal, state, local and foreign tax laws to you.

ARCHSTONE-SMITH OPERATING TRUST AFTER THE MERGERS

Business and Management

        We focus on apartment investment, management and operations. We own and operate a portfolio of high-rise and garden apartment communities concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the New York City metropolitan area, the San Francisco Bay Area, Boston and Seattle. As of March 31, 2007, we owned or had an ownership position in 344 communities, representing 86,014 units, including units under construction. The buyer parties have informed us, however, that they expect to cause the operating trust to distribute to the company a portfolio of assets valued at approximately $9.1 billion (based on the Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007) following the consummation of the operating trust merger. It is anticipated that all of our German and development assets will be included in the distributed assets. As a result, the buyer parties have informed us that it is not their current intention for the operating trust to engage in any development activities or own any foreign assets. In addition, the buyer parties may cause the operating trust to sell or distribute additional properties concurrently with or following the completion of the mergers. The buyer parties do not currently intend for us to acquire any additional properties, participate with third parties in property ownership or invest in securities of other REITs or securities of other entities engaged in real estate activities, in each case, following the consummation of the mergers, although the buyer parties may decide to do so at any time in the future. Other than as described above and elsewhere in this prospectus/information statement, it is the buyer parties' current intention for the operating trust to continue to own, operate and manage its assets consistent with past practice immediately after the mergers.

        Following the consummation of the mergers, MergerCo, as the surviving entity of the company merger, will be our sole trustee and we currently anticipate that our existing executive officers will remain executive officers following the consummation of the mergers. However, because MergerCo and we will be controlled by TS Fund VII and Lehman Brothers, they will indirectly have the power to make decisions on our behalf.

Employees

        We currently employ approximately 2,595 individuals, of whom approximately 1,958 are focused on the site-level operation of our garden communities and high-rise properties. Of the site-level associates, approximately 141 are subject to collective bargaining agreements with four unions in Illinois and New York. The balance are professionals who manage corporate and regional operations, including our investment program, property operations, financial activities and other support functions. We consider our relationship with our employees to be very good.

Competition

        There are numerous commercial developers, real estate companies and other owners of real estate that we compete with in seeking apartment communities for acquisition and disposition and residents for apartment communities. All of our apartment communities are located in developed areas that include other apartment communities. The number of competitive apartment communities in a particular area could have a material adverse effect on our ability to lease units and on the rents charged. In addition, single-family homes and other residential properties provide housing alternatives to residents and potential residents of our apartment communities.

Properties

        The buyer parties have informed us that they presently intend to cause the operating trust to distribute to the company a portfolio of assets valued at approximately $9.1 billion (based on the

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007) following the operating trust merger effective time. Such properties comprised 39% of total assets and 58% of the units that we owned or had an ownership interest in at March 31, 2007, including units under construction. In addition, these properties accounted for approximately 46% of our pro forma revenues and approximately 26% of our pro forma loss from operations for the year ended December 31, 2006, and approximately 39% of our pro forma revenues and approximately 37% of our pro forma loss from operations for the three months ended March 31, 2007. In addition, Parent may change its intentions with respect to such properties and cause other properties to be sold or distributed from time to time following the consummation of the mergers.

Policies

        The following is a discussion of our policies with respect to investment, disposition, financing and certain other activities. Our policies with respect to these activities are determined by our sole trustee, and may be waived, amended and revised from time to time at the discretion of our trustee without notice to, or vote of, the holders of any of our securities.

  Investment Policies

        We focus on apartment investment, management and operations. Our portfolio is concentrated in certain key markets in the United States: the Washington, D.C. metropolitan area; southern California; the San Francisco Bay Area; the New York metropolitan area; the Seattle metropolitan area; and the Boston metropolitan area. Our primary business objective is to maximize total return to MergerCo through appreciation in the value of our assets.

        We currently do not intend to acquire or develop any additional properties, but may invest or develop properties which may not be limited to any geographic area or product type or to a specified percentage of our assets, without any limit on the amount or percentage of its assets that may be invested in any one property, any one geographic area or any one asset class.

        We currently do not intend to, but may, (a) participate with third parties in property ownership, through joint ventures or other types of co-ownership; (b) invest in mortgages and other types of equity or debt real estate interests; (c) invest in securities of other REITs, securities of other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities, and (d) acquire all or substantially all of the securities or assets of other REITs or similar entities.

  Disposition Policies

        In our 2001 merger with the Smith partnership we agreed, for the benefit of the holders of the Smith partnership units that were converted into our Class A-1 common units in that merger, not to sell, exchange or otherwise dispose of, except in tax-free or tax-deferred transactions, any of the properties that were held by the Smith partnership or any interest therein. These restrictions, which are included in a tax protection agreement that is part of our declaration of trust, are effective until January 1, 2022. In addition, we have made other specified undertakings. If we sell any of the Smith partnership properties or any interest therein without satisfaction of certain conditions, engage in any merger that requires that the former holders of Smith partnership units who continue to hold our units recognize all or part of the gain that would be recognized by them for tax purposes upon a sale of any one or more of the Smith partnership properties, or repay borrowings relating to the Smith partnership properties, we may be liable for monetary damages for engaging in those actions. In addition, in the Smith partnership merger, we assumed the obligations of the Smith partnership under certain then existing tax protection agreements in favor of various holders of Smith partnership units. Under certain circumstances the operating trust may distribute properties without triggering the recognition of gain by the contributing party, including certain qualifying distributions from and after the seventh anniversary of the contribution of those properties. The operating trust reserves the right to make such distributions, which if effected would correspondingly reduce the assets of the operating trust. We may dispose of any of the Smith partnership properties in the future.

        In connection with other acquisitions of properties in exchange for our units, we have entered into tax protection agreements with the contributing parties that acquired our units in such transactions. Those agreements, the terms of which vary from agreement to agreement, generally afford various protections to the holders of such units in connection with sales of the properties they contributed, or interests therein, transactions treated as sales of such properties for federal income tax purposes, debt refinancings, and certain other matters. We may also dispose of any of those assets in the future.

        We reserve the right to dispose of our properties, including by disposing of assets to entities which are directly or indirectly jointly controlled by affiliates of TS Fund VII and Lehman Brothers, subject to the provisions of any agreements to which we are a party in accordance with our Declaration of Trust.

  Financing Policies

        Parent received commitments for debt financing in an aggregate amount of up to $17.1 billion for the purpose of financing the mergers, funding reserves, refinancing a portion of company's existing debt, and for other costs and expenses related to the mergers. The lenders' commitment to provide the debt financing terminates on December 31, 2007, unless extended in accordance with its terms and is conditioned on the completion of the mergers and other customary conditions. The lenders have the right to terminate the debt commitment letter under certain circumstances, including if the buyer parties are entitled to terminate the merger agreement due to a breach of certain representations and warranties by the company or a material adverse effect with respect to the company. It is expected that an as yet to be determined portion of the permanent debt financing will consist of commercial mortgage-backed securities on terms to be agreed. It is anticipated that this debt financing (whether pursuant to the commitments or otherwise) will impose limitations on the incurrence of indebtedness. We may, from time to time, reduce the amount of our outstanding indebtedness by repaying or repurchasing a portion of such outstanding indebtedness, subject to certain restrictions contained in the terms of our outstanding indebtedness.

        The company is authorized to cause us to borrow money and to issue and guarantee debt as it deems necessary for the conduct of our activities. Such debt may be secured by mortgages, deeds of trust, liens or encumbrances on our properties or pledges of partnership or membership interests in the entities owning our properties. The company also may cause us to borrow money to enable us to make distributions, including distributions in an amount sufficient to permit the company, for so long as it qualifies as a REIT, to avoid the payment of any United States federal income tax. Pursuant to our 2001 merger agreement with the Smith partnership, we have agreed to maintain specified levels of borrowings outstanding with respect to the Smith partnership properties through January 1, 2022.

  Policies with respect to Certain Activities

        We may, from time to time, make loans to others, invest in securities of other issuers for the purpose of exercising control and issue securities in exchange for property, or purchase our securities from our unitholders; provided that, prior to January 1, 2043, revocation of (or any action that would have the effect of revoking or terminating) the election by the operating trust to be treated as a "partnership" for federal income tax purposes shall be treated as a liquidation of the operating trust and shall be permitted only if the requisite vote, notice and absence of objection provided for in our declaration of trust have been satisfied. It is anticipated that the debt financing incurred in connection with the mergers will impose limitations on our ability to make such loans, invest in such securities and issue such securities. We do not underwrite securities of other issuers.

        We do not presently intend to mail reports to the unitholders but currently are required to file quarterly, annual, and other periodic reports with the SEC, which are publicly available. See also "Risk Factors—The termination of registration of our Class A-1 common units under the Exchange Act would substantially reduce the information required to be publicly furnished by us and would make certain provisions of the Exchange Act no longer applicable to us" on page 37.

Trustee and Officers After the Mergers

        MergerCo or an assignee will be the sole trustee of the operating trust after the mergers. We currently anticipate that all of our existing executive officers will remain executive officers following the completion of the mergers. Parent has finalized Mr. Sellers' employment term sheet and is working with Mr. Sellers' to put in place a new incentive plan with the focus of retaining our current executive officers. No terms of any such plan have yet been determined. We have agreed in principle to the terms of a separation and general release agreement with Mr. Freeman pursuant to which Mr. Freeman has agreed to resign as the company's and our Chief Operating Officer effective December 31, 2007, but will continue to be employed through December 31, 2008. During the term of Mr. Freeman's continued employment, he will continue to be paid an annual base salary of $450,000. If none of the current executive officers remains employed by us following the mergers, it is anticipated that the associated severance costs would be approximately $14,958,461 based on a September 30, 2007 severance date. See "The Mergers—Interests of Our Trustees and Executive Officers in the Mergers" on page 69.

  Biographies of Executive Officers

        The information required by Item 401 of Regulation S-K is incorporated herein by reference from "Part 1.—Management—Biographies of Senior Officers" from our Annual Report on Form 10-K for the year ended December 31, 2006, a copy of which is included as Attachment B to this prospectus/information statement.

  Compensation of Trustee and Executive Officers

        The company, as our sole trustee has been responsible for the oversight and management of us and has performed the day-to-day management of the operating trust through its officers. No compensation is paid to the company for acting as trustee. Each officer of the company holds the same officer position with us and is compensated for his or her service to the company and us, considered as a single enterprise.

        The information concerning the historical compensation of the executive officers as required by Item 402 of Regulation S-K is incorporated herein by reference from "Compensation Discussion and Analysis," "Post-Employment Payments," "Tax Implications of Compensation," "2006 Executive Compensation" and "Compensation Committee Report" from the company's definitive proxy statement for the May 16, 2007 annual meeting of shareholders.

Other Compensation Features

  Change in Control Agreements

        See "Change in Control Agreements" on page 71.

  Arrangement with R. Scot Sellers

        See "Arrangement with R. Scot Sellers" on page 73.

  Agreement with J. Lindsay Freeman

        See "Agreement with J. Lindsay Freeman" on page 74.

  Deferred Compensation

        See "Deferred Compensation Plan" on page 71.

Related Party Transactions

  Transactions with Related Persons, Promoters and Certain Control Persons

        The information concerning transactions with related persons as required by Item 404 of Regulation S-K is incorporated by reference from "Certain Relationships and Transactions" from the company's definitive proxy statement for the May 16, 2007 annual meeting of shareholders.

Corporate Governance

  Corporate Governance

        The information concerning our corporate governance as required by Item 407 of Regulation S-K is incorporated by reference from "Meetings and Committees of the Board" from the company's definitive proxy statement for the May 16, 2007 annual meeting of shareholders.

ACCOUNTING TREATMENT

        The operating trust merger will be accounted for using the purchase method of accounting. Although the operating trust will be the surviving legal entity, MergerSub will be treated as the acquiror. Under this method of accounting, the operating trust assets and liabilities will be recorded at their respective fair values as of the closing date of the operating trust merger. MergerSub was a newly created entity and therefore has no historical financial statements. Financial statements of the operating trust issued after the operating trust merger will reflect these values, but will not be restated retroactively.

DISSENTERS' RIGHTS OF APPRAISAL

        The merger agreement provides holders of our Class A-1 common units with appraisal rights in accordance with the applicable procedures under Maryland law. The availability and exercise of appraisal rights are conditioned on strict adherence to the applicable provisions of the MGCL. Each unitholder desiring to exercise appraisal rights should refer to Title 3, Subtitle 2 of the MGCL, a copy of which is attached as Annex D to this prospectus/information statement, for a complete statement of the steps which must be followed in connection with the exercise of those rights. The following summary of the rights of objecting unitholders does not purport to be a complete statement of the procedures to be followed by those of our unitholders desiring to exercise their appraisal rights.

        A holder of the Class A-1 common units will be entitled to demand and receive payment of the fair value of its units from us instead of receiving $60.75 in cash per unit or Series O preferred units in the operating trust merger. However, a unitholder who wants to receive fair value for its units must follow specific procedures required by the MGCL. Such unitholder must:

  •
  submit to us a written objection to the operating trust merger on or before    •    , 2007 (which date is ten days after the company is expected to approve the operating trust merger, which approval is expected to be effective 20 days after the date of this prospectus/information statement); and

  •
  make written demand on us, within 20 days after the articles of merger relating to the operating trust merger (the "Articles of Merger") have been accepted for record by the State Department of Assessments and Taxation of Maryland (the "SDAT"), stating the number of Class A-1 common units for which payment is demanded.

        Any unitholder who fails to comply with the requirements described above will be bound by the terms of the operating trust merger and will not have any right to the appraised value of the Class A-1 common units. Written objections to the operating trust merger should be addressed to Archstone-Smith Operating Trust, 9200 East Panorama Circle, Suite 400, Englewood, Colorado 80112, Attention:    •    .

        We are required to promptly notify each objecting unitholder in writing of the date of acceptance of the Articles of Merger for record by the SDAT. Under the MGCL, we are entitled to send a written offer, along with certain information, to each objecting unitholder to pay for its units at what we consider to be the fair value thereof. Within 50 days after the SDAT accepts the Articles of Merger for record, either we or any objecting unitholder who has not received payment for its units may petition a court of equity in the appropriate county in Maryland for an appraisal to determine the fair value of the units.

        We do not presently intend to file an appraisal petition and unitholders seeking to exercise appraisal rights should not assume that we will file such a petition or that we will initiate any negotiations with respect to the fair value of such units. Accordingly, Class A-1 common unitholders who desire to have an appraisal to determine the fair value of their units should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in the MGCL.

        If the court finds that an objecting unitholder is entitled to an appraisal of its units, the court is required to appoint three disinterested appraisers to determine the fair value of its units on terms and conditions the court determines proper. The appraisers must, within 60 days after appointment (or such longer period as the court may direct), file with the court and mail to each party to the proceeding their report stating their conclusion as to the fair value of such units. "Fair value" is determined as of the close of business on the day Archstone-Smith Trust approves the operating trust merger and does not include any appreciation or depreciation which directly or indirectly results from the operating trust merger or from its proposal.

        Within 15 days after the filing of the report, any party may object to such report and request a hearing on it. The court must, upon motion of any party, enter an order either confirming, modifying or rejecting such report and, if confirmed or modified, enter judgment for the appraised value of the units. If the appraisers' report is rejected, the court may determine the fair value of the units of the objecting unitholders or may remit the proceeding to the same or other appraisers. Any judgment entered pursuant to a court proceeding shall include interest from the date the operating trust merger is approved by Archstone-Smith Operating Trust. Costs of the proceeding shall be determined by the court and may be assessed against us or, under certain circumstances, the objecting unitholder, or both.

        At any time after the filing of a petition for appraisal, the court may require objecting unitholders to submit their certificates, if any, evidencing their Class A-1 common units to the clerk of the court for notation of the pendency of the appraisal proceeding.

        A unitholder demanding payment for units has no right to receive any dividends or distributions payable to unitholders of record after the close of business on the date the operating trust merger is approved and shall cease to have any right as our unitholder of with respect to such units except the right to receive payment of the fair value thereof.

        Failure to comply with all of the procedures set forth in Title 3, Subtitle 2 of the MGCL will result in the loss of a unitholder's statutory appraisal rights. In view of the complexity of Title 3, Subtitle 2 of the MGCL, Class A-1 common unit holders who wish to exercise their appraisal rights should consult their legal advisors.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Ownership of Our Common Units

        The following table sets forth, as of July 10, 2007, the beneficial ownership of common units for (a) the company, our sole trustee and the only person known to us to have been the beneficial owner of more than five percent of the outstanding common units, (b) our chief executive officer, chief financial officer and our three other most highly compensated executive officers during 2006, and (c) all our executive officers and the company as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The address of each trustee and officer listed below is c/o Archstone-Smith Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112.

Name of Beneficial Owner	Number of Common Units Beneficially Owned		Percentage of All Common Units
Archstone-Smith Trust 9200 E. Panorama Circle, Suite 400 Englewood, Colorado 80112	222,732,017	(1)	89.3%
R. Scot Sellers	—		—
Caroline Brower	—		—
J. Lindsay Freeman	—		—
Charles E. Mueller, Jr.	—		—
Alfred G. Neely	—		—
Archstone and executive officers as a group (7 persons)	222,732,017		89.3%

(1)
Consists solely of the Class A-2 common units.

Ownership of the Company's Common Shares

        In addition to the beneficial ownership table of the operating trust, as set forth above, the following table sets forth, as of July 10, 2007, the beneficial ownership of common shares for (a) each person known to the company to have been the beneficial owner of more than five percent of the outstanding common shares, (b) each of the company's trustees, (c) the company's chief executive officer, the company's chief financial officer and the company's three other most highly compensated executive officers during 2006, and (d) all the company's trustees and executive officers as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes, for purposes of calculating the number and percentage of common shares beneficially owned by a person, that (i) all Class A-1 common units beneficially owned by that person have been redeemed for common shares, and (ii) all options and convertible, redeemable or exchangeable securities held by that person which currently are or will be within 60 days from July 10, 2007, exercisable, redeemable or exchangeable for, or convertible into, the company's common shares have so been exercised, redeemed, exchanged or converted, but that no options or convertible, redeemable or exchangeable securities held by any other person have been exercised, converted, redeemed or exchanged. The address of each trustee and officer listed below is c/o Archstone-Smith Trust, 9200 E. Panorama Circle, Suite 400, Englewood, Colorado 80112.

Name of Beneficial Owner	Number of Common Shares Beneficially Owned		Percentage of All Common Shares
The Vanguard Group, Inc. 100 Vanguard Boulevard Malverne, Pennsylvania 19355	15,354,719	(1)	6.9%
Barclays Global Investors, NA 45 Fremont Street San Francisco, California 94105	12,058,235	(1)	5.4%
Stephen R. Demeritt	4,348	(3)(7)	*
Ernest A. Gerardi, Jr.	205,689	(3)(4)(8)	*
Ruth Ann M. Gillis	13,298	(3)(4)(5)(7)	*
Ned S. Holmes	64,452	(3)(4)(9)	*
Robert P. Kogod	3,225,442	(10)(11)(13)	1.4%
James H. Polk, III	36,108	(2)(3)(4)	*
John C. Schweitzer	47,224	(3)(4)(14)	*
R. Scot Sellers	547,705	(2)(3)(4)(6)(15)	*
Robert H. Smith	2,391,659	(10)(12)(13)	1.1%
Caroline Brower	57,862	(2)(3)(4)(6)(7)	*
J. Lindsay Freeman	210,058	(3)(4)(6)	*
Charles E. Mueller, Jr.	164,491	(2)(3)(4)(6)(7)	*
Alfred G. Neely	47,044	(3)(4)(6)	*
All Trustees and executive officers as a group (14 persons)	5,968,893		2.6%

*
Less than 1%.

(1)
Information regarding beneficial ownership of common shares by The Vanguard Group, Inc. is included herein in reliance on a Schedule 13G/A, Amendment No. 1, filed with the SEC on February 14, 2007. Information regarding beneficial ownership of common shares by Barclays Global Investors, NA and certain of its affiliates is included herein in reliance on a Schedule 13G filed with the SEC on January 23, 2007.

(2)
Includes beneficial ownership of common shares which are issuable upon exercise of options, as follows: Mr. Polk, 11,250; Mr. Sellers, 218,354; Ms. Brower, 32,761; and Mr. Mueller, 56,962.

(3)
Includes beneficial ownership of common shares which are issuable upon settlement of RSU awards, as follows: Mr. Demeritt, 3,315; Mr. Gerardi, 3,999; Ms. Gillis, 8,504; Mr. Holmes, 11,500; Mr. Polk, 3,999; Mr. Schweitzer, 11,333; Mr. Sellers, 216,248; Ms. Brower, 13,557; Mr. Freeman, 179,596; Mr. Mueller, 95,654; and Mr. Neely, 40,287.

(4)
Includes beneficial ownership of common shares which are issuable upon settlement of DEUs, as follows: Mr. Gerardi, 179; Ms. Gillis, 513; Mr. Holmes, 1,450; Mr. Polk, 3,376; Mr. Schweitzer, 6,891; Mr. Sellers, 2,307; Ms. Brower, 6,444; Mr. Freeman, 28,333; Mr. Mueller, 520; and Mr. Neely, 5,056.

(5)
Includes beneficial ownership of common shares which are issuable upon settlement of deferred shares accrued in lieu of trustee fees, as follows: Ms. Gillis, 2,194.

(6)
Includes beneficial ownership of common shares held in the Archstone-Smith 401(k) Plan in the following amounts: Ms. Brower, 123; Mr. Freeman, 2,129; Mr. Mueller, 2,090; Mr. Neely, 1,173; and Mr. Sellers, 452.

(7)
Includes beneficial ownership of common shares held in the Archstone-Smith Deferred Compensation Plan by: Ms. Brower, 30; Mr. Demeritt, 1,033; Ms. Gillis, 587; and Mr. Mueller, 373.

(8)
Includes beneficial ownership of 51,350 common shares which are issuable upon conversion of Class A-1 common units held by Mr. Gerardi and 49,375 common shares held by Mr. Gerardi's spouse.

(9)
Includes 4,000 common shares held by family limited partnerships and 5,554 common shares held by Mr. Holmes' adult children, for which he has investment authority.

(10)
Includes for each of Messrs. Smith and Kogod beneficial ownership of common shares which are issuable upon conversion of Class A-1 common units as follows: Mr. Smith, 278,033, and Mr. Kogod, 192,236. Mr. Smith has shared voting and shared dispositive power with respect to 88,887 of such Class A-1 common units, which are owned by Mr. Smith's spouse. Mr. Kogod has shared voting and shared dispositive power with respect to 68,742 of such Class A-1 common units, which are owned by Mr. Kogod's spouse.

(11)
Includes beneficial ownership of 660,507 common shares held by Mr. Kogod's spouse. Includes beneficial ownership of 520,300 common shares for Mr. Kogod that are held by the Robert P. and Arlene R. Kogod Family Foundation, a charitable 501(c)(3) foundation for which Mr. Kogod disclaims beneficial ownership. Mr. Kogod has shared voting power and shared dispositive power with respect to all 520,300 of such common shares.

(12)
Includes beneficial ownership of 363,692 common shares held by Mr. Smith's spouse. Includes beneficial ownership of 330,800 common shares for Mr. Smith that are held by the Robert H. Smith Family Foundation, a charitable 501(c)(3) foundation for which Mr. Smith disclaims beneficial ownership. Mr. Smith has shared voting power and shared dispositive power with respect to all 330,800 of such common shares.

(13)
Includes ownership of 1,055,442 shares held by the Charles E. Smith Family Foundation, a charitable 501(c)(3) foundation for which Messrs. Kogod and Smith disclaim beneficial ownership.

(14)
Includes 6,000 common shares held by Mr. Schweitzer's spouse and 10,000 shares held in a family foundation; also includes 13,000 common shares that are pledged as collateral, along with other collateral, for a margin account. Margin loans were outstanding during the year, but no margin loan was outstanding as of December 31, 2006.

(15)
Includes ownership of 17,000 shares held by the Esther Foundation, a charitable 501(c)(3) foundation for which Mr. Sellers disclaims beneficial ownership and 25,990 shares held in a revocable trust.

LEGAL MATTERS

        The validity of the securities offered pursuant to this prospectus/information statement will be passed on for us by Hogan & Hartson LLP and certain federal income tax matters will be passed on for us by Hogan & Hartson LLP and Wachtell, Lipton, Rosen & Katz.

EXPERTS

        The consolidated financial statements and schedules of Archstone-Smith Operating Trust as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2006 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

        The audit report on management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006, contains an explanatory paragraph that states Archstone-Smith Operating Trust acquired DeWAG Deutsche WohnAnlage GmbH ("DeWAG") during July 2006, and has excluded from its assessment of the effectiveness of Archstone-Smith Operating Trust's internal control over financial reporting as of December 31, 2006. DeWAG's internal control over financial reporting associated with total assets of $857.0 million and total revenues of $27.7 million included in the consolidated financial statements of Archstone-Smith Operating Trust as of and for the year ended December 31, 2006. Our audit of internal control over financial reporting of Archstone-Smith Operating Trust also excluded an evaluation of the internal control over financial reporting of DeWAG.

        With respect to the unaudited interim financial information of Archstone-Smith Operating Trust for the periods ended March 31, 2007 and 2006, incorporated by reference herein, the independent registered public accounting firm has reported that they applied limited procedures in accordance with professional standards for a review of such information. However, their separate report included in Archstone-Smith Operating Trust's quarterly report on Form 10-Q for the quarter ended March 31, 2007, incorporated by reference herein, states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The independent registered public accounting firm is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited interim financial information because their report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933.

INCORPORATION BY REFERENCE

        We are incorporating by reference certain information into this prospectus/information statement, meaning that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus/information statement, except to the extent that the information is superseded by information in this prospectus/information statement.

        The following documents contain important information about us and our financial condition and operating results, and are hereby incorporated by reference:

  •
  Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007;

  •
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, filed with the SEC on May 9, 2007; and

  •
  Current Reports on Form 8-K filed with the SEC on January 5, 2007, May 29, 2007, May 30, 2007, June 1, 2007, June 12, 2007 and June 28, 2007.

        We also incorporate by reference any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus/information statement and prior to the date of the election deadline. The information contained in any of these documents will be considered part of this prospectus/information statement from the date these documents are filed.

        No persons have been authorized to give any information or to make any representations other than those contained in this prospectus/information statement and, if given or made, such information or representations must not be relied upon as having been authorized by us or any other person. This prospectus/information statement is dated    •    , 2007. You should not assume that the information contained in this prospectus/information statement is accurate as of any date other than that date, and the mailing of this prospectus/information statement to unitholders will not create any implication to the contrary.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-4 of which this prospectus/information statement forms a part. This prospectus/information statement does not contain all of the information included in the registration statement and the exhibits and the schedules to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits and the schedules to the registration statement.

        We file certain reports and information with the SEC under the Exchange Act, including annual, quarterly and current reports and proxy statements. You may obtain copies of this information in person or by mail from the public reference room at the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers like us, which file electronically with the SEC. The address of that site is http://www.sec.gov. The information contained on the SEC's website is expressly not incorporated by reference into this prospectus/information statement. Our public filings are also available on our website at www.archstonesmith.com under Investors—SEC Filings. Information contained on our website is not part of, or incorporated in, this prospectus/information statement.

        Reports, proxy statements or other information concerning us may also be inspected at the offices of the New York Stock Exchange at:

  20 Broad Street
  New York, New York 10005

        Any person, including any beneficial owner, to whom this prospectus/information statement is delivered may request copies of reports, proxy statements or other information concerning us, without charge, by written or telephonic request directed to us at Investor Relations, 9200 East Panorama Circle, Suite 400, Englewood, Colorado 80112. If you would like to request documents, you must request them no later than    •    , 2007, which is five business days prior to the election deadline.

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Archstone-Smith Operating Trust Pro Forma Condensed Consolidated Financial Statements (Unaudited)
Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2007 (Unaudited)
Notes to Pro Forma Condensed Consolidated Balance Sheet (Unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the Three Months Ended March 31, 2007 (Unaudited)
Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2006 (Unaudited)
Notes to Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

ARCHSTONE-SMITH OPERATING TRUST

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

        The accompanying unaudited pro forma condensed consolidated financial statements set forth the historical financial information of Archstone-Smith Operating Trust ("Operating Trust") and River Trust Acquisition (MD), LLC ("Operating Trust MergerSub") as a consolidated entity, giving effect to the proposed Merger as if it had occurred on the dates indicated below and after giving effect to certain pro forma adjustments. The Merger will be accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations." The allocation of the purchase price reflected in the pro forma condensed consolidated balance sheet is preliminary and is subject to change. We can give no assurance that when the audit with respect to such allocation of purchase price is completed the financial information will not change or that any change will not be material. The Operating Trust MergerSub is considered the acquirer for accounting purposes. Under the terms of the Merger Agreement each Class A-1 Common Unit will be converted into the right to receive (a) one newly-issued Series O Preferred Unit, or (b), at the election of the holder, cash consideration of $60.75. The Class A-2 Common Units, which are all held by Archstone-Smith Trust, shall remain outstanding. A cash distribution will be made to Archstone-Smith Trust to facilitate cancellation and retirement of its Common Shares. We have assumed that the Parent has elected to replace each Series I Preferred Unit with a substantially identical Series I Preferred Unit. Under the terms of the Merger Agreement, outstanding Equity Awards to employees will become fully vested and cash will be paid to the extent that the awards are "in the money" based on a $60.75 share price.

        In addition to the proposed Merger, the accompanying unaudited pro forma condensed consolidated financial statements also present the pro forma impact of certain planned asset distributions that the buyer parties have informed us they intend to consummate immediately after the effective time of the Merger. The intention of the buyer parties is subject to change with respect to such asset distributions and other assets may be sold or distributed from time to time.

        The accompanying unaudited pro forma condensed consolidated balance sheet is presented as if the Merger and the related transactions described above had occurred on March 31, 2007. The accompanying unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2007 and year ended December 31, 2006 are presented as if the Merger and the related transactions described above had been consummated on January 1, 2006. It is unknown how many Class A-1 Common Units will be converted into Series O Preferred Units. In these pro forma financial statements we have assumed 100% of Class A-1 Common Units will be converted into Series O Preferred Units. In the opinion of management, all material adjustments necessary to reflect the effects of these transactions and related assumptions have been made.

        The pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of the Operating Trust, as set forth in the quarterly report on Form 10-Q for the three months ended March 31, 2007 and the 2006 annual report on Form 10-K, both of which are incorporated by reference into this document. See "Where You Can Find More Information" on page 163. The pro forma unaudited condensed consolidated financial statements are presented for informational purposes only and are not necessarily indicative of what the actual consolidated financial position or results of operations of the Operating Trust would have been for the periods presented, nor do they purport to represent the forecasted results of future periods.

Pro Forma Condensed Consolidated Balance Sheet As of March 31, 2007 (Unaudited)

In thousands, except unit data

	Operating Trust (Historical)(a)	Pro Forma Adjustments		Operating Trust before Planned Asset Distributions (Pro Forma)	Pro forma Adjustments- Planned Asset Distributions(m)	Operating Trust (Pro Forma)
	(Unaudited)
Assets
Real Estate	$12,101,054	$7,541,506	(b)	$19,642,560	$(8,123,752)	$11,518,808
Real Estate—held for sale	975,821	342,155	(b)	1,317,976	—	1,317,976
Accumulated depreciation	(975,517)	975,517	(b)	—	—	—

	12,101,358	8,859,178		20,960,536	(8,123,752)	12,836,784
Investments in and advances to unconsolidated entities	252,014	613,746	(b)	865,760	(583,286)	282,474

Net investments	12,353,372	9,472,924		21,826,296	(8,707,038)	13,119,258
Cash and cash equivalents	49,270	19,422,589 (4,829,645 (204,375 (353,257 (355,177 (13,532,306 (114,329 (33,500	(c) )(d) )(e) )(f) )(g) )(i) )(j) )(l)	49,270		49,270
Restricted cash in tax-deferred exchange and bond escrow	669,395	—		669,395	(21,808)	647,587
Other assets	389,464	353,257 (29,551	(f) )(e)	713,170	(412,456)	300,714

Total assets	$13,461,501	$9,796,630		$23,258,131	($9,141,302)	$14,116,829

Liabilities and Unitholders' Equity
Liabilities
New credit facility	$—	$14,322,589	(c)	$14,322,589	(4,947,505)	$9,375,084
Unsecured credit facilities	275,900	(275,900	)(d)	—	—	—
Unsecured loans—International	171,730	—		171,730	(171,730)	—
Long Term Unsecured Debt	3,321,702	(3,272,661 10,902	)(d) (d)	59,943	(59,943)	—
Mortgages payable	2,557,553	(1,281,084	)(d)	1,276,469	(996,646)	279,823
Mortgages payable—held for sale	136,738	—		136,738	—	136,738
Accounts payable	77,603	—		77,603	(46,855)	30,748
Accrued interest	47,446	—		47,446	(27,157)	20,289
Accrued expenses and other liabilities	342,403	—		342,403	(118,214)	224,189

Total liabilities	6,931,075	9,503,846		16,434,921	(6,368,050)	10,066,871

Other common unitholders' interest, at redemption value (A-1 Common Units: 27,471,404 historical and 16,902 pro forma related to remaining M & N Units)	1,491,148	(1,667,891 177,770	)(k) (b)	1,027	—	1,027
Series O Preferred Units	—	1,667,891	(k)	1,667,891	—	1,667,891

Unitholders' Equity
Perpetual Preferred Units	50,000	—	(h)	50,000	—	50,000
New Common Units	—	5,100,000	(c)	5,100,000	(2,773,252)	2,326,748
Common unitholders' equity (A-2 Common Units: 222,754,422 historical and pro forma)	4,984,986	(233,926 613,746 (10,902 (355,177 (13,532,306 (114,329 (33,500 8,681,408	)(e) (b) )(d) )(g) )(i) )(j) )(l) (b)	—	—	—
Accumulated other comprehensive income	4,292	—		4,292	—	4,292

Total unitholders' equity	5,039,278	115,014		5,154,292	(2,773,252)	2,381,040

Total liabilities and unitholders' equity	$13,461,501	$9,796,630		$23,258,131	$(9,141,302)	$14,116,829

See accompanying notes to the pro forma condensed consolidated balance sheet

OPERATING TRUST

NOTES TO PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

March 31, 2007

(a)
For the Operating Trust, reflects the condensed historical balance sheet as of March 31, 2007. The Operating Trust MergerSub did not exist at March 31, 2007 and therefore has no historical financial statements.

(b)
Reflects the assumed increase in real estate and joint ventures based upon the purchase consideration paid relative to the historical carrying value. The amount is computed based upon the calculated fair value of common and preferred equity as compared to historical equity, including consideration of transaction costs. Amount is subject to refinement upon final purchase price allocation.

(c)
Reflects the committed debt financing established to fund the cash needs described in these pro forma footnotes and assumed proceeds from committed New Common Units issued in connection with the merger (in thousands).

Committed debt financing	$14,322,589
Committed common equity	5,100,000

$19,422,589

(d)
Reflects the anticipated repayment of approximately $4.8 billion in debt as detailed below (in thousands). These estimates are based on the current plans of the management of Operating Trust MergerSub. For the debt instruments anticipated to be repaid, there were no related hedge instruments.

Unsecured credit facilities	$275,900
Long Term Unsecured Debt	3,261,759
Mortgages payable	1,281,084

Debt repayment, net of discount	4,818,743
Discount on Long Term Unsecured Debt	10,902

Gross debt repayment	$4,829,645

(e)
Reflects assumed prepayment penalties paid and unamortized deferred loan costs written off in connection with the early repayment of existing debt (in thousands).

Prepayment penalties paid	$204,375
Unamortized loan costs written off	29,551

$233,926

(f)
Costs associated with the assumed debt financing (see footnote (c)) in the amount of $353 million.

(g)
Reflects the capitalization of the $355 million in estimated direct and incremental transaction costs incurred by the acquirer.

(h)
The Parent may elect to redeem or replace each Series I Preferred Unit with a substantially identical Series I Preferred Unit. It is assumed that all outstanding Series I Preferred Units will be replaced and therefore no adjustment is reflected.

(i)
Assumed cash distribution to Archstone-Smith Trust to facilitate cancellation and retirement of its Common Shares as calculated below.

Purchase price per share	$60.75
Class A-2 Common Units Outstanding at 3/31/2007 (in thousands)	222,754

Cash (in thousands)	$13,532,306

(j)
Assumed cash payment for redemption of previously unvested options, RSU's, DEU's, Performance Units and SARS (none outstanding at 3/31/2007) to the extent not included in (i) above. Units and cash payments in thousands.

Type of Award	Units	Price	Cash
Options ($60.75-$35.10 average strike price = $25.65)	2,032	$25.65	$52,121
RSU's	427	60.75	25,940
DEU's	292	60.75	17,739
Performance Units	305	60.75	18,529

			$114,329

(k)
Assumed replacement of all outstanding Class A-1 Common Units with Series O Preferred Units as calculated below. The actual number of unitholders which will elect to receive Series O Preferred Units will not be known until shortly before the consummation of the Operating Trust Merger.

Purchase price per share	$60.75
Common Units Outstanding at 3/31/2007 (in thousands)	27,455

Series O Preferred Units (in thousands)	$1,667,891

(l)
Represents assumed merger costs incurred by the Operating Trust as detailed below:

Morgan Stanley advisory fees	$24,000
Morgan Stanley fairness opinion	1,000
Legal, accounting and other	8,500

$33,500

(m)
Reflects the anticipated distribution of certain properties to Archstone-Smith Trust. The pro forma adjustments related to real estate, investments in and advances to unconsolidated entities, restricted cash, mortgages payable and accounts payable are based on property-specific amounts. Adjustments for other assets, accrued interest and accrued expenses and other liabilities were based on property-specific amounts (where applicable) or were based on the relative amount of assets being distributed versus remaining in the Operating Trust. The pro forma adjustment is preliminary and subject to change. It is anticipated that additional assets may be transferred over time into Parent-owned entities subject to applicable debt covenants, including the 85% total debt (which includes for this purpose the total liquidation preference of the Series O preferred units and any other parity preferred units) to total assets ratio specificed under the terms of the Series O Preferred Units. The specific assets and financial impact of any such future transfers are not known at this time.

(n)
As required, certain nonrecurring charges or credits were included in the pro forma adjustments on the Pro Forma Condensed Consolidated Balance Sheet but not included on the Pro Forma Condensed Consolidated Statements of Operations, including:

  Assumed prepayment penalties paid and unamortized deferred loan costs written off. See (e).

  Assumed cash payment related to accelerated vesting of long term incentive plan awards. See (j).

  Assumed merger costs incurred by Operating Trust. See (l).

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Three Months Ended March 31, 2007

In thousands, except unit data

	Operating Trust (Historical)(a)	Pro Forma Adjustments		Operating Trust before Planned Asset Distributions (Pro Forma)	Pro forma Adjustments- Planned Asset Distributions(j)	Operating Trust (Pro Forma)
Revenues:
Rental revenues	$268,132	—		$268,132	$(104,545)	$163,587
Other income	15,754	—		15,754	(6,052)	9,702

	283,886	—		283,886	(110,597)	173,289

Expenses:
Rental expenses	63,430	—		63,430	(29,126)	34,304
Real estate taxes	26,240	9,253	(b)	35,493	(11,694)	23,799
Depreciation on real estate investments	67,492	28,281	(c)	95,773	(34,009)	61,764
Interest expense, net	67,293	169,165	(d)	236,458	(87,901)	148,557
General and administrative	18,998		(e)(f)	18,998	(8,453)	10,545
Other expense	955	—		955	(632)	323

	244,408	206,699		451,107	(171,815)	279,292

Earnings (loss) from operations	39,478	(206,699)		(167,221)	61,218	(106,003)
Income from unconsolidated entities	695	—		695	(695)	—
Other non-operating income	2,026	—		2,026	—	2,026

Earnings (loss) before discontinued operations	42,199	(206,699)		(164,500)	60,523	(103,977)
Preferred Unit distributions	(958)	(25,018	)(g)	(25,976)	—	(25,976)

Net earnings (loss) before discontinued operations attributable to Common Units—Basic	41,241	(231,717)		(190,476)	60,523	(129,953)
Interest on Convertible Debt	7,295	(7,295	)(i)	—	—	—

Net earnings (loss) before discontinued operations attributable to Common Units—Diluted	$48,536	$(239,012)		$(190,476)	60,523	$(129,953)

Weighted average Common Units outstanding:
Basic	249,982	(28,726	)(i)	221,256	—	221,256

Diluted	259,875	(38,619	)(i)	221,256	—	221,256

Net earnings (loss) before discontinued operations per Common Unit:
Basic	$0.16					$(0.59)
Diluted	$0.15					$(0.59)
Distributions paid per Common Unit(h)	$0.4525					$—

See accompanying notes to the pro forma condensed consolidated statements of operations

Pro Forma Condensed Consolidated Statement of Operations (Unaudited)

For the Year Ended December 31, 2006

In thousands, except unit data

	Operating Trust (Historical)(a)	Pro Forma Adjustments		Operating Trust before Planned Asset Distributions (Pro Forma)	Pro forma Adjustments- Planned Asset Distributions(j)	Operating Trust (Pro Forma)
Revenues:
Rental revenues	$1,056,176	—		$1,056,176	$(457,881)	$598,295
Other income	77,410	—		77,410	(57,987)	19,423

	1,133,586	—		1,133,586	(515,868)	617,718

Expenses:
Rental expenses	248,837	—		248,837	(114,081)	134,756
Real estate taxes	94,505	37,014	(b)	131,519	(51,348)	80,171
Depreciation on real estate investments	261,438	113,123	(c)	374,561	(141,799)	232,762
Interest expense, net	245,895	636,464	(d)	882,359	(314,739)	567,620
General and administrative	68,188		(e)(f)	68,188	(35,966)	32,222
Other expenses	13,715	—		13,715	(10,943)	2,772

	932,578	786,601		1,719,179	(668,876)	1,050,303

Earnings (loss) from operations	201,008	(786,601)		(585,593)	153,008	(432,585)
Income from unconsolidated entities	36,316	—		36,316	(36,316)	—
Other non-operating income	2,338	—		2,338	—	2,338

Earnings (loss) before discontinued operations	239,662	(786,601)		(546,939)	116,692	(430,247)
Preferred Unit Distributions	(3,829)	(100,073	)(g)	(103,902)	—	(103,902)

Net earnings (loss) before discontinued operations attributable to Common Units—Basic	235,833	(886,674)		(650,841)	116,692	(534,149)
Interest on Convertible Debt	11,139	(11,139	)(i)	—	—	—

Net earnings (loss) before discontinued operations attributable to Common Units—Diluted	$246,972	$(897,813)		$(650,841)	$116,692	$(534,149)

Weighted average Common Units outstanding:
Basic	248,314	(32,155	)(i)	216,159	—	216,159

Diluted	253,308	(37,149	)(i)	216,159	—	216,159

Net earnings (loss) before discontinued operations per Common Unit:
Basic	$0.95					$(2.47)
Diluted	$0.95					$(2.47)
Distributions paid per Common Unit(h)	$1.74					$—

See accompanying notes to the pro forma condensed consolidated statements of operations

OPERATING TRUST

NOTES TO PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

For the Three Months Ended March 31, 2007 and Year Ended December 31, 2006

(a)
For the Operating Trust, reflects the condensed historical statements of earnings (excluding discontinued operations) for the three months ended March 31, 2007 and the year ended December 31, 2006. The Operating Trust MergerSub did not exist at March 31, 2007 and therefore has no historical financial statements.

(b)
The estimated quantifiable increase in real estate taxes is expected to be approximately $9 million quarterly or $37 million annually as a result of the transaction.

(c)
Reflects estimated pro forma depreciation expense resulting from the transaction, based on the estimated stepped-up depreciable basis of the assets. The land/building split is based on our good faith estimate of the relative values of these two components. Amounts are calculated below in thousands.

Calculated increase in asset value (excluding real estate held for sale)	$7,541,506
Category	%	Asset Value	Life (years)	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Land	40%	$3,016,602	0	0	0
Building and related land improvements	60%	4,524,904	40	28,281	113,123

Pro forma Depreciation Expense		$7,541,506		$28,281	$113,123

(d)
Reflects the assumed increase in interest expense due to the new debt financing and also considers the assumed repayment of certain debt instruments. The interest rate related to new variable rate debt was computed based on LIBOR for the historical period presented plus the spread specified in the acquiror's financing commitment and considering debt issuance costs. The amount of interest capitalized during the construction period as part of the cost of the apartment communities under development is assumed to increase as a result of the higher effective interest rate.

  The new debt financing may be replaced with alternative financing, the terms of which are not presently known and the effects of which are not considered herein.

		Effective Interest Rate		Expense
	Total Debt	Three Months Ended March 31, 2007	Year Ended December 31, 2006	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Interest related to additional debt	$14,322,589	6.70%	6.40%	$239,903	$916,646
Assumed increase in capitalized interest due to higher effective interest rate				(2,812)	(8,478)
Less interest related to loans that are paid off	$4,818,743	5.64%	5.64%	(67,926)	(271,704)

				$169,165	$636,464

  For every 1/8% change in LIBOR, interest expense on the new debt would change by $4.5 million for the three months ended March 31, 2007 and $17.9 million for the twelve months ended December 31, 2006.

(e)
In our historical financial statements we have recognized stock compensation expense and capitalized a portion of the compensation expense related to development and other qualifying investment activities. Although our stock based awards will become fully vested and redeemed as a result of change in control provisions, we have not included a reduction of compensation expense as we believe our long term incentive plan will be replaced with another similar means of compensating officers and employees.

(f)
Our Chief Executive Officer has agreed to enter into a new employment contract that will supersede his existing employment arrangement with the Operating Trust. For this purpose, we have assumed that amounts related to the new employment arrangement approximate the expense recorded in historical financial statements and therefore no adjustment is reflected.

(g)
Reflects the assumed distributions on Series O Preferred Units (dollars in thousands) at the stated distribution rate of 6% per annum. To the extent there is insufficient cash to fund any distribution or to the extent the cumulative income allocable to holders of our Series O Preferred Units is less than the distributions accruing at the stated rate, the excess amount will be accrued as a contingent cash obligation for accounting purposes. The full accrued amount will be payable only if and to the extent of the cumulative income allocated to holders of our Series O Preferred Units in future periods. We do not anticipate that distributions on our Series O Preferred Units initially will be paid in cash, because there will not be income from operations to be allocated to the holders of the Series O Preferred Units. The actual number of unitholders which will elect to receive Series O Preferred Units in exchange for outstanding Class A-1 Common Units will not be known until shortly before the consummation of the Merger.

		Three Months Ended March 31, 2007	Year Ended December 31, 2006
Series O Preferred Units	1,667,891
Coupon Rate (per annum)	6%
Preferred Dividend		$25,018	$100,073
(h)
As a result of the transaction described, it is assumed that quarterly distributions on Common Units recorded in our historical results would not have been paid.

(i)
Represents assumed adjustment to basic and diluted weighted average Common Units outstanding for (i) Class A-1 Common Units since they will be redeemed or converted to a new Series O Preferred Unit which will not be a common stock equivalent, (ii) convertible debt (due to assumed payoff) and (iii) options that will be settled for cash. Note that only the conversion of the Class A-1 Common Units affects the basic weighted average units outstanding.

	Three Months Ended March 31, 2007	Year Ended December 31, 2006
Conversion of Class A-1 Common Units	28,726	32,155
Convertible debt	9,039	4,210
Options	854	784

Adjustment to diluted weighted average units outstanding	38,619	37,149

  Due to the assumed payoff of convertible debt, interest expense on such debt for the three months ended March 31, 2007 and for the year ended December 31, 2006 has been eliminated. See (d).

(j)
Reflects the income statement impact of the anticipated distribution of certain properties to Archstone-Smith Trust. The pro forma adjustment is preliminary and subject to change. It is anticipated that additional assets may be transferred over time into Parent-owned entities subject to applicable debt covenants, including the 85% total debt (which includes for this purpose the total liquidation preference of the Series O preferred units and any other parity preferred units) to total assets ratio specificed under the terms of the Series O Preferred Units. The specific assets and the financial impact of any such future transfers are not known at this time.

  The pro forma adjustments related to rental revenues, other income, rental expenses and other expenses are property-specific and were therefore computed based on the corresponding amounts in the Operating Trust's historical results. All of our operating joint ventures are assumed to be distributed to Archstone-Smith Trust and therefore a pro forma adjustment to remove the historical income from unconsolidated entities has been reflected. The adjustments related to real estate taxes, depreciation and interest were computed based on amounts in our historical results plus a pro rata portion of the pro forma adjustments. Our development pipeline will be included in the distribution and therefore an adjustment has been made to remove the corresponding interest and related capitalized interest from the Operating Trust expenses.

  An adjustment was made to remove a proportional amount of general and administrative expenses from the Operating Trust based on the relative amount of net operating income (rental revenues less rental expenses and real estate taxes) pertaining to assets, including assets in managed joint ventures, being distributed as compared to those retained in the Operating Trust. It is assumed that all employees will remain in the Operating Trust and a management fee will be charged to the Parent-owned entities. The proportional reduction in general and administrative expenses described above is our good faith estimate of the effect of the management fee, excluding any profit margin. In addition, we currently anticipate that an asset management fee will be paid on an annual basis by another Parent-owned entity to Parent. This fee has therefore not been reflected in these pro forma financial statements.

(k)
Following is a calculation of the ratio of earnings to fixed charges and preferred distributions which excludes earnings and interest included in discontinued operations. Note that pro forma interest expense has been reflected as if the debt were outstanding during the entire period whereas earnings (loss) from operations reflects less than a full year or quarter's worth of earnings for communities which were acquired or developed during the period.

	Three Months Ended March 31, 2007		Year Ended December 31, 2006
	Historical	Pro Forma	Historical	Pro Forma
Earnings (Loss) from operations	$39,478	$(106,003)	$201,008	$(432,585)
Add: Interest expense	67,293	148,557	245,895	567,620

Earnings as adjusted	$106,771	$42,554	$446,903	$135,035
Fixed charges:
Interest expense	$67,293	$148,557	$245,895	$567,620
Capitalized interest	12,887	2,124	51,808	14,081

Total fixed charges	80,180	150,681	297,703	581,701
Preferred Unit distributions	958	25,976	3,829	103,902

Combined fixed charges and Preferred Unit distributions	$81,138	$176,657	$301,532	$685,603
Ratio of earnings to fixed charges and preferred distributions	1.3	0.2	1.5	0.2

  Following is a calculation of total debt and preferred units to total assets as of March 31, 2007:

	Historical	Pro Forma
Total Debt	$6,463,623	$9,791,645
Preferred Units	50,000	1,717,891

Total Debt and Preferred Units	6,513,623	11,509,536
Total Assets	$13,461,501	$14,116,829
Total Debt and Preferred Units to Total Assets	0.5	0.8

  Under the terms of the Merger Agreement each Class A-1 Common Unit will be converted into the right to receive (a) one newly-issued Series O Preferred Unit, or (b) at the election of the holder, cash consideration of $60.75. It is unknown how many Class A-1 Common Units will be converted to Series O Preferred Units. In these pro forma financial statements we have assumed 100% of Class A-1 Common Units will be converted to Series O Preferred Units. We have computed these ratios under different scenarios and concluded that both ratios would be unchanged.

Annex A

         AGREEMENT AND PLAN OF MERGER
Among
ARCHSTONE-SMITH TRUST,
ARCHSTONE-SMITH OPERATING TRUST,
RIVER HOLDING, LP,
RIVER ACQUISITION (MD), LP
and
RIVER TRUST ACQUISITION (MD), LLC
Dated as of May 28, 2007

A-i

A-ii

A-iii

EXHIBITS

Exhibit A	Terms of Series O Preferred Units
Exhibit B	Terms of Series P Preferred Units
Exhibit C	Terms of Series Q Preferred Units
Exhibit D	Knowledge of Parent
Exhibit E	Knowledge of the Company Parties
Exhibit F	Form of Articles Supplementary for Surviving Entity Preferred Shares
Exhibit G	Form of Tax Opinion of Mayer, Brown, Rowe & Maw LLP

A-iv

AGREEMENT AND PLAN OF MERGER

        THIS AGREEMENT AND PLAN OF MERGER, dated as of May 28, 2007 (this "Agreement"), is made and entered into by and among Archstone-Smith Trust, a real estate investment trust formed under the Laws of the State of Maryland (the "Company"), Archstone-Smith Operating Trust, a real estate investment trust formed under the Laws of the State of Maryland (the "Operating Trust" and, together with the Company, the "Company Parties"), River Holding, LP, a Delaware limited partnership ("Parent"), River Acquisition (MD), LP, a Maryland limited partnership and wholly owned subsidiary of Parent ("MergerCo"), and River Trust Acquisition (MD), LLC, a Maryland limited liability company ("Operating Trust MergerSub" and, together with Parent and MergerCo, the "Buyer Parties").

        WHEREAS, the parties wish to effect a business combination through a merger of the Company with and into MergerCo (the "Company Merger") on the terms and subject to the conditions set forth in this Agreement and in accordance with Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended (the "Maryland REIT Law");

        WHEREAS, the parties wish to also effect a business combination through a merger of Operating Trust MergerSub with and into the Operating Trust (the "Operating Trust Merger" and together with the Company Merger, the "Mergers") and the Declaration of Trust Amendments on the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland REIT Law;

        WHEREAS, the Board of Trustees of the Company (the "Company Board") has (i) approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and declared that the Company Merger and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (ii) directed that the Company Merger and the other transactions contemplated hereby be submitted for consideration at a meeting of the Company Shareholders, and (iii) recommended the approval of the Company Merger and the other transactions contemplated hereby by the Company Common Shareholders;

        WHEREAS, the Company Board, on behalf of the Company as the sole trustee of the Operating Trust (the "Sole Trustee"), has (i) approved this Agreement, the Operating Trust Merger, the Declaration of Trust Amendments and the other transactions contemplated by this Agreement and declared that the Mergers, the Declaration of Trust Amendments and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (ii) directed that the Mergers, the Declaration of Trust Amendments and the other transactions contemplated hereby be submitted for consideration by the Operating Trust Unitholders, and (iii) recommended the approval of the Mergers, the Declaration of Trust Amendments and the other transactions contemplated hereby by the Operating Trust Common Unitholders;

        WHEREAS, the general partner of MergerCo has approved this Agreement and the Company Merger and declared that the Company Merger is advisable and in the best interests of MergerCo and its members on the terms and subject to the conditions set forth herein;

        WHEREAS, Parent has approved this Agreement and the Operating Trust Merger and deemed it advisable and in the best interests of the Operating Trust MergerSub and its members to enter into this Agreement and to consummate the Operating Trust Merger on the terms and subject to the conditions set forth herein;

        WHEREAS, the parties intend that for federal and applicable state income tax purposes (i) the Company Merger will be treated as a taxable sale by the Company of all of the Company's assets to MergerCo in exchange for the Company Common Share Merger Consideration, the Company Series I Preferred Share Merger Consideration, the Company Option Merger Consideration, the RSU/DEU/Phantom Merger Consideration, the Company Performance Unit Merger Consideration and the Company SAR Merger Consideration provided for herein to be provided to the holders of equity interests in the Company and the assumption of all of the Company's other liabilities (including the Company's share of the Operating Trust liabilities, as determined under the applicable federal income tax regulations), followed by a distribution of such consideration to the holders of equity interests in the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a "plan of liquidation" of the Company for federal income tax purposes and (ii) the Operating Trust Merger shall (x) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Cash Consideration in the Operating Trust Merger, be treated as a taxable purchase of Operating Trust Class A-1 Common Units directly by MergerCo and (y) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger as a result of the conversion of Operating Trust Class A-1 Common Units into such Operating Trust Class A Preferred Unit Consideration, not be treated as a realization or recognition event to such holder; and

        WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers, and also to prescribe various conditions to such transactions.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I
DEFINITIONS

        Section 1.01    Definitions.    For purposes of this Agreement:

        "Acquisition Proposal" means any proposal or offer for, whether in one transaction or a series of related transactions, any (a) merger, consolidation, share exchange, business combination or similar transaction involving the Company, the Operating Trust, any U.S. Subsidiary or any Foreign Subsidiary that would constitute a "significant subsidiary" (as defined in Rule 1-02 of Regulation S-X, but substituting 20% for references to 10% therein), (b) sale or other disposition, directly or indirectly, by merger, consolidation, share exchange, business combination or any similar transaction, of any assets of the Company, the U.S. Subsidiaries, or the Foreign Subsidiaries representing 20% or more of the consolidated assets of the Company, the U.S. Subsidiaries and the Foreign Subsidiaries, taken as a whole, (c) issue, sale or other disposition by the Company, any U.S. Subsidiary, or any Foreign Subsidiary of (including by way of merger, consolidation, share exchange, business combination or any similar transaction) securities (or options, rights or warrants to purchase, or securities convertible into, such securities) representing 20% or more of the votes associated with the outstanding voting equity securities of the Company or 20% or more of the Operating Trust Common Units, (d) tender offer or exchange offer in which any Person or "group" (as such term is defined under the Exchange Act) shall acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act), or the right to acquire beneficial ownership, of 20% or more of the votes associated with the outstanding Company Common Shares or outstanding Operating Trust Common Units, (e) recapitalization, restructuring, liquidation, dissolution or other similar type of transaction with respect to the Company or the Operating Trust, or (f) transaction which is similar in form, substance or purpose to any of the foregoing transactions; provided, however, that the term "Acquisition Proposal" shall not include (i) the Mergers or any of the other transactions contemplated by this Agreement or (ii) any merger, consolidation, business combination, reorganization, recapitalization or similar transaction solely among the Company and one or more U.S. Subsidiaries or Foreign Subsidiaries or among U.S. Subsidiaries and/or Foreign Subsidiaries.

        "Action" means any claim, action, suit, proceeding, arbitration, mediation or investigation.

        "Affiliate" or "affiliate" of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

        "beneficial owner" has the meaning ascribed to such term under Rule 13d-3(a) of the Exchange Act.

        "Business Day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day (other than a Saturday or Sunday) on which banks are not required or authorized to close in the City of New York.

        "Company Articles" means the Articles of Restatement of Archstone-Smith Trust, dated May 19, 2006, including Annex I thereto.

        "Company Bylaws" means the Restated Bylaws of Archstone-Smith Trust adopted on May 31, 2001.

        "Company Common Shareholders" means holders of the Company Common Shares.

        "Company Material Adverse Effect" means, with respect to the Company, an effect, event, development or change that, individually or in the aggregate with all other effects, events, developments or changes, is materially adverse to the assets, business, results of operations or financial condition of the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities, taken as a whole, other than any effect, event, development or change arising out of or resulting from (a) changes in conditions in the U.S. or global economy or capital or financial markets generally, including changes in real estate capitalization rates and interest or exchange rates, (b) changes in general legal, tax, regulatory, political or business conditions that, in each case, generally affect the geographic regions or industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business (unless, and only to the extent, such effect, event, development or change affects the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (c) changes in GAAP, (d) the negotiation, execution, announcement or performance of this Agreement or the transactions contemplated hereby or the consummation of the transactions contemplated by this Agreement, including the impact thereof on relationships, contractual or otherwise, with tenants, suppliers, lenders, investors, venture partners or employees, (e) acts of war, armed hostilities, sabotage or terrorism, or any escalation or worsening of any such acts of war, armed hostilities, sabotage or terrorism threatened or underway as of the date of this Agreement (unless, and only to the extent, such effect, event, development or change affects the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (f) earthquakes, hurricanes or other natural disasters (unless, and only to the extent, such effect, event, development or change affects the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities, in a disproportionate manner as compared to other persons or participants in the industries in which the Company, the U.S. Subsidiaries, the Foreign Subsidiaries and the JV Entities conduct their business and that operate in the geographic regions affected by such effect, event, development or change), (g) any suit, claim, Action or proceedings brought, asserted or threatened by or on behalf of any holder or holders of shares of beneficial interest, capital stock, units or other equity interests in the Company, the U.S. Subsidiaries, the Foreign Subsidiaries or the JV Entities, arising out of or relating to the Mergers or any of the other transactions contemplated by this Agreement, or (h) any action taken or result of a failure to take an action by the Company, the U.S. Subsidiaries, the Foreign Subsidiaries or the JV Entities at the request or with the consent of any of the Buyer Parties; provided, however, that with respect to references to Company Material Adverse Effect in the representations set forth in Section 4.05, the exceptions set forth in clauses (d) and (g) will not apply. The parties agree that the mere fact of a decrease in the market price of the Company Common Shares shall not, in and of itself, constitute a Company Material Adverse Effect, but any effect, event, development or change underlying such decrease shall be considered in determining whether there has been a Company Material Adverse Effect.

        "Company Preferred Shareholders" means holders of the Company Series I Preferred Shares.

        "Company Shareholders" means Company Common Shareholders and Company Preferred Shareholders.

        "Company Shares" means Company Common Shares and Company Series I Preferred Shares.

        "Contracts" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, commitments or other instruments or obligations.

        "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

        "Convertible Notes" means the 4.00% Exchangeable Senior Notes Due 2036 issued by the Operating Trust pursuant to the Indenture, dated as of February 1, 1994, by and between Property Trust of America (as the Operating Trust was formerly known) and Morgan Guaranty Trust Company of New York, as supplemented by that certain (a) First Supplemental Indenture, dated as of February 2, 1994, by and among Property Trust of America, Morgan Guaranty Trust Company of New York, as resigning trustee, and State Street Bank and Trust Company, as successor trustee, (b) Second Supplemental Indenture, dated as of August 2, 2004, by and between the Operating Trust and U.S. Bank Association (as successor in interest to State Street Bank and Trust Company), and (c) Third Supplemental Indenture, dated as of July 14, 2006, by and between the Operating Trust and U.S. Bank Association (as successor in interest to State Street Bank and Trust Company).

        "Declaration of Trust Amendments" means the amendments to the Operating Trust Articles to give effect to the provisions of this Agreement and such other provisions which are not inconsistent with this Agreement as determined by Parent in its sole discretion.

        "Deferred Compensation Plan" means Archstone-Smith Trust Deferred Compensation Plan, effective as of November 1, 2002, as amended and restated from time to time.

        "Disclosure Schedule" means the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement for which the disclosure of any fact or item in any Section of such disclosure schedule shall, should the existence of such fact or item be relevant to any other Section, be deemed to be disclosed with respect to that other Section so long as the relevance of such disclosure to such other Section is reasonably apparent from the nature of such disclosure.

        "Environmental Laws" means any Law relating to (a) releases or threatened releases of Hazardous Substances, (b) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances, or (c) pollution or protection of the environment, health, safety or natural resources.

        "Foreign Governmental Entity" means any non-United States governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body or self-regulated entity.

        "GAAP" means generally accepted accounting principles as applied in the United States.

        "Governmental Authority" means any United States national, federal, state, provincial, municipal or local government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body or self-regulated entity.

        "Hazardous Substances" means (a) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each has been amended from time to time, and all regulations thereunder: the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, and the Clean Air Act; (b) petroleum and petroleum products, including crude oil and any fractions thereof; (c) polychlorinated biphenyls, asbestos, asbestos containing materials, toxic molds, urea formaldehyde insulation and radon; and (d) any other contaminant, substance, material or waste regulated pursuant to any Environmental Law.

        "Hedging Agreement" means any (i) interest rate swaps, interest rate caps, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swaps, cross-currency rate swaps, currency options, spot contracts or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (ii) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., the International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

        "Indebtedness" means, without duplication, (a) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (b) reimbursement obligations under any letters of credit or similar instruments, (c) capitalized lease obligations, (d) obligations under any Hedging Agreement (valued at the termination value thereof), and (e) guarantees of any Indebtedness of the foregoing of any other person; provided that, for clarification, Indebtedness shall not include "trade debt."

        "Intellectual Property" means all United States, foreign and international intellectual property, including all (a) patents, patent applications and invention registrations of any type, (b) trademarks, service marks, trade dress, logos, trade names, corporate names and other source identifiers, and registrations and applications for registration thereof, (c) copyrightable works, copyrights, and registrations and applications for registration thereof, and (d) confidential and proprietary information, including trade secrets and know-how.

        "knowledge of Parent" means the actual knowledge of those individuals listed on Exhibit D.

        "knowledge of the Company" means the actual knowledge of those individuals listed on Exhibit E.

        "Law" means any national, federal, state, provincial, municipal or local statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order.

        "Liens" means, with respect to any asset (including any security), any mortgage, claim, lien, pledge, charge, option, right of first refusal or offer, security interest or encumbrance of any kind in respect to such asset.

        "Long Term Incentive Plan" means the Archstone-Smith Trust 2001 Long-Term Incentive Plan and all amendments.

        "MGCL" means the Maryland General Corporation Law, as amended.

        "Operating Trust Articles" means the Articles of Restatement of Archstone-Smith Operating Trust dated May 19, 2006, including Annex A thereto.

        "Operating Trust Bylaws" means the Bylaws of Archstone-Smith Operating Trust adopted on October 26, 2001.

        "Operating Trust Common Unitholders" means the holders of the Operating Trust Common Units.

        "Operating Trust Unitholders" means the holders of the Operating Trust Common Units, Operating Trust Series M Preferred Unit and Operating Trust Series N Preferred Units.

        "Parent Material Adverse Effect" means any event, circumstance, change or effect that would reasonably be expected to prevent, or materially hinder, Parent, MergerCo, or Operating Trust MergerSub from performing their material obligations hereunder or consummating the Mergers or any of the other transactions contemplated by this Agreement.

        "Permitted Liens" means (a) Liens for Taxes not yet delinquent and Liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP); (b) inchoate mechanics' and materialmen's Liens for construction in progress; (c) inchoate workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business of the Company, any U.S. Subsidiary or any Foreign Subsidiary; (d) with respect to real property, zoning restrictions, survey exceptions, utility easements, rights of way and similar Liens that are imposed by any Governmental Authority or Foreign Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality and that do not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property; (e) with respect to real property, any tenant leases, any title exception disclosed in any Company Title Insurance Policy (whether material or immaterial), Liens and obligations arising under the Material Contracts (including but not limited to any Lien securing mortgage debt disclosed in the Disclosure Schedule), any other Lien that does not interfere materially with the current or proposed use of such property (assuming its use in the manner in which it is currently used or proposed to be used) or materially adversely affect the value or marketability of such property; (f) Liens imposed or promulgated by law or any Governmental Authority or Foreign Governmental Entity or included in any Company, U.S. Subsidiary or Foreign Subsidiary space lease with respect to real property, including easements, rights of way, rights of use and zoning regulations, provided that they do not materially adversely affect the currently intended use of any Company Property or Foreign Property; (g) other Liens being contested in the ordinary course of business in good faith, provided an appropriate reserve has been established therefore on the Company's balance sheet for the year ended December 31, 2006; and (h) with respect to any real property, any other easements, leases, rights-of-way, restrictions, covenants, licenses or other Liens, whether or not of record, or any encroachments or other survey defects which would be disclosed by a current accurate survey or physical inspection of the Company Property, Foreign Property or otherwise, to the extent not otherwise included under clauses (a) through (g), but which, individually and in the aggregate (but without including any other Liens otherwise included as Permitted Liens pursuant to any other clauses of this definition), do not interfere materially with the current use of such property (assuming its continued use in the manner in which it is currently used) or, with respect to unimproved or vacant real property, interfere materially with the intended use of such property, and will not be removed or otherwise resolved in connection with obtaining development approvals for such property.

        "person" or "Person" means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

        "Representative" of a Person means any officer, trustee, director, Affiliate, employee, investment banker, financial advisor, financing source, attorney, accountant, consultant, broker, finder or other agent or representative of such Person.

        "Series O Preferred Units" means the Series O Preferred Units of beneficial interest of the Operating Trust to be issued in connection with the Operating Trust Merger, the rights and terms of which are described in Exhibit A.

        "Series P Preferred Units" means the Series P Preferred Units of beneficial interest of the Operating Trust to be issued in connection with the Operating Trust Merger, the rights and terms of which are described in Exhibit B.

        "Series Q Preferred Units" means the Series Q Preferred Units of beneficial interest of the Operating Trust to be issued in connection with the Operating Trust Merger, the rights and terms of which are described in Exhibit C.

        "Share Certificate" or "Share Certificates" means any certificate evidencing Company Common Shares or Company Series I Preferred Shares.

        "subsidiary" or "subsidiaries" of the Company, Parent or any other person means a corporation, limited liability company, partnership, joint venture or other organization of which: (a) such party or any other subsidiary of such party is a general partner or managing member; or (b) voting power to elect a majority of the board of directors, trustees or others performing similar functions with respect to such organization is held by such party or by any one or more of such party's subsidiaries.

        "Superior Proposal" means a written Acquisition Proposal made by a Third Party (a) that relates to more than 50% of the voting power of the capital stock of the Company or all or substantially all of the assets of the Company, the U.S. Subsidiaries and Foreign Subsidiaries taken as a whole, (b) which the Company Board determines in its good faith judgment (after consultation with its financial advisor and after taking into account all of the terms and conditions of the Acquisition Proposal) to be more favorable from a financial point of view to the Company Shareholders (in their capacities as shareholders) than the Company Merger (including any alterations to this Agreement agreed to in writing by Parent in response thereto), (c) the material conditions to the consummation of which are all reasonably capable of being satisfied in the judgment of the Company Board, and (d) for which financing, to the extent required, is then committed or, in the judgment of the Company Board, is reasonably likely to be available.

        "Tax" or "Taxes" means any and all taxes, charges, fees, levies and other assessments, including income, gross receipts, excise, property, sales, withholding (including dividend withholding and withholding required pursuant to Sections 1445 and 1446 of the Code), social security, occupation, use, service, license, payroll, franchise, transfer and recording taxes, windfall or other profits, capital stock, employment, worker's compensation, unemployment or compensation taxes, fees and charges, including estimated excise, ad valorem, stamp, value added, capital gains, duty or custom taxes, imposed by the United States or any taxing authority (domestic or foreign), whether computed on a separate, consolidated, unitary, combined or any other basis, and similar charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority.

        "Unit Certificate" or "Unit Certificates" means any certificate evidencing the Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit or Operating Trust Series N Preferred Units.

  (a)
  the following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition
Agreement	Preamble
Amended Operating Trust Articles	Section 2.02(a)(ii)
Blue Sky Laws	Section 4.05(b)
Buyer Parties	Preamble
Capital Expenditure Schedule	Section 6.01(i)
Capital Expenditures	Section 6.01(i)
CERCLA	Section 4.16(a)
Change in Recommendation	Section 7.04(a)
Claim	Section 7.06(a)
Closing	Section 2.04
Closing Date	Section 2.04
Code	Section 4.10(b)
Company	Preamble
Company and Operating Trust Organizational Documents	Section 4.02
Company Articles of Merger	Section 2.03(b)
Company Board	Recitals
Company Common Share Merger Consideration	Section 3.01(c)
Company Common Shares	Section 4.03(a)
Company Dividend Equivalent Units	Section 3.01(f)
Company Equity Awards	Section 3.03(b)
Company Expenses	Section 9.04(d)(i)
Company Financial Advisor	Section 4.18
Company Incentive Plans	Section 3.01(e)
Company Intellectual Property	Section 4.14
Company Merger	Recitals
Company Merger Effective Time	Section 2.03(b)
Company Option Merger Consideration	Section 3.01(e)
Company Parties	Preamble
Company Performance Unit Merger Consideration	Section 3.01(g)
Company Performance Units	Section 3.01(g)
Company Phantom Shares	Section 3.01(f)
Company Projects	Section 6.01(q)
Company Properties	Section 4.13(a)
Company Property	Section 4.13(a)
Company Recommendation	Section 7.02(a)
Company Restricted Share Units	Section 3.01(f)
Company SAR Merger Consideration	Section 3.01(h)
Company SARs	Section 3.01(h)
Company SEC reports	Section 4.07(a)
Company Series I Preferred Share	Section 3.01(c)
Company Series I Preferred Share Merger Consideration	Section 3.01(c)
Company Series I Preferred Shares	Section 4.03(a)
Company Share Options	Section 3.01(e)
Company Shareholder Approval	Section 4.04(a)
Company Shareholders' Meetings	Section 7.02(a)
Company Termination Fee	Section 9.04(d)(ii)
Confidentiality Agreement	Section 7.03(b)
Continuing Employees	Section 7.05(b)

Controlled Group Liability	Section 4.10(f)
Damages Amount	Section 9.05(a)
Development Schedule	Section 6.01(q)
Dissenting Units	Section 3.06
DRIP	Section 3.06
Election	Section 3.02(a)
Employee Merger Consideration	Section 3.03(b)
End Date	Section 9.01(b)
Environmental Permits	Section 4.16(a)
ERISA	Section 4.10(a)
ERISA Affiliate	Section 4.10(f)
Exchange Act	Section 4.05(b)
Exchange Fund	Section 3.03(a)
Expenses	Section 9.04(a)
Foreign Properties	Section 4.13(a)
Foreign Property	Section 4.13(a)
Foreign Subsidiaries	Section 4.01(b)
Form S-4	Section 4.05(b)
Former Equityholder	Section 3.03(d)
German Act	Section 4.05(b)
Governmental Order	Section 9.01(c)
Ground Lease	Section 4.13(f)
Ground Leases	Section 4.13(f)
Guarantee	Section 5.07(c)
Guarantor	Section 5.07(c)
HSR Act	Section 4.05(b)
Indemnifiable Expenses	Section 7.06(a)
Indemnified Parties	Section 7.06(a)
Information Statement	Section 4.05(b)
IRS	Section 4.10(a)
JV Entities	Section 4.01(c)
Maryland REIT Law	Recitals
Material Contract	Section 4.17
Merger Consideration	Section 3.03(b)
MergerCo	Preamble
Mergers	Recitals
NYSE	Section 4.05(b)
Operating Trust	Preamble
Operating Trust Articles of Merger	Section 2.03(a)
Operating Trust Cash Consideration	Section 3.02(a)
Operating Trust Class A Preferred Unit Consideration	Section 3.02(a)
Operating Trust Class A-1 Common Units	Section 4.03(b)
Operating Trust Class A-2 Common Units	Section 4.03(b)
Operating Trust Class B Common Units	Section 4.03(b)
Operating Trust Common Units	Section 4.03(b)
Operating Trust Merger	Recitals
Operating Trust Merger Effective Time	Section 2.03(a)
Operating Trust MergerSub	Preamble
Operating Trust Recommendation	Section 7.02(b)
Operating Trust Series I Preferred Units	Section 4.03(b)

Operating Trust Series M Preferred Unit	Section 4.03(b)
Operating Trust Series N Units	Section 4.03(b)
Operating Trust Series N-1 Preferred Units	Section 4.03(b)
Operating Trust Series N-2 Preferred Units	Section 4.03(b)
Operating Trust Shareholders' Meeting	Section 7.02(b)
Operating Trust Unitholder Approval	Section 4.04(a)
Operating Trust Units	Section 4.03(b)
Organizational Documents	Section 4.02
Other Filings	Section 4.12
Outside Holder Merger Consideration	Section 3.03(a)
Parent	Preamble
Parent Expenses	Section 9.04(d)(iii)
Paying Agent	Section 3.03(a)
Permits	Section 4.06(a)
Plans	Section 4.10(a)
Post-Signing Returns	Section 7.14(b)
Proxy Statement	Section 4.05(b)
Qualifying Income	Section 9.05(a)
REIT	Section 2.06
Requested Transactions	Section 2.06
RSU/DEU/Phantom Merger Consideration	Section 3.01(f)
S-4 Related Documents	Section 7.01(a)
Sarbanes-Oxley Act	Section 4.07(d)
SDAT	Section 2.03(b)
SEC	Section 4.05(b)
Section 16	Section 7.05(d)
Securities Act	Section 4.05(b)
Sole Trustee	Recitals
Special Committee	Section 7.04(b)
Subsidiary Organizational Documents	Section 4.02
Superior Proposal Notice	Section 9.01(h)(iv)
Surviving Entity	Section 2.01(b)
Surviving Entity Charter	Section 2.02(b)
Surviving Entity Preferred Shares	Section 3.01(c)
Tax Protection Agreements	Section 4.15
Tax Returns	Section 4.14
Termination Date	Section 9.01
Third Party	Section 4.14
Transfer Taxes	Section 7.08
U.S. Subsidiaries	Section 4.01(b)
WARN	Section 4.11(b)

        Section 1.02    Interpretation and Rules of Construction.

        In this Agreement, except to the extent otherwise provided or that the context otherwise requires:

         (a)  when a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference is to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated;

         (b)  the table of contents and headings for this Agreement are for reference purposes only and do not affect in any way the meaning or interpretation of this Agreement;

         (c)  whenever the words "include," "includes" or "including" are used in this Agreement, they are deemed to be followed by the words "without limitation";

         (d)  the words "hereof," "herein" and "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement;

         (e)  references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section;

          (f)  all terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein;

         (g)  the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms;

         (h)  references to a person are also to its successors and permitted assigns;

          (i)  the use of "or" is not intended to be exclusive unless expressly indicated otherwise; and

          (j)  all uses of currency or the symbol "$" in this Agreement refer to U.S. dollars unless otherwise indicated.

ARTICLE II
THE MERGERS

        Section 2.01    Mergers.

         (a)  Subject to the terms and conditions of this Agreement, and in accordance with the Maryland REIT Law and the Maryland Limited Liability Company Act (the "LLC Act"), at the Operating Trust Merger Effective Time, the Operating Trust and the Operating Trust MergerSub shall consummate the Operating Trust Merger pursuant to which (i) the Operating Trust MergerSub shall be merged with and into the Operating Trust and the separate existence of the Operating Trust MergerSub shall thereupon cease and (ii) the Operating Trust shall be the surviving entity in the Operating Trust Merger. The Operating Trust Merger shall have the effects specified in the Maryland REIT Law and the LLC Act.

         (b)  Subject to the terms and conditions of this Agreement, and in accordance with the Maryland REIT Law and the Maryland Revised Uniform Partnership Act (the "MD RUPA"), at the Company Merger Effective Time, MergerCo and the Company shall consummate the Company Merger pursuant to which (i) the Company shall be merged with and into MergerCo and the separate existence of the Company shall thereupon cease and (ii) MergerCo shall be the surviving entity in the Company Merger (the "Surviving Entity"). The Company Merger shall have the effects specified in the Maryland REIT Law and the MD RUPA. Accordingly, from and after the Company Merger Effective Time, MergerCo shall have all the properties, rights, privileges, purposes and powers and debts, duties and liabilities of the Company.

        Section 2.02    Articles and Bylaws.

         (a)  The Operating Trust Articles shall be amended to give effect to the provisions of this Agreement and such other provisions which are not inconsistent with this Agreement as determined by Parent in its sole discretion and, as so amended, such articles of restatement shall be the declaration of trust of the Operating Trust after the Operating Trust Merger until thereafter further amended as provided therein or by Law (as amended, the "Amended Operating Trust Articles").

         (b)  The statement of partnership authority of MergerCo, as in effect immediately prior to the Company Merger Effective Time, shall be the statement of partnership authority of the Surviving Entity until thereafter amended as provided therein or by Law (the "Surviving Entity Charter").

        Section 2.03    Effective Times.

         (a)  At the Closing, the Operating Trust MergerSub and the Operating Trust shall duly execute and file with the SDAT articles of merger with respect to the Operating Trust Merger in a form that complies with the Maryland REIT Law (the "Operating Trust Articles of Merger") in accordance with the Maryland REIT Law and the LLC Act. The Operating Trust Merger shall become effective upon such time as the Operating Trust Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the Maryland REIT Law and the LLC Act as the effective time of the Operating Trust Merger but not to exceed thirty (30) days after the Operating Trust Articles of Merger are accepted for record by the SDAT and the LLC Act (the "Operating Trust Merger Effective Time").

         (b)  At the Closing, immediately after the Operating Trust Merger Effective Time, MergerCo and the Company shall duly execute and file with the State Department of Assessments and Taxation of the State of Maryland (the "SDAT") articles of merger with respect to the Company Merger in a form that complies with the Maryland REIT Law (the "Company Articles of Merger") in accordance with the Maryland REIT Law and the MD RUPA. The Company Merger shall become effective upon such time as the Company Articles of Merger have been accepted for record by the SDAT, or such later time which the parties hereto shall have agreed upon and designated in such filing in accordance with the Maryland REIT Law and the MD RUPA as the effective time of the Company Merger but not to exceed thirty (30) days after the Articles of Merger are accepted for record by the SDAT (the "Company Merger Effective Time").

        Section 2.04    Closing.    Unless this Agreement shall have been terminated in accordance with Section 9.01, the closing of the Mergers (the "Closing") shall occur as promptly as practicable (but in no event later than the third (3rd) Business Day) after all of the conditions set forth in Article VIII (other than conditions which by their terms are required to be satisfied or waived at the Closing) shall have been satisfied or waived by the party entitled to the benefit of the same, or at such other time and on a date as agreed to by the parties (the "Closing Date"); provided that the Buyer Parties shall not be required to consummate the Closing during the period beginning on August 15, 2007 and ending on August 31, 2007. The Closing shall take place at the offices of Hogan & Hartson LLP, 555 Thirteenth Street, N.W., Washington, D.C., or at such other place as agreed to by the parties hereto.

        Section 2.05    Directors/Trustees and Officers of the Surviving Entity; Trustees of the Operating Trust.

         (a)  The directors of MergerCo immediately prior to the Company Merger Effective Time shall be the directors of the Surviving Entity immediately after the Company Merger Effective Time and the officers of MergerCo immediately prior to the Company Merger Effective Time shall be the officers of the Surviving Entity immediately after the Company Merger Effective Time, each to hold office in accordance with the Surviving Entity Charter.

         (b)  The Surviving Entity shall be the sole trustee of the Operating Trust immediately after the Company Merger Effective Time to hold office in accordance with the Amended Operating Trust Articles.

        Section 2.06    Other Transactions.    Parent shall have the option, in its sole discretion and without requiring the further consent of any of the Company Parties or the board of trustees, shareholders or unitholders of any Company Parties, upon reasonable notice to the Company, to request that the Company, immediately prior to the Closing, (a) convert or cause the conversion of one or more subsidiaries that are organized as corporations into limited liability companies (or other entities) and one or more subsidiaries that are organized as limited partnerships or limited liability companies into other entities, on the basis of organizational documents as reasonably requested by Parent, (b) sell or cause to be sold all of the capital stock, shares of beneficial interests, partnership interests or limited liability interests owned, directly or indirectly, by the Company in one or more subsidiaries to any person at a price and on terms all as designated by Parent, and (c) sell or cause to be sold any of the assets of the Company or one or more subsidiaries to any person at a price and on terms all as designated by Parent (clauses (a), (b) and (c) being "Requested Transactions"); provided, however, that (i) none of the Requested Transactions shall delay or prevent the completion of the Mergers, (ii) the Requested Transactions shall be implemented as close as possible to the Operating Trust Merger Effective Time (but after the Buyer Parties shall have waived or confirmed that all conditions to the consummation of the Mergers have been satisfied), (iii) neither the Company nor any subsidiary of the Company shall be required to take any action in contravention of any Laws or Organizational Document, (iv) the consummation of any such Requested Transactions shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions set forth in Sections 8.01 and 8.02 have been satisfied (or, with respect to Section 8.02, at the option of Parent, waived) and that the Buyer Parties are prepared to proceed immediately with the Closing (it being understood that in any event the Requested Transactions will be deemed to have occurred prior to the Closing), (v) the Requested Transactions (or the inability to complete the Requested Transactions) shall not affect or modify in any respect the obligations of the Buyer Parties under this Agreement, including payment of the Company Merger Consideration, (vi) neither the Company nor any subsidiary of the Company shall be required to take any such action that could adversely affect the classification of the Company as a "real estate investment trust" (a "REIT") within the meaning of Section 856 of the Code, (vii) neither the Company nor any subsidiary of the Company shall be required to take any such action that would reasonably be expected to result in any Taxes being imposed on, or any adverse Tax consequences to, any shareholder or other equity interest holder of the Company, or other adverse consequences to the shareholders or equity holders of the Company as a whole, incrementally greater than the Taxes or other adverse consequences to such party in connection with the consummation of this Agreement in the absence of such action taken pursuant to this Section 2.06 unless such holders are indemnified by the Buyer Parties for such incremental Taxes, and (viii) neither the Company nor any subsidiary of the Company shall be required to take any such action that would reasonably be expected to trigger any liability under any Tax Protection Agreement without the Buyer Parties first agreeing to pay such liability. Parent shall upon request by the Company or the Operating Trust advance to the Company or the Operating Trust all reasonable out-of-pocket costs to be incurred by the Company or the Operating Trust or, promptly upon request by the Company or the Operating Trust, reimburse the Company or the Operating Trust for all reasonable out-of-pocket costs incurred by the Company or the Operating Trust in connection with any actions taken by the Company or the Operating Trust in accordance with this Section 2.06 (including reasonable fees and expenses of their Representatives). The Buyer Parties, on a joint and several basis, hereby agree to indemnify and hold harmless the Company, the Operating Trust, their subsidiaries (including all U.S. Subsidiaries and Foreign Subsidiaries), and their Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with or as a result of taking such actions. Without limiting the foregoing, none of the representations, warranties or covenants of the Company Parties shall be deemed to apply to, or deemed breached or violated by, any of the Requested Transactions.

        Section 2.07    Tax Characterization.    The parties intend that for federal and applicable state income tax purposes (i) the Company Merger will be treated as a taxable sale by the Company of all of the Company's assets to MergerCo in exchange for the Company Common Share Merger Consideration, the Company Series I Preferred Share Merger Consideration, the Company Option Merger Consideration, the RSU/DEU/Phantom Merger Consideration, the Company Performance Unit Merger Consideration and the Company SAR Merger Consideration provided for herein to be provided to the holders of equity interests in the Company and the assumption of all of the Company's other liabilities (including the Company's share of the Operating Trust liabilities, as determined under the applicable federal income tax regulations), followed by a distribution of such consideration to the holders of equity interests in the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement shall constitute a "plan of liquidation" of the Company for federal income tax purposes and (ii) the Operating Trust Merger shall, (x) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Cash Consideration in the Operating Trust Merger, be treated as a taxable purchase of Operating Trust Class A-1 Common Units directly by MergerCo and (y) in the case of each holder of Operating Trust Class A-1 Common Units that receives the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger as a result of the conversion of Operating Trust Class A-1 Common Units into such Operating Trust Class A Preferred Unit Consideration, not be treated as a realization or recognition event to such holder.

ARTICLE III
EFFECTS OF THE MERGERS

        Section 3.01    Effect on Shares and Other Equity Interests.    At the Company Merger Effective Time, by virtue of the Company Merger and without any action on the part of the Company Common Shareholders or holders of any interests in MergerCo:

         (a)  Each partnership unit of MergerCo issued and outstanding immediately prior to the Company Merger Effective Time shall remain as issued and outstanding.

         (b)  Each Company Common Share that is owned by the Company, any U.S. Subsidiary, any Foreign Subsidiary or by MergerCo immediately prior to the Company Merger Effective Time shall automatically be canceled and retired and shall cease to exist, and no payment shall be made with respect thereto.

         (c)  Each Company Common Share issued and outstanding immediately prior to the Company Merger Effective Time (other than Company Common Shares to be canceled in accordance with Section 3.01(b)) shall automatically be converted into, and canceled in exchange for, the right to receive an amount in cash of $60.75 (the "Company Common Share Merger Consideration").

         (d)  Each Series I Cumulative Redeemable Preferred Share ("Company Series I Preferred Share") of the Company issued and outstanding immediately prior to the Company Merger Effective Time (other than the Company Series I Preferred Shares owned by the Company, any U.S. Subsidiary, or any Foreign Subsidiary, which shall be automatically cancelled and retired and cease to exist) shall, at the election of Parent (which election shall be made no later than the date of the Company Shareholders' Meeting), either (i) automatically be converted into, and shall be cancelled in exchange for, the right to receive one share of Series I Cumulative Redeemable Preferred Share, par value $.01 per share (the "Surviving Entity Preferred Shares"), of the Surviving Entity or (ii) be redeemed at the Closing by the Company for the Liquidation Preference (as defined in Annex I to the Company Articles) plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date (as defined in Annex I to the Company Articles) (the "Company Series I Preferred Share Merger

Consideration"). Immediately prior to the Company Merger Effective Time, the terms of the Surviving Entity Preferred Shares shall be set forth in the articles supplementary of MergerCo, substantially in the form set forth in Exhibit F.

         (e)  Immediately prior to the Company Merger Effective Time, each outstanding qualified or nonqualified option to purchase Company Common Shares ("Company Share Options") under any employee or director or trustee share option or compensation plan or arrangement of the Company, including under the Long Term Incentive Plan of the Company (the "Company Incentive Plans"), shall, except as otherwise agreed to by Parent and a holder of Company Share Options, become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof). At the Company Merger Effective Time, except as otherwise agreed to by Parent and a holder of Company Share Options, each Company Share Option not theretofore exercised shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of Company Common Shares subject to such Company Share Option immediately prior to the Company Merger Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the Company Common Share Merger Consideration over the exercise price per share of such Company Share Option ("Company Option Merger Consideration"). If the exercise price per share of any such Company Share Option is equal to or greater than the Company Common Share Merger Consideration, such Company Share Option shall be canceled without any cash payment being made in respect thereof.

          (f)  All restricted share units (including any deferred restricted share units) ("Company Restricted Share Units"), dividend equivalent units (including any deferred dividend equivalent units) ("Company Dividend Equivalent Units") and phantom common shares ("Company Phantom Shares") granted pursuant to the Company Incentive Plans or deferred pursuant to the Company's Deferred Compensation Plan automatically shall become fully vested and free of any forfeiture restrictions immediately prior to the Company Merger Effective Time, and each such Company Restricted Share Unit, Company Dividend Equivalent Unit and Company Phantom Share shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Company Common Share Merger Consideration (collectively, the "RSU/DEU/Phantom Merger Consideration"), in each case except as otherwise agreed to by Parent and a holder of Company Restricted Share Units, Company Dividend Equivalent Units, or Company Phantom Shares.

         (g)  The conditions for maximum issuance of performance units to be granted under the Special Long Term Incentive Program adopted pursuant to the Long Term Incentive Plan ("Company Performance Units") shall be deemed to be satisfied immediately prior to the Company Merger Effective Time and each such Company Performance Unit shall fully vest and be free of any forfeiture restrictions immediately prior to the Company Merger Effective Time and shall be considered an outstanding Company Common Share for all purposes of this Agreement, including the right to receive the Company Common Share Merger Consideration (the "Company Performance Unit Merger Consideration"), in each case except as otherwise agreed to by Parent and a holder of Company Performance Units.

         (h)  All outstanding share appreciation rights ("Company SARs") granted pursuant to the Company Incentive Plan or otherwise that remain unvested shall, except as otherwise agreed to by Parent and a holder of Company SARs, automatically become fully vested and exercisable (whether or not then vested or subject to any performance condition that has not been satisfied, and regardless of the exercise price thereof) immediately prior to the Company Merger Effective Time. At the Company Merger Effective Time, except as otherwise agreed to by Parent and a holder of Company SARs, each Company SAR not theretofore exercised shall be canceled in exchange for the right to receive a single lump sum cash payment, equal to the product of (i) the number of Company Common Shares subject to such Company SAR immediately prior to the Company Merger Effective Time, whether or not vested or exercisable, and (ii) the excess, if any, of the Company Common Share Merger Consideration

over the exercise price per share of such Company SAR ("Company SAR Merger Consideration"). If the exercise price per share of any such Company SAR is equal to or greater than the Company Common Share Merger Consideration, such Company SAR shall be canceled without any cash payment being made in respect thereof.

        Section 3.02    Effect on Units.

         (a)  Operating Trust Class A-1 Common Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time, each Operating Trust Class A-1 Common Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall, in accordance with Section 3.03(e)(ii)(A) and Section 3.03(e)(ii)(B), be converted into either (i) the Operating Trust Cash Consideration or (ii) the Operating Trust Class A Preferred Unit Consideration. As contemplated in Section 7.01(b), the Operating Trust shall offer, pursuant to the Operating Trust Merger, to each holder of the Operating Trust Class A-1 Common Units the opportunity to make an unconditional election, to be effective concurrently with the Operating Trust Merger Effective Time (the "Election"), to receive, in exchange for each issued and outstanding Operating Trust Class A-1 Common Unit owned by such holder immediately after the Operating Trust Merger Effective Time either:

           (x)  cash equal to the Company Common Share Merger Consideration (the "Operating Trust Cash Consideration"); or

           (y)  one (1) Series O Preferred Unit (the "Operating Trust Class A Preferred Unit Consideration").

The Election shall be made pursuant to the procedures set forth in the Form S-4 in accordance with Section 7.01(b) and shall close immediately following the Operating Trust Merger Effective Time. Holders of Operating Trust Class A-1 Common Units may only elect to receive the Operating Trust Cash Consideration if concurrently with such election such holder agrees, without additional consideration, to release, with respect to all Class A-1 Common Units owned directly by the Holder, the Company and its U.S. Subsidiaries and Foreign Subsidiaries, the Buyer Parties, the Guarantors and their respective former, current or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates, agents or Representatives of the Buyer Parties or the Guarantors from any claims under any Tax Protection Agreement with respect to any gain that is recognized as a result of such holders' sale of such Class A-1 Common Units pursuant to the Election and receipt of the Operating Trust Cash Consideration. In no event shall a holder be required to waive any claim that it has or had under any Tax Protection Agreement with respect to or as a result of (i) any transaction or event occurring prior to the closing of the Operating Trust Merger, whether or not asserted at the Operating Trust Merger Effective Time, (ii) the receipt of the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger, to the extent that the holder does not exercise the Election with respect to all Class A-1 Common Units owned by such holder at the Operating Trust Merger Effective Time, or (iii) in the case of a holder who receives the Operating Trust Class A Preferred Unit Consideration in the Operating Trust Merger, events occurring in connection with or following the consummation of the Operating Trust Merger that cause such holder to recognize income or gain for federal, state or local income tax purposes with respect to its Series O Preferred Units following the Operating Trust Merger Effective Time.

         (b)  Operating Trust Class A-2 Common Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the Company, as the sole holder of the Operating Trust Class A-2 Common Units, each Operating Trust Class A-2 Common Unit held by the Company immediately prior to the Operating Trust Merger Effective Time shall remain outstanding.

         (c)  Operating Trust Series I Preferred Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the Company, as the sole holder of the Operating Trust Series I Preferred Units, each Operating Trust Series I Preferred Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall at the election of Parent (which election shall be made no later than the date of the Company Shareholders' Meeting) either (a) remain outstanding and unchanged as one (1) Operating Trust Series I Preferred Unit without any material adverse change to its terms and rights or (b) be redeemed at the Closing by the Company for the Liquidation Preference plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date.

         (d)  Operating Trust Series M Preferred Unit.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the holder of the Operating Trust Series M Preferred Unit, the Operating Trust Series M Preferred Unit shall be converted into the right to receive one (1) Operating Trust Series P Preferred Unit which shall have the preferences, redemption and other rights, voting powers, restrictions and limitations set forth on Exhibit B.

         (e)  Operating Trust Series N Preferred Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time and without any action on the part of the holders of the Operating Trust Series N Preferred Units, (i) each Operating Trust Series N-1 Preferred Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall be converted into the right to receive one (1) Operating Trust Series Q-1 Preferred Unit which shall have the preferences, redemption and other rights, voting powers, restrictions and limitations set forth on Exhibit C, and (ii) each Operating Trust Series N-2 Preferred Unit issued and outstanding immediately prior to the Operating Trust Merger Effective Time shall be converted into the right to receive one (1) Operating Trust Series Q-2 Preferred Unit which shall have the preferences, redemption and other rights, voting powers, restrictions and limitations set forth on Exhibit C.

          (f)  Operating Trust MergerSub Units.    In connection with the Operating Trust Merger, at the Operating Trust Merger Effective Time, all units or shares of beneficial interest of the Operating Trust MergerSub shall automatically be converted into that number of Operating Trust Class A-1 Common Units equal to the number of Operating Trust Class A-1 Common Units electing to receive the Operating Trust Cash Consideration pursuant to Section 3.02(a).

        Section 3.03    Exchange of Share Certificates, Unit Certificates and Uncertificated Units; Paying Agent.

         (a)  Paying Agent.    Prior to the Operating Trust Merger Effective Time, Parent shall appoint a bank or trust company reasonably satisfactory to the Company to act as Exchange and Paying Agent (the "Paying Agent") for the payment or exchange, as applicable, in accordance with this Article III of (i) the Company Common Share Merger Consideration, (ii) the Company Series I Preferred Share Merger Consideration, (iii) the Operating Trust Cash Consideration, and (iv) the Operating Trust Class A Preferred Unit Consideration, (such consideration collectively being referred to as the "Outside Holder Merger Consideration"). On or immediately after the Operating Trust Merger Effective Time, Parent shall deposit or cause MergerCo or Operating Trust MergerSub to deposit with the Paying Agent the Outside Holder Merger Consideration for the benefit of the holders of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, and Operating Trust Series N Preferred Units, as applicable (such cash and securities so deposited, collectively being referred to as the "Exchange Fund"). The Parent shall cause the Paying Agent to make, and the Paying Agent shall make, payments of the Outside Holder Merger Consideration out of the Exchange Fund in accordance with this Agreement promptly after the Closing Date in accordance with the procedures set forth in 3.03(d). The Exchange Fund shall not be used for any other purpose than the payment of Outside Holder Merger Consideration in accordance with this Agreement. Any and all interest earned on cash deposited in the Exchange Fund shall be paid to the Surviving Entity or the Trust, as the case may be.

        Payment of Company Option Merger Consideration, Company RSU/DEU/Phantom Merger Consideration, the Company Performance Unit Merger Consideration and the Company SAR Merger Consideration.    No later than five Business Days prior to the Company Merger Effective Time, the Company shall deliver to Parent a schedule setting forth: (i) the Company Option Merger Consideration to be paid to the holders of Company Share Options pursuant to Section 3.01(e); (ii) the RSU/DEU/Phantom Merger Consideration to be paid to the holders of Company Restricted Share Units, Company Dividend Equivalent Units and Company Phantom Shares, as the case may be, pursuant to Section 3.01(f); (iii) the Company Performance Unit Merger Consideration to be paid to the holders of Company Performance Units pursuant to Section 3.01(g); and (iv) the Company SAR Merger Consideration to be paid to the holders of Company SARs pursuant to Section 3.01(h) (such consideration collectively being referred to as the "Employee Merger Consideration" and together with the Outside Holder Merger Consideration, the "Merger Consideration"). On or immediately after the Company Merger Effective Time, Parent shall cause to be deposited with the Operating Trust the Employee Merger Consideration for the benefit of the holders of Company Share Options, Company Restricted Share Units, Company Dividend Equivalent Units, Company Phantom Shares, Company Performance Units and Company SARs (collectively, the "Company Equity Awards"). The Operating Trust shall thereafter pay or reimburse the Surviving Entity an amount equal to the Employee Merger Consideration promptly (but in no event more than five (5) Business Days) following the Closing Date in accordance with this Article III.

         (c)  Share Transfer Books; Unit Transfer Books.

            (i)  At the Company Merger Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Company Common Shares. On or after the Company Merger Effective Time, any Share Certificates presented to the Paying Agent, the Surviving Entity or the transfer agent for any reason shall be exchanged for the applicable Merger Consideration with respect to the Company Common Shares or Company Series I Preferred Shares formerly represented thereby.

           (ii)  At the Operating Trust Merger Effective Time, the share/unit transfer books of the Operating Trust shall continue to be the share/unit transfer books of the Operating Trust in all respects; provided, that, after the Operating Trust Merger Effective Time, there shall be no further registration of transfers of the Operating Trust Class A-1 Common Units that were formerly held by the Operating Trust Common Unitholders.

         (d)  Exchange Procedures for Certificates and Uncertificated Units.    Promptly after the Company Merger Effective Time (but in any event within five (5) Business Days), Parent shall cause the Paying Agent to mail to each person who immediately prior to the Company Merger Effective Time held Company Common Shares, Company Series I Preferred Shares, or Operating Trust Class A-1 Common Units that were exchanged for the right to receive the applicable Merger Consideration consisting of cash, Surviving Entity Preferred Shares, or Series O Preferred Units (each, a "Former Equityholder"), pursuant to Sections 3.01 and 3.02: (i) a letter of transmittal (which shall specify that, if applicable, delivery of Share Certificates or Unit Certificates shall be effected, and risk of loss and title to the Share Certificates and Unit Certificates (if any) shall pass to the Paying Agent, only upon delivery of the Share Certificates or Unit Certificates to (if any) the Paying Agent, and which letter shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) if applicable, instructions for use in effecting the surrender of the Former Equityholder's Share Certificates or Unit Certificates in exchange for the applicable Merger Consideration to which the holder thereof is entitled. Upon (i) if applicable, surrender by a Former Equityholder of a Share Certificate or Unit Certificate (if any) for cancellation to the Paying Agent or to such other agent or agents reasonably satisfactory to the Company as may be appointed by Parent, and (ii) delivery by such Former Equityholder of such letter of transmittal (together with such Share Certificate or Unit Certificate, if applicable), duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Paying Agent, such Former Equityholder shall receive in exchange therefore the applicable Merger Consideration payable in respect of the Company Common Shares, Company Series I Preferred Shares, or Operating Trust Class A-1 Common Units pursuant to the provisions of this Article III, and the Share Certificate or Unit Certificate (if any) so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Shares, Company Series I Preferred Shares, or Operating Trust Class A-1 Common Units that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Share Certificate or Unit Certificate (if any) so surrendered is registered, if such Share Certificate or Unit Certificate (if any) shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a person other than the registered holder of such Share Certificate or Unit Certificate (if any) or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.03, each Share Certificate or Unit Certificate (if any) shall be deemed at any time after the Company Merger Effective Time to represent only the right to receive, upon such surrender, the applicable Merger Consideration as contemplated by this Section 3.03.

         (e)  No Further Ownership Rights.

            (i)  From and after the Company Merger Effective Time, holders of Company Common Shares, Company Series I Preferred Shares and Company Equity Awards shall cease to be, and shall have no rights as, shareholders or equityholder of the Company other than the right to receive the applicable Merger Consideration provided under this Article III. The applicable Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Company Common Shares, Company Series I Preferred Shares and the Company Equity Awards, regardless of whether represented by Share Certificates or other similar certificates exchanged therefore.

           (ii)  At and immediately following the Operating Trust Merger Effective Time, each person who held, immediately prior to the Operating Trust Merger Effective Time:

            (A)  Operating Trust Class A-1 Common Units, with respect to which an Election is made by such person to receive, in exchange for such units, the Operating Trust Class A Preferred Unit Consideration or for which no election is made, shall (1) hold the Series O Preferred Units and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such Series O Preferred Units and (2) cease to be, and shall have no rights as, an Operating Trust Common Unitholder;

            (B)  Operating Trust Class A-1 Common Units with respect to which an Election is made by such person to receive, in exchange for such units, the Operating Trust Cash Consideration, shall cease to be, and shall have no right as, a shareholder or equityholder of the Operating Trust other than the right to receive the Operating Trust Cash Consideration pursuant to Section 3.02(a);

            (C)  Operating Trust Class A-2 Common Units shall continue to hold a number of such units calculated in accordance with Section 3.02(b), and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such units;

            (D)  (i) if Parent elects to leave such units outstanding pursuant to Section 3.02(c), the Operating Trust Series I Preferred Unit shall continue to hold such unit and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such unit or (ii) if Parent does not elect to leave such units outstanding pursuant to Section 3.02(c), the Liquidation Preference plus all dividends (whether or not earned or declared) accrued and unpaid thereon to the Redemption Date;

            (E)  the Operating Trust Series M Preferred Unit shall hold the Operating Trust Series P Preferred Unit and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such unit;

            (F)  Operating Trust Series N-1 Preferred Units shall hold the Operating Trust Series Q-1 Preferred Units and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such units; and

            (G)  Operating Trust Series N-2 Preferred Units shall hold the Operating Trust Series Q-2 Preferred Units and shall have such rights, duties and obligations set forth in the Amended Operating Trust Articles in respect of such units).

        The applicable Merger Consideration paid in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights and privileges pertaining to the Operating Trust Common Units, the Operating Trust Series M Preferred Unit and Operating Trust Series N Preferred Units, regardless of whether represented by Unit Certificates or other similar certificates exchanged therefore.

          (f)  Termination of Exchange Fund.    Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, or Operating Trust Series N Preferred Units for twelve (12) months after the Company Merger Effective Time shall be delivered to the Surviving Entity, and any holders of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, or Operating Trust Series N Preferred Units prior to the applicable Merger who have not theretofore complied with this Article III shall thereafter look only to the Surviving Entity for payment of the applicable Merger Consideration.

         (g)  No Liability.    None of the Buyer Parties, Company Parties or the Paying Agent, or any employee, officer, director, shareholder, partner, agent or Affiliate thereof, shall be liable to any person in respect of any Merger Consideration, if the Exchange Fund has been delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any amounts remaining unclaimed by holders of any persons entitled to Merger Consideration immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any federal, state or local government or any court, regulatory or administrative agency or commission, governmental arbitrator or other governmental authority or instrumentality, domestic or foreign, shall, to the extent permitted by applicable Law, become the property of the Surviving Entity or the Operating Trust, as the case may be, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

         (h)  Investment of Exchange Fund.    The Paying Agent shall invest the cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any net profit resulting from, or interest or income produced by, such investments shall be placed in the Exchange Fund. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt payments of the Cash Consideration as contemplated hereby, Parent shall promptly replace or restore the portion of the Exchange Fund lost through investments or other events so as to ensure that the Exchange Fund is, at all times, maintained at a level sufficient to make all such payments in full.

          (i)  Lost Certificates.    If any Share Certificate or Unit Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Share Certificate or Unit Certificate to be lost, stolen or destroyed and, if required by Parent or the Paying Agent, the posting by such person of a bond or payment of an applicable fee in such amount as Parent or the Paying Agent reasonably may direct, the Paying Agent will issue in exchange for such lost, stolen or destroyed Share Certificate or Unit Certificate the applicable Cash Consideration payable in respect thereof pursuant to this Agreement.

        Section 3.04    Withholding Rights; No Interest on Merger Consideration.    The Surviving Entity, Operating Trust, Parent or the Paying Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, Operating Trust Series N Preferred Units, or Company Equity Awards such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, and the rules and regulations promulgated thereunder, or any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by the Surviving Entity, Parent or the Paying Agent, as applicable, such withheld amounts (i) shall be remitted by the Surviving Entity or the Paying Agent, as the case may be, to the applicable Governmental Authority, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Shares, Company Series I Preferred Shares, Operating Trust Class A-1 Common Units, Operating Trust Series M Preferred Unit, Operating Trust Series N Preferred Units, or Company Equity Awards in respect of which such deduction and withholding was made by the Surviving Entity, Operating Trust, Parent or the Paying Agent, as applicable. No interest shall be paid or accrue on any Merger Consideration paid pursuant to Article III.

        Section 3.05    Dissenters' Rights.

         (a)  No dissenters' or appraisal rights shall be available with respect to the Company Merger or the other transactions contemplated hereby except as set forth in Section 3.05(b).

         (b)  Notwithstanding any provision of hereof and to the extent available under the Maryland REIT Law, Operating Trust Class A-1 Common Units that are outstanding immediately prior to the Operating Trust Merger Effective Time and that are held by any unitholder who has properly exercised and perfected appraisal rights, if any, under Title 3, Subtitle 2 of the MGCL (the "Dissenting Units")) shall not be converted into the right to receive the Operating Trust Cash Consideration or the Operating Trust Class A Preferred Unit Consideration, but the holders of Dissenting Units shall instead be entitled to receive such consideration as shall be determined pursuant to Title 3, Subtitle 2 of the MGCL; provided, however, that if any such unitholder shall have failed to perfect or otherwise shall have withdrawn or lost such rights, if any, to appraisal and payment under the MGCL, such holder's Operating Trust Class A-1 Common Units shall thereupon be deemed to have been converted into, as of the Operating Trust Merger Effective Time, the right to receive the Operating Trust Cash Consideration or the Operating Trust Class A Preferred Unit Consideration in accordance with Section 3.02(a) hereof, without any interest thereon, and such Operating Trust Class A-1 Common Units shall no longer be Dissenting Units. The Company shall give Parent prompt notice of any demands for appraisal received by the Company, withdrawals of such demands and any other instruments served pursuant to the MGCL by a holder of Dissenting Units and received by the Company. Parent shall participate in all and control all negotiations and proceedings with respect to demands for appraisal under the Maryland REIT Law and the MGCL. The Company shall not, except with prior written consent of Parent, make any payment or agree to make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

        Section 3.06    Suspension of DRIP.    The Company shall take all actions necessary to suspend its Dividend Reinvestment and Share Purchase Plan (the "DRIP"), effective as soon as practicable after the date of this Agreement, and ensure that no purchase or other rights under the DRIP enable the holder of such rights to acquire any interest in the Surviving Entity or any other Company Party or Buyer Party as a result of such purchase or the exercise of such rights at or after such date.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES
OF THE COMPANY AND THE OPERATING TRUST

        Except as set forth in the Disclosure Schedule or as and to the extent set forth in the Company's Form 10-K for the fiscal year ended December 31, 2006 filed March 1, 2007 or in any other SEC Report filed after March 1, 2007 and publicly available prior to the date of this Agreement (other than, in each case, any disclosures set forth in any risk factor section, in any section relating to forward looking statements and any other disclosures included therein to the extent that they are cautionary, predictive or forward-looking in nature), the Company and the Operating Trust hereby jointly and severally represent and warrant to the Buyer Parties as follows:

        Section 4.01    Organization and Qualification; Subsidiaries; Authority.

         (a)  Each of the Company and the Operating Trust is a real estate investment trust duly organized, validly existing and in good standing under the Laws of the State of Maryland. Each of the Company and the Operating Trust is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of the business it is conducting, or the ownership, operation or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and the Operating Trust has all requisite trust power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

         (b)  Each of the Company's subsidiaries organized under a jurisdiction in the U.S. (the "U.S. Subsidiaries") and each of the Company's subsidiaries organized under a jurisdiction outside of the U.S. (the "Foreign Subsidiaries"), together with the jurisdiction of organization of each U.S. Subsidiary and Foreign Subsidiary and the outstanding equity of each U.S. Subsidiary and Foreign Subsidiary owned by the Company and each other U.S. Subsidiary and Foreign Subsidiary, is set forth in Section 4.01(b) of the Disclosure Schedule. Except as set forth in Sections 4.01(b) and 4.01(c) of the Disclosure Schedule, the Company does not own, directly or indirectly, any shares of stock of, or other equity interest in, or any other securities convertible or exchangeable into or exercisable for stock of or other equity interest in, any Person. Except as set forth in Section 4.01(b) and 4.01(c) of the Disclosure Schedule, all issued and outstanding shares or other equity interests of each U.S. Subsidiary and Foreign Subsidiary are owned directly or indirectly by the Company, free and clear of all Liens other than Liens specified in the Organizational Documents or loan documents that are Material Contracts. Each U.S. Subsidiary (other than the Operating Trust) and Foreign Subsidiary and, to the knowledge of the Company, each JV Entity, is a corporation, partnership or limited liability company duly incorporated or organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, except where the failure to be so incorporated, organized, validly existing or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the U.S. Subsidiaries (other than the Operating Trust) and the Foreign Subsidiaries and, to the knowledge of the Company, each JV Entity, has the requisite corporate, limited partnership, limited liability company or similar power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power and authority would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. Each of the U.S. Subsidiaries (other than the Operating Trust) and the Foreign Subsidiaries and, to the knowledge of the Company, each JV Entity, is duly qualified or licensed to do business, and is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the conduct or nature of its business makes such qualification or licensing necessary, except for jurisdictions in which the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (c)  Section 4.01(c) of the Disclosure Schedule is a complete and correct list of Persons other than the U.S. Subsidiaries and the Foreign Subsidiaries, in which the Company or any U.S. Subsidiary or Foreign Subsidiary has a direct or indirect equity interest (the "JV Entities"), together with the respective percentage interests in each such Person owned by the Company and any U.S. Subsidiaries or Foreign Subsidiaries, which interests are owned directly or indirectly by the Company, free and clear of all Liens other than Liens specified in the Organizational Documents or loan documents applicable to such JV Entities. To the knowledge of the Company, no direct or indirect beneficial owner of any JV Entity or party to any agreement with a JV Entity has exercised any option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase, sell or dispose of, any equity interest of any JV Entity owned by the Company, any U.S. Subsidiary or any Foreign Subsidiary.

        Section 4.02    Organizational Documents.    The Company has previously provided or made available to the Buyer Parties true and correct copies of (i) the Company Articles, the Company Bylaws, the Operating Trust Articles and the Operating Trust Bylaws together with all amendments thereto (collectively, the "Company and Operating Trust Organizational Documents") and (ii) bylaws, partnership agreements, operating agreements, and other similar organizational documents of each JV Entity (together with the certificates or articles of incorporation, declarations of trust, certificates or articles of partnerships, certificates or articles of formation, of such JV Entities collectively, the "JV Organizational Documents"). All certificates or articles of incorporation, declarations of trust, certificates or articles of partnerships, certificates or articles of formation, bylaws, partnership agreements, operating agreements, and other similar organizational documents of the U.S. Subsidiaries and the Foreign Subsidiaries (collectively, the "Subsidiary Organizational Documents," and together with the Company and Operating Trust Organizational Documents and, to the knowledge of the Company, the JV Organizational Documents, the "Organizational Documents") are in full force and effect and there are no current dissolution, revocation or forfeiture proceedings regarding the Company or any of the material U.S. Subsidiaries or material Foreign Subsidiaries.

        Section 4.03    Capitalization.

         (a)  The total number of shares of beneficial interest of all classes which the Company has authority to issue is 450,000,000 shares, consisting of 449,999,500 common shares of beneficial interest, par value $0.01 per share (the "Company Common Shares"), of which, as of May 24, 2007, 222,420,421 were issued and outstanding, and 500 Series I Cumulative Redeemable Preferred Shares, par value $0.01 per share (the "Company Series I Preferred Shares"), of the Company, of which, as of May 24, 2007, 500 shares were issued and outstanding. As of May 24, 2007, (i) 9,687,550 Company Common Shares have been reserved and are available for issuance pursuant to the Incentive Plan, subject to adjustment on the terms set forth in such plans and/or agreements, and (ii) there were outstanding (A) Company Share Options to purchase 1,990,474 Company Common Shares, (B) 1,018,259 Company Restricted Share Units, (C) 261,585 Company Dividend Equivalent Units, (D) 31,350 Company Phantom Shares, (E) 304,904 Company Performance Units, and (F) 1,274 Company SARs.

         (b)  The total number of shares of beneficial interest of all classes which the Operating Trust has authority to issue is 450,000,000 shares, par value $0.01 per shares (such shares, the "Operating Trust Units"). As of the date of this Agreement (i) 100,000,000 of the Operating Trust Units have been classified as Class A-1 Common Units (the "Operating Trust Class A-1 Common Units"), (ii) 222,420,421 of the Operating Trust Units have been classified as Class A-2 Common Units (the "Operating Trust Class A-2 Common Units," and together with Operating Trust A-1 Common Units, the "Operating Trust Class A Common Units"), (iii) 10,000,000 of the Operating Trust Units have been classified as Class B Common Units (the "Operating Trust Class B Common Units," and together with Operating Trust Class A Common Units, the "Operating Trust Common Units"), (iv) 500 of the Operating Trust Units have been classified as Series I Cumulative Redeemable Preferred Units (the "Operating Trust Series I Preferred Units"), (v) one (1) Operating Trust Unit has been classified as Series M Preferred Unit (the "Operating Trust Series M Preferred Unit"), (vi) 300 of the Operating Trust Units have been classified as Series N-1 Convertible Redeemable Preferred Units (the "Operating Trust Series N-1 Preferred Units"), and (vii) 700 of the Operating Trust Units have been classified as Series N-2 Convertible Redeemable Preferred Units (the "Operating Trust Series N-2 Preferred Units" and together with the Operating Trust Series N-1 Preferred Units, the "Operating Trust Series N Units"). As of May 24, 2007, there were outstanding 27,219,023 Operating Trust Class A-1 Common Units, 222,420,421 Operating Trust Class A-2 Common Units, no Operating Trust Class B Common Units, 500 Operating Trust Series I Preferred Units, one (1) Operating Trust Series M Preferred Unit, 300 Operating Trust Series N-1 Preferred Units, and 700 Operating Trust Series N-2 Preferred Units. The Company is the sole trustee of the Operating Trust. All of the Operating Trust Class A-2 Common Units and Operating Trust Series I Preferred Units are held by the Company.

         (c)  Except for (i) Company Share Options, Company Restricted Share Units, Company Dividend Equivalent Units, Company Phantom Shares, Company Performance Units, Company SARs, the Operating Trust Common Units, the Operating Trust Series M Preferred Unit, the Operating Trust Series N Units and the Convertible Notes, or as set forth in Section 4.03(c)(i) of the Disclosure Schedule, there are no options, warrants, calls, subscription rights, exercisable, convertible or exchangeable securities or other rights, agreements or commitments (contingent or otherwise) that obligate the Company to issue, transfer or sell any shares of beneficial interests or other equity interest, or any investment that is convertible into or exercisable or exchangeable for any such shares; and (ii) the Operating Trust Series M Preferred Unit, the Operating Trust Series N Preferred Units, Company and Operating Trust Organizational Documents or as set forth in Section 4.03(c)(ii) of the Disclosure Schedule, there are no options, warrants, calls, subscription rights, exercisable, convertible or exchangeable securities or other rights, agreements or commitments (contingent or otherwise) that obligate the Operating Trust to issue, transfer or sell any Operating Trust Units. Section 4.03(c)(iii) of the Disclosure Schedule sets forth a true, complete and correct list of the Company Share Options outstanding as of the date of this Agreement, including the number of shares subject to each Company Share Option, the per share exercise price or purchase price for each Company Share Option, and whether the Company Share Option is qualified.

         (d)  Section 4.03(d) of the Disclosure Schedule sets forth a true, complete and correct list of the Company SARs outstanding as of the date of this Agreement, including the number of shares subject to each Company SAR and the per share exercise price or purchase price for each Company SAR.

         (e)  Except as set forth in the Company Articles, the Company Bylaws, the Operating Trust Articles, the Operating Trust Bylaws or Section 4.03(e) of the Disclosure Schedule, there are no agreements or understandings to which the Company is a party with respect to the voting of any Company Common Shares or which restrict the transfer of any such shares, nor, to the knowledge of the Company, are there any third party agreements or understandings with respect to the voting of any such shares or which restrict the transfer of such shares.

          (f)  Except as set forth in Section 4.03(f) of the Disclosure Schedule, the Company is under no obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of its securities. Except as set forth in Section 4.03(f) of the Disclosure Schedule or the Organizational Documents, there are no outstanding contractual obligations of the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries to repurchase, redeem or otherwise acquire any Company Common Shares or capital stock of any U.S. Subsidiary.

         (g)  Section 4.03(g) of the Disclosure Schedule sets forth a list of all holders of the Operating Trust Units, including the name of the Person holding each such unit, and the number and type.

         (h)  Since May 24, 2007 and through the date of this Agreement, other than in connection with the issuance of Company Common Shares pursuant to the exercise of Company Share Options, redemption or conversion of Operating Trust Class A-1 Common Units, issuances of Company

Common Shares in connection with purchases under the DRIP and the Company's 401(k) Savings Plan, no Company Common Shares, Company Series I Preferred Shares or Operating Trust Units have been issued or redeemed and there has been no change in the number of outstanding Company Common Shares, Company Series I Preferred Shares, Operating Trust Units, Company Share Options, Company Restricted Share Units, Company Dividend Equivalent Units, Company Phantom Shares, Company Performance Units or Company SARs. All issued and outstanding shares of beneficial interest or capital stock of or other equity interests in the Company and its U.S. Subsidiaries and Foreign Subsidiaries are, and all shares subject to issuance as specified above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable will be, when issued, duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights under any provision of Law (except as otherwise provided under applicable Law with respect to Foreign Subsidiaries) or the applicable Organizational Documents.

          (i)  The Company does not have a "poison pill" or similar shareholder rights plan.

        Section 4.04    Authority Relative to this Agreement, Takeover Laws, Validity and Effect of Agreements.

         (a)  Each of the Company Parties has all necessary trust power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, including the Mergers. The Company Board: (i) has (A) unanimously approved this Agreement, the Company Merger and the other transactions contemplated by this Agreement and declared that the Company Merger and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (B) directed that the Company Merger and the other transactions contemplated hereby be submitted for consideration at the Company Shareholders' Meeting, and (C) unanimously recommended the approval of the Company Merger and the other transactions contemplated hereby by the Company Common Shareholders; and (ii) on behalf of the Company in its capacity as the Sole Trustee, (A) unanimously approved this Agreement, the Operating Trust Merger and the other transactions contemplated by this Agreement and declared that the Mergers and the other transactions contemplated by this Agreement are advisable on the terms and subject to the conditions set forth herein, (B) directed that this Agreement, the Mergers and the other transactions contemplated hereby be submitted for approval by the Operating Trust Unitholders entitled to vote thereon, and (C) unanimously recommended the approval of this Agreement, the Mergers and the other transactions contemplated hereby by the Operating Trust Common Unitholders. Except for the approvals described in the following sentence, the execution, delivery and performance by the Company and the Operating Trust of this Agreement and the consummation of the transactions contemplated by this Agreement, including the Mergers and the Declaration of Trust Amendments, have been duly and validly authorized by all necessary trust actions on behalf of the Company and the Operating Trust. No other proceedings on the part of the Company and the Operating Trust are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, including the Mergers and the Declaration of Trust Amendments, other than—

          (w)  the affirmative approval of the Company Merger by at least a majority of all the votes entitled to be cast on the matter by the holders of all outstanding Company Common Shares (the "Company Shareholder Approval"),

           (x)  the affirmative approval of the Mergers by at least the majority of all the votes entitled to be cast on the matters by the holders of all outstanding Operating Trust Common Units (the "Operating Trust Unitholder Approval"), and

           (y)  the filing and acceptance for record of appropriate merger documents as required by the Maryland REIT Law, the LLC Act and the MD RUPA.

This Agreement has been duly and validly executed and delivered by the Company and the Operating Trust and, assuming the due authorization, execution and delivery by each of the Buyer Parties, constitutes a legal, valid and binding obligation of the Company and the Operating Trust, enforceable against the Company and the Operating Trust in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (b)  The Company Parties (and their respective trustees) have taken all action required to be taken by them in order to exempt this Agreement and the Mergers, and this Agreement and the Mergers are exempt, from the requirements of any "fair price," "moratorium," "control share acquisition," "affiliate transaction," "business combination" or other takeover Laws of the Maryland REIT Laws.

        Section 4.05    No Conflict; Required Filings and Consents.

         (a)  Except as set forth in Section 4.05(a) of the Disclosure Schedule, subject to the receipt of the Company Shareholder Approval and the Operating Trust Unitholder Approval, the execution and delivery of this Agreement by any of the Company Parties do not, and the performance of their respective obligations hereunder will not, (i) conflict with or violate (1) the Company Articles or the Company Bylaws, (2) the Operating Trust Articles or the Operating Trust Bylaws or (3) the JV Organizational Documents or the Subsidiary Organizational Documents, (ii) assuming that all consents, approvals, authorizations, expirations or terminations of applicable waiting periods, and other actions described in subsection (b) of this Section 4.05 have been obtained and all filings and obligations described in subsection (b) of this Section 4.05 have been made, conflict with or violate any Law applicable to the Company, the Operating Trust, or any U.S. Subsidiary, Foreign Subsidiary or JV Entity or by which any property or asset of the Company, the Operating Trust, or any U.S. Subsidiary, Foreign Subsidiary or JV Entity is bound, or (iii) require any consent or result in any violation or breach of or constitute (with or without notice or lapse of time or both) a default (or give to others any right of termination, amendment, acceleration or cancellation or any right to purchase or sell assets or equity) under, result in the loss of any material right or benefit under, or result in the triggering of any payments or result in the creation of a Lien or other encumbrance on any property or asset of the Company, the Operating Trust, or any U.S. Subsidiary or Foreign Subsidiary or pursuant to, any of the terms, conditions or provisions of any Permit or Contract to which the Company, or any U.S. Subsidiary or Foreign Subsidiary is a party or by which it or any of its respective properties or assets may be bound, except, with respect to clauses (ii) and (iii), such triggering of payments, Liens, encumbrances, filings, notices, permits, authorizations, consents, approvals, violations, conflicts, breaches or defaults which would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Merger and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Company Material Adverse Effect.

         (b)  The execution and delivery by the Company Parties of this Agreement does not, and the performance of their respective obligations hereunder will not, require any consent, approval, order, authorization or permit of, or filing with or notification to, any Governmental Authority, except: (i) for (A) applicable requirements, if any, of the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" Laws ("Blue Sky Laws"), (B) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (C) the German Act Against Restraints of Competition, as amended (the "German Act"), (D) the filing with the Securities and Exchange Commission (the "SEC") of a proxy statement relating to the Company Merger to be sent to the Company Shareholders (as amended or supplemented from time to time, the "Proxy Statement") and other written communications that may be deemed "soliciting materials" under Rule 14a-12 promulgated under the Exchange Act, (E) the filing with the SEC of an information statement relating to the Company Merger to be sent to the Operating Trust Unitholders (as amended or supplemented from time to time, the "Information Statement") pursuant to Regulation 14C promulgated under the Exchange Act (which Information Statement is contemplated to be included as part of the Form S-4), (F) the filing with the SEC of one or more combined registration statements and proxy statements on Form S-4 (such combined registration statement(s) and proxy statements, together with any amendments or supplements thereto, the "Form S-4"), (G) any filings required under the rules and regulations of the New York Stock Exchange (the "NYSE"), and (H) the filing of the Articles of Merger with, and the acceptance for record thereof by, the SDAT; and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (B) reasonably be expected to have a Company Material Adverse Effect.

        Section 4.06    Permits; Compliance with Laws.

         (a)  Each of the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries and, to the knowledge of the Company, the JV Entities, is in possession of all franchises, grants, authorizations, licenses, permits, consents, certificates, approvals and orders of any Governmental Authority or Foreign Governmental Entity, as applicable, necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (collectively, the "Permits"), and all such Permits are valid and in full force and effect, except where the failure to possess, obtain or maintain the Permits, or the suspension or cancellation of, any of the Permits would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect. No suspension or cancellation of any Permits is pending or, to the knowledge of the Company, threatened, and no such suspension or cancellation will result from the transactions contemplated by this Agreement, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (b)  Except as set forth in Section 4.06(b) of the Disclosure Schedule, none of the Company, the Operating Trust, any U.S. Subsidiary, or any Foreign Subsidiary nor, to the knowledge of the Company, any JV Entity, is in conflict with, or in default, breach or violation of, (i) any Laws applicable to the Company, the Operating Trust, or any U.S. Subsidiary or JV Entity or any laws applicable to the Foreign Subsidiaries by which any property or asset of the Company, the Operating Trust, any U.S. Subsidiary, any JV Entity or any Foreign Subsidiary is bound or (ii) any Permit, except for any such conflicts, defaults, breaches or violations which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.07    SEC Filings; Financial Statements; No Unknown Liabilities.

         (a)  Each of the Company and the Operating Trust has filed all forms, reports and documents (including all exhibits) required to be filed by it with the SEC since January 1, 2004 (the "Company SEC Reports"). The Company SEC Reports, each as amended prior to the date hereof, (i) have been prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, when filed as amended prior to the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Company has made available to Parent copies of all material correspondence between the SEC, on the one hand, and the Company or any of its U.S. Subsidiaries on the other hand since January 1, 2004. Except as set forth in Section 4.07(a) of the Disclosure Schedule, no U.S. Subsidiary other than the Operating Trust is or has been required to file any form, report or other document with the SEC or any securities exchange or quotation service.

         (b)  Each of the consolidated financial statements (including, in each case, any notes thereto) contained in or incorporated by reference into the Company SEC Reports was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC and each fairly presented, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated U.S. Subsidiaries and the Foreign Subsidiaries or the Operating Trust and its consolidated U.S. Subsidiaries and the Foreign Subsidiaries, as the case may be, as of the respective dates thereof and for the respective periods indicated therein except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year end adjustments).

         (c)  Except (i) to the extent set forth on the consolidated balance sheet of the Company as of December 31, 2006 (including the notes thereto) included in the Company's Form 10-K for the fiscal year ended December 31, 2006, (ii) liabilities incurred on behalf of the Company, any U.S. Subsidiary or any Foreign Subsidiary in connection with this Agreement, and (iii) liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2006, none of the Company, its U.S. Subsidiaries or Foreign Subsidiaries had any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth in a consolidated balance sheet of the Company or in the notes thereto, except for any such liabilities or obligations which would not, individually or in the aggregate, have a Company Material Adverse Effect.

         (d)  Since the enactment of the Sarbanes Oxley Act of 2002 (the "Sarbanes-Oxley Act"), the Company has been and is in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, and (ii) the applicable listing and corporate governance rules and regulations of the NYSE. Since the Company became subject to the provisions of Rule 404 of the Sarbanes-Oxley Act, it has complied in all material respects with such provisions.

        Section 4.08    Absence of Certain Changes or Events.    Except as disclosed in the Company SEC Reports filed prior to the date hereof, since December 31, 2006 through the date hereof, (a) each of the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries has conducted its business in the ordinary course consistent with past practice, (b) there has not been an event, occurrence, effect or circumstance that has resulted or would reasonably be expected to result in a Company Material Adverse Effect, (c) there has not been any declaration, setting aside for payment or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company Series I Preferred Shares, Company Common Shares or the Operating Trust Units other than (i) regular quarterly cash dividends at a rate equal to $0.4525 per Company Common Share, (ii) dividends paid to holders of the Company Series I Preferred Shares in accordance with the terms of such security, and (iii) distributions paid to holders of Operating Trust Units in accordance with the terms of the Operating Trust Articles, and (d) there has not been any change in any method of accounting or accounting practice or any material change in any tax method or election by the Company or any U.S. Subsidiary.

        Section 4.09    Absence of Litigation.    Except (i) as listed in Section 4.09 of the Disclosure Schedule or (ii) as set forth in the Company SEC Reports filed prior to the date of this Agreement, there is no Action pending or, to the knowledge of the Company, threatened against the Company or any of its U.S. Subsidiaries or Foreign Subsidiaries or any of its or their respective properties or assets or any director, officer or employee of the Company or any U.S. Subsidiaries or Foreign Subsidiaries or other Person, in each case, for whom the Company or any U.S. Subsidiaries or Foreign Subsidiaries may be liable, except as would not, individually or in the aggregate, reasonably be expected to (x) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (y) have a Company Material Adverse Effect. None of the Company and the U.S. Subsidiaries or Foreign Subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

        Section 4.10    Employee Benefit Plans.

         (a)  Section 4.10(a) of the Disclosure Schedule lists all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not subject to ERISA) other than a multiemployer plan (within the meaning of Section 3(37) of ERISA)) and all material bonus, stock option, stock purchase, restricted stock, other equity or equity-based awards, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, employment, retention, termination, change in control, severance or other benefit plans, programs or arrangements, contracts or agreements, in each case, to which the Company or any U.S. Subsidiary is a party, with respect to which the Company or any U.S. Subsidiary has any current or future obligation or which are maintained, contributed to or sponsored by the Company or any U.S. Subsidiary for the benefit of any current or former employee, officer, director or independent contractor of the Company or any U.S. Subsidiary (all such plans, programs, arrangements, contracts or agreements, collectively, the "Plans"). The Company has made available, or will make available prior to the Operating Trust Merger Effective Time, to Parent, to the extent applicable, copies, which are correct and complete in all material respects, of the following: (i) the Plans (or to the extent no such copy exists, an accurate written description thereof), (ii) the annual report (Form 5500) filed with the Internal Revenue Service ("IRS") for the last two plan years, (iii) the most recently received IRS determination letter or opinion letter, if any, relating to a Plan, (iv) the most recently prepared actuarial report or financial statement, if any, relating to a Plan, (v) the most recent summary plan description for such Plan and all modifications thereto, and (vi) all material correspondence with the Department of Labor or the IRS with respect to any Plan. Except as set forth on Section 4.10(a)(ii) of the Disclosure Schedule, other than statutory plans, the Company sponsors no employee benefits plans for non-U.S. employees.

         (b)  Each Plan has been established and operated in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Internal Revenue Code of 1986 (the "Code"), except for such noncompliance that would not, individually or in the aggregate, have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in any material liability to the Company or any of its U.S. Subsidiaries, no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Plan other than to a Plan that is a "multiemployer plan" as defined in Section 3(37) of ERISA (and with respect to such plans to the Company's knowledge no prohibited transaction has occurred). Each Plan that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) and any award thereunder has been operated since January 1, 2005 in good faith compliance with Section 409A of the Code, IRS Notice 2005-1, Proposed Regulation Sections 1.409A-1 through 1.409A-6 inclusive. No Action is pending or, to the knowledge of the Company, threatened or anticipated, with respect to any Plan (other than claims for benefits in the ordinary course) that would, individually or in the aggregate, have a Company Material Adverse Effect.

         (c)  Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, or is entitled to rely on a favorable opinion issued by the IRS, and each related trust that is intended to be exempt from federal income tax pursuant to Section 501(a) of the Code has received a determination or opinion letter from the IRS that it is so exempt, and to the knowledge of the Company no fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to adversely affect the qualified status of any such Plan or the exempt status of any such trust.

         (d)  Neither the Company nor any ERISA Affiliate, (i) sponsors or has any obligation with respect to any employee benefit plan that is subject to the provisions of Section 302 or Title IV of ERISA or Section 412 of the Code, is an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code, a voluntary employee beneficiary association, is a multiemployer plan within the meaning of Section 3(37) of ERISA or (ii) has incurred or reasonably expects to incur any material liability pursuant to Title I or Title IV of ERISA (including any Controlled Group Liability, but excluding liability in the ordinary course for contributions to multiemployer plans)) or any foreign Law or regulation relating to employee benefit plans, whether contingent or otherwise. The Company does not have any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired, former or current employees of the Company, except as required by Section 4980B of the Code or similar state Law.

         (e)  Except as set forth in Section 4.10(e) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger and the transactions contemplated hereby will (either alone or in conjunction with any other event (whether contingent or otherwise)) result in or cause the vesting, exercisability, acceleration of payment or delivery of, or increase in the amount or value of, any payment, right or other benefit to any employee, officer, director or other service provider of the Company or any ERISA Affiliate or result in any amount failing to be deductible by reason of Section 280G of the Code. The Company has provided Parent with reasonable estimates of the potential excess parachute payments (within the meaning of Section 280G of the Code) paid or payable by the Company or any of its U.S. Subsidiaries or Foreign Subsidiaries in connection with the transactions contemplated by this Agreement, either as a result of the transactions contemplated by this Agreement or in conjunction with any other event.

          (f)  For purposes of this Section 4.10, an entity is an "ERISA Affiliate" of the Company if it is considered a single employer with the Company or any of its U.S. Subsidiaries under Section 4001(b) of ERISA or part of the same controlled group as the Company for purposes of Section 302(d)(8)(C) of ERISA.

         (g)  For purposes of this Section 4.10, "Controlled Group Liability" means any and all liabilities (i) under Title IV of ERISA, (ii) under Section 302 of ERISA, (iii) under Sections 412 and 4971 of the Code, (iv) resulting from a violation of the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code or the group health plan requirements of Sections 601 et seq. of the Code and Section 601 et seq. of ERISA, and (v) under corresponding or similar provisions of foreign Laws or regulations.

        Section 4.11    Labor Matters.

         (a)  Except as set forth in Section 4.11 of the Disclosure Schedule, neither the Company nor any U.S. Subsidiary is a party to any collective bargaining agreement, trade union or other labor union contract applicable to persons employed by the Company or any U.S. Subsidiary or Foreign Subsidiary. Except as set forth in Section 4.11 of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any U.S. Subsidiary or Foreign Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or any U.S. Subsidiary or Foreign Subsidiary under such agreement or contract, (ii) none of the employees of the Company or its U.S. Subsidiaries or Foreign Subsidiary is represented by a union, (iii) to the knowledge of the Company no union organizing efforts have been conducted within the last three years or are now being conducted, and (iv) there is no, and, to the knowledge of the Company, there has not been (nor is there pending or threatened) a strike, slowdown, work stoppage or lockout by or with respect to any employees of the Company or any U.S. Subsidiary or Foreign Subsidiary.

         (b)  The Company and each of its U.S. Subsidiaries and Foreign Subsidiaries is in compliance in all material respects with all applicable Laws relating to the employment of labor, including all applicable Laws relating to wages, hours, collective bargaining, employment discrimination, civil rights, safety and health, workers' compensation, pay equity and the collection and payment of withholding and/or social security taxes, except where the failure to comply would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its U.S. Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act ("WARN") or any similar state or local Law within the last six months which remains unsatisfied.

        Section 4.12    Information Supplied.    The information supplied by the Company Parties for inclusion or incorporation by reference in the S-4, Proxy Statement or any other document to be filed with the SEC or provided to holders of the Units in connection with the transactions contemplated by this Agreement (the "Other Filings") will not, in the case of the S-4 at the time it becomes effective, or in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders or at the time of the Company Shareholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing at the date it is first mailed to the Company Shareholders or holders of interests in any U.S. Subsidiary or at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made (or omitted to be made) by the Company Parties with respect to statements made or incorporated by reference therein based on information supplied by Buyer Parties in connection with the preparation of the S-4, the Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All documents that the Company is responsible for filing with the SEC in connection with the Election, the Mergers, or the other transactions contemplated by this Agreement, will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

        Section 4.13    Property.

         (a)  Except as set forth in Section 4.13(a)(i) of the Disclosure Schedule, the Company, the Operating Trust, or a U.S. Subsidiary owns fee simple title to, or a valid leasehold interest in, each of the real properties identified in Section 4.13(a)(i) of the Disclosure Schedule (each property so owned, a "Company Property" and collectively, the "Company Properties"), and except as set forth in Section 4.13(a)(ii) of the Disclosure Schedule, the Foreign Subsidiaries own title to, or a valid leasehold interest in, each of the real properties identified in Section 4.13(a)(ii) of the Disclosure Schedule (each property so owned, a "Foreign Property" and collectively, the "Foreign Properties"), each of which are all of the real estate properties owned or leased by the Company, the Operating Trust, U.S. Subsidiary or Foreign Subsidiary, in each case (except as provided below) free and clear of Liens, except for Permitted Liens and any other limitations of any kind, if any, that would not individually, or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (b)  The Company Properties are not subject to any rights of way, restrictive covenants (including deed restrictions or limitations issued pursuant to any Environmental Law), declarations, agreements, or Laws affecting building use or occupancy, or reservations of an interest in title except for Permitted Liens.

         (c)  For each Company Property, policies of (i) title insurance have been issued insuring, as of the effective date of each such insurance policy, fee simple title interest held by the Company or the applicable U.S. Subsidiary with respect to the Company Properties that are not subject to the Ground Leases and (ii) leasehold insurance have been issued insuring, as of the effective date of each such insurance policy, the leasehold interest that the Company or the applicable U.S. Subsidiary holds with respect to each Company Property that is subject to a Ground Lease. To the knowledge of the Company, such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy.

         (d)  Except as set forth in Section 4.13(d)(i) and Section 4.13(d)(ii) of the Disclosure Schedule:

            (i)  to the knowledge of the Company, (A) no material certificate, permit or license from any Governmental Authority having jurisdiction over any of the Company Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Company Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Company Properties has not been obtained and is not in full force and effect, except for any such permits and approvals that are being sought in connection with the development or redevelopment of any Company Properties, and except for such failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (B) neither the Company nor any U.S. Subsidiary or Foreign Subsidiary has received written notice of any violation of any Law affecting any of the Company Properties issued by any Governmental Authority which have not been cured, contested in good faith or which violations would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; and

           (ii)  to the knowledge of the Company, (A) no material certificate, permit or license from any Foreign Governmental Entity having jurisdiction over any of the Foreign Properties or any agreement, easement or other right that is necessary to permit the lawful use and operation of the buildings and improvements on any of the Foreign Properties or that is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the Foreign Properties has not been obtained and is not in full force and effect, except for any such permits and approvals that are being sought in connection with the development or redevelopment of any Foreign Properties, and except for such failures to obtain and to have in full force and effect, which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect and (B) neither the Company nor any Foreign Subsidiary has received written notice of any violation of any law affecting any of the Foreign Properties issued by any Foreign Governmental Entity which have not been cured, contested in good faith or which violations would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

         (e)  To the knowledge of the Company, neither the Company nor any U.S. Subsidiary has received any written notice to the effect that (A) any condemnation or rezoning proceedings are pending or threatened with respect to any of the Company Properties, except for any such proceedings that have been initiated in connection with the development or redevelopment of any of the Company Properties, or (B) any Laws including any zoning regulation or ordinance (including with respect to parking), board of fire underwriters rules, building, fire, health or similar Law, code, ordinance, order or regulation has been violated for any Company Property, which in the case of clauses (A) and (B) above, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (f)  Section 4.13(f) of the Disclosure Schedule sets forth a correct and complete list as of the date of this Agreement of each ground lease pursuant to which any Company Parties or any U.S. Subsidiary or any Foreign Subsidiary is a lessee (individually, a "Ground Lease" and collectively, "Ground Leases"). To the knowledge of the Company, each Ground Lease is in full force and effect and none of the Company Parties, or any U.S. Subsidiary or any Foreign Subsidiary has received a written notice that it is in default under any Ground Lease which remains uncured. The Company has made available to Parent copies of each Ground Lease and all material amendments or other modifications thereto, which copies are correct and complete in all material respects. Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any U.S. Subsidiary or Foreign Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Ground Lease, (ii) no event has occurred which would result in a breach or violation of, or a default under, any Ground Lease by the Company or any U.S. Subsidiary or Foreign Subsidiary, or to the knowledge of the Company, any other party thereto (in each case, with or without notice or lapse of time or both), and (iii) each Ground Lease is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or the U.S. Subsidiaries or Foreign Subsidiaries and, to the knowledge of the Company, with respect to the other parties thereto.

         (g)  Except as set forth in Section 4.13(g) of the Disclosure Schedule, neither the Company Parties nor any U.S. Subsidiary nor any Foreign Subsidiary has granted any unexpired option agreements, rights of first offer, rights of first negotiation or rights of first refusal with respect to the purchase of a Company Property or any portion thereof or any other unexpired rights in favor of third Persons to purchase or otherwise acquire a Company Property or any portion thereof or entered into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof.

         (h)  Except as set forth in Section 4.13(h) of the Disclosure Schedule, neither the Company Parties nor any U.S. Subsidiary nor any Foreign Subsidiary is a party to any agreement relating to the management of any of the Company Properties by a party other than the Company Parties or the U.S. Subsidiaries or the Foreign Subsidiaries.

        Section 4.14    Intellectual Property.    Except as individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, (a) to the knowledge of the Company, the conduct of the business of the Company and the U.S. Subsidiaries and the Foreign Subsidiaries as currently conducted does not infringe or otherwise violate the Intellectual Property rights of any other party other than the Company or any U.S. Subsidiary or Foreign Subsidiary ("Third Party"), (b) with respect to Intellectual Property used by, owned by or licensed to the Company or any U.S. Subsidiary or any Foreign Subsidiary ("Company Intellectual Property"), the Company or such U.S. Subsidiary or Foreign Subsidiary owns the entire right, title and interest in the Company Intellectual Property purported to be owned by the Company or any U.S. Subsidiary or Foreign Subsidiary and has the right to use the other Company Intellectual Property in the continued operation of its business as currently conducted, (c) to the knowledge of the Company, no Third Party is infringing or otherwise violating the Company Intellectual Property rights, and (d) the Company and the U.S. Subsidiaries and the Foreign Subsidiary have taken reasonable actions to protect and maintain the Company Intellectual Property (including Company Intellectual Property that is confidential in nature).

        Section 4.15    Taxes.    Except as set forth in Section 4.15 of the Disclosure Schedule:

         (a)  Each of the Company and its U.S. Subsidiaries and Foreign Subsidiaries (i) has timely filed (or had filed on their behalf) all Tax Returns, as defined below, required to be filed by any of them (after giving effect to any filing extension granted by a Governmental Authority) and (ii) has paid (or had paid on their behalf) or will timely pay all material Taxes (whether or not shown on such Tax Returns) that are required to be paid by it, and such Tax Returns are true, correct and complete in all material respects. The most recent financial statements contained in the Company SEC Reports filed prior to the date hereof reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes payable by the Company and its U.S. Subsidiaries and Foreign Subsidiaries for all taxable periods and portions thereof through the date of such financial statements and Taxes payable by the Company and its U.S. Subsidiaries and Foreign Subsidiaries on the Closing Date will not exceed such reserve as adjusted through the Closing Date in accordance with the past custom and practice of the Company and its U.S. Subsidiaries and Foreign Subsidiaries in filing their Tax Returns. True, correct and complete copies of all filed federal Tax Returns for the Company, the Operating Trust and Ameriton Properties Incorporated with respect to the taxable years commencing on or after January 2003 have been delivered or made available to representatives of Parent. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement, waiver or other document or arrangement extending the period for assessment or collection of material Taxes (including, but not limited to, any applicable statute of limitation), and no power of attorney with respect to any material Tax matter is currently in force with respect to the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries. As used here, the term "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

         (b)  The Company, (i) for all taxable years commencing with the Company's taxable year ending December 31, 1997 through December 31, 2006, has been subject to taxation as a REIT within the meaning of Section 856 of the Code and has satisfied all requirements to qualify as a REIT, and has so qualified, for such years, (ii) has operated since December 31, 2006 to the date hereof in a manner that will permit it to qualify as a REIT for the taxable year that includes the date hereof, and (iii) intends to continue to operate in such a manner as to permit it to continue to qualify as a REIT for the taxable year of the Company that will end with the Company Merger (and if the Company Merger is not consummated prior to January 1, 2008, for the taxable year that will end on December 31, 2007). No challenge to the Company's status as a REIT is pending or has been threatened in writing. No subsidiary of the Company is a corporation for U.S. federal income tax purposes, other than a corporation that qualifies as a "qualified REIT subsidiary," within the meaning of Section 856(i)(2) of the Code, or as a "taxable REIT subsidiary," within the meaning of Section 856(1) of the Code.

         (c)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries holds any asset the disposition of which would be subject to rules similar to Section 1374 of the Code.

         (d)  Since January 1, 2003, (i) the Company and its U.S. Subsidiaries and Foreign Subsidiaries have not incurred any liability for material Taxes under sections 857(b), 857(f), 860(c) or 4981 of the Code which have not been previously paid and (ii) neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has incurred any material liability for Taxes that have not been previously paid other than in the ordinary course of business. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries (other than a "taxable REIT subsidiary" or any U.S. Subsidiary of a "taxable REIT subsidiary") has engaged at any time in any "prohibited transactions" within the meaning of Section 857(b)(6) of the Code. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has engaged in any transaction that would give rise to "redetermined rents, redetermined deductions and excess interest" described in section 857(b)(7) of the Code. No event has occurred, and no condition or circumstances exists, which presents a material risk that any material Tax described in the preceding sentences will be imposed on the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries.

         (e)  All deficiencies asserted or assessments made with respect to the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries have been fully paid, and, to the knowledge of the Company, there are no other audits, examinations or other proceedings relating to any Taxes of the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries by any taxing authority in progress. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has received any written notice from any taxing authority that it intends to conduct such an audit, examination or other proceeding in respect to Taxes or make any assessment for Taxes. Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries is a party to any litigation or pending litigation or administrative proceeding relating to Taxes (other than litigation dealing with appeals of property tax valuations).

          (f)  The Company and its U.S. Subsidiaries and Foreign Subsidiaries have complied, in all material respects, with all applicable Laws, rules and regulations relating to the payment and withholding of material Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, and 3402 of the Code or similar provisions under any foreign laws) and have duly and timely withheld and have paid over to the appropriate taxing authorities all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.

         (g)  To the knowledge of the Company, no claim has been made in writing by a taxing authority in a jurisdiction where the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries does not file Tax Returns that the Company or any such subsidiary is or may be subject to taxation by that jurisdiction.

         (h)  Neither the Company nor any other Person on behalf of the Company or any U.S. Subsidiary has requested any extension of time within which to file any material Tax Return, which material Tax Return has not yet been filed.

          (i)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries is a party to any Tax sharing or similar agreement or arrangement other than any agreement or arrangement solely between either the Company and any of its U.S. Subsidiaries and/or Foreign Subsidiaries or between or among any two or more U.S. Subsidiaries and/or Foreign Subsidiaries, pursuant to which it will have any obligation to make any payments after the Closing.

          (j)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has requested a private letter ruling from the IRS or comparable rulings from other taxing authorities.

         (k)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries (i) is or has been at any time on or after January 1, 1997, a member of an affiliated group (other than a group the common parent of which is the Company or a directly or indirectly wholly-owned subsidiary of the Company) filing a consolidated federal income tax return and (ii) has any liability for the Taxes of another person other than the Company and such U.S. Subsidiaries and Foreign Subsidiaries under Treasury regulation 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor or by contract.

          (l)  There are no Liens for Taxes (other than Taxes not yet due and payable for which adequate reserves have been made in accordance with GAAP) upon any of the assets of the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries.

        (m)  To the knowledge of the Company, as of the date hereof, the Company is a "domestically-controlled qualified investment entity" within the meaning of Section 897(h)(4)(B) of the Code.

         (n)  There are no Tax Protection Agreements currently in force and no person has raised in writing, or to the knowledge of the Company threatened to raise, a material claim against the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries for any breach of any Tax Protection Agreement.

         (o)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries is a party to any understanding or arrangement described in Section 6662(d)(2)(C)(ii) or Treasury Regulations Section 1.6011-4(b) or is a material advisor as defined in Section 6111(b) of the Code.

         (p)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has entered into any "closing agreement" as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law).

         (q)  Since January 1, 2003, neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has (i) agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law or has any application pending with any Governmental Authority requesting permission for any changes in accounting methods.

         (r)  Neither the Company nor any of its U.S. Subsidiaries or Foreign Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date of this Agreement or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the transactions contemplated by this Agreement.

         (s)  The aggregate federal income tax basis (as determined immediately prior to the consummation of any transactions contemplated pursuant to this Agreement and assuming that no Requested Transactions are consummated) of the assets that will be transferred to MergerCo in the Merger exceeds the amount of the Company's liabilities that MergerCo is assuming from the Company and taking the assets subject to, as determined for federal income tax purposes.

        As used herein, "Tax Protection Agreements" shall mean any written or oral agreement to which the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries is a party pursuant to which: (a) any liability to holders of Operating Trust Common Units relating to Taxes may arise, whether or not as a result of the consummation of the transactions contemplated by this Agreement; (b) in connection with the deferral of income Taxes of an Operating Trust Common Unitholder, the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries have agreed to (i) maintain a minimum level of debt or continue a particular debt, (ii) retain or not dispose of assets for a period of time that has not since expired, (iii) make or refrain from making Tax elections, (iv) only dispose of assets in a particular manner, and/or (v) and/or permit holders of Operating Trust Common Units to guarantee (or have guaranteed) debt of the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries; and/or (c) holders of Operating Trust Common Units have guaranteed debt of the Operating Trust.

        Section 4.16    Environmental Matters.

         (a)  Except as set forth in Section 4.16 of the Disclosure Schedule or as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

            (i)  to the knowledge of the Company, each of the Company and the U.S. Subsidiaries and Foreign Subsidiaries (X) is in compliance with all, and has not violated any, Environmental Laws, (Y) holds all Permits, approvals, identification numbers, licenses and other authorizations required under any Environmental Law to own or operate its assets as currently owned and operated and to carry on its business as it is now being conducted ("Environmental Permits"), and (Z) is in compliance with all of, and has not violated any of, its respective Environmental Permits;

           (ii)  neither the Company nor any U.S. Subsidiary or Foreign Subsidiary has received any written notice that it has released, and the Company has not received written notice that any other person has received such a notice that it has released, Hazardous Substances on any real property currently owned, leased or operated by the Company or the U.S. Subsidiaries or Foreign Subsidiaries, and, to the knowledge of the Company, no Hazardous Substances or other conditions are present at any such property that could reasonably be expected to result in liability of or adversely affecting the Company or any U.S. Subsidiary or Foreign Subsidiary under any Environmental Law; and

          (iii)  neither the Company nor any U.S. Subsidiary nor any Foreign Subsidiary has received any written notice alleging that the Company or any U.S. Subsidiary or Foreign Subsidiary is or may be in violation of, or liable under, or a potentially responsible party pursuant to, the Comprehensive

  Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA") or any other Environmental Law and, to the knowledge of the Company, there is no basis for any such notice.

         (b)  Notwithstanding any other provision of this Agreement, this Section 4.16 sets forth the Company's sole and exclusive representations and warranties with respect to Hazardous Substances, Environmental Laws or other environmental matters.

        Section 4.17    Material Contracts.    Section 4.17 of the Disclosure Schedule lists each of the following Contracts (and all amendments, modifications and supplements thereto and all side letters to which the Company or any U.S. Subsidiary or Foreign Subsidiary or is a party affecting the obligations of any party thereunder) to which the Company or any U.S. Subsidiary or any Foreign Subsidiary is a party or by which any of their respective properties or assets are bound (each such contract and agreement required to be scheduled, being a "Material Contract") (notwithstanding anything below, "Material Contract" shall not include any contract that (1) is terminable upon 90 days' notice without a penalty or premium, (2) will be fully performed and satisfied as of or prior to Closing), or (3) is by and among only the Company and any U.S. Subsidiary and/or Foreign Subsidiary or among U.S. Subsidiaries and/or Foreign Subsidiaries:

         (a)  all agreements that call for aggregate payments by, or other consideration from, the Company or any U.S. Subsidiaries or Foreign Subsidiaries under such contract of more than $25,000,000 over the remaining term of such contract;

         (b)  all agreements that call for annual aggregate payments by, or other consideration from, the Company or any U.S. Subsidiaries or Foreign Subsidiaries under such contract of more than $5,000,000 over the remaining term of such contract;

         (c)  any agreement that contains any non-compete or exclusivity provisions with respect to any line of business in which the Company or any U.S. Subsidiary or Foreign Subsidiary is currently engaged or geographic area with respect to the Company or any U.S. Subsidiary or Foreign Subsidiary, or that purports to restrict in any material respect the right of the Company or any Affiliate to conduct any line of business in which the Company or any Affiliate is currently engaged or to compete with any Person or operate in any geographic area or location in which the Company or any Affiliate may conduct business;

         (d)  any partnership, limited liability company agreement, joint venture or other similar agreement entered into by the Company or any U.S. Subsidiary or Foreign Subsidiary with any Third Party;

         (e)  any agreements for the pending purchase or sale, option to purchase or sell, right of first refusal, right of first offer or any other contractual right to purchase, sell, dispose of, or master lease, by merger, purchase or sale of assets or stock or otherwise, any real property including any Company Property or any asset that if purchased by the Company or any U.S. Subsidiary would be a Company Property;

          (f)  any contract or agreement pursuant to which the Company or any U.S. Subsidiary or Foreign Subsidiary agrees to indemnify or hold harmless any director or executive officer of the Company or any U.S. Subsidiary (other than the Organizational Documents);

         (g)  any Contract pursuant to which the Company or any U.S. Subsidiary or Foreign Subsidiary has potential liability in respect of any purchase price adjustment, earn-out or contingent purchase price that, in each case, could reasonably be expected to result in future payments of more than $10,000,000; or any Contract relating to the settlement or proposed settlement of any Action, which involves the issuance of equity securities or the payment of an amount in excess of $10,000,000;

         (h)  any loan agreement, letter of credit, indenture, note, bond, debenture, mortgage or any other document, agreement or instrument evidencing a capitalized leased obligation or other Indebtedness of, for the benefit of, or payable to the Company or any U.S. Subsidiary (other than among the Company and any U.S. Subsidiaries and/or Foreign Subsidiaries) in excess of $10,000,000;

          (i)  any Contract (other than any Organizational Document and any Indebtedness among the Company and U.S. Subsidiaries or Foreign Subsidiaries) to provide any funds to or make any investment in (whether in the form of a loan, capital contribution or otherwise) any U.S. Subsidiary, Foreign Subsidiary, JV Entity or other Person in excess of $10,000,000; and

          (j)  any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K under the Securities Act).

        Except as would not reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company nor any U.S. Subsidiary nor any Foreign Subsidiary is and, to the knowledge of the Company, no other party is in breach or violation of, or default under, any Material Contract, (ii) none of the Company or its U.S. Subsidiaries or its Foreign Subsidiaries have received any claim of default under any such agreement, and (iii) no event has occurred which would result in a breach or violation of, or a default under, any Material Contract (in each case, with or without notice or lapse of time or both). Except as would not reasonably be expected to have a Company Material Adverse Effect, each Material Contract is valid, binding and enforceable in accordance with its terms and is in full force and effect with respect to the Company or its U.S. Subsidiaries or Foreign Subsidiaries and, to the knowledge of the Company, with respect to the other parties thereto. The Company has made available to Parent copies of all Material Contracts (including any amendments or other modifications thereto), which copies are correct and complete in all material respects.

        Section 4.18    Brokers.    No broker, finder or investment banker or other Person, other than Morgan Stanley & Co. Inc., the Company's financial advisor (the "Company Financial Advisor"), is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any U.S. Subsidiary or Foreign Subsidiary. The Company has made available to Parent a correct and complete copy of all agreements between the Company and the Company Financial Advisor, under which the Company Financial Advisor would be entitled to any payment in connection with the Merger or the other transactions contemplated by this Agreement.

        Section 4.19    Opinion of Financial Advisor.    The Company Financial Advisor has delivered to the Company the written opinion of the Company Financial Advisor (or oral opinion to be confirmed in writing) to the effect that, as of the date hereof, the Company Common Share Merger Consideration to be received by holders of Company Common Shares is fair from a financial point of view to such holders. The Company has made available to Parent a complete and correct copy of such opinion (or, if not delivered in writing to the Company prior to the date hereof, the Company will promptly make such opinion available to Parent upon receipt).

        Section 4.20    Insurance.    Section 4.20 of the Disclosure Schedule sets forth a list that is correct and complete in all material respects of the insurance coverages, other than the Company Title Insurance Policies and property level insurance held by, or for the benefit of, any Foreign Subsidiary, held by, or for the benefit of, the Company or any of its U.S. Subsidiaries and Foreign Subsidiaries, including the underwriter and the amount of such coverages. With respect to each such insurance policy, except as would not, individually or in the aggregate, have a Company Material Adverse Effect, (a) the Company and each of its U.S. Subsidiaries and Foreign Subsidiaries have paid, or caused to be paid, all premiums due under the policy and have not received written notice that they are in default with respect to any obligations under the policy, and (b) to the knowledge of the Company, as of the date hereof no insurer on the policy has been declared insolvent or placed in receivership, conservatorship or liquidation. Neither the Company nor any U.S. Subsidiary nor any Foreign Subsidiaries has received any written notice of cancellation or termination with respect to any existing insurance policy set forth in Section 4.20 of the Disclosure Schedule that is held by, or for the benefit of, any of the Company or any of its U.S. Subsidiaries or Foreign Subsidiaries, other than as would not have, individually or in the aggregate, a Company Material Adverse Effect.

        Section 4.21    Interested Party Transactions.    Except as set forth in the Company SEC Reports filed with the SEC prior to the date of this Agreement, there are no events that would be required to be reported by the Company or the Operating Trust pursuant to Item 404 of Regulation S-K promulgated by the SEC, and no material Contracts, agreements or loans between the Company or any U.S. Subsidiary or Foreign Subsidiary, on the one hand, and (a) any officer or director of the Company, (b) any record or beneficial owner of five percent (5%) or more of the voting securities or partnership interests of the Company or the Operating Trust, or (c) any associate (as defined in Rule 12b-2 under the Exchange Act) or affiliate of any such officer, director or record or beneficial owner, on the other hand. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of the U.S. Subsidiaries or Foreign Subsidiaries has made any loans to any such executive officers or trustees of the Company.

        Section 4.22    Investment Company Act of 1940.    None of the Company or any U.S. Subsidiary or Foreign Subsidiary is, or at the Company Merger Effective Time will be, required to be registered as an investment company under the Investment Company Act of 1940, as amended.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

        The Buyer Parties hereby jointly and severally represent and warrant to the Company Parties as follows:

        Section 5.01    Corporate Organization.

         (a)  Parent is a limited partnership duly formed, validly existing and in good standing under the Laws of the State of Delaware. The certificate of formation of Parent is in effect and no dissolution, revocation or forfeiture proceedings regarding Parent as applicable, have been commenced. Parent is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted.

         (b)  MergerCo is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Maryland. The statement of partnership authority of MergerCo is in effect and no dissolution, revocation or forfeiture proceedings regarding MergerCo have been commenced. MergerCo is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. MergerCo has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted. All the issued and outstanding partnership interests MergerCo are owned beneficially by Parent.

         (c)  Operating Trust MergerSub is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Maryland. The certificate of formation of Operating Trust MergerSub is in effect and no dissolution, revocation or forfeiture proceedings regarding Operating Trust MergerSub have been commenced. Operating Trust MergerSub is in good standing under the Laws of any other jurisdiction in which the character of the properties owned, leased or operated by it therein or in which the transaction of its business makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Operating Trust MergerSub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as now conducted and proposed by it to be conducted. All the issued and outstanding limited liability company interests of Operating Trust MergerSub are owned beneficially by Parent.

        Section 5.02    Ownership of MergerCo and Operating Trust MergerSub; No Prior Activities.    MergerCo is a wholly owned subsidiary of Parent. Each of MergerCo and Operating Trust MergerSub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and neither MergerCo nor Operating Trust MergerSub has conducted any activities other than in connection with its organization, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby and thereby.

        Section 5.03    Authority Relative to this Agreement.

         (a)  Each of Parent, MergerCo and Operating Trust MergerSub has all necessary limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. No other proceedings on the part of Parent, MergerCo or Operating Trust MergerSub or any of their respective subsidiaries, are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, except as contemplated by the immediately succeeding sentence. Immediately following execution of this Agreement by the parties hereto, Parent shall execute and deliver to MergerCo a written consent approving this Agreement and the Merger in its capacity as the direct or indirect owner of general partner of MergerCo. This Agreement has been duly and validly executed and delivered by each of Parent, MergerCo and Operating Trust MergerSub and, assuming the due authorization, execution and delivery by each of Parent, MergerCo and Operating Trust MergerSub constitutes a legal, valid and binding obligation of each of Parent, MergerCo and Operating Trust MergerSub, enforceable against each of them in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights or by general equity principles.

         (b)  Parent has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Mergers (to the extent that it is a party thereto), and taken all limited partnership actions required to be taken by Parent for the consummation of the Mergers (to the extent that it is a party thereto).

         (c)  MergerCo has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Company Merger, and MergerCo has taken all partnership actions required to be taken for the consummation of the Company Merger (to the extent that it is a party thereto) except for execution of the Articles of Merger and filing thereof with the SDAT, subject to the third sentence of Section 5.03(a), and filing with the State of Maryland of articles supplementary as contemplated by the last sentence of Section 3.01(d).

         (d)  Operating Trust MergerSub has duly and validly authorized the execution and delivery of this Agreement and approved the consummation of the Operating Trust Merger, and Operating Trust MergerSub has taken all limited liability company actions required to be taken for the consummation of the Operating Trust Merger (to the extent that it is a party thereto).

        Section 5.04    No Conflict; Required Filings and Consents.

         (a)  The execution and delivery of this Agreement by Parent, MergerCo and Operating Trust MergerSub does not, and the performance of Parent, MergerCo and Operating Trust MergerSub's obligations hereunder will not, (i) conflict with or violate the limited liability company agreement of any of Parent, MergerCo, or Operating Trust MergerSub, (ii) assuming that all consents, approvals, authorizations and other actions described in subsection (b) have been obtained and all filings and obligations described in subsection (b) have been made, conflict with or violate any Law applicable to Parent, MergerCo, or Operating Trust MergerSub, or by which any of its properties or assets is bound, or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien or other encumbrance on any of its properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it or any of its properties or assets is bound, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences that would not (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated hereby or (B) reasonably be expected to have a Parent Material Adverse Effect.

         (b)  The execution and delivery of this Agreement by Parent, MergerCo, or Operating Trust MergerSub does not, and the performance of Parent, MergerCo or Operating Trust MergerSub obligations hereunder and thereunder will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any Governmental Authority, except (i) for (A) applicable requirements, if any, of the Securities Act, the Exchange Act, Blue Sky Laws and state takeover Laws, (B) the German Act, (C) the filing with the SEC of the Proxy Statement, (D) the filing of the Articles of Merger with, and the acceptance for record thereof by, the State of Maryland, and (E) the filing of the Operating Trust Articles of Merger with, and the acceptance for record thereof by, the State of Maryland, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not (A) prevent or materially delay consummation of the Mergers and the other transactions contemplated hereby or (B) reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.05    Information Supplied.    None of the information supplied by Parent, MergerCo, or Operating Trust MergerSub or any affiliate of Parent for inclusion or incorporation by reference in the S-4, the S-4 Related Documents, the Proxy Statement or the Other Filings will, in the case of the S-4 at the time it becomes effective, and in the case of the Proxy Statement, at the date it is first mailed to the Company Shareholders or at the time of the Company's Shareholders' Meeting or at the time of any amendment or supplement thereof, or, in the case of any Other Filing, at the date it is first mailed to the Company Shareholders or holders of interests in any U.S. Subsidiary or, at the date it is first filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company Parties in connection with the preparation of the S-4, Proxy Statement or the Other Filings for inclusion or incorporation by reference therein. All Other Filings that are filed by the Buyer Parties will comply as to form in all material respects with the requirements of the Exchange Act.

        Section 5.06    Absence of Litigation.    As of the date hereof, there is no Action pending or, to the knowledge of Parent, threatened in writing against Parent or any of its subsidiaries or any of its or their respective properties or assets except as would not, individually or in the aggregate, (a) prevent or materially delay consummation of the Mergers and the other transactions contemplated by this Agreement or (b) have a Parent Material Adverse Effect. None of Parent and its subsidiaries is subject to any order, judgment, writ, injunction or decree, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

        Section 5.07    Required Financing; Guarantees.

         (a)  Parent will have sufficient funds at the Closing to (i) pay the aggregate Merger Consideration payable hereunder and (ii) pay any and all fees and expenses in connection with the Mergers or the financing thereof.

         (b)  Parent has provided to the Company a true, complete and correct copy of (i) an executed commitment letter from Tishman Speyer Real Estate Venture VII, L.P. to provide Parent with equity financing in an aggregate amount of up to $250,000,000 and from Lehman Brothers Holdings Inc., Real Estate Private Equity Inc. and Banc of America Strategic Ventures, Inc. to provide Parent with equity financing in an aggregate amount of up to $4,850,000,000 (collectively, the "Equity Funding Letter"), and (ii) an executed commitment letter (the "Debt Commitment Letter" and together with the Equity Funding Letter, the "Financing Commitments") from Lehman Commercial Paper Inc. and Banc of America Strategic Ventures, Inc. and its affiliates (the "Lenders") pursuant to which, and subject to the terms and conditions thereof, the Lenders have committed to provide Parent with financing in an aggregate amount of $17,100,000,000 (the "Debt Financing" and together with the financing referred to in clause (i) being collectively referred to as the "Financing"). The Financing Commitments are legal, valid and binding obligations of the Parent and, to the knowledge of the Parent, each of the other parties thereto. None of the Financing Commitments has been amended or modified prior to the date of this Agreement, and as of the date hereof the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect. As of the date hereof, the Financing Commitments are in full force and effect. Except for the payment of customary fees, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as set forth in or contemplated by the Financing Commitments. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of the Parent, and to the knowledge of the Parent, any other parties thereto, under the Financing Commitments. As of the date hereof, and assuming the condition set forth in Section 8.02(a) hereof is satisfied, the Parent reasonably believes that it will be able to satisfy the material conditions to the Financing contemplated by the Financing Commitments and that the Financing will be made available to Parent on the Closing Date. Parent will provide to the Company any amendments to the Equity Funding Letter and the Debt Commitment Letter, or any notices given in connection therewith, as promptly as possible (but in any event within twenty-four (24) hours).

         (c)  Concurrently with the execution of this Agreement, Parent has delivered to the Company guarantees (the "Guarantees") executed by Lehman Brothers Holdings Inc. and Tishman Speyer Real Estate Venture VII, L.P. (the "Guarantors").

        Section 5.08    No Ownership of Company Shares.    Neither Parent nor any of its subsidiaries, including MergerCo and Operating Trust MergerSub, own any Company Common Shares or other securities of the Company or any Subsidiaries.

        Section 5.09    Brokers.    Prior to the Closing, the Company Parties will not be responsible for any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, MergerCo, or Operating Trust MergerSub or any of their subsidiaries.

ARTICLE VI
CONDUCT OF BUSINESS PENDING THE MERGERS

        Section 6.01    Conduct of Business by Company Parties Pending the Mergers.    The Company Parties agree that, between the date of this Agreement and the Company Merger Effective Time, except as required or expressly permitted by this Agreement or as set forth in Section 6.01 (and any subsection thereto) of the Disclosure Schedule or with the prior written consent of Parent the businesses of the Company, the U.S. Subsidiaries, and the Foreign Subsidiaries shall be conducted in, and the Company, the U.S. Subsidiaries and the Foreign Subsidiaries shall not take any action, except in the ordinary course of business consistent with past practice; and the Company Parties shall and shall cause the U.S. Subsidiaries and the Foreign Subsidiaries to use commercially reasonable efforts to conduct their operations in compliance with applicable Laws and to maintain and preserve substantially intact the business organization of the Company, the U.S. Subsidiaries and the Foreign Subsidiaries, to retain the services of their current officers and key employees, to preserve their assets and properties in good repair and condition and to preserve the goodwill and current relationships of the Company, the U.S. Subsidiaries, and the Foreign Subsidiaries with lessees and other persons with which the Company, any U.S. Subsidiary or any Foreign Subsidiary has significant business relations. Except as otherwise required or expressly permitted by this Agreement, as requested by any of the Buyer Parties, or as set forth in Section 6.01 (and any subsection thereto) of the Disclosure Schedule, neither the Company, any U.S. Subsidiary, nor any Foreign Subsidiary shall do, and with respect to JV Entities in which the Company, a U.S. Subsidiary or a Foreign Subsidiary is not the managing member or general partner, none of the Company, any U.S. Subsidiary or any Foreign Subsidiary shall consent or withhold consent, as the case may be (provided such JV Entity shall only be required to consent or withhold consent, as the case may be, to the extent it has an express contractual consent right with respect to the matters set forth below) to such JV Entity doing, between the date of this Agreement and the Company Merger Effective Time, any of the following without the prior written consent of Parent; provided, however, that consent of Parent shall be deemed to have been given if Parent does not object within four (4) days from the date on which a written request for such consent is provided by the Company to Parent and, following a second written request by the Company at any time after such four (4) day period, Parent does not object within one (1) business day from the date on which such second request is provided by the Company to Parent (provided that solely for the purposes of this Section 6.01, an e-mail sent to each of the persons set forth in Section 10.02 or their designees shall be considered a written request):

         (a)  except as set forth in Section 6.01(a) of the Disclosure Schedule, amend or otherwise change any provision of the Company Articles, Company Bylaws, Operating Trust Articles, Operating Trust Bylaws or any other Subsidiary Organizational Documents;

         (b)  (i) authorize for issuance, issue or sell, pledge, dispose of or subject to any Lien or agree or commit to any of the foregoing in respect of, any shares of beneficial interest or any class of capital stock or other equity interest of the Company or any U.S. Subsidiary or Foreign Subsidiary or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such beneficial interest, such capital stock, or any other equity interest, of the Company or any U.S. Subsidiary or Foreign Subsidiary, other than the (A) issuance of Company Common Shares upon exercise of Company Share Options or Company SARs or vesting of Company Restricted Share Units or Company Dividend Equivalent Units that are outstanding as of the date of this Agreement, (B) issuance of Company Common Shares upon conversion or exchange of the Convertible Notes, (C) issuance of additional Company Dividend Equivalent Units in accordance with the Company Incentive Plans with respect to Company Restricted Share Units and Company Dividend Equivalent Units that are outstanding as of the date of this Agreement, (D) issuance of Company Common Shares upon redemption of, or in exchange for, Operating Trust Common Units pursuant to the Operating Trust Articles, (E) issuance of Company Common Shares upon redemption of, or in exchange for, the

Operating Trust Series M Preferred Unit, and (F) issuance of Operating Trust Common Units upon conversion or exchange of Operating Trust Series N Preferred Units; (ii) repurchase, redeem or otherwise acquire any of its own securities or equity equivalents other than (A) in the ordinary course of business in connection with (1) the cashless exercise of Company Share Options or Company SARs, or (2) the vesting of, or lapse of restrictions on, Company Restricted Share Units or Company Dividend Equivalent Units, in each case, in order to satisfy withholding or exercise price obligations, (B) the redemption of Series M Preferred Unit in accordance with the Operating Trust Articles, (C) the redemption, exchange or conversion of Series N Preferred Units in accordance with the Operating Trust Articles, (D) the redemption of Company Series I Preferred Shares in accordance with the Company Articles and the corresponding redemption of Operating Trust Series I Preferred Units in accordance with the Company Articles, (E) the redemption of Operating Trust Common Units pursuant to the Operating Trust Articles, (F) the redemption or repurchase of the Convertible Notes, or (G) the redemption or the repurchase by a wholly owned U.S. Subsidiary or Foreign Subsidiary of the Company of its own securities or equity equivalents; (iii) reclassify, combine, split, or subdivide any capital stock or other equity interest of the Company or any U.S. Subsidiary or Foreign Subsidiary; or (iv) authorize, declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of the capital stock or other equity interests of the Company or any U.S. Subsidiary, except for (A) dividends by any direct or indirect wholly owned U.S. Subsidiary only to the Company or any other U.S. Subsidiary, (B) its quarterly dividend on Company Common Shares, Company Restricted Share Units and Company Dividend Equivalent Units of $0.4525 per share or unit, as the case may be, payable on May 31, 2007, (C) the distribution on Operating Trust Common Units of $0.4525 per Operating Trust Common Unit payable on May 31, 2007, (D) unit distribution on the Operating Trust Series M Preferred Unit declared and paid in accordance with the terms thereof, (E) distribution on Operating Trust Series N Preferred Units declared and paid in accordance with the terms thereof, (F) dividends on the Company Series I Preferred Shares declared and paid in accordance with the terms thereof, and (G) dividends and distributions on the Company Common Shares and the Operating Trust Common Units that are necessary for the Company to maintain its status as a REIT under the Code and avoid the imposition of corporate level tax or excise Tax under Section 4981 of the Code; provided, however, that the declaration and payment of any such dividend or distribution shall reduce the Company Common Share Merger Consideration, the Operating Trust Cash Consideration, as applicable, on a dollar for dollar basis;

         (c)  except as set forth in Section 6.01(c) of the Disclosure Schedule and permitted by Section 6.01(c)(ii), acquire (by merger, consolidation, acquisition of equity interests or assets, or any other business combination) any corporation, partnership, limited liability company, joint venture or other business organization (or division thereof) or any property (other than real property) or asset or (ii) acquire, or enter into any option, commitment or agreement to acquire, any real property or commence any development activity on any Company Property (other than any exchange of real property in accordance with Section 6.01(c) of the Disclosure Schedule pursuant to Section 1031 of the Code;

         (d)  incur Indebtedness or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person for Indebtedness, except for: (i) Indebtedness for borrowed money incurred under the Company's revolving credit facilities or other existing similar lines of credit in the ordinary course of business; (ii) refinancings of mortgage Indebtedness secured by one or more Company Properties as such loans become due and payable in accordance with their terms on terms and in such amounts reasonably acceptable to Parent and prepayable by the Company without penalty or premium; (iii) Indebtedness for borrowed money with a maturity of not more than eighteen months in a principal amount not in excess of $500,000,000 in the aggregate for the Company and the U.S. Subsidiaries taken as a whole and prepayable by the Company without penalty or premium; (iv) Indebtedness for borrowed money incurred in order for the Company Parties to pay any dividend, dividend equivalent or distribution permitted to be paid by Section 6.01(b)

and prepayable by the Company without penalty or premium, (v) Indebtedness in the principal amount outstanding on the date hereof encumbering those properties to be acquired as contemplated by Section 6.01(c) of the Disclosure Schedules, provided that the assumption of any such Indebtedness shall permit and acknowledge the Mergers without triggering any payments or result in the loss of any benefit; and (vi) inter-company Indebtedness among any of the Company, the U.S. Subsidiaries and the Foreign Subsidiaries;

         (e)  except as set forth on Section 6.01(e) of the Disclosure Schedule, (i) other than (A) energy swaps, energy options, forward energy contracts and other energy hedging agreements, (B) in connection with change orders related to any construction, development, redevelopment or capital expenditure projects which do not materially increase the cost of such projects, or (C) with the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned, or delayed, modify, amend or terminate any Material Contract or enter into any new Contract that, if entered into prior to the date of this Agreement, would have been required to be listed in Section 4.17 of the Disclosure Schedule as a Material Contract or; (ii) enter into any Contract that would limit or otherwise restrict the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries or any of their successors, or that would, after the Company Merger Effective Time, limit or otherwise restrict Parent or any of its subsidiaries or any of their successors, from engaging or competing in any line of business or in any geographic area in any material respect; or (iii) other than energy swaps, energy options, forward energy contracts and other energy hedging agreements in the ordinary course of business consistent with past practice or as may otherwise be required by the terms of any Indebtedness of the Company or any U.S. Subsidiary or Foreign Subsidiary, enter into or amend the terms of any Hedging Agreement;

          (f)  except as set forth in Section 6.01(f) of the Disclosure Schedule or as required by Law, any existing agreement, arrangement or compensation plan or any of the Company Incentive Plans, (i) increase the compensation or benefits payable to its trustees, directors, officers or employees, except for (A) increases in the ordinary course of business consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company, any U.S. Subsidiary, or any Foreign Subsidiary, and (B) increases in salaries, wages, bonuses, incentives or benefits of employees of the Company, any U.S. Subsidiary, or any Foreign Subsidiary not to exceed (x) $500,000 of salary, wage and incentive or benefit increases for all such employees in the aggregate, and (y) $500,000 of bonuses for all such employees in the aggregate; provided that in each case such increase shall not result in result in any amount failing to be deductible by reason of Section 280G of the Code; (ii) grant to any director, officer, employee or independent contractor of the Company or of any U.S. Subsidiary or Foreign Subsidiary any new employment, retention, bonus, severance, change of control or termination pay awards or equity-based cash awards (including cash bonuses or dividend equivalent rights), except for any such grant in an amount that, when taken together with all such grants and any bonus made as permitted by clause (y) above, and any increase, alteration or amendment permitted by clause (iii) below, does not exceed $500,000 in the aggregate; provided that in each case such grant shall not result in any amount failing to be deductible by reason of Section 280G of the Code; (iii) grant any increase in, or otherwise alter or amend, any right to receive any severance, change of control, retention or termination pay or benefits, except for any such increase, alteration or amendment resulting in additional compensation in an amount that, when taken together with any bonus made as permitted by clause (y) above and any grant made as permitted by clause (ii) above, does not exceed $500,000 in the aggregate; provided that in each case such increase, alteration or amendment shall not result in any amount failing to be deductible by reason of Section 280G of the Code; (iv) establish, adopt, enter into or amend any collective bargaining (or similar), bonus, profit-sharing, thrift, compensation, stock option, restricted stock, stock unit, dividend equivalent, pension, retirement, deferred compensation, employment, loan, retention, consulting, indemnification, termination, severance or other similar plan, agreement, trust, fund, policy or arrangement (including any Plan) with any director, officer, employee or independent contractor; (v) remove any restrictions in any Plans or awards made thereunder;

(vi) except as set forth in Sections 3.01(e)-(h) of this Agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any Plan or awards made thereunder; or (vii) take any action with respect to salary, compensation, benefits or other terms and conditions of employment that would be reasonably be expected to result in the holder of a change in control or similar agreement having "good reason" to terminate employment and collect severance payments and benefits pursuant to such agreement; provided, however, that nothing shall prohibit the Company from hiring new employees in the ordinary course of business so long as the Company does not take any of the actions prohibited by this Section 6.01(f) in so doing;

         (g)  except as set forth on Section 6.01(g) of the Disclosure Schedule, repurchase, repay or pre-pay any Indebtedness, except repayments of revolving credit facilities or other similar lines of credit in the ordinary course of business, or repayments of Indebtedness in accordance with their terms, as such loans become due and payable;

         (h)  except as required by the SEC or changes in GAAP which become effective after the date of this Agreement, in which case the Company shall notify the Parent, or with the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned, or delayed change any of its financial accounting principles or policies;

          (i)  except as set forth on Section 6.01(i) of the Disclosure Schedule, (A) make any loans, advances or capital contributions to, or investments in, any other Persons (other than (1) to any U.S. Subsidiary, Foreign Subsidiary, or any Person listed on Schedule 6.01, (2) to any JV Entity if required by the governing documents of such JV Entity, and (3) as required by any Material Contract in effect on the date hereof which has been provided or made available to Parent); or (B) authorize, or enter into any commitment for, any new material capital expenditure (such authorized or committed new material capital expenditures being referred to hereinafter as the "Capital Expenditures") other than (i) the Capital Expenditures listed or identified in Schedule 6.01(i) (the "Capital Expenditure Schedule"), (ii) any other individual Capital Expenditure not exceeding $1,000,000 individually or $10,000,000 in the aggregate, and (iii) Capital Expenditures in the ordinary course of business and consistent with past practice necessary to maintain the physical and structural integrity of the Company Properties or Foreign Properties and as reasonably determined by the Company to be necessary to keep the Company Properties or Foreign Properties in working order, to comply with Laws, and to repair and/or prevent damage to any of the Company Properties or Foreign Properties as is necessary in the event of an emergency situation;

          (j)  except as set forth on Schedule 6.01(j) of the Disclosure Schedule, waive, release, assign, settle or compromise (i) any Action other than (A) as would not restrict in any material respect the Company, any U.S. Subsidiary, or any Foreign Subsidiary from conducting its business as currently conducted (except as required by law) and does not involve payments not reflected or reserved in the Company's consolidated financial statements in excess of $500,000 with respect to any individual Action and $5,000,000 in the aggregate, or (B) in the ordinary course of business consistent with past practice, or (ii) any Action that is brought by any current, former or purported holder or purported class of holders of any securities of the Company in its capacity as such;

         (k)  except as set forth on Section 6.01(k) of the Disclosure Schedule, make, rescind or revoke any material Tax election or change a material method of Tax accounting, amend any material Tax Return, or settle or compromise any material federal, state, local or foreign income Tax liability, audit, claim or assessment, or enter into any material closing agreement related to Taxes, or knowingly surrender any right to claim any material Tax refund unless in each case such action is required by Law or necessary (i) to preserve the status of the Company as a REIT under the Code (or to preserve the status of any U.S. Subsidiary set forth on Section 4.15(b) of the Disclosure Schedule as a REIT) or (ii) to qualify or preserve the status of any U.S. Subsidiary as a partnership for federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be. Notwithstanding the forgoing, nothing in this provision shall preclude Company from designating dividends paid by it as "capital gain dividends" within the meaning of Section 857 of the Code;

          (l)  except as set forth on Section 6.01(l) of the Disclosure Schedule, enter into, amend or modify any Tax Protection Agreement, or take any action that would, or could reasonably be expected to, violate any Tax Protection Agreement or otherwise give rise to any liability of the Company or any U.S. Subsidiary with respect thereto;

        (m)  amend any term of any outstanding security or equity interest of the Company or any U.S. Subsidiary;

         (n)  except as set forth on Section 6.01(n) of the Disclosure Schedule, sell or otherwise dispose of, or subject to any encumbrance, any Company Properties, Foreign Properties or other material assets other than (i) pending sales of Company Properties or Foreign Properties pursuant to definitive agreements executed prior to the date hereof and identified in Section 6.01(n) of the Disclosure Schedule and (ii) leases (other than ground leases) made in the ordinary course of business;

         (o)  except as set forth on Section 6.01(o) of the Disclosure Schedule, adopt a plan of complete or partial liquidation or dissolution or adopt resolutions providing for or authorizing such liquidation or dissolution;

         (p)  except as set forth on Section 6.01(p) of the Disclosure Schedule, fail to use commercially reasonable efforts to maintain in full force and effect the existing insurance policies or to replace such insurance policies with reasonably comparable insurance policies covering the Company, Company Properties, Foreign Properties, U.S. Subsidiaries, Foreign Subsidiaries and their respective properties, assets and businesses;

         (q)  other than in connection with any development or redevelopment projects listed or identified in Section 6.01(q) of the Disclosure Schedule (the "Development Schedule" and, together with the projects listed on the Capital Expenditure Schedule, the "Company Projects"), initiate or consent to any material zoning reclassification of any owned or material leased Company Properties or any material change to any approved site plan, special use permit, planned unit development approval or other land use entitlement affecting any owned or material leased Company Properties;

         (r)  take any action that would cause any of the representation or warranties of the Company contained herein to become inaccurate in any material respect or any of the material covenants of the Company to be breached in any material respect or result in the failure to be satisfied of any of the conditions set forth in Section 8.02; or

         (s)  announce an intention, enter into any agreement or otherwise make a commitment, to do any of the foregoing.

        In connection with the continued operation of the Company and its U.S. Subsidiaries and Foreign Subsidiaries, the Company will confer in good faith on a regular and frequent basis with one or more representatives of Parent designated to the Company regarding operational matters and the general status of ongoing operations and will notify Parent promptly of any event or occurrence that has had or may reasonably be expected to be materially adverse to the Company or its subsidiaries. The Company acknowledges that Parent does not and will not waive any rights it may have under this Agreement as a result of such consultation.

        Section 6.02    Other Actions.    Each party agrees that, between the date of this Agreement and the Company Merger Effective Time, except as contemplated by this Agreement, such party shall not, directly or indirectly, without the prior written consent of the other parties hereto, take or cause to be taken any action that would reasonably be expected to materially delay consummation of the transactions contemplated by this Agreement, or enter into any agreement or otherwise make a commitment, to take any such action.

        Section 6.03    Control of Company Parties' Business.    The parties acknowledge and agree that (a) nothing contained in this Agreement shall give any of the Buyer Parties, directly or indirectly, the right to control or direct the operations of the Company Parties or any of their subsidiaries prior to the Company Merger Effective Time, (b) prior to the Company Merger Effective Time, each of the Company Parties shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its subsidiaries' respective operations, and (c) notwithstanding anything to the contrary set forth in this Agreement, no consent of the Buyer Parties will be required with respect to any matter set forth in the Agreement to the extent the requirement of such consent would violate the HSR Act or German Act, if applicable.

        Section 6.04    Redemption Rights.    The Company Parties agree that, in the event a that a holder of Operating Trust Class A-1 Common Units exercises its Redemption Right (as defined in Section 6.6.A of the Operating Trust Articles), the Company will, if so directed by Parent, exercise its right to elect to assume directly and satisfy such Redemption Right by paying to such holder of Operating Trust Class A-1 Common Units the Cash Amount or the Shares Amount (as defined in the Operating Trust Articles), in each case as directed by Parent; provided, however, that the Company shall not be required to take any action in contravention of (i) any securities Law or (ii) any historic, preexisting contractual obligation in effect as of the date hereof or as set forth on Section 6.04 of the Disclosure Schedule.

ARTICLE VII
ADDITIONAL AGREEMENTS

        Section 7.01    Proxy Statement, Information Statement, Other Filings and Form S-4.

         (a)  As promptly as reasonably practicable following the date of this Agreement, the Company Parties shall prepare and, once reasonably acceptable to Parent and the Company Parties, file with the SEC the preliminary Proxy Statement and each of the Company Parties and Buyer Parties shall, or shall cause their respective Affiliates to, prepare and, after consultation with each other, file with the SEC all Other Filings that are required to be filed by such party in connection with the transactions contemplated hereby. Each of the Company Parties and Buyer Parties shall furnish all information concerning itself and its affiliates that is required to be included in the Proxy Statement and the Information Statement or, to the extent applicable, the Other Filings, or that is customarily included in proxy statements and information statements prepared in connection with transactions of the type contemplated by this Agreement. Each of the Company Parties and Buyer Parties shall use its commercially reasonable efforts, after consultation with the other, to respond as promptly as practicable to any comments of the SEC with respect to the Proxy Statement or the Other Filings, and the Company shall use its commercially reasonable efforts to cause (i) the definitive Proxy Statement to be filed with, and cleared by, the SEC, (ii) the Information Statement to be filed with the SEC and (iii) the definitive Proxy Statement and the Information Statement to be mailed to the Company Shareholders and the Operating Trust Unitholders, respectively, as promptly as reasonably practicable following clearance from the SEC of the definitive Proxy Statement. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Proxy Statement or the Other Filings and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the Proxy Statement or the Other Filings. If at any time prior to the Company Shareholders' Meeting, any information relating to the Company Parties or the Buyer Parties or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, the Information Statement or the Other Filings, so

that the Proxy Statement, the Information Statement or the Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the shareholders of the Company. Notwithstanding anything to the contrary stated above, prior to filing or mailing the Proxy Statement, the Information Statement or filing the Other Filings (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will include in such documents or responses all comments reasonably proposed by Parent, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, and the SEC concerning the Proxy Statement.

         (b)  As promptly as reasonably practicable following the date of this Agreement, the Company Parties shall prepare and, once reasonably acceptable to Parent and the Company Parties, file with the SEC the Form S-4 in connection with the registration under the Securities Act of the Series O Preferred Units to be issued in connection with the Operating Trust Merger in accordance with Section 3.02(a), which Form S-4 shall include one or more prospectuses (such offers and proxy statements, together with any amendments or supplements thereto, the "S-4 Related Documents"). The Form S-4 shall also contain the information required for the Information Statement. The S-4 Related Documents shall set forth the procedures, reasonably acceptable to the Company and the Operating Trust, for holders of the Operating Trust Class A-1 Common Units to make an Election, including the deadline for making an Election and the procedures (if any) for revoking an Election. The Company Parties and the Buyer Parties shall cause the Form S-4 and S-4 Related Documents to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. The Company shall promptly notify Parent upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the S-4 or S-4 Related Documents and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC and its staff, on the other hand, relating to the S-4 or S-4 Related Documents. If at any time prior to the completion of the Election, any information relating to the Company Parties or the Buyer Parties or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the S-4 or S-4 Related Documents, so that the S-4 or S-4 Related Documents shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party which discovers such information shall promptly notify the other parties, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the Operating Trust Unitholders. Notwithstanding anything to the contrary stated above, prior to filing the S-4 or S-4 Related Documents (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company shall provide Parent a reasonable opportunity to review and comment on such document or response and will include in such documents or responses all comments reasonably proposed by Parent, and to the extent practicable, the Company will provide Parent with the opportunity to participate in any substantive calls between the Company, or any of its Representatives, and the SEC concerning the S-4. Each of the Company Parties shall use its commercially reasonable efforts, and the Buyer Parties shall cooperate with the Buyer Parties, to have the Form S-4 declared effective by the SEC as promptly as practicable (including clearing the S-4 Related Documents with the SEC) and kept effective as long as is necessary to complete the Operating Trust Merger and the Election. The Company Parties shall promptly notify Parent, if applicable, of (i) the time when the Form S-4 has become effective, (ii) the filing of any supplement or amendment thereto, (iii) the issuance of any stop order, and (iv) the suspension of the qualification and registration of the Series O Preferred Unit. The Company Parties also shall use commercially reasonable efforts (including by provision of customary representations and certifications) to cause Hogan & Hartson LLP or other counsel reasonably satisfactory to Parent to have delivered an opinion, which opinion shall be filed as an exhibit to the Form S-4, as to federal income tax matters as are required to be addressed in the Form S-4. Parent shall use commercially reasonable efforts (including by provision of customary representations and certifications) to cause Wachtell, Lipton, Rosen & Katz or other counsel reasonably satisfactory to the Company Parties to have delivered an opinion, which opinion shall be filed with the SEC as an exhibit to the Form S-4, as to federal income tax matters as are required to be addressed in the Form S-4. Such opinions shall contain customary exceptions, assumptions and qualifications and be based upon customary representations. The Operating Trust shall mail the S-4 Related Documents to the Operating Trust Unitholders, as applicable, as promptly as practicable after the Form S-4 shall have become effective.

        Section 7.02    Shareholders' Meeting.

         (a)  The Company shall, in accordance with applicable Law and the Company Articles and Company Bylaws, duly call, give notice of, convene and hold a meeting of its shareholders (including any adjournments or postponements thereof), (the "Company Shareholders' Meeting") as promptly as practicable after the date that the Proxy Statement is cleared by the SEC, for the purpose of obtaining the Company Shareholder Approval. Except to the extent that the Company Board or a Special Committee shall have withdrawn, qualified or modified its approval or recommendation of the Company Merger in compliance with Section 7.04(d), the Company Board or a Special Committee shall recommend to the Company Common Shareholders that they approve this Agreement, the Company Merger and the other transactions contemplated by this Agreement and shall include such recommendations in the Proxy Statement (the "Company Recommendation"). Unless this Agreement shall have been terminated in accordance with Section 9.01, the Company shall hold the Company Shareholders' Meeting regardless of whether the Company Board or a Special Committee has withdrawn, qualified or modified the Company Recommendation. Subject to Section 7.04(d), the Company will use reasonable best efforts to solicit or cause to be solicited from the Company Common Shareholders proxies in favor of the approval of this Agreement and the Company Merger and will take all other action necessary or advisable to secure the vote or consent of the Company Shareholders required by the rules of the NYSE or applicable Law to obtain such approvals.

         (b)  If deemed necessary by the parties hereto in accordance with applicable Law and the Operating Trust Articles and Operating Trust Bylaws, the Operating Trust shall, in accordance therewith, duly call, give notice of, convene and hold a meeting of the holders of its unitholders, such meeting to be held on the same date as the Company Shareholders' Meeting (including any adjournments or postponements thereof) (the "Operating Trust Shareholders' Meeting") as promptly as practicable after the date that the Form S-4 is declared effective by the SEC, for the purpose of obtaining the Operating Trust Unitholder Approval and the Operating Trust Articles Amendment Approval. If the Operating Trust Shareholders' Meeting is deemed necessary, except to the extent that the Company Board or a Special Committee shall have withdrawn, qualified or modified its approval or recommendation of the Company Merger in compliance with Section 7.04(d), the Company Board or a Special Committee, on behalf of the Company as the Sole Trustee, shall recommend to Operating Trust Common Unitholders that they approve this Agreement, the Mergers and the Declaration of Trust Amendments and shall include such recommendations in the Form S-4 (the "Operating Trust Recommendation"). If the Operating Trust Shareholders' Meeting is deemed necessary, unless this Agreement shall have been terminated in accordance with Section 9.01, (i) the Operating Trust shall hold the Operating Trust Shareholders' Meeting regardless of whether the Company Board or a Special Committee has withdrawn, qualified or modified the Operating Trust Recommendation and (ii) the Company shall cause each Operating Trust Class A-2 Common Unit owned by the Company to be voted in favor of this Agreement, the Mergers and the Declaration of Trust Amendments. If the Operating Trust Shareholders' Meeting is deemed necessary, subject to Section 7.04(d), the Company Parties will use reasonable best efforts to solicit or cause to be solicited from the Operating Trust Common Unitholders proxies in favor of the approval of the Operating Trust Merger and the Declaration of Trust Amendments and will take all other action necessary or advisable to secure the vote or consent of the Operating Trust Common Unitholders required by applicable Law to obtain such approvals.

        Section 7.03    Access to Information; Confidentiality.

         (a)  Subject to applicable Law, from the date hereof until the Company Merger Effective Time, the Company shall, and shall cause the U.S. Subsidiaries and Foreign Subsidiaries and the Representatives of the Company and the U.S. Subsidiaries and Foreign Subsidiaries to, afford Parent and its Representatives, following notice from Parent to the Company in accordance with this Section 7.03, reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and each U.S. Subsidiary and Foreign Subsidiary, and all other financial, operating and other data and information as Parent may reasonably request. Notwithstanding the foregoing, neither Parent nor any of its Representatives shall (i) contact or have any discussions with any of the Company's employees, agents, or representatives, unless in each case Parent informs the Company in advance and provides the Company a reasonable opportunity to observe such discussions, (ii) contact or have any discussions with any of the landlords/sublandlords, tenants/subtenants, or licensees or franchisees of the Company or its U.S. Subsidiaries or Foreign Subsidiaries, unless in each case Parent informs the Company in advance and provides the Company a reasonable opportunity to observe such discussions, provided, that clauses (i) and (ii) shall not be applicable to contacts or discussions not related to the transactions contemplated by this Agreement and shall not be applicable to contacts and discussions with the Company's executive officers or its financial advisors or (iii) damage any property or any portion thereof except to the extent such damage caused by Parent or its Representatives is fully restored to its condition prior to such damage by Parent at its sole cost and expense. Without limiting the provisions of this Section 7.03(a) and subject to any rights of tenants under Company Contracts, Parent and its Representatives shall have the right to conduct appraisal and environmental and engineering inspections of each of the Company Properties; provided, however, that neither the Buyer Parties nor their Representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any building. Parent shall schedule and coordinate all inspections with the Company and shall give the Company at least three (3) Business Days prior written notice thereof, setting forth the inspection or materials that Parent or its representatives intend to conduct. The Company shall be entitled to have representatives present at all times during any such inspection. Notwithstanding the foregoing, neither the Company nor any of the U.S. Subsidiaries or Foreign Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of the Company or the U.S. Subsidiaries or Foreign Subsidiaries or contravene any Law or binding agreement entered into prior to the date of this Agreement (provided that the Company and the U.S. Subsidiaries and Foreign Subsidiaries shall use commercially reasonable efforts to obtain consent from the applicable Third Party or enter into a customary joint defense agreement to enable the disclosure of such information). No investigation conducted under this Section 7.03, however, shall affect or be deemed to modify any representation or warranty made in this Agreement.

         (b)  Prior to the Company Merger Effective Time, all information obtained by Parent pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement dated May 9, 2007 between Tishman Speyer Development Corp. and the Company (the "Confidentiality Agreement"). Notwithstanding the foregoing, Parent and its Representatives may furnish Evaluation

Material (as defined in the Confidentiality Agreement) to any Person in connection with such Person's potential investment in or provision of financing to Parent or its affiliates or evaluation of the acquisition of assets of the Company, U.S. Subsidiary or Foreign Subsidiary in connection with or following the Closing, in each case, so long as any such Person has entered into a confidentiality agreement with the Company substantially similar to the Confidentiality Agreement or has agreed in writing to be bound by the provisions of the Confidentiality Agreement to the same extent as if an original party signatory thereto.

        Section 7.04    No Solicitation of Transactions.

         (a)  Except as permitted by, and subject to, Sections 7.04(c), (d) and (e), until the earlier of the Company Merger Effective Time or the date this Agreement is terminated pursuant to Article IX, none of the Company, its U.S. Subsidiaries or its Foreign Subsidiaries nor any of their respective Representatives will (i) initiate, solicit, knowingly encourage or knowingly facilitate (including by way of furnishing non-public information, provided, that the public disclosure in accordance with its obligations as a public reporting company under the Exchange Act or in the ordinary course of business consistent with past practice, in each case, with respect to the Company's ordinary course operations will not, in and of itself, constitute initiating, soliciting, encouraging or knowingly facilitating under this proviso (i)) any inquiries or the making of any proposal or other action that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, (ii) enter into discussions or negotiate with any Person in furtherance of such inquiries or to obtain an Acquisition Proposal or release any Person from or fail to enforce any standstill agreement or similar obligation to the Company or any U.S. Subsidiary or Foreign Subsidiary other than the automatic termination of standstill obligations pursuant to the terms of agreements as in effect as of the date hereof, by virtue of the execution and announcement of this Agreement, or otherwise, (iii) withdraw, modify or amend the Company Recommendation or the Operating Trust Recommendation, if applicable, in any manner adverse to any Buyer Party, or fail to make the Company Recommendation or the Operating Trust Recommendation (any event described in this clause (iii), a "Change in Recommendation"), (iv) approve, endorse or recommend any Acquisition Proposal, or (v) enter into any agreement in principle, arrangement, understanding, contract or agreement relating to an Acquisition Proposal.

         (b)  Except as permitted by, and subject to, Sections 7.04(c), (d) and (e), the Company shall take, and shall cause the U.S. Subsidiaries and Foreign Subsidiaries to take, all actions reasonably necessary to cause their respective Representatives to immediately cease any discussions, negotiations or communications with any Person with respect to any Acquisition Proposal. Notwithstanding the foregoing, nothing in this Section 7.04 shall preclude the Company, its U.S. Subsidiaries and its Foreign Subsidiaries or their respective Representatives from contacting any such Person solely for the purpose of complying with the provisions of the last sentence of this Section 7.04(b). The Company shall promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal, if any, to return or destroy all confidential information heretofore furnished to such person by or on behalf of the Company or any U.S. Subsidiary or Foreign Subsidiary.

         (c)  If, after the date of this Agreement and prior to obtaining the Company Shareholder Approval, the Company or any U.S. Subsidiary or Foreign Subsidiary receives a written Acquisition Proposal which has not been initiated, solicited, encouraged or facilitated in violation of this Section 7.04, and which the Company Board or a special committee thereof (a "Special Committee") has determined in good faith following consultation with its legal and financial advisors that such Acquisition Proposal is reasonably likely to lead to a Superior Proposal, the Company, its U.S. Subsidiaries and its Foreign Subsidiaries or any of their respective Representatives thereafter may (i) furnish, make available or provide access to non-public information with respect to the Company and the U.S. Subsidiaries and Foreign Subsidiaries to the Person who made such Acquisition Proposal and such Person's Representatives (provided that the Company (A) has previously or concurrently furnished, made available or provided access to such non-public information to Parent and (B) shall furnish, make available or provide access to such non-public information pursuant to a confidentiality agreement with such Person which is at least as favorable to the Company as the Confidentiality Agreement), (ii) participate in negotiations regarding such Acquisition Proposal, and (iii) disclose to the Company Shareholders any information required to be disclosed under applicable Law; provided, however, that in the case of this clause (iii) such disclosure shall be deemed to be a Change in Recommendation if not accompanied by an express public re-affirmation of the Company Recommendation and the Operating Trust Recommendation. From and after the date of this Agreement, in the event the Company or any of its Representatives receives from a Person or group of related Persons (i) an Acquisition Proposal, (ii) any request for information relating to the Company or any U.S. Subsidiaries or Foreign Subsidiaries (other than requests for information unrelated to an Acquisition Proposal) or (iii) any inquiry or request for discussions or negotiations regarding any Acquisition Proposal, the Company shall promptly notify Parent of (but in no event more than twenty-four hours following) such receipt. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Acquisition Proposal, inquiry or request or, if not made in writing, a written description thereof. The Company shall keep Parent apprised as to the status and any material developments, discussions and negotiations concerning the same on a current basis (and in any event no later than twenty-four hours after the occurrence of such developments, discussions or negotiations). Neither the Company nor any U.S. Subsidiary of Foreign Subsidiary shall, after the date of this Agreement, enter into any confidentiality agreement that would prohibit it from providing such information to Parent.

         (d)  At any time prior to obtaining the Company Shareholder Approval, upon receipt by the Company of an Acquisition Proposal that constitutes a Superior Proposal, the Company Board or a Special Committee may after consultation with its legal and financial advisors recommend that the Company Shareholders approve such Superior Proposal, which recommendation shall be deemed to be a Change in Recommendation, and may authorize the Company to terminate this Agreement and enter into an agreement relating to, or for the implementation of, such Superior Proposal provided the Company has first complied with Section 9.01(h).

         (e)  Nothing in this Section 7.04 or elsewhere in this Agreement shall prevent the Company Board or a Special Committee from (i) at any time prior to obtaining the Company Shareholder Approval and other than in response to an Acquisition Proposal, effecting a Change in Recommendation if the Company Board or a Special Committee determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be reasonably likely to be inconsistent with its duties to the Company Shareholders under applicable Law or (ii) taking and disclosing to the Company Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act with respect to an Acquisition Proposal or from making any required disclosure to the Company Shareholders under applicable Law, including Rule 14d-9 promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that such disclosure shall be deemed to be a Change in Recommendation if not accompanied by an express public re-affirmation of the Company Recommendation and the Operating Trust Recommendation; provided, further, that none of the Company, the Company Board or a Special Committee shall be permitted to recommend that the Company Shareholders tender any securities in connection with any tender or exchange offer (or otherwise approve, endorse or recommend any Acquisition Proposal) or withdraw or modify the Company Recommendation or the Operating Trust Recommendation, unless in each case such tender or exchange offer constitutes a Superior Proposal and in connection therewith, effects a Change in Recommendation.

          (f)  The Company shall not take any action to exempt any Person from the restrictions contained in Article II of the Company Articles or otherwise cause any of such restrictions not to apply unless such actions are taken in connection with a termination of this Agreement in accordance with Section 9.01(g).

        Section 7.05    Employee Benefits Matters.

         (a)  From and after the Company Merger Effective Time, Parent shall or shall cause the Surviving Entity to honor in accordance with their terms all severance, change-of-control and similar obligations of the Company and the U.S. Subsidiaries and Foreign Subsidiaries, and Parent shall pay on the Closing Date to any applicable officer or employee of the Company or any U.S. Subsidiary or Foreign Subsidiary any amounts that such officers or employees are entitled to receive on the Closing Date under such agreements. From and after the Company Merger Effective Time, Parent shall or shall cause the Surviving Entity to honor in accordance with their terms any other employment related contracts, agreements arrangements and commitments of the Company and the U.S. Subsidiaries and the Foreign Subsidiaries, including the Company's Deferred Compensation Plan, in effect immediately prior to the Company Merger Effective Time that are applicable to any current or former employees or directors of the Company or any U.S. Subsidiary or any of their predecessors.

         (b)  For a period of not less than twelve (12) months after the Closing Date, with respect to each employee of the Company or any U.S. Subsidiary (other than any such employees who are covered by collective bargaining or similar agreements) who remains an employee of the Surviving Entity or its successors or assigns or any of their subsidiaries (collectively, the "Continuing Employees"), Parent shall or shall cause the Surviving Entity to provide the Continuing Employees with (i) (A) base salary in an amount at least equal to the base salary that was provided to such Continuing Employee immediately prior to the Company Merger Effective Time and (B) cash incentive compensation opportunities (excluding any payments related to equity or equity-based awards) in an attainable amount at least equal to the attainable amount such Continuing Employee was eligible to receive immediately prior to the Company Merger Effective Time, and (ii) employee benefits (excluding the cash value of any equity-based award or benefits), that are no less favorable in the aggregate than those provided to such Continuing Employees immediately prior to the Company Merger Effective Time; provided, however, that neither Parent nor the Surviving Entity nor any of their subsidiaries shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to the immediately foregoing sentence; and provided, further, that no plans or arrangements of the Company or any of its subsidiaries providing for such issuance shall be taken into account in determining whether employee benefits are no less favorable in the aggregate.

         (c)  Each Continuing Employee will be credited with his or her years of service with the Company and the U.S. Subsidiaries and Foreign Subsidiaries (and any predecessor entities thereof) before the Closing Date under any new parallel employee benefit plan of Parent or its subsidiaries in which the Continuing Employee become entitled to participate to the same extent as such employee was entitled, before the Closing Date, to credit for such service under the respective Plan (except to the extent such credit would result in the duplication of benefits and except with respect to benefit accrual under a defined benefit plan). In addition, with respect to any such health benefit plan in which the Continuing Employee become entitled to participate during the calendar year that includes the Closing Date, each Continuing Employee shall be given credit for amounts paid by the employee under the respective Plan for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the parallel plan, program or arrangement of Parent or the Surviving Entity.

         (d)  Prior to the Company Merger Effective Time, the Company Board, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the disposition by any officer or director of the Company who is a covered person of the Company for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") of Company Common Shares or options to acquire Company Common Shares pursuant to this Agreement and the Mergers shall be an exempt transaction for purposes of Section 16.

         (e)  Prior to the Operating Trust Merger Effective Time, the Company Board shall take such actions as are necessary to terminate the Company's Deferred Compensation Plan and all other share or investment-based non-qualified deferred compensation account-based arrangements (collectively: "Non-Qualified Account Plans"), in a manner that is compliant with Section 409A of the Code. Such action shall be contingent upon, and effective as of, the Company Merger Effective Time. Payment of amounts deferred under the Non-Qualified Account Plans shall be made in cash to the participants in the Non-Qualified Account Plans in a single lump-sum payment by the Surviving Corporation on the first Business Day following January 1, 2008; provided, however, that payments under the Non-Qualified Account Plans will be made immediately following the Company Merger Effective Time if the parties hereto mutually agree that the making of such payments will not cause participants in the Non-Qualified Account Plans to incur any adverse tax consequences under Section 409A of the Code; provided, further, however, that any payment to any individual who is considered a "specified employee" within the meaning of Treasury Regulation Section 1.409A-1(i) and shall be delayed to the date six months following such participant's separation from service in the event, and to the extent, prior to the Company Merger Effective Time, the Company Board determines that such delay is necessary to comply with the requirements of Section 409A of the Code.

          (f)  The Company's Amended and Restated Equity Plan for Outside Trustees and the Long Term Incentive Plan shall be terminated as of the Company Merger Effective Time and no provision other than the payments set forth in Article III hereof shall be made for the continuation of any awards thereunder following the Company Merger Effective Time.

         (g)  This Section 7.05 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 7.05, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 7.05.

         (h)  Nothing contained in this Agreement shall (i) constitute or be deemed to be an amendment to any Plan or any other compensation or benefit plan, program or arrangement of the Company or any of its subsidiaries; (ii) prevent the amendment or termination of any Plan or interfere with the right or obligation of the Parent or its Affiliates to make such changes as are necessary to conform with applicable Law (including Section 409A of the Code); or (iii) limit the right of the Parent or any of its Affiliates to terminate the employment of any employee at any time.

        Section 7.06    Directors' and Officers' Indemnification and Insurance.

         (a)  Without limiting any additional rights that any director, officer, trustee, employee, agent, or fiduciary may have under any employment or indemnification agreement or under any of the Organizational Documents, Company Articles, the Company Bylaws, the Operating Trust Articles, the Operating Trust Bylaws or this Agreement or, if applicable, similar agreements of any of the U.S. Subsidiaries or the Foreign Subsidiaries, from and after the Company Merger Effective Time, the Surviving Entity shall: (i) indemnify and hold harmless each person who is at the date hereof or during the period from the date hereof through the Company Merger Effective Time serving as a trustee, director or officer of the Company or any U.S. Subsidiary or the Foreign Subsidiaries (collectively, the "Indemnified Parties") to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, in connection with any Claim and any judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such judgments, fines, penalties or amounts paid in settlement) resulting therefrom; and (ii) promptly pay on behalf of each of the Indemnified Parties, to the fullest extent authorized or permitted by applicable Law, as now or hereafter in effect, any Indemnifiable Expenses incurred in defending, serving as a witness with respect to or otherwise participating in any Claim in advance of the final disposition of such Claim, including payment on behalf of or advancement to the Indemnified Party of any Indemnifiable Expenses incurred by such Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, including all reasonable attorneys' fees and expenses, in each case without the requirement of any bond or other security, but subject to Parent's or the Surviving Entity's, as applicable, receipt of an undertaking by or on behalf of such Indemnified Party, if required by applicable Law, to repay such Indemnifiable Expenses if it is ultimately determined under applicable Laws that such Indemnified Party is not entitled to be indemnified); provided, however, that neither Parent nor the Surviving Entity shall be liable for any settlement effected without Parent's or the Surviving Entity's written consent and shall not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single Claim except to the extent that two or more of such Indemnified Parties shall have conflicting interests in the outcome of such action. The indemnification and advancement obligations of Parent and the Surviving Entity pursuant to this Section 7.06(a) shall extend to acts or omissions occurring at or before the Company Merger Effective Time and any Claim relating thereto (including with respect to any acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby, including the consideration and approval thereof and the process undertaken in connection therewith and any Claim relating thereto). All rights to indemnification and advancement conferred hereunder shall continue as to a person who has ceased to be a director or officer of the Company or the U.S. Subsidiaries or the Foreign Subsidiaries after the date hereof and shall inure to the benefit of such person's heirs, executors and personal and legal representatives. For purposes of this Section 7.06(a): (x) the term "Claim" means any threatened, asserted, pending or completed Action, whether instituted by any party hereto, any Governmental Authority or any other party, that any Indemnified Party in good faith believes might lead to the institution of any such Action, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such Indemnified Party's duties or service as a director or officer of the Company or any of the U.S. Subsidiaries or the Foreign Subsidiaries, at or prior to the Company Merger Effective Time at the request of the Company or any of the U.S. Subsidiaries or the Foreign Subsidiaries; and (y) term "Indemnifiable Expenses" means reasonable attorneys' fees and all other reasonable costs, expenses and obligations (including experts' fees, travel expenses, court costs, retainers, transcript fees, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in, any Claim for which indemnification is authorized pursuant to this Section 7.06(a), including any Action relating to a claim for indemnification or advancement brought by an Indemnified Party. Neither Parent nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification has been or could be sought by such Indemnified Party hereunder unless (i) such settlement, compromise or judgment includes an unconditional release of such Indemnified Party from all liability arising out of such Claim, (ii) such Indemnified Party otherwise consents thereto, or (iii) Parent or the Surviving Entity acknowledges that such Claim is subject to this Section 7.06.

         (b)  For a period of six (6) years from the Company Merger Effective Time, the charter and bylaws or other organizational documents of the Surviving Entity and the U.S. Subsidiaries and the Foreign Subsidiaries shall contain provisions no less favorable with respect to indemnification than are set forth in the Company Articles, Company Bylaws, Operating Trust Articles, Operating Trust Bylaws

or the applicable organizational documents of the Subsidiaries, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Company Merger Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Company Merger Effective Time, were directors, officers, trustees, employees, agents, or fiduciaries (including fiduciaries under or with respect to any employee benefit plan (within the meaning of Section 3(3) of ERISA)) of the Company or any of its U.S. Subsidiaries or the Foreign Subsidiaries, unless such modification shall be required by Law and then only to the minimum extent required by Law.

         (c)  Parent or the Surviving Entity shall maintain for a period of at least six (6) years, policies of directors' and officers' liability insurance and employed lawyer liability insurance with respect to claims arising from facts or events that occurred on or before the Company Merger Effective Time, including in respect of the transactions contemplated by this Agreement. Such policies shall provide for at least $50,000,000 of coverage for directors' and officers' liability and $5,000,000 for employed lawyer liability and shall contain other terms and conditions which are, in the aggregate, not less advantageous to the insured persons than the policies maintained by the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries as of the date hereof. There shall be no gaps or lapses of coverage with respect to matters occurring before the Company Merger Effective Time; provided, that the aggregate premium payable for such insurance shall not exceed the amount set forth on Schedule 7.06(c) (such amount the "Maximum Premium"). If the Company is unable to obtain the insurance described in the first sentence of this Section 7.06(c) for an amount less than or equal to the Maximum Premium, Parent or the Surviving Company shall obtain as much comparable insurance as possible for an amount equal to the Maximum Premium. Notwithstanding the preceding, Parent and the Surviving Entity may meet their obligations pursuant to this Section 7.06(c) by purchasing a "tail policy" providing coverage in the amounts specified above and on other terms and conditions which are, in the aggregate, not less advantageous to the insured persons than the policies maintained by the Company, the Operating Trust, the U.S. Subsidiaries and the Foreign Subsidiaries as of the date hereof such. If Parent or the Surviving Entity purchase a tail policy pursuant to the immediately preceding sentence, Parent shall, and shall cause the Surviving Entity or its successors or assigns to, maintain such policy in full force and effect, and continue to honor all obligations thereunder.

         (d)  If the Surviving Entity or any of its respective successors or assigns (i) consolidates with or merges with or into any other person and shall not be the continuing or Surviving Entity, partnership or other entity of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Entity assumes the obligations set forth in this Section 7.06.

         (e)  Parent shall cause the Surviving Entity to perform all of the obligations of the Surviving Entity under this Section 7.06 and the parties acknowledge and agree that Parent guarantees the payment and performance of the Surviving Entity's obligations pursuant to this Section 7.06.

        Section 7.07    Further Action; Reasonable Efforts.

         (a)  Except to the extent otherwise provided in Section 7.01, upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) make promptly its respective filings and thereafter make any other required submissions, under any applicable antitrust or competition laws, and any other Law with respect to this Agreement and the Mergers, if required, and (ii) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers, and the other transactions contemplated by this Agreement, including using its commercially reasonable efforts to obtain all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Authorities with the Company and the U.S. Subsidiaries and

Foreign Subsidiaries as are necessary for the consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Company Merger and the other transactions contemplated by this Agreement.

         (b)  The parties hereto agree to cooperate and assist one another in connection with all actions to be taken pursuant to this Section 7.07, including the preparation and making of the filings referred to in this Agreement and, if requested, amending or furnishing additional information thereunder, including, subject to applicable Law and the Confidentiality Agreement, upon request, providing copies of all related documents to the non-filing party and their advisors prior to filing, and, to the extent practicable, none of the parties will file any such document or have any communication with any Governmental Authority without prior consultation with the other party. Each party shall keep the other apprised of the content and status of any communications with, and communications from, any Governmental Authority with respect to the transactions contemplated by this Agreement. To the extent practicable and permitted by a Governmental Authority, each party hereto shall permit representatives of the other party to participate in meetings and calls with such Governmental Authority. None of the parties shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Governmental Authority without the consent of the other party, which consent shall not be unreasonably withheld or delayed.

         (c)  Each of the parties hereto agrees to cooperate and use its reasonable best efforts to defend through litigation on the merits any Action, including administrative or judicial Action, asserted by any party in order to avoid the entry of, or to have vacated, lifted, reversed, terminated or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that in whole or in part restricts, delays, prevents or prohibits consummation of the Company Merger, including by vigorously pursuing all available avenues of administrative and judicial appeal.

         (d)  Each of the Buyer Parties, on the one hand, and the Company Parties, on the other hand, shall use their respective commercially reasonable efforts to obtain any Third Party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed in the Disclosure Schedule or (iii) required to prevent a Company Material Adverse Effect from occurring prior to the Company Merger Effective Time. In the event that any Company Party shall fail to obtain any Third Party consent described above, the Company Parties shall use their commercially reasonable efforts, and shall take such actions as are reasonably requested by Parent, to minimize any adverse effect upon the Company Parties and the Buyer Parties and their respective businesses resulting, or which could reasonably be expected to result, after the Company Merger Effective Time, from the failure to obtain such consent. Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than a Governmental Authority) with respect to any transaction contemplated by this Agreement, (i) unless required by the applicable agreement, without the prior written consent of Parent, neither the Company nor any of the U.S. Subsidiaries or Foreign Subsidiaries shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (ii) none of the Buyer Parties or their respective affiliates shall be required to pay or commit to pay such Person whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation.

        Section 7.08    Transfer Taxes.    Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording, registration and other fees and any similar taxes that become payable in connection with the transactions contemplated by this Agreement (together with any related interests, penalties or additions to Tax, "Transfer Taxes"), and shall cooperate in attempting to minimize the amount of Transfer Taxes.

From and after the Company Merger Effective Time, the Surviving Entity shall pay or cause to be paid, without deduction or withholding from any consideration or amounts payable to holders of the Company Common Shares, Company Share Options, Company Restricted Share Units and, all Transfer Taxes.

        Section 7.09    Public Announcements.    The parties hereto agree that no public release or announcement concerning the transactions contemplated by this Agreement (including the Mergers) shall be issued by a party without the prior consent of the other parties (which consent shall not be unreasonably withheld), except as such release or announcement may be required by Law or the rules or regulations of any securities exchange, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow the other parties reasonable time to comment on such release or announcement in advance of such issuance. The parties have agreed upon the form of a joint press release announcing the Mergers and the execution of this Agreement.

        Section 7.10    Cooperation with Financing.

         (a)  Parent shall use its reasonable best efforts to arrange the Debt Financing on the terms and conditions described in the Debt Commitment Letter, including using reasonable best efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein and (ii) to satisfy all conditions applicable to the Buyer Parties in such definitive agreements that are within their control. In the event any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the Debt Commitment Letter, Parent shall use its reasonable best efforts to arrange to obtain any such portion from alternative sources on comparable or more favorable terms to Parent (as determined in the reasonable judgment of Parent) as promptly as practicable following the occurrence of such event. Parent shall give the Company prompt notice of any material breach by any party of the Debt Commitment Letter or any termination of the Debt Commitment Letter. Parent shall keep the Company informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Debt Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or remedy under, the Debt Commitment Letter if such amendment would or would be reasonably expected to materially and adversely affect or delay in any material respect Parent's ability to consummate the transactions contemplated by this Agreement, without first obtaining the Company's prior written consent (not to be unreasonably withheld or delayed). For the avoidance of doubt, if the Debt Financing (or any alternative financing) has not been obtained, the Buyer Parties shall continue to be obligated to consummate the Mergers on the terms contemplated by this Agreement and subject only to the satisfaction or waiver of the conditions set forth in Sections 8.01 and 8.02 of this Agreement and to Parent's rights under Section 9.01, regardless of whether the Buyer Parties have complied with all of their other obligations under this Agreement (including their obligations under this Section 7.10).

         (b)  The Company agrees to provide, and shall cause the U.S. Subsidiaries and the Foreign Subsidiaries and its and their Representatives to provide, all reasonable cooperation in connection with the arrangement of the Financing as may be reasonably requested by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and the U.S. Subsidiaries and the Foreign Subsidiaries), including (i) participation in meetings, drafting sessions and due diligence sessions, (ii) furnishing Parent and its financing sources with financial and other pertinent information regarding the Company and the U.S. Subsidiaries and the Foreign Subsidiaries as may be reasonably requested by Parent, (iii) assisting Parent and its financing sources in the preparation of (A) an offering document for any Financing to be raised to complete the Mergers and (B) materials for rating agency presentations, (iv) reasonably cooperating with the marketing efforts of Parent and its financing sources for any Financing to be raised by Parent to complete the Mergers, (v) forming new direct or indirect subsidiaries and transferring assets thereto prior to or after the Operating Trust Merger Effective Time (any such transfer to be a Requested Transaction and be subject to the terms and conditions of Section 2.06 hereof), (vi) using reasonable best efforts to obtain accountants' comfort letters, legal opinions, appraisals, surveys, title insurance, estoppels and certificates from tenants, lenders and ground lessors and other documentation and items relating to the Financing as reasonably requested by Parent, (vii) providing and executing documents as may be reasonably requested by Parent, and (viii) cooperating in connection with the repayment or defeasance of any Indebtedness of the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries, including delivering such payoff, defeasance or similar notices under any existing mortgage or mezzanine loans of the Company or any U.S. Subsidiary or Foreign Subsidiary as reasonably requested by Parent. Parent shall, promptly upon request by the Company, reimburse the Company for all reasonable out-of-pocket costs incurred by the Company, its U.S. Subsidiaries and its Foreign Subsidiaries and their Representatives in connection with such cooperation. The Buyer Parties shall, on a joint and several basis, indemnify and hold harmless the Company, its U.S. Subsidiaries and its Foreign Subsidiaries and their respective Representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest, awards, judgments and penalties suffered or incurred by them in connection with the arrangement of the Financing and any information utilized in connection therewith (other than historical information relating to the Company or its U.S. Subsidiaries or Foreign Subsidiaries). Notwithstanding anything to the contrary, the condition set forth in Section 8.02(b), as it applies to the Company's obligations under this Section 7.10(b), shall be deemed satisfied unless the Financing (or any alternative financing) has not been obtained primarily as a result of the Company's or the U.S. Subsidiaries' or Foreign Subsidiaries willful and material breach of its obligations under this Section 7.10(b).

         (c)  All non-public or otherwise confidential information regarding the Company obtained by Parent or its Representatives pursuant to paragraph (b) above shall be kept confidential in accordance with the Confidentiality Agreement.

        Section 7.11    Resignations.    The Company shall use its reasonable best efforts to obtain and deliver to Parent at the Closing evidence reasonably satisfactory to Parent of the resignation effective as of the Company Merger Effective Time, of those trustees or directors of the Company or any U.S. Subsidiary designated by Parent to the Company in writing at least five calendar days prior to the Closing.

        Section 7.12    Takeover Statutes.    If any takeover statute is or becomes applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement, each of the parties and their respective boards of directors (or managing members or general partners, as applicable) shall (a) take all necessary action to ensure that such transactions contemplated hereby may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement and (b) otherwise act to eliminate or minimize the effects of such takeover statute.

        Section 7.13    Delisting and Deregistering of Securities.    Parent and the Company shall use their commercially reasonable efforts to cause the Company Common Shares to be de-listed from the NYSE and de-registered under the Exchange Act promptly following the Company Merger Effective Time.

        Section 7.14    Tax Matters.    During the period from the date of this Agreement to the Company Merger Effective Time, the Company and the U.S. Subsidiaries and Foreign Subsidiaries shall:

         (a)  continue to operate in such a manner as to permit the Company to continue to qualify as a REIT throughout the period from the date hereof to the Company Merger Effective Time;

         (b)  prepare and timely file all Tax Returns required to be filed by them (taking into account all applicable extensions of time to file such Tax Returns) on or before the Closing Date ("Post-Signing Returns") in a manner consistent with past practice, except as otherwise required by applicable Laws;

         (c)  fully and timely pay all Taxes due and payable in respect of such Post-Signing Returns that are so filed; and

         (d)  properly reserve (and reflect such reserve in their books and records and financial statements), for all Taxes payable by them for which no Post-Signing Return is due prior to the Company Merger Effective Time in a manner consistent with past practice.

        Section 7.15    Notices of Certain Events.

         (a)  The Company Parties shall notify Parent promptly of (i) any written communication and, to the knowledge of the Company, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, any of the U.S. Subsidiaries or any of the Foreign Subsidiaries or their Representatives), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from the Company, any of the U.S. Subsidiaries or any of the Foreign Subsidiaries or their Representatives), (iii) any material Actions threatened or commenced against or otherwise affecting the Company or any of the U.S. Subsidiaries or Foreign Subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 8.02(a) or 8.02(b) not to be satisfied.

         (b)  The Buyer Parties shall notify the Company promptly of (i) any written communication and, to the knowledge of Parent, any other communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from Parent, any of its subsidiaries or their Representatives), (ii) any communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (and the response thereto from Parent, any of its subsidiaries or their Representatives), (iii) any material Actions threatened or commenced against or otherwise affecting Parent or any of its subsidiaries that are related to the transactions contemplated by the Agreement or (iv) any effect, event, development or change between the date of this Agreement and the Company Merger Effective Time which causes or is reasonably likely to cause the conditions set forth in Section 8.03(a) or 8.03(b) not to be satisfied.

         (c)  The delivery of any notice pursuant to this Section 7.15 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

ARTICLE VIII
CONDITIONS TO THE MERGERS

        Section 8.01    Conditions to the Obligations of Each Party.    The obligations of the Company and Buyer Parties to consummate the Mergers are subject to the satisfaction or waiver in writing (where permissible) of the following conditions:

         (a)  The Company Shareholder Approval shall have been obtained.

         (b)  The Operating Trust Unitholder Approval shall have been obtained.

         (c)  The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order suspending its effectiveness issued by the SEC, and no proceedings seeking such stop order shall have been initiated or, to the knowledge of the Company, threatened by the SEC.

         (d)  Any waiting period (and any extension thereof) applicable to the consummation of the Mergers under the HSR Act and the German Act shall have expired or been terminated, and any approval required thereunder shall have been obtained.

         (e)  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary, preliminary or permanent) which is then in effect and has the effect of making consummation of the Mergers illegal or prohibiting consummation of the Mergers

        Section 8.02    Conditions to the Obligations of the Buyer Parties.    The obligations of the Buyer Parties to consummate the Mergers are subject to the satisfaction or waiver in writing of the following additional conditions:

         (a)  The representations and warranties of the Company Parties contained in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of such date, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Company Material Adverse Effect" set forth in such representations and warranties (other than the representation in clause (b) of Section 4.08)) does not have and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. In addition, the representations and warranties set forth in Sections 4.03 and 4.04 and shall be true and correct in all material respects and the representations and warranties set forth in clause (b) of Section 4.08 shall be true and correct in all respects as of the date hereof and as of the Closing, as though made on and as of such date (in each case except to the extent expressly made as of a specific date, in which case as of such specific date).

         (b)  The Company Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants required to be performed or complied with them under this Agreement on or prior to the Company Merger Effective Time.

         (c)  The Company shall have delivered to Parent a certificate, dated the date of the Company Merger Effective Time, signed by an officer of the Company and certifying as to the satisfaction of the conditions specified in Sections 8.02(a) and 8.02(b).

         (d)  Since the date of this Agreement, there shall not have been an event, occurrence, effect or circumstance that, individually or in the aggregate with all other events, occurrences, effects or circumstances, has resulted or would reasonably be expected to result in a Company Material Adverse Effect.

         (e)  Parent and the Company shall have received a tax opinion of Mayer, Brown, Rowe & Maw LLP, or other counsel to the Company satisfactory to the Parent, dated as of the date of the Closing Date, prior to the Company Merger Effective Time, in the form attached hereto as Exhibit G (such opinion shall be based upon customary assumptions and customary representations made by the Company and its U.S. Subsidiaries and Foreign Subsidiaries in the form attached hereto as Exhibit G, and such opinion and representations shall be subject to such changes or modifications from the language set forth on such exhibits as may be deemed necessary or appropriate by Mayer, Brown, Rowe & Maw LLP (or such counsel rendering the opinion) and as shall be reasonably satisfactory to Parent) opining that the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code for all taxable periods commencing with the Company's taxable year ended December 31, 1997 through and including the taxable year of the Company ending on the Closing Date (determined without taking into account, or giving effect to, the Mergers or any Requested Transactions undertaken pursuant to Section 2.06 of this Agreement and assuming for such purposes that the Company shall satisfy the applicable distribution requirements under the Code for the taxable year including the Closing Date).

        Section 8.03    Conditions to the Obligations of the Company Parties.    The obligations of the Company Parties to consummate the Mergers are subject to the satisfaction or waiver in writing (where permissible) of the following additional conditions:

         (a)  The representations and warranties of the Buyer Parties in this Agreement that (i) are not made as of a specific date shall be true and correct as of the date of this Agreement and as of the Closing, as though made on and as of such date, and (ii) are made as of a specific date shall be true and correct as of such date, in each case except where the failure of such representations or warranties to be true and correct (without giving effect to any limitation as to "materiality" or "Parent Material Adverse Effect" set forth in such representations and warranties) does not have and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

         (b)  The Buyer Parties shall have performed, in all material respects, all obligations and complied with, in all material respects, all agreements and covenants required to be performed or complied with by them under this Agreement on or prior to the Company Merger Effective Time.

         (c)  The Buyer Parties shall have delivered to the Company a certificate, dated the date of the Company Merger Effective Time, signed by an officer of each of the Buyer Parties and certifying as to the satisfaction of the conditions specified in Sections 8.03(a) and 8.03(b).

ARTICLE IX
TERMINATION, AMENDMENT AND WAIVER

        Section 9.01    Termination.    This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Operating Trust Merger Effective Time (or, in the case of Section 9.01(g)(i), prior to the Company Shareholders' Meeting) by action taken or authorized by the board of directors, board of trustees, board of managers or members or similar governing body of the terminating party or parties performing similar functions, notwithstanding any requisite approval of the Mergers by the Company Common Shareholders or the Operating Trust Common Unitholders, and whether before or after either of the Company Shareholder Approval or the Operating Trust Unitholder Approval has been obtained, as follows (the date of any such termination, the "Termination Date"):

         (a)  by mutual written consent of Parent and the Company;

         (b)  by either Parent or the Company if the Operating Trust Merger Effective Time shall not have occurred on or before December 31, 2007 (the "End Date"); provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to a party whose failure to fulfill any obligation under this Agreement materially contributed to the failure of the Company Merger Effective Time to occur on or before such date;

         (c)  by either Parent or the Company if any Governmental Authority shall have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling or taken any other action (including the failure to have taken an action) which, in either such case, has become final and non-appealable and has the effect of making consummation of the Mergers illegal or otherwise preventing or prohibiting consummation of the Mergers ("Governmental Order"); provided, however, that the right to terminate under of this Section 9.01(c) shall not be available to any party unless such party shall have used its reasonable best efforts to oppose any such Governmental Order or to have such Governmental Order vacated or made inapplicable to such Mergers;

         (d)  by either the Company or Parent if the Company Shareholder Approval is not obtained at the Company Shareholders' Meeting upon a vote taken thereon;

         (e)  by Parent if each of it and MergerCo is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of the Company Parties herein are or become untrue or inaccurate such that the condition set forth in Section 8.02(a) would be incapable of being satisfied by the End Date, or (ii) there has been a breach on the part of any of the Company Parties of any of its covenants or agreements herein such that the condition set forth in Section 8.02(b) would be incapable of being satisfied by the End Date;

          (f)  by the Company if each of the Company Parties is not in material breach of its obligations under this Agreement, and if (i) any of the representations and warranties of Parent, MergerCo or Operating Trust MergerSub herein are or become untrue or inaccurate such that the condition set forth in Section 8.03(a) would be incapable of being satisfied by the End Date, or (ii) there has been a breach on the part of Parent, MergerCo or Operating Trust MergerSub or any of their respective covenants or agreements herein such that the conditions set forth in Section 8.03(b) would be incapable of being satisfied by the End Date;

         (g)  by Parent:

            (i)  prior to the Company Shareholders' Meeting if there has been a Change in Recommendation;

           (ii)  if (A) the Company Board or a Special Committee shall have approved, endorsed or recommended any Acquisition Proposal, (B) the Company enters into a contract or agreement relating to an Acquisition Proposal (other than a confidentiality agreement entered into in compliance with Section 7.04(c)), (C) a tender offer or exchange offer for any Company Common Shares that constitutes an Acquisition Proposal (other than by any of the Buyer Parties or any of their Affiliates) is commenced prior to obtaining the Company Shareholder Approval and the Company Board or a Special Committee fails to recommend against acceptance of such tender offer or exchange offer by the Company Shareholders (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company Shareholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten Business Days after commencement of such tender offer or exchange offer, (D) the Company, the Company Board or a Special Committee publicly announces its intention to do any of the foregoing, or (E) the Company has breached its obligations under Section 7.02 or Section 7.04 in any material respect; or

         (h)  by the Company if the Company Board or a Special Committee approves, and authorizes the Company to enter into, a definitive agreement providing for the implementation of a Superior Proposal, but only so long as:

            (i)  the Company Shareholder Approval has not yet been obtained;

           (ii)  the Company is not then and has not been in breach of any of its obligations under Section 7.02 or Section 7.04 in any material respect;

          (iii)  the Company Board or a Special Committee has determined in good faith, after consultation with its financial advisor, that such agreement constitutes a Superior Proposal;

          (iv)  the Company has notified Parent in writing that it intends to enter into such agreement, attaching the most current version of such agreement (including any amendments, supplements or modifications) to such notice (a "Superior Proposal Notice");

           (v)  during the three Business Day period following Parent's receipt of a Superior Proposal Notice, (A) the Company shall have offered to negotiate with (and, if accepted, negotiated in good faith with), and shall have caused its respective financial and legal advisors to offer to negotiate with (and, if accepted, negotiate in good faith with), Parent in making adjustments to the terms and conditions of this Agreement as would enable the Company to proceed with the Mergers and the other transactions contemplated by this Agreement, and (B) the Company Board or a Special Committee shall have determined in good faith, after the end of such three Business Day period, after considering the results of such negotiations and the revised proposals made by Parent, if any, that the Superior Proposal giving rise to such notice continues to be a Superior Proposal; provided further that any amendment, supplement or modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and the Company may not terminate this Agreement pursuant to this Section 9.01(h) unless the Company has complied with the requirements of this Section 9.01(h) with respect to such new Acquisition Proposal including sending a Superior Proposal Notice with respect to such new Acquisition Proposal and offering to negotiate for three Business Days from such new Superior Proposal Notice; and

          (vi)  the Company pays to Parent the Company Termination Fee in accordance with Section 9.04(b)(iv) simultaneously with such termination (any purported termination pursuant to this Section 9.01(h) shall be void and of no force or effect unless the Company shall have made such payment).

        Section 9.02    Effect of Termination.    In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto (or any Representatives thereof) except that the indemnification and reimbursement obligations of the Buyer Parties contained in Sections 2.06, and 7.10(b), the Guarantees referred to in Section 5.07(c) and the provisions of Section 7.03(b), Section 7.10(c), this Section 9.02, Section 9.04 and Article X shall survive any such termination; provided, however, that, subject to Sections 9.04(g), 10.06 and 10.07, nothing herein shall relieve any party hereto from liability for any willful or knowing breach of any of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination.

        Section 9.03    Notice of Termination.    A termination party shall provide written notice of termination to the other parties specifying with reasonable particularity the basis of such termination. If more than one provision in Section 9.01 is available to a terminating party in connection with a termination, a terminating party may rely on any and all available provisions in Section 9.01 for any such termination.

        Section 9.04    Fees and Expenses.

         (a)  Except as otherwise set forth in Sections 2.06, 7.08 and 7.10(b) and this Section 9.04, all expenses (including fees and expenses payable to Representatives) incurred by any party to this Agreement or its Affiliates on its behalf in connection with this Agreement or the transactions contemplated by this Agreement ("Expenses") shall be paid by the party incurring such expenses, whether or not the Mergers are consummated.

         (b)  The Company agrees that if this Agreement shall be terminated:

            (i)  by Parent or the Company pursuant to Section 9.01(d), Section 9.01(b) or Section 9.01(e) and at any time after the date of this Agreement and prior to the Company Shareholders' Meeting, (A) an Acquisition Proposal shall have been made to any of the Company Parties or publicly announced prior to such Termination Date or, with respect to termination pursuant to Section 9.01(e), prior to the occurrence of the event or circumstance giving rise to such termination right, and (B) concurrently with such termination or within twelve (12) months following the Termination Date, the Company enters into a definitive agreement relating to an Acquisition Proposal, or an Acquisition Proposal is consummated (in each case whether or not such Acquisition Proposal was the same Acquisition Proposal referred to in the foregoing clause (A)), then the Company shall pay to Parent, if and when the consummation of such Acquisition Proposal occurs, as applicable, the Company Termination Fee less any Parent Expenses previously paid pursuant to Section 9.04(b)(ii) in immediately available funds to an account directed by Parent (and for purposes of this Section 9.04(b)(i), "at least 50%" shall be substituted for "20%" in the definition of Acquisition Proposal);

           (ii)  by Parent pursuant to Section 9.01(e), then the Company shall pay, within three (3) Business Days of the Termination Date, to Parent the Parent Expenses in immediately available funds to an account directed by Parent;

          (iii)  by Parent pursuant to Section 9.01(g) (but with respect to termination pursuant to Section 9.01(g)(i), only if Parent terminates prior to the Company Shareholders' Meeting), then the Company shall pay, within three (3) Business Days of the Termination Date, to Parent the Company Termination Fee in immediately available funds to an account directed by Parent; or

          (iv)  by the Company pursuant to Section 9.01(h), then the Company shall pay to Parent the Company Termination Fee in immediately available funds to an account directed by Parent before or concurrently with such termination and shall be a condition to the effectiveness of such termination.

         (c)  Parent agrees that if this Agreement shall be terminated by the Company pursuant to Section 9.01(f), then Parent shall pay to the Company the Company Expenses within three (3) Business Days of the Termination Date in immediately available funds to an account directed by the Company.

         (d)  For the purposes of this Agreement:

            (i)  "Company Expenses" shall mean all reasonable, actual and documented out-of-pocket costs and expenses incurred prior to the termination of this Agreement by or on behalf of the Company Parties, the U.S. Subsidiaries and the Foreign Subsidiaries (or their Affiliates) in connection with the entering into of this Agreement and the carrying out of any and all acts contemplated hereunder, including reasonable fees and expenses of counsel, investment banking firms, lenders or financial advisors, accountants, and consultants, up to an aggregate maximum amount of $10,000,000;

           (ii)  "Company Termination Fee" shall mean an amount equal to $235,000,000; and

          (iii)  "Parent Expenses" shall mean all reasonable, actual and documented out-of-pocket costs and expenses incurred prior to the termination of this Agreement by or on behalf of the Buyer Parties (or their Affiliates) in connection with the entering into this Agreement and the carrying out of any and all acts contemplated hereunder, including reasonable fees and expenses of counsel, investment banking firms, lenders or financial advisors, accountants, and consultants, up to an aggregate maximum amount of $10,000,000.

         (e)  Each of the parties hereto acknowledges that the agreements contained in this Section 9.04 are an integral part of the transactions contemplated by this Agreement. In the event that the Company shall fail to pay the Company Termination Fee or the Parent Expenses when due or Parent shall fail to pay the Company Expenses when due, the Company or Parent, as the case may be, shall reimburse the other party for all reasonable costs and expenses actually incurred or accrued by such other party (including reasonable fees and expenses of counsel) in connection with the collection under and enforcement of this Section 9.04. If payable, none of the Company Termination Fee, the Parent Expenses, or the Company Expenses shall be payable more than once pursuant to this Agreement.

          (f)  Each of Parent and the Company acknowledges that the agreements set forth in this Section 9.04 are an integral part of the transactions contemplated by this Agreement, and that without these agreements, the other party would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails to timely pay any amount due pursuant to this Section 9.04, and, in order to obtain the payment, Parent or the Company, as the case may be, commences a suit which results in a judgment against the other party for the payment set forth in this Section 9.04, such paying party shall pay the other party its reasonable and documented costs and expenses (including reasonable and documented attorneys' fees) in connection with such suit, together with interest on such amount at the prime rate as reported in The Wall Street Journal in effect on the date such payment was required to be made through the date of payment.

         (g)  Notwithstanding anything to the contrary in this Agreement, in the event of a termination of this Agreement in connection with which a Company Termination Fee is payable to Parent or, in the case of Section 9.04(b)(ii), the Parent Expenses are payable to Parent, payment of such Company Termination Fee or Parent Expenses, as the case may be, by the Company pursuant to this Section 9.04 shall be the sole and exclusive remedy of Parent and its subsidiaries and Affiliates against the Company, its subsidiaries and any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents for the loss suffered as a result of the failure of the Merger to be consummated, and upon payment of such amounts, none of the Company, its subsidiaries or any of their respective former, current, or future general or limited partners, stockholders, managers, members, directors, officers, Affiliates or agents shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated by this Agreement (except that the Company shall also be obligated with respect to Section 9.04(f)).

        Section 9.05    Escrow of Company Expenses.

         (a)  To the extent that the Company Parties recover the Company Expenses pursuant to Section 9.04(c) and/or money damages pursuant to and subject to Section 10.06 and the Guarantees (collectively, the "Damages Amount"), Parent shall instruct the escrow agent to pay to the Operating Trust from the Damages Amount deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Damages Amount and (ii) the sum of (A) the maximum amount that can be paid to the Operating Trust without causing the Company to fail to meet the requirements of Sections 856(c)(2) and 856(c)(3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) or 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by the Company's independent certified public accountants, plus (B) in the event the Company receives either (A) a letter from the Company's counsel indicating that the Company has received a ruling from the IRS described in Section 9.05(b) or (2) an opinion from the Company's outside counsel as described in Section 9.05(b), an amount equal to the Damages Amount less the amount payable under clause (A) above. To secure Parent's obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the Damages Amount with an escrow agent selected by Parent and on such terms (subject to Section 9.05(b)) as shall be mutually agreed upon by the Operating Trust, Parent and the escrow agent. Subject to the terms of Section 10.06 and the Guarantees, the payment or deposit into escrow of the Damages Amount pursuant to this Section 9.05 shall be made at the time Parent is obligated to pay the Operating Trust such amount pursuant to Section 10.06 and the Guarantees by wire transfer or bank check.

         (b)  The escrow agreement shall provide that the Damages Amount in escrow or any portion thereof shall not be released to the Operating Trust unless the escrow agent receives any one or combination of the following: (i) a letter from the Company's independent certified public accountants indicating the maximum amount that can be paid by the escrow agent to the Operating Trust without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company's accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company's counsel indicating that the Company received a ruling from the IRS holding that the Damages Amount would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company's outside counsel has rendered a legal opinion to the effect that the receipt by the Operating Trust of the Damages Amount would constitute Qualifying Income, would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code or would not otherwise disqualify Company as a REIT), in which case the escrow agent shall release the remainder of the Damages Amount to the Operating Trust. Parent agrees to amend this Section 9.05 at the reasonable request of the Company in order to (x) maximize the portion of the Damages Amount that may be distributed to the Operating Trust hereunder without causing the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company's chances of securing a favorable ruling described in this Section 9.05(b), or (z) assist Parent in obtaining a favorable legal opinion from its outside counsel as described in this Section 9.05(b). The escrow agreement shall also provide that any portion of the Damages Amount held in escrow for five years shall be released by the escrow agent to Parent. Any costs and expenses of the escrow agent shall be borne solely by the Company.

        Section 9.06    Waiver.    At any time prior to the Company Merger Effective Time, the Company, on the one hand, and Parent, on the other hand, may (a) extend the time for the performance of any obligation or other act of the other party, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement of the other party or any condition to its own obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Company (on behalf of the Company Parties) or Parent (on behalf of the Buyer Parties), as applicable. The failure of any party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

ARTICLE X
GENERAL PROVISIONS

        Section 10.01    Non-Survival of Representations and Warranties.    The representations and warranties in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Company Merger Effective Time.

        Section 10.02    Notices.    All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by prepaid overnight courier (providing proof of delivery), by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses or facsimile numbers (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

    if to any Buyer Party:

      c/o Lehman Brothers Holdings Inc.
      8th Floor
      399 Park Avenue
      New York, New York 10022
      Facsimile: 646-758-4341
      Attention: Paul Hughson

      and

      c/o Tishman Speyer
      45 Rockefeller Plaza
      New York, New York 10111
      Facsimile: 212-895-0353
      Attention: Michael Benner

    with copies to:

      Wachtell, Lipton, Rosen & Katz
      51 West 52nd Street
      New York, New York 10019
      Facsimile: 212-403-2000
      Attention: Adam O. Emmerich, Esq.
      David E. Shapiro, Esq.

      and

      Weil, Gotshal & Manges LLP
      767 Fifth Avenue
      New York, New York 10153-0119
      Facsimile: 212-310-8007
      Attention: W. Michael Bond, Esq.
      Raymond O. Gietz, Esq.

    if to any Company Party:

      Archstone-Smith Trust
      9200 East Panorama Circle
      Suite 400
      Englewood, Colorado 80112
      Facsimile: 303-708-5999
      Attention: Charles E. Mueller
      Caroline Brower

    with a copy to:

      Hogan & Hartson LLP
      555 Thirteenth Street NW
      Washington, DC 20004-1109
      Facsimile: (202) 637-5910
      Attention: J. Warren Gorrell, Jr., Esq.
      Bruce W. Gilchrist, Esq.
      David P. Slotkin, Esq.

        Section 10.03    Severability.    If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy or the application of this Agreement to any person or circumstance is invalid or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. To such end, the provisions of this Agreement are agreed to be severable. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

        Section 10.04    Amendment.    This Agreement may be amended by the parties hereto by action taken by their respective board of directors (or similar governing body or entity) at any time prior to the Company Merger Effective Time; provided, however, that, after approval of the Company Merger by the shareholders of the Company, no amendment may be made without further shareholder approval which, by Law or in accordance with the rules of the NYSE, requires further approval by such shareholders. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

        Section 10.05    Entire Agreement; Assignment.    This Agreement, together with the Confidentiality Agreement and the Disclosure Schedule, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise), except any of the Buyer Parties may assign this Agreement to any direct or indirect wholly owned subsidiary of Parent; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if the assignee does not perform its obligations.

        Section 10.06    Remedies.    Except as otherwise provided in Section 10.07 or elsewhere in this Agreement, any and all remedies expressly conferred upon a party to this Agreement shall be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at law or in equity and the exercise by a party to this Agreement of any one remedy shall not preclude the exercise by it of any other remedy. Each of the Company Parties agrees that to the extent it has incurred losses or damages in connection with this Agreement the maximum aggregate liability of the Buyer Parties and the Guarantors, for such losses or damages (including any amounts payable pursuant to Section 9.04) shall be limited to an amount equal to $1,500,000,000, and in no event shall the Company Parties seek to recover any money damages in excess of such amount from the Buyer Parties or the Guarantors. In no event shall the Company Parties seek to recover any damages in connection with, relating to or arising out of this Agreement from any person, including the Buyer Parties or the Guarantors or any former, current or future general or limited partners, employees, stockholders, managers, members, directors, officers, Affiliates, agents or Representatives of the Buyer Parties or the Guarantors, except as specifically provided herein or in the Guarantees.

        Section 10.07    Specific Performance.    The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed by any Company Party in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 9.01, the Buyer Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Company Parties and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that none of the Company Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement and that the Company Parties' sole and exclusive remedy with respect to any such breach shall be the remedy set forth in the Guarantees, subject to the limitations of Section 10.06; provided, however, the Company Parties shall be entitled to seek specific performance to prevent any breach by the Buyer Parties of Sections 7.03(b) and 7.10(c).

        Section 10.08    Parties in Interest.    This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than the provisions of Article III and Section 7.06 (which are intended to be for the benefit of the persons covered thereby or the persons entitled to payment thereunder and may be enforced by such persons).

        Section 10.09    Governing Law; Forum.    This Agreement, the Mergers and the other transactions contemplated hereby and all disputes, claims or controversies arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed in accordance with the internal Laws of the State of Maryland without giving effect to any choice or conflict of law provision or rule (whether of the State of Maryland or any other jurisdiction) that would cause the application of Laws of any jurisdictions other than those of the State of Maryland.

        Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the sole and exclusive jurisdiction of the Courts of State of Maryland (the "Maryland Courts") for any litigation arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Maryland Courts and agrees not to plead or claim in any Maryland Court that such litigation brought therein has been brought in any inconvenient forum. Each of the parties hereto agrees, (a) to the extent such party is not otherwise subject to service of process in the State of Maryland, to appoint and maintain an agent in the State of Maryland as such party's agent for acceptance of legal process, and (b) that service of process may also be made on such party by prepaid certified mail to the address for notice in Section 10.02 with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Maryland.

        Section 10.10    Headings.    The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        Section 10.11    Counterparts.    This Agreement may be executed and delivered (including by facsimile transmission) in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        Section 10.12    Waiver.    Except as provided in this Agreement, no action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

        Section 10.13    Waiver of Jury Trial.    Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated by this Agreement. Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated by this Agreement, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.13.

[Signature Pages Follow]

        IN WITNESS WHEREOF, the Buyer Parties and Company Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

RIVER HOLDING, LP,

By:	Tishman Speyer Real Estate Venture VII, L.L.C., its general partner

	By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner

		By:	/s/ MICHAEL B. BENNER
Name: Michael B. Benner Title: Vice President and Secretary

RIVER ACQUISITION (MD), LP

By:	River General Partner, LLC, its general partner

	By:	River Holding, LP, its sole member

		By:	Tishman Speyer Real Estate Venture VII, L.L.C., its general partner

			By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner

				By:	/s/ MICHAEL B. BENNER
Name: Michael B. Benner Title: Vice President and Secretary

SIGNATURE PAGES TO THE AGREEMENT AND PLAN OF MERGER

RIVER TRUST ACQUISITION (MD), LLC

By:	River Acquisition (MD), LP

	By:	River General Partner, LLC, its general partner

		By:	River Holding, LP, its sole member

			By:	Tishman Speyer Real Estate Venture VII, L.L.C., its general partner

				By:	Tishman Speyer U.S. Value-Added Associates VII, L.L.C., its general partner

					By:	/s/ MICHAEL B. BENNER
Name: Michael B. Benner Title: Vice President and Secretary
ARCHSTONE-SMITH TRUST

By:	/s/ CHARLES E. MUELLER, JR. Name: Charles E. Mueller, Jr. Title: Chief Financial Officer

ARCHSTONE-SMITH OPERATING TRUST

By:	/s/ CHARLES E. MUELLER, JR. Name: Charles E. Mueller, Jr. Title: Chief Financial Officer

SIGNATURE PAGES TO THE AGREEMENT AND PLAN OF MERGER

Annex B

[To be filed by amendment]

B-1

Annex C

[To be filed by amendment]

C-1

Annex D

MARYLAND GENERAL CORPORATION LAW

TITLE 3. CORPORATIONS IN GENERAL—EXTRAORDINARY ACTIONS.
SUBTITLE 2. RIGHTS OF OBJECTING STOCKHOLDERS.

§ 3-201 "Successor" defined

(a)
Corporation amending charter.—In this subtitle, except as provided in subsection (b) of this section, "successor" includes a corporation which amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock, unless the right to do so is reserved by the charter of the corporation.

(b)
Corporation whose stock is acquired.—When used with reference to a share exchange, "successor" means the corporation the stock of which was acquired in the share exchange.

§ 3-202 Right to fair value of stock

(a)
General rule.—Except as provided in subsection (c) of this section, a stockholder of a Maryland corporation has the right to demand and receive payment of the fair value of the stockholder's stock from the successor if:

(1)
The corporation consolidates or merges with another corporation;

(2)
The stockholder's stock is to be acquired in a share exchange;

(3)
The corporation transfers its assets in a manner requiring action under § 3-105(e) of this title;

(4)
The corporation amends its charter in a way which alters the contract rights, as expressly set forth in the charter, of any outstanding stock and substantially adversely affects the stockholder's rights, unless the right to do so is reserved by the charter of the corporation; or

(5)
The transaction is governed by § 3-602 of this title or exempted by § 3- 603(b) of this title.

(b)
Basis of fair value.—

(1)
Fair value is determined as of the close of business:

(i)
With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the day notice is given or waived under § 3-106; or

(ii)
With respect to any other transaction, on the day the stockholders voted on the transaction objected to.

(2)
Except as provided in paragraph (3) of this subsection, fair value may not include any appreciation or depreciation which directly or indirectly results from the transaction objected to or from its proposal.

(3)
In any transaction governed by § 3-602 of this title or exempted by § 3- 603(b) of this title, fair value shall be value determined in accordance with the requirements of § 3-603(b) of this title.

(c)
When right to fair value does not apply.—Unless the transaction is governed by § 3-602 of this title or is exempted by § 3-603(b) of this title, a stockholder may not demand the fair value of the stockholder's stock and is bound by the terms of the transaction if:

(1)
The stock is listed on a national securities exchange, is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or is designated for trading on the NASDAQ Small Cap Market:

(i)
With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, on the date notice is given or waived under § 3-106; or

(ii)
With respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to;

(2)
The stock is that of the successor in a merger, unless:

(i)
The merger alters the contract rights of the stock as expressly set forth in the charter, and the charter does not reserve the right to do so; or

(ii)
The stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor;

(3)
The stock is not entitled, other than solely because of § 3-106 of this title, to be voted on the transaction or the stockholder did not own the shares of stock on the record date for determining stockholders entitled to vote on the transaction;

(4)
The charter provides that the holders of the stock are not entitled to exercise the rights of an objecting stockholder under this subtitle; or

(5)
The stock is that of an open-end investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and the value placed on the stock in the transaction is its net asset value.

§ 3-203 Procedure by stockholder

(a)
Specific duties.—A stockholder of a corporation who desires to receive payment of the fair value of the stockholder's stock under this subtitle:

(1)
Shall file with the corporation a written objection to the proposed transaction:

(i)
With respect to a merger under § 3-106 of this title of a 90 percent or more owned subsidiary with or into its parent corporation, within 30 days after notice is given or waived under § 3-106; or

(ii)
With respect to any other transaction, at or before the stockholders' meeting at which the transaction will be considered or, in the case of action taken under § 2-505(b) of this article, within 10 days after the corporation gives the notice required by § 2-505(b) of this article;

(2)
May not vote in favor of the transaction; and

(3)
Within 20 days after the Department accepts the articles for record, shall make a written demand on the successor for payment for the stockholder's stock, stating the number and class of shares for which the stockholder demands payment.

(b)
Failure to comply with section.—A stockholder who fails to comply with this section is bound by the terms of the consolidation, merger, share exchange, transfer of assets, or charter amendment.

§ 3-204 Effect of demand on dividend and other rights

A stockholder who demands payment for his stock under this subtitle:

  (1)
  Has no right to receive any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle; and

  (2)
  Ceases to have any rights of a stockholder with respect to that stock, except the right to receive payment of its fair value.

§ 3-205 Withdrawal of demand

A demand for payment may be withdrawn only with the consent of the successor.

§ 3-206 Restoration of dividend and other rights

(a)
When rights restored.—The rights of a stockholder who demands payment are restored in full, if:

(1)
The demand for payment is withdrawn;

(2)
A petition for an appraisal is not filed within the time required by this subtitle;

(3)
A court determines that the stockholder is not entitled to relief; or

(4)
The transaction objected to is abandoned or rescinded.

(b)
Effect of restoration.—The restoration of a stockholder's rights entitles him to receive the dividends, distributions, and other rights he would have received if he had not demanded payment for his stock. However, the restoration does not prejudice any corporate proceedings taken before the restoration.

§ 3-207 Notice and offer to stockholders

(a)
Duty of successor.—

(1)
The successor promptly shall notify each objecting stockholder in writing of the date the articles are accepted for record by the Department.

(2)
The successor also may send a written offer to pay the objecting stockholder what it considers to be the fair value of his stock. Each offer shall be accompanied by the following information relating to the corporation which issued the stock:

(i)
A balance sheet as of a date not more than six months before the date of the offer;

(ii)
A profit and loss statement for the 12 months ending on the date of the balance sheet; and

(iii)
Any other information the successor considers pertinent.

(b)
Manner of sending notice.—The successor shall deliver the notice and offer to each objecting stockholder personally or mail them to him by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, at the address he gives the successor in writing, or, if none, at his address as it appears on the records of the corporation which issued the stock.

§ 3-208 Petition for appraisal; consolidation of proceedings; joinder of objectors

(a)
Petition for appraisal.—Within 50 days after the Department accepts the articles for record, the successor or an objecting stockholder who has not received payment for his stock may petition a court of equity in the county where the principal office of the successor is located or, if it does not have a principal office in this State, where the resident agent of the successor is located, for an appraisal to determine the fair value of the stock.

(b)
Consolidation of suits; joinder of objectors.—

(1)
If more than one appraisal proceeding is instituted, the court shall direct the consolidation of all the proceedings on terms and conditions it considers proper.

(2)
Two or more objecting stockholders may join or be joined in an appraisal proceeding.

§ 3-209 Notation on stock certificate

(a)
Submission of certificate.—At any time after a petition for appraisal is filed, the court may require the objecting stockholders parties to the proceeding to submit their stock certificates to the clerk of the court for notation on them that the appraisal proceeding is pending. If a stockholder fails to comply with the order, the court may dismiss the proceeding as to him or grant other appropriate relief.

(b)
Transfer of stock bearing notation.—If any stock represented by a certificate which bears a notation is subsequently transferred, the new certificate issued for the stock shall bear a similar notation and the name of the original objecting stockholder. The transferee of this stock does not acquire rights of any character with respect to the stock other than the rights of the original objecting stockholder.

§ 3-210 Appraisal of fair value

(a)
Court to appoint appraisers.—If the court finds that the objecting stockholder is entitled to an appraisal of his stock, it shall appoint three disinterested appraisers to determine the fair value of the stock on terms and conditions the court considers proper. Each appraiser shall take an oath to discharge his duties honestly and faithfully.

(b)
Report of appraisers—Filing.—Within 60 days after their appointment, unless the court sets a longer time, the appraisers shall determine the fair value of the stock as of the appropriate date and file a report stating the conclusion of the majority as to the fair value of the stock.

(c)
Same—Contents.—The report shall state the reasons for the conclusion and shall include a transcript of all testimony and exhibits offered.

(d)
Same—Service; objection.—

(1)
On the same day that the report is filed, the appraisers shall mail a copy of it to each party to the proceedings.

(2)
Within 15 days after the report is filed, any party may object to it and request a hearing.

§ 3-211 Action by court on appraisers' report

(a)
Order of court.—The court shall consider the report and, on motion of any party to the proceeding, enter an order which:

(1)
Confirms, modifies, or rejects it; and

(2)
If appropriate, sets the time for payment to the stockholder.

(b)
Procedure after order.—

(1)
If the appraisers' report is confirmed or modified by the order, judgment shall be entered against the successor and in favor of each objecting stockholder party to the proceeding for the appraised fair value of his stock.

  (2)
  If the appraisers' report is rejected, the court may:

  (i)
  Determine the fair value of the stock and enter judgment for the stockholder; or

  (ii)
  Remit the proceedings to the same or other appraisers on terms and conditions it considers proper.

(c)
Judgment includes interest.—

(1)
Except as provided in paragraph (2) of this subsection, a judgment for the stockholder shall award the value of the stock and interest from the date as at which fair value is to be determined under § 3-202 of this subtitle.

(2)
The court may not allow interest if it finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i)
The price which the successor offered for the stock;

(ii)
The financial statements and other information furnished to the stockholder; and

(iii)
Any other circumstances it considers relevant.

(d)
Costs of proceedings.—

(1)
The costs of the proceedings, including reasonable compensation and expenses of the appraisers, shall be set by the court and assessed against the successor. However, the court may direct the costs to be apportioned and assessed against any objecting stockholder if the court finds that the failure of the stockholder to accept an offer for the stock made under § 3-207 of this subtitle was arbitrary and vexatious or not in good faith. In making this finding, the court shall consider:

(i)
The price which the successor offered for the stock;

(ii)
The financial statements and other information furnished to the stockholder; and

(iii)
Any other circumstances it considers relevant.

(2)
Costs may not include attorney's fees or expenses. The reasonable fees and expenses of experts may be included only if:

(i)
The successor did not make an offer for the stock under § 3-207 of this subtitle; or

(ii)
The value of the stock determined in the proceeding materially exceeds the amount offered by the successor.

(e)
Effect of judgment.—The judgment is final and conclusive on all parties and has the same force and effect as other decrees in equity. The judgment constitutes a lien on the assets of the successor with priority over any mortgage or other lien attaching on or after the effective date of the consolidation, merger, transfer, or charter amendment.

§ 3-212 Surrender of stock

The successor is not required to pay for the stock of an objecting stockholder or to pay a judgment rendered against it in a proceeding for an appraisal unless, simultaneously with payment:

  (1)
  The certificates representing the stock are surrendered to it, indorsed in blank, and in proper form for transfer; or

  (2)
  Satisfactory evidence of the loss or destruction of the certificates and sufficient indemnity bond are furnished.

§ 3-213 Rights of successor with respect to stock

(a)
General rule.—A successor which acquires the stock of an objecting stockholder is entitled to any dividends or distributions payable to holders of record of that stock on a record date after the close of business on the day as at which fair value is to be determined under § 3-202 of this subtitle.

(b)
Successor in transfer of assets.—After acquiring the stock of an objecting stockholder, a successor in a transfer of assets may exercise all the rights of an owner of the stock.

(c)
Successor in consolidation, merger, or share exchange.—Unless the articles provide otherwise, stock in the successor of a consolidation, merger, or share exchange otherwise deliverable in exchange for the stock of an objecting stockholder has the status of authorized but unissued stock of the successor. However, a proceeding for reduction of the capital of the successor is not necessary to retire the stock or to reduce the capital of the successor represented by the stock.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Section 5.7A of Annex A to the registrant's new declaration of trust provides as follows with respect to indemnification of trustees:

        "The Trust shall indemnify each Indemnitee to the fullest extent provided by the Act from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines, settlements and other amounts arising from or in connection with any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, incurred by the Indemnitee and relating to the operating trust or the trustee or the operation of, or the ownership of property by, the operating trust or the trustee as set forth in the registrant's new declaration of trust in which any such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established by a final determination of a court of competent jurisdiction that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) the Indemnitee actually received an improper personal benefit in money, property or services, or (iii) in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 5.7A. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the Indemnitee acted in a manner contrary to that specified in this Section 5.7A with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 5.7 shall be made only out of the assets of the operating trust, and any insurance proceeds from the liability policy covering the trustee and any Indemnitee, and neither the trustee nor any other Unitholder shall have any obligation to contribute to the capital of the operating trust or otherwise provide funds to enable the operating trust to fund its obligations under this Section 5.7."

        Section 5.8A of Annex A to the registrant's new declaration of trust provides as follows with respect to the limitation of liability of Trustees:

          "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, the trustee shall not be liable to the operating trust or to any Unitholder for money damages. Neither the amendment nor repeal of this Section 5.8A, nor the adoption or amendment of any other provision of the Declaration of Trust inconsistent with this Section 5.8A, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the operating trust or by any Unitholder, the trustee shall not be liable to the operating trust or to any Unitholder for money damages except to the extent that (i) the trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the trustee is entered in a proceeding based on a finding in the proceeding that the trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding."

        Article 8, Section 1 of the registrant's new declaration of trust provides as follows with respect to the limitation of liability of officers:

          "To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers, employees or agents of a real estate investment trust, no officer, employee or agent of the operating trust shall be liable to the operating trust or to any Unitholder for money damages."

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, officers or persons controlling the registrant under the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable."

Item 21. Exhibits and Financial Statement Schedules.

  (a)
  Exhibits

        The following exhibits are filed herewith or incorporated herein by reference:

Exhibit No.	Description
2.1
Agreement and Plan of Merger dated as of May 28, 2007, among Archstone-Smith Trust, Archstone-Smith Operating Trust, River Holding, LP, River Acquisition (MD), LP, and River Trust Acquisition (MD) LLC (included as Annex A to the prospectus/information statement contained in this Registration Statement)
3.1
Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.1 to Archstone-Smith Trust's Current Report on Form 8-K filed with the SEC on June 2, 2006)
3.2	Amended and Restated Bylaws of Archstone-Smith Operating Trust (incorporated by reference to Exhibit 4.2 to Archstone-Smith Trust's Current Report on Form 8-K filed with the SEC on June 2, 2006)
3.3	Form of Second Amended and Restated Declaration of Trust of Archstone-Smith Operating Trust*
4.1
Indenture, dated as of February 1, 1994, between Archstone-Smith Operating Trust (formerly Property Trust of America) and Morgan Guaranty Trust Company of New York, as Trustee, relating to Archstone-Smith Operating Trust's (formerly Property Trust of America) unsecured senior debt securities (incorporated by reference to Exhibit 4.1 to Archstone-Smith Operating Trust's Annual Report on Form 10-K for the year ended December 31, 2006)
4.2
First Supplemental Indenture, dated February 2, 1994, among Archstone-Smith Operating Trust (formerly Property Trust of America), Morgan Guaranty Trust Company of New York and State Street Bank and Trust Company, as successor Trustee (incorporated by reference to Exhibit 4.2 to Archstone-Smith Operating Trust's Annual Report on Form 10-K for the year ended December 31, 2006)

4.3
Second Supplemental Indenture, dated August 2, 2004, between Archstone-Smith Operating Trust and U.S. Bank National Association, as successor Trustee (incorporated by reference to Exhibit 4.3 to Archstone-Smith Operating Trust's Annual Report on Form 10-K for the year ended December 31, 2006)
4.4
Third Supplemental Indenture, dated July 14, 2006, between Archstone-Smith Operating Trust, as Issuer, and U.S. Bank National Association, as successor Trustee (incorporated by reference to Exhibit 4.4 to Archstone-Smith Operating Trust's Annual Report on Form 10-K for the year ended December 31, 2006)
4.5
Indenture, dated as of August 14, 1997, between Security Capital Atlantic Incorporated and State Street Bank and Trust Company, as Trustee (incorporated by reference to Exhibit 4.8 to Security Capital Atlantic Incorporated's Registration Statement on Form S-11 (File No. 333-30747))
4.7
Form of Designation of the Rights and Preferences, Redemption and Other Rights, Voting Powers, Restrictions, and Limitations as to Series O Preferred Units (incorporated by reference to Exhibit 99.1 to the Archstone-Smith Operating Trust's Current Form 8-K filed with the SEC on June 1, 2007)
5.1	Opinion of Hogan & Hartson LLP regarding the legality of the securities offered*
8.1	Opinion of Hogan & Hartson LLP regarding certain federal income tax consequences relating to the merger*
8.2	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain federal income tax consequences relating to the merger*
10.1	Amended and Restated Declaration of Trust of Archstone-Smith Trust (incorporated by reference to Exhibit 3.1 to Archstone-Smith Trust's Current Report on Form 8-K filed with the SEC on June 2, 2006)
10.2	Restated Bylaws of Archstone-Smith Trust (incorporated by reference to Exhibit 3.2 to Archstone-Smith Trust's Current Report on Form 8-K filed with the SEC on June 2, 2006)
10.3
Amended and Restated Archstone-Smith Trust Equity Plan for Outside Trustee and all amendments thereto (incorporated by reference to Exhibits 10.5, 10.6 and 10.7 to Archstone-Smith Trust's Current Report on Form 8-K filed with the SEC on December 12, 2006)
10.4
Archstone-Smith Trust 2001 Long-Term Incentive Plan and all amendments thereto (incorporated by reference to Exhibit 10.1, 10.2, 10.3 and 10.4 to Archstone-Smith Trust's Current Report on Form 8-K filed with the SEC on December 12, 2006)
10.5	Archstone-Smith Deferred Compensation Plan (incorporated by reference to Exhibit 10.5 to Archstone-Smith's Annual Report on Form 10-K for the year ended December 31, 2001)

10.6
Form of Non-Qualified Share Option Agreement for Archstone-Smith Trust 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 of Archstone-Smith Trust's Annual Report on Form 10-Q for the Quarter Ended September 30, 2004)
10.7
Form of Restricted Share Unit Agreement for Archstone-Smith Trust 2001 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 of Archstone-Smith Trust's Annual Report on Form 10-Q for the Quarter Ended September 30, 2004)
10.8	Form of Restricted Share Unit Agreement for Archstone-Smith Trust Equity Plan for Outside Trustees*
10.9
Form of Indemnification Agreement entered into between Archstone-Smith Trust and each of its officers and Trustees (incorporated by reference to Exhibit 10.6 to Archstone-Smith Trust's Annual Report on From 10K for the year ended December 31, 2003)
10.10
Form of Change in Control Agreement between Archstone-Smith Trust and certain of its officers (incorporated by reference to Exhibit 10.7 to Archstone-Smith's Annual Report on Form 10-K for the year ended December 31, 2002)
10.11
Amended and Restated Credit Agreement, dated as of June 21, 2006, by and among Archstone-Smith Operating Trust, as borrower, and Archstone-Smith Trust, as parent, and J.P. Morgan Chase Bank, as administrative agent,, J.P. Morgan Europe Limited, as administrative agent for foreign currencies, Bank of America, N.A., and Wells Fargo Bank, N.A., as syndication agents, and Suntrust Bank and Citicorp North America, Inc. as documentation agents and the various banks signatory thereto (incorporated by reference to Exhibit 10.2 to Archstone-Smith's Current Report on Form 8-K filed with the SEC on June 27, 2006)
10.12
Guaranty, dated as of June 21, 2006, by Archstone-Smith Trust, as guarantor, for the benefit of J.P. Morgan Chase Bank, as administrative agent, J.P. Morgan Europe Limited, as administrative agent for foreign currencies, Bank of America, N.A., and Wells Fargo Bank, N.A., as syndication agents, and Suntrust Bank and Citicorp North America, Inc. as documentation agents and the various banks signatory thereto (incorporated by reference to Exhibit 10.1 to Archstone-Smith's Current Report on Form 8-K filed with the SEC on June 27, 2006)
10.13
Credit Facility Agreement, dated as of June 20, 2007, by and among IWG Wohnen 1. Objektgesellschaft MbH, IWG Wohnen 2. Objektgesellschaft MbH, IWG Wohnen 3. Objektgesellschaft MbH, and IWG Wohnen 4. Objektgesellschaft MbH, as borrowers, DeWAG Deutsche WohnAnlage GmbH, as parent and ABN AMRO Bank, N.V., as arranger, original lender, original hedge counterparty, facility agent and security agent*
10.14
Credit Agreement, dated as of June 6, 2007, by and among IWG 9. Objektgesellschaft B.V., IWG 10. Objektgesellschaft B.V., and IWG 11. Objektgesellschaft B.V., as borrowers, EuroHypo Aktiengesellschaft, as original lender and original hedge counterparty, DeWAG Holdings S.à r.l. and DeWAG LT Holdings S.à r.l., as guarantors*

10.15	Archstone Dividend Reinvestment and Share Purchase Plan (incorporated by reference to the prospectus contained in Archstone-Smith Trust's Registration Statement on Form S-3 (No. 333-44639-01))
10.16
2006 and 2007 schedule of applicable dates under the Archstone Dividend Reinvestment and Share Purchase Plan (included by reference to Exhibit 99.1 to Archstone-Smith Trust's current report on form 8-K filed with the SEC on February 14, 2006)
10.17
Shareholders' Agreement, dated as of October 31, 2001, by and among Archstone-Smith Trust, Archstone-Smith Operating Trust, Robert H. Smith and Robert P. Kogod (incorporated by reference to Exhibit 10.1 to Archstone-Smith Trust's Current Report on Form 8-K filed with the SEC on November 1, 2001)
10.18
Noncompetition Agreement by and among Charles E. Smith Residential Realty, Inc., Charles E. Smith Residential Realty L.P. and Robert P. Kogod and Robert H. Smith (incorporated by reference to Exhibit 10.1 of Charles E. Smith Residential Realty, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)
10.19	Registration Rights and Lock-up Agreement (incorporated by reference to Exhibit 10.2 of Charles E. Smith Residential Realty, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)
10.20
License Agreement between Charles E. Smith Management, Inc. and Charles E. Smith Residential Realty, Inc. (incorporated by reference to Exhibit 10.35 of Charles E. Smith Residential Realty, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)
10.21
License Agreement between Charles E. Smith Management, Inc. and Charles E. Smith Residential Realty L.P. (incorporated by reference to Exhibit 10.36 of Charles E. Smith Residential Realty, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1994)
12.1	Statements regarding computation of ratios#
15.1	Independent Registered Public Accounting Firm Awareness Letter#
21.1	Subsidiaries of Archstone-Smith Operating Trust*
23.1	Consent of KPMG LLP#
23.2	Consent of Hogan & Hartson LLP (included in Exhibits 5.1 and 8.1)
23.3	Consent of Wachtell, Lipton, Rosen, & Katz (included in Exhibit 8.2)
24.1	Powers of attorney (included on the signature page of this Registration Statement)
99.1	Form of Election Form Package and related materials*

*
To be filed by amendment.

#
Filed herewith.

(b)
Financial Statement Schedules

Item 22. Undertakings.

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering. (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b)
  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference into the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c)
  The undersigned registrant hereby undertakes:

  (1)
  That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (2)
    That every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (d)
  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

  (e)
  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  (f)
  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Archstone-Smith Operating Trust has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Englewood, State of Colorado, on July 19, 2007.

ARCHSTONE-SMITH OPERATING TRUST
By:	/s/ R. SCOT SELLERS
	Name:	R. Scot Sellers
	Title:	Chief Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned trustee and officers of Archstone-Smith Operating Trust, hereby constitutes and appoints R. Scot Sellers, Charles E. Mueller, Jr. and Mark A. Schumacher, and each and any of them, his or her true and lawful attorneys-in-fact and agents, for him or her and in his or her name, place, and stead, in any and all capacities, with full power to act alone, to sign any and all amendments to this registration statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462 (b)), and to file each such amendment to this registration statement or registration statement pursuant to Rule 462(b), with all exhibits thereto, and any and all documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. SCOT SELLERS R. Scot Sellers	Chief Executive Officer (Principal Executive Officer)	July 19, 2007
/s/ CHARLES E. MUELLER, JR. Charles E. Mueller, Jr.	Chief Financial Officer (Principal Financial Officer)	July 19, 2007
/s/ MARK A. SCHUMACHER Mark A. Schumacher	Chief Accounting Officer and Senior Vice President (Principal Accounting Officer)	July 19, 2007
* Archstone-Smith Trust	Trustee	July 19, 2007
*By:	/s/ CHARLES E. MUELLER, JR.
	Name:	Charles E. Mueller, Jr.
	Title:	Chief Financial Officer